Exhibit 10.1

EXECUTION VERSION

MEMBERSHIP INTEREST AND ASSET PURCHASE AGREEMENT

By and Among

ROSELAND PARTNERS, L.L.C.,

MACK-CALI REALTY ACQUISITION CORP.,

MACK-CALI REALTY, L.P.

and

MACK-CALI REALTY CORPORATION

Dated as of October 8, 2012

Section 10.16.	Enforcement	79
Section 10.17.	Execution by Facsimile or E-Mail	79

EXHIBITS

Exhibit A	Flow Charts Listing SPVs, Transferred Interests, Controlled Transferred Entities, Controlled Property Owners, Transferred Entities and Property Owners

Exhibit B	Form of Indemnity Escrow Agreement

Exhibit C	Earnout

Exhibit D	Form of Assignment of Membership Interests

Exhibit E	Form of Release

Exhibit F	Form of Certificate of Non-Foreign Status

Exhibit G	Form of Employment Agreements

Exhibit H	Form of Tax Escrow Agreement

Exhibit I	Form of Bill of Sale

Exhibit J	Form of Assignment

Exhibit K	Form of Economic Interest Termination and Cancellation Agreement

Exhibit L	Form of Guaranty from Mack-Cali Realty, L.P.

MEMBERSHIP INTEREST AND ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of October 8, 2012, by and among Roseland Partners, L.L.C., a New Jersey limited liability company (“Seller”), and Mack-Cali Realty Acquisition Corp., a Delaware corporation, or its designee (the “Purchaser”), Mack-Cali Realty, L.P., a Delaware limited partnership (“MCRLP”) and Mack-Cali Realty Corporation, a Maryland corporation (“MCRC” and, together with MCRLP, the “Parents”).

WHEREAS, Marshall B. Tycher (“Tycher”), Bradford R. Klatt (“Klatt”) and Carl Goldberg (“Goldberg”, and, together with Tycher and Klatt, the “Principals” and individually a “Principal”) are the principals of the Seller;

WHEREAS, the Seller is a holding company which owns, directly or indirectly, (i) 100% of the outstanding membership interests in Roseland Management Holding, L.L.C., a New Jersey limited liability company (“Roseland Management Holding”), which, in turn, owns 80% of the outstanding membership interests in Roseland Management Company, L.L.C., a New Jersey limited liability company (“Roseland Management Company” and, together with Roseland Management Holding, “Roseland Management”), (ii) 100% of the outstanding membership interests in Roseland Asset Services, L.L.C., a New Jersey limited liability company (“Roseland Asset Services”), (iii) 100% of the outstanding membership interests in Roseland Advisors, L.L.C., a New Jersey limited liability company (“Roseland Advisors”), (iv) 100% of the outstanding membership interests in Roseland Designs, LLC, a New Jersey limited liability company (“Roseland Designs”), (v) 100% of the outstanding membership interest in Roseland/RBA, L.L.C., a New Jersey limited liability company (“Roseland RBA”), which, in turn, owns 50% of the outstanding membership interests in Belle Associates, L.L.C. (“Belle”), and (vi) 100% of the outstanding shares of capital stock of Roseland Property Co., Inc., a New Jersey corporation (“Roseland Property”, and, together with Roseland Management, Roseland Asset Services, Roseland Advisors, Roseland Designs and Roseland RBA, the “Companies” and individually, a “Company”);

WHEREAS, Seller, or certain limited liability companies in which Seller owns a substantial interest and which Seller controls (each, an “SPV”), own membership interests (the “Transferred Interests”) in the legal entities listed on Exhibit A (collectively, the “Transferred Entities” and individually, a “Transferred Entity”) which, in turn, have direct and indirect ownership interests in Property Owners which, directly or indirectly, own or have rights with respect to various residential and/or commercial properties or vacant land (collectively, the “Real Properties”, and individually, a “Real Property”);

WHEREAS, the Companies are engaged in the Business;

WHEREAS, the Purchaser desires to purchase, and Seller desires to dispose of, (i)100% of the outstanding membership interests of all of the Companies, exclusive of Roseland Property (collectively, the “Securities”), (ii) the Roseland Property Assets (as herein defined) and (iii) the Transferred Interests;

WHEREAS, MCRC is a REIT (as herein defined), whose common stock is listed on the New York Stock Exchange, MCRC is the general partner of MCRLP, and MCRLP is the owner of the entire membership interest in Purchaser; and

WHEREAS, certain of the Companies (other than Roseland Property), the Assets and/or the Transferred Entities will be held by Purchaser in one or more taxable REIT subsidiaries, within the meaning of Section 856(1) of the Code (a “TRS”), of MCRC;

NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the parties hereby agree as follows:

Article I

DEFINITIONS

Section 1.01.          Certain Defined Terms.   For purposes of this Agreement:

“Acquisition Proposal” means any oral or written communication, expression of interest, letter of intent, request for information, invitation for discussion, term sheet, proposal, plan, memorandum of understanding, agreement-in-principle or offer relating to a Competing Transaction.

“Action” means any claim, action, suit, arbitration, inquiry, audit, proceeding or investigation by or before any Governmental Authority.

“Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Alterra IA Property” means (i) the land located in Malden and Revere, in Middlesex and Suffolk Counties, in the Commonwealth of Massachusetts, more particularly described as Lot 2A as shown on a plan entitled “Overlook Ridge, Malden Revere, MA, Lot 2A” prepared by H. W. Moore Associates, Inc, and recorded on April 7, 2003 with the Middlesex South District Registry of Deeds as Plan No. 285 of 2003, in Book 38711, Page 354 and recorded on April 7, 2003 with the Suffolk County Registry of Deeds in Book 31073, Page 131, together with all easements, appurtenances, rights, privileges, reservations, tenements, and hereditaments belonging thereto, (ii) an apartment complex consisting of 310 units containing a total of approximately 287,952 net rentable square feet of apartments, plus approximately 548 total parking spaces (329 garage and 219 surface) located on the land described in clause (i) above, and (iii) the personal property used on or in connection with the operation of the foregoing.

“Alterra IB Property” means (i) the land located in Malden and Revere, in Middlesex and Suffolk Counties, in the Commonwealth of Massachusetts, more particularly described as that certain parcel of land shown as Lot 4A on a plan entitled “Plan of Land In Revere/Malden” dated May 28, 2005, prepared by Hancock Associates and recorded with the Middlesex South District Registry of Deeds on November 18, 2005 as Plan No 1574 of 2005, and with the Suffolk County Registry of Deeds on November 15, 2005 as Plan No. 925 of 2005, see also Plan 47 of 2012 recorded with the Middlesex South Registry of Deeds on January 26, 2012 and Plan 27 of 2012 recorded with the Suffolk County Registry of Deeds on January 26, 2012, together with all easements, appurtenances, rights, privileges, reservations, tenements, and hereditaments belonging thereto, (ii) an apartment complex consisting of 412 units containing a total of approximately 373,852 net rentable square feet of apartments, plus approximately 691 total parking spaces (541 garage and 150 surface) located on the land described in clause (i) above, and (iii) the personal property used on or in connection with the operation of the foregoing.

“Ancillary Agreements” means (x) the agreements and instruments which are attached as exhibits to this Agreement and (y) the agreements (if any) that are set forth on Schedule 1.01(a) attached hereto.

“Assets” means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible (including the Companies’ and Seller’s legal names) and wherever situated), including the goodwill related thereto, operated, owned or leased by the Companies, other than the Excluded Assets and the Excluded Roseland Property Assets.

“Assumed Roseland Property Liabilities” shall mean the Liabilities of Seller and Roseland Property as of the Closing Date which are set forth on Schedule 1.01(b) hereto.

“Business” means real property development, commercial and residential property management, construction management, facilities management and leasing services and any other service businesses currently conducted by the Companies.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

“Cash” means the amount of cash on hand and on deposit in the bank accounts of the Companies on the Closing Date, including for this purpose undeposited checks in the possession of the Companies and deposits which have not cleared as of the Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended through the date hereof.

“Competing Transaction” means any or all of the following, other than the Excluded Transaction: (i) any acquisition, license, purchase, transfer, mortgage, assignment, exchange, lease, conveyance or sale of assets or businesses constituting 15% or more of the consolidated earnings power, revenues, cash flows, income, properties or assets of any of the Companies or any of the SPVs, in a single transaction or a series of related transactions; (ii) any issuance, purchase or sale of 15% or more of the shares or interests of any class or series of any of the Companies’ or SPVs’ capital stock or partnership or membership interests (whether or not constituting voting securities); (iii) any merger, consolidation, business combination, share exchange, recapitalization, reorganization, liquidation, dissolution, joint venture, strategic alliance, extraordinary distribution or dividend, split-off or spin-off, or any similar transaction pursuant to which, if consummated, any Person (or any of its stockholders, partners, trustees or members) would beneficially own 15% or more of any class or series of any of the Companies’ or SPVs’ capital stock or partnership or membership interests (whether or not constituting voting securities); or (iv) a public announcement of a proposal, plan, intention or agreement to do any of the foregoing.

“Control” (including the terms “Controlled”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

“Controlled Property Owners” means those entities designated as such on Exhibit A.

“Controlled Transferred Entities” means those entities designated as such on Exhibit A.

“Conveyance Taxes” means sales, use, excise, bulk sales, registration, documentary, value added, transfer, stamp, stock transfer, real property transfer, lease or gains and similar Taxes.

“Disclosure Schedule” means the Disclosure Schedule attached hereto, dated as of the date hereof, delivered by the Seller to the Purchaser and the Parents in connection with this Agreement.

“Encumbrance” means any security interest, pledge, charge, option, right, hypothecation, mortgage, lien, claim or other encumbrance, other than any licenses of Intellectual Property.

“Environmental Law” means any federal, state, local or foreign statute, law, ordinance, regulation, rule, rule of common law, code, order, consent decree or judgment, relating to pollution or protection of the environment (including natural resources), or the protection of human health.

“Environmental Permits” means any permit, approval, identification number, license and other authorization required under or issued pursuant to any applicable Environmental Law.

“Excluded Assets” means those assets of the Companies (other than Roseland Property) identified on Schedule 1.01(c).

“Excluded Roseland Property Assets” means those assets of Roseland Property identified on Schedule 1.01(d).

“Excluded Roseland Property Liabilities” means all Liabilities of Roseland Property which do not constitute Assumed Roseland Property Liabilities, including without limitation the following Liabilities of Roseland Property (and, to the extent, if any, that any or all of the Companies (other than Roseland Property) shall also have any joint and several or so-called “control group” or similar liabilities or obligations in respect of such Liabilities of Roseland Property, such liabilities and obligations of any or all of the Companies (other than Roseland Property):

(i)           any Liabilities for legal, accounting, consulting, audit and investment banking fees, brokerage commissions, and any other like expenses incurred by Seller or any of the Companies in connection with the negotiation and preparation of this Agreement and the sale of the Securities, the Roseland Property Assets and the Transferred Interests to the Purchaser;

(ii)          any Liabilities of Roseland Property for Taxes;

(iii)         any Liabilities for or related to Indebtedness of Roseland Property (other than Liabilities relating to the equipment leases and, to the extent provided for in the Closing Statement of Working Capital, credit card accounts, listed on Section 2.04(e) of the Disclosure Schedule);

(iv)         all Liabilities and obligations of Roseland Property to Related Parties;

(v)          all Liabilities and obligations for the payment of so-called “sale bonuses”, “retention bonuses” or “change of control” bonuses;

(vi)         all Liabilities under existing employment agreements;

(vii)        all Liabilities in respect of outstanding checks and bank overdrafts with respect to all bank accounts;

(viii)       all Liabilities to employees of Roseland Property of every kind and description, including without limitation Liabilities for salaries, wages, bonuses and vacation pay (except for vacation time and sick leave benefit accruals (x) for Roseland Employees (as herein defined) that are not reimbursed by Property Owners or third party asset owners, but only to the extent specifically reflected or provided for in the Closing Statement of Working Capital and (y) for Roseland Employees that are reimbursed by Property Owners or third party asset owners provided that such Roseland Employees are employed by Purchaser or one of its Affiliates as contemplated by Section 6.01, it being understood that such accruals for the Roseland Employees referred to in this clause (y) will not be reflected in the Closing Statement of Working Capital but shall be specifically set forth in Schedule 1.01(e) (any such accruals as of the Closing Date with respect to the employees referred to in clauses (x) and (y), the “Applicable Vacation and Sick Leave Accruals”)).

(ix)         all Liabilities under collective bargaining agreements;

(x)          all Liabilities arising out of or pertaining to any of the Plans or the Union Plans (it being understood that none of the Plans or Union Plans will be assumed or acquired by Purchaser, the Parents or any of their respective Affiliates), including any withdrawal liability arising under Section 4201(a) of ERISA, regardless of when such withdrawal occurs or such liability arises, which shall include the payment of any claim or demand for withdrawal liability (as defined in ERISA Section 4201(a)) against the Companies and their ERISA Affiliates as a result of employees and former employees who are or were covered by the Union Plans or have an accrued benefit in the Union Plans;

(xi)         all Liabilities resulting from any violation of Law, including without limitation any violations of Law resulting from the misclassification of employees or independent contractors under Laws pertaining to wages and hours; and

(xii)        any Liabilities of Roseland Property under those leases, contracts, insurance policies, commitments, Permits and commitments which constitute Excluded Roseland Property Assets.

“Excluded Transaction” means the transactions contemplated by this Agreement.

“Financial Obligations” shall mean, with respect to projects enrolled in the OCIP Policy at any time prior to the date of this Agreement, the following obligations arising from or relating to the OCIP Policy: for payment of premiums, deductibles, expenses and fees associated with the administration or maintenance of the OCIP Policy (including, but not limited to, those of the Wrap Up Administrator and/or brokers or involving the handling or administration of claims), payment of audits and/or retrospective rating adjustments, posting of collateral and letters of credit, and also including any and all obligations arising under or in connection with any agreements for guarantee of deductible/reimbursement/premium payments; cross collateral agreements; letters of credit; financial terms and conditions; premium determination endorsements (also referred to as Large Risk Alternative Rating Option Endorsements or LRAROs); reimbursement agreements; audits; invoices; escrow agreements.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any foreign, federal, national, supranational, state, provincial, local or other government, governmental, regulatory or administrative authority, agency, board, bureau, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Substances” means:  (A) any petroleum or petroleum products, radioactive materials, asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls (PCBs) and radon gas; and (B) any chemicals, materials or substances which are now or ever have been defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” or other words of similar import, under any Environmental Law.

“Hilltop I Property” means the real property located in the Township of Verona, Essex County, New Jersey, to be identified as new Block 132, Lot 1 on the tax map of the Township of Verona, and as more particularly described on Exhibit A to the Operating Agreement of Cenrose Hilltop Urban Renewal, L.L.C., dated as of January 29, 2007, between JMP Verona, L.L.C and Roseland/Verona, L.L.C.

“Hilltop II Property” means the real property located in the Township of Verona, Essex County, New Jersey, identified as Block 129, Lot 8, Block 130, Lot I and Block 131, Lot 1 on the tax map of the Township of Verona, and as more particularly described on Exhibit A to the Amended and Restated

Operating Agreement of Cenrose Hilltop Urban Renewal II, L.L.C., dated November 23, 2009, between JMP Verona II, L.L.C. and Roseland/Verona II, L.L.C.

“Indebtedness” means any of the following: (A) the principal of (1) any indebtedness for borrowed money, including bank overdrafts, (2) any obligations evidenced by bonds, debentures, notes or other similar instruments (including, without limitation, any seller notes issued in connection with any acquisition), and (3) any obligations, contingent or otherwise, under banker’s acceptance credit or similar facilities, (B) any obligations to pay the deferred purchase price of property or services, except trade accounts payable and other current liabilities arising in the Ordinary Course of Business, (C) any obligations with respect to hedging, swaps or similar arrangements, (D) any guaranty of any of the foregoing, (E) obligations to pay rent or other payment amounts under leases that would be required to be classified as a capital lease on a balance sheet prepared in accordance with GAAP, (F) accrued interest or premium (if any) applicable to, and premiums, penalties or other costs or expenses that would arise as a result of repayment of, any of the foregoing.  For the avoidance of doubt, the term “Indebtedness” includes that certain Promissory Note, dated March 28, 2012, made by Roseland Asset Services, Roseland/Port Imperial LLC and Roseland/Portside at Pier One LLC and payable to The Prudential Insurance Company of America, in the original principal amount of $469,874.

“Indemnified Party” means a Purchaser Indemnified Party or a Seller Indemnified Party, as the case may be.

“Indemnifying Party” means the Seller pursuant to Section 8.02(a), the Principals pursuant to Section 8.02(b), and the Parents and the Purchaser pursuant to Section 8.03, as the case may be.

“Intellectual Property” means all (a) patents and patent applications, (b) registered and unregistered trademarks, service marks, trade names, trade dress and registered domain names and domain name applications, together with the goodwill associated exclusively therewith, (c) copyrights, including, without limitation, copyrights in computer software, databases and websites, and (d) confidential and proprietary information, including trade secrets, formulae, inventions and know-how.

“IRS” means the Internal Revenue Service of the United States.

“Law” means any foreign, federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

“Leased Real Property” means the Real Property leased or subleased by any of the Companies, as tenant, together with, to the extent leased or subleased by the Companies, all fixtures, systems, equipment and items of personal property of the Companies attached or appurtenant thereto used in connection with the operation of the Business.

“Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, known or unknown, or determined or determinable, including those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or other undertaking.

“Losses” means losses, damages, claims, costs and expenses, interest, awards, judgments, sanctions and penalties (including reasonable attorneys’ and consultants’ fees and expenses), whether or not arising out of Third Party Claims, and all amounts paid in investigation, defense or settlement of any of the foregoing (but excluding punitive damages, exemplary damages and consequential damages, and damages on account of lost profits and lost opportunities, whether or not reasonably foreseeable, unless payable to a third party by virtue of a Third Party Claim).  For avoidance of doubt, the term “Losses” is not limited to matters asserted by third parties against an Indemnified Party, but includes Losses incurred or sustained by an Indemnified Party in the absence of Third Party Claims.

“Material Adverse Effect” means any fact, circumstance, event, development, change or effect that materially and adversely affects: (i) the business, properties, operations (including results of operations), assets, liabilities or condition (financial or otherwise) of the Business or the Companies, taken as a whole; (ii) any one or more of the Real Properties that would reasonably be expected to cause a Loss in excess of $20,000,000 in the aggregate; or (iii) the ability of the Seller or any of the Principals to perform their respective obligations hereunder and to consummate the transactions contemplated hereby; provided, however, that “Material Adverse Effect” will not include any fact, circumstance, event, development, change or effect (A) generally affecting the real estate industry or the value of real estate in the markets where the Real Properties are located or (B) generally affecting the United States economy or financial or credit markets, so long as, in the case of clause (A) or this clause (B), such fact, circumstance, event, development, change or effect does not adversely affect the Business or the Companies, taken as a whole, or any of the Real Properties, in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which the Companies operate or any of the Real Properties are located, or (C) resulting or arising from the public announcement or disclosure of the transactions contemplated by this Agreement.  For the purposes of the foregoing definition, materiality shall not be limited to a long-term perspective.

“NJ Lease” means the Lease dated as of November 1, 2006 between Seller, as tenant, and 233 Canoebrook Associates, L.L.C., as landlord, with respect to the Real Property located at 233 Canoe Brook Road, Short Hills, New Jersey, as amended by a First Amendment to Lease dated December 30, 2011.

“OCIP Policy” means that Owner Controlled Insurance Program issued to Seller as the first named insured in place since 2001, together with all General Liability Workers Compensation policies relating thereto and listed in Section 3.23 of the Disclosure Schedule, together with all Workers Compensation policies issued to any enrolled contractors and subcontractors in connection with any portion of the program.  It is understood and agreed that OCIP Policy shall not mean that separate Owner Controlled Insurance Program to be issued to MCRC as the first named insured with an effective date on or after the Closing Date.

“Ordinary Course of Business” means the ordinary course of business of the Business consistent with the past practices of the Companies or the ordinary course of the normal, day-to-day operations of the Property Owners or the Real Properties.

“Organizational Documents” means all certificates of incorporation, by-laws, certificates of formation, operating agreements, limited partnership agreements, partnership agreements, shareholders agreements, joint venture agreements, voting agreements, voting trusts, proxies or other organizational documents, including all amendments thereto, of the Companies, the SPVs, the Transferred Entities, the Property Owners or any other entity in which Seller has a direct or indirect interest and which is in the ownership chain between a Transferred Entity and a Property Owner with respect to any Real Property.

“Permits” shall mean all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings or registrations with, any Governmental Authority, whether foreign, federal, state or local, or any other Person, necessary or desirable for the past or present conduct of, or relating to the operation of, the Business or the ownership or operation of the Real Properties (excluding Environmental Permits).

“Permitted Encumbrances” means: (a) liens for Taxes and other governmental charges and assessments that are not yet due and payable; (b) rights of setoff or bankers’ liens upon or security interests in deposits of cash in favor of banks or other depository institutions; (c) liens arising from precautionary UCC financing statements regarding operating leases of personal property or fixtures or consignments of personal property or fixtures; (d) liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; (e) liens incurred in connection with the shipping of goods or assets on the related goods or assets and proceeds thereof in favor of the shipper of such goods or assets; (f) any interest or title of a licensor, sublicensor, lessor or sublessor (as landlord or licensor only) under any license or lease agreement to the extent limited to the item licensed or leased; (g) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money or construction; (h) all mortgages, liens or other encumbrances securing the Indebtedness listed on Section 3.15(b) of the Disclosure Schedule (excluding the Indebtedness evidenced by that certain Promissory Note, dated March 28, 2012 made by Roseland Asset Services, Roseland/Port Imperial LLC and Roseland/Portside at Pier One LLC and payable to The Prudential Insurance Company of America, in the original principal amount of $469,874); (i) installments of Taxes and special assessments not yet due and payable; (j) recorded easements, covenants and other restrictions; (k) restrictions contained in condominium declarations and related documents; (l) encumbrances or title defects reflected in any of the title policies, title reports or surveys with respect to any Real Property which have been delivered or made available to or obtained by the Purchaser or the Parents on or prior to August 31, 2012 (excluding the Indebtedness set forth on Schedule 1.01(f)); (m) restrictions, pledges or other Encumbrances contained in the Organizational Documents delivered or made available to the Parents or the Purchaser; and (n) other non-monetary liens or imperfections on property that do not adversely affect title to, materially detract from the value of, or impair in any material respect the existing use of, the Real Property affected by such lien or imperfection.

“Person” means any individual, partnership, firm, corporation, limited liability company, joint venture, limited public company, limited liability partnership, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act.

“Property Owner” means, with respect to each Real Property, both (x) the limited liability company or other entity that directly owns or has rights with respect to such Real Property, and (y) all intermediate entities, which Seller has a direct or indirect interest in the chain of ownership between the Transferred Entity and the Person described in clause (x).

“Purchase Price Bank Account” means a bank account in the United States to be designated by the Seller, in a written notice to the Purchaser at least five (5) Business Days before the Closing.

“Real Property” has the meaning set forth in the recitals to this Agreement and includes all land, buildings, improvements and fixtures erected thereon and all appurtenances related thereto.

“REIT” means a real estate investment trust within the meaning of Sections 856-860 of the Code.

“Related Person” means, with respect to any Principal: (a) each other member of such Principal’s Family; (b) any Person that is directly or indirectly controlled by any one or more members of such Principal’s Family; (c) any Person in which members of such Principal’s Family hold (individually or in the aggregate) a Material Interest; and (d) any Person with respect to which one or more members of such Principal’s Family serves as a director, partner, executor or trustee (or in a similar capacity).  With respect to a specified Person other than an individual: (i) any Affiliate of such specified Person; (ii) any subsidiary of such specified Person, (iii) any Person that holds a Material Interest in such specified Person; (iv) each Person that serves as a director, partner, executor or trustee of such specified Person (or in a similar capacity); and (v) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).  For purposes of this definition, (x) the “Family” of a Principal includes (1) the Principal, (2) the Principal’s spouse, (3) any other natural person who is related to the Principal or the Principal’s spouse within the first degree (including by blood, marriage or adoption) and (4) any other natural person who resides with such Principal; and (y) “Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

“Roseland Property Assets” means all of the Assets of Roseland Property relating to the Business, exclusive of the Excluded Roseland Property Assets.

“Roseland Property Contracts” means all of the equipment leases, automobile leases, software licenses and other contracts or agreements listed or referenced in Schedule 1.01(g) to which Roseland Property is a party.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Seller’s Knowledge” or “Knowledge of the Seller” (or similar terms used in this Agreement) means the actual knowledge of any of the Principals.

“Software” means any and all software programs and software systems, including (i) any and all software implementation of algorithms, models and methodologies whether in source code or object code, (ii) databases and computations, including any and all data and collections of data, (iii) all documentation, including user manuals and training materials, relating to any of the foregoing, and (iv) the content and information contained in any web site which content and information relate to the Business.

“Tax” or “Taxes” mean all federal, state, county, local, foreign and other taxes of any kind whatsoever (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, license, stamp, environmental, withholding, employment, unemployment compensation, payroll related and property taxes, value added, goods and services, import duties and other governmental charges or assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustment related to any of the foregoing.

“Tax Returns” means any and all statements, returns, reports and forms (including elections, declarations, claims for refund, amendments, schedules, information returns or attachments thereto) filed or required to be filed with a Governmental Authority with respect to Taxes.

“Termination Date” means November 30, 2012.

“Third Party Consents” shall mean all consents, approvals, authorizations, Permits, estoppels, or waivers of, declarations or notices to, and filings and registrations with, all Persons that are required in connection with (i) the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Seller and Roseland Property (as applicable), (ii) the transfer of the Transferred Interests, Securities and Roseland Property Assets to Purchaser or one or more Affiliates of Purchaser or Parents, including one or more TRSs, or (iii) for the release, transfer, assignment or assumption of any note, bond, mortgage or indenture, guaranty, contract, agreement, lease, sublease, Permit or other instrument or arrangement to or by Purchaser, the Parents or any of their respective Affiliates, including one or more TRSs.

“Working Capital” means (a) accounts receivable (other than receivables due from the Principals), vendor rebate receivables, contract deposits, prepaid software license fees, and other current assets (exclusive of Cash and other Excluded Assets and Excluded Roseland Property Assets) less (b) all liabilities, including vacation time and sick leave benefit accruals (other than vacation time and sick leave benefit accruals related to employees that are reimbursed by Property Owners or third party asset owners), which would be reflected as current liabilities, on a combined balance sheet of the Companies, exclusive of Liabilities to the Principals and the Excluded Roseland Property Liabilities, in each case computed in accordance with GAAP; provided, however, that no assets or liabilities of Belle will be reflected in the calculation of Working Capital.

“Working Capital Target” means $0.

Section 1.02.          Definitions. The following terms have the meanings set forth in the Sections set forth below:

Definition	Location
Active Projects	3.18 (a)(i)
Affected Agreement	5.14
Agreement	Preamble
Annual Financial Statements	3.08
Anti-Terrorism Laws	3.27(b)
Applicable Agreements	2.07
Applicable Amounts	5.26
Applicable Entities	2.07
Applicable Entity	2.07
Belle	Second Recital
Benefit Plans	6.01(a)
Canoe Brook Interest	5.25
CDM Smith	5.20
Cenrose I	5.28
Cenrose II	5.28
Closing	2.03
Closing Cash Payment	2.02(a)
Closing Date	2.03
Closing Net Working Capital	2.06(b)
Closing Statement of Working Capital	2.06(b)
Companies	Second Recital
Companies’ Intellectual Property	3.14(a)
Company	Second Recital
Designated Person	3.27(b)
Director	2.02(f)
Division	2.02(f)
Earnout	2.02(d)
Economic Interests	3.03(a)
Employment Agreements	2.04(l)
Environmental Studies	3.13
ERISA	3.16(a)
ERISA Affiliate	6.01(b)
Escrow Agent	2.02(c)
Escrow Deposit	2.02(c)
Estimated Working Capital	2.06(a)
Excess AIG Costs	5.21

Definition	Location
Excess Costs	5.21
Excess Insurers	5.21
Excess Lexington Costs	5.21
Excess Policies	5.21
Excess Policy	5.21
Exchange	5.25
Executive Orders	3.27(a)
Exercise Failure	5.28
Fee Computation Statement	2.07
Fee Measuring Period	2.07
Fee Shortfall Amount	2.07
Financial Statement Date	3.08
Fraud Limitation Start Date	8.04(e)
Goldberg	First Recital
Governmental Consents	3.06
Hartz	3.03(a)
Hartz Interest	3.03(a)
Hilltop Interests	5.28
Indemnification Threshold	8.04(b)
Indemnity Escrow Agreement	2.02(c)
Independent Accounting Firm	2.06(c)(ii)
Interim Financial Statements	3.08
IP Licensee	3.14(a)
IP Owner	3.14(a)
IT Assets	3.14(b)
IT Licensee	3.14(b)
Klatt	First Recital
Licensed Intellectual Property	3.14(a)
Licensed IT	3.14(b)
Lists	3.27(b)
Losses	8.04(c)
LP Agreement	4.02(c)
Material Contracts	3.18(a)
MCRC	Preamble
MCRLP	Preamble
Negotiating Period	5.28
NJ Tax Claim	2.02(f)
OFAC	3.27(b)
OFAC Laws and Regulations	3.27(b)
Offer Notice	5.28
Other Lists	3.27(b)
Overlook	5.20
Parents	Preamble

Definition	Location
Patriot Act	3.27(a)
Payoff Letters	2.04(e)
Plans	3.16(a)
Post-Closing Period	5.16(c)
Post-Closing Straddle Period	5.16(a)
Pre-Closing Period	5.16(c)
Pre-Closing Straddle Period	5.16(a)
Pre-Closing Tax Return	5.16(a)
Prepaid Premiums	5.21
Preliminary Statement of Working Capital	2.06(a)
Principal	First Recital
Principal Guaranties	3.18(b)
Principal Guaranty Releases	5.07(c)
Principals	First Recital
Proceeding	5.16(b)
Prohibited Person	3.27(b)
Property Sale By Equity Transfer	5.28
Purchase Price	2.02(a)
Purchaser	Preamble
Purchaser’s Fundamental Representations	8.01
Purchaser Indemnified Party	8.02(a)
Purchaser Representatives	5.02(a)
RCC	5.26
RCC Settlement Agreement	5.26
Real Properties	Third Recital
Real Property	Third Recital
Real Property Leases	3.18(a)(iv)
Remaining Third Party Consents	2.04(o)
Restricted Period	5.08(a)
R.O.	5.26
Roseland Advisors	Second Recital
Roseland Asset Services	Second Recital
Roseland Designs	Second Recital
Roseland Employees	6.01(a)
Roseland Management	Second Recital
Roseland Management Company	Second Recital
Roseland Management Holding	Second Recital
Roseland/Overlook I	5.22
Roseland/Overlook IB	5.22
Roseland Property	Second Recital
Roseland RBA	Second Recital
Sale Agreement	5.28
SDN List	3.27(b)

Definition	Location
Securities	Fifth Recital
Seller	Preamble
Seller’s Fundamental Representations	8.01
Seller Indemnified Party	8.03
Settlement Agreement	5.20
SPV	Third Recital
Straddle Period	5.16(a)
Straddle Returns	5.16(a)
Tax Claim	5.16(b)
Tax Escrow	2.02(f)
Tax Escrow Agreement	2.02(f)
Tax Notification	2.02(f)
Terrorism Executive Order	3.27(a)
Territory	5.08(a)
Third Party Claim	8.05(b)
Transferred Entities	Third Recital
Transferred Entity	Third Recital
Transferred Interests	Third Recital
Transitional Assistance	5.19
Transitional Personnel	5.19
TRS	Seventh Recital
TTD	2.02(f)
Tycher	First Recital
UBS Venture	5.20
Union Plans	6.01(b)
WARN	3.16(d)

Section 1.03.          Interpretation and Rules of Construction.  In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a)           when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(b)           the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c)           whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation” whether or not they are in fact followed by such word or words of similar import;

(d)           the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e)           all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(f)            the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(g)           references to a Person are also to its successors and permitted assigns;

(h)           the use of “or” is not intended to be exclusive unless expressly indicated otherwise;

(i)            references to “day” or “days” are to calendar days;

(j)            whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders; and

(k)           any reference in this Agreement to “writing” or comparable expressions includes a reference to facsimile and email transmission.

Article II

PURCHASE AND SALE

Section 2.01.          Purchase and Sale of Securities, Roseland Property Assets and Transferred Interests; Assumption of Assumed Roseland Property Liabilities.

(a)           Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell or cause to be sold, assigned transferred or delivered, (i) all of the Securities and the Transferred Interests, and the Purchaser shall, and the Parents shall cause the Purchaser to, purchase from the Seller all of the Securities and the Transferred Interests, free and clear of all Encumbrances other than restrictions or other Encumbrances specifically set forth in the Organizational Documents provided or made available to the Parents prior to the Closing (which Encumbrances, for the avoidance of doubt, shall not include any Economic Interests), and (ii) all of the Roseland Property Assets, and the Purchaser shall, and the Parents shall cause the Purchaser to, purchase from the Seller all of the Roseland Property Assets, free and clear of all Encumbrances other than Permitted Encumbrances (which Permitted Encumbrances, for the avoidance of doubt, shall not include any Economic Interests).

(b)           Upon the terms and subject to the conditions of this Agreement, at the Closing, Purchaser shall assume and agree to discharge, and the Parents shall cause the Purchaser to assume and discharge, all of the Assumed Roseland Property Liabilities.

Section 2.02.          Purchase Price; Manner of Payment.

(a)           Subject to adjustment as set forth in subsection (b) of this Section 2.02 and Section 2.06 and Section 2.07, the consideration for all of the Securities, the Roseland Property Assets and the Transferred Interests shall be an aggregate amount (the “Purchase Price”) equal to (i) One Hundred Fifteen Million Fifteen Thousand Nine Hundred Thirty Two Dollars ($115,015,932) in

cash, to be paid at Closing in accordance with subsection (c) hereof (the “Closing Cash Payment”), plus (ii) the assumption of the Assumed Roseland Property Liabilities, plus (iii) the Earnout contemplated by subsection (d) hereof.

(b)           The Closing Cash Payment shall be:

(A)          increased by the amount of Cash on the Closing Date, net of checks then outstanding (it being understood that if such amount is a negative number, such amount shall be subtracted from, rather than added to, the Closing Cash Payment);

(B)           decreased by the amount of Indebtedness of the Companies to be repaid in accordance with the Payoff Letters (as herein defined); and

(C)           increased by the amount by which the Estimated Working Capital exceeds the Working Capital Target, or decreased by the amount by which the Working Capital Target exceeds the Estimated Working Capital.

(c)           At the Closing, the sum of Thirty Four Million Seventy Nine Thousand Six Hundred Eighty Four Dollars ($34,079,684) (the “Escrow Deposit”) shall be deducted from the Closing Cash Payment and shall be deposited by Purchaser in escrow with US Bank Corporate Trust Services, as escrow agent (the “Escrow Agent”), pursuant to and in accordance with an Escrow Agreement among Seller, Purchaser, the Parents and the Escrow Agent, in the form attached hereto as Exhibit B (the “Indemnity Escrow Agreement”), and the balance of the Closing Cash Payment, less the Tax Escrow (if any) and less the amount of Indebtedness of the Companies and the Transferred Entities to be repaid pursuant to the Payoff Letters, shall be paid by Purchaser to Seller, by wire-transfer to the Purchase Price Bank Account.  The Parties agree, and the Indemnity Escrow Agreement shall provide, in part, that the Escrow Deposit shall secure certain of the indemnification obligations of Seller and the Principals in connection with any claims for indemnification made by any Purchaser Indemnified Party under Article VIII of this Agreement, to the extent provided in Article VIII hereof.  The Escrow Deposit shall be managed by the Escrow Agent in accordance with the terms of the Indemnity Escrow Agreement.

(d)           As additional consideration for the Securities, the Roseland Property Assets and the Transferred Interests, the Purchaser agrees to pay, and the Parents agree to cause the Purchaser to pay, in cash, an aggregate amount of up to Fifteen Million Six Hundred Thousand Dollars ($15,600,000) (the “Earnout”), to be determined in the manner set forth in Exhibit C hereto, upon the terms and subject to the conditions set forth therein, and, to the extent so earned, payable in the manner and at the times set forth therein.  The Purchase Price shall be deemed to include and be increased by any amounts payable to Seller pursuant to Exhibit C.

(e)           The Purchase Price shall be allocated among the Assets and the Transferred Interests in the manner required by Section 1060 of the Code, to the extent applicable, and in any event as shown on the Allocation Schedule attached hereto as Schedule 2.02(e).  The parties agree that the form of the transactions (and the consideration therefor) provided for in this Agreement and in the Ancillary Agreements were arrived at on the basis of arm’s-length negotiation among the parties, and will be respected by them for Federal, state, local and other Tax reporting purposes

(including in filings on Internal Revenue Service Form 8594, if any) and that none of them will assert or maintain a position inconsistent with the foregoing.

(f)            Purchaser shall comply with N.J.S.A. 54:32B-22(c) and N.J.S.A. 54:50-38 in respect of the transactions contemplated by this Agreement and the Ancillary Agreements, and Seller shall cooperate, to the extent reasonably required, in connection with such compliance.  In furtherance thereof: (i) Seller shall prepare and deliver to Purchaser the Asset Transfer Tax Declaration (the “TTD”) in the form prescribed by the Director (the “Director”) of the New Jersey Division of Taxation (the “Division”), so that such form is received by Purchaser prior to the date of this Agreement; and (ii) Purchaser shall deliver a Notification of Sale, Transfer or Assignment in Bulk (Form C-9600) (a “Tax Notification”), together with the completed TTD and a copy of this Agreement to the Director, by overnight delivery sent no later than one day after the date of this Agreement.  Seller shall promptly provide all information reasonably requested by any of Purchaser or Parents to enable Purchaser to complete the Tax Notification.  If, at any time prior to Closing, the Director informs Purchaser that the Division may have a claim for Taxes imposed or to be imposed on Seller (a “NJ Tax Claim”), including, without limitation, any Tax on any gain realized from the transactions contemplated by this Agreement and the Ancillary Agreements and any interest or penalties on delinquent amounts, then the parties shall proceed to Closing in accordance with the terms of this Agreement, provided, that, at the Closing, (A) Seller and Purchaser shall mutually execute and deliver to each other and to the Escrow Agent, and Purchaser shall cause the Escrow Agent to execute and deliver to Seller and Purchaser, an Escrow Agreement in the form annexed hereto as Exhibit H (the “Tax Escrow Agreement”), (B) Purchaser shall withhold from the Closing Cash Payment an amount equal to the NJ Tax Claim and (C) the Escrow Agent shall hold such amount (hereinafter referred to as the “Tax Escrow”) in escrow in accordance with the terms of the Tax Escrow Agreement.  If, after Closing, the Director or Seller requests that Purchaser pay all or any portion of the NJ Tax Claim on behalf of Seller, Purchaser shall direct the Escrow Agent to, and the Escrow Agent shall, promptly release to the Division of Taxation such amount from the Tax Escrow. If the Director informs Purchaser that the NJ Tax Claim has been fully paid or that Parents and Purchaser have no further liability for the NJ Tax Claim, Purchaser shall direct the Escrow Agent to, and the Escrow Agent shall, promptly release the Tax Escrow (or the balance thereof) to Seller.  Notwithstanding anything to the contrary contained herein, Seller shall have the right to negotiate with the Director regarding the NJ Tax Claim; provided, however, that: (i) Purchaser shall be entitled to comply with all instructions of the Director; (ii) the Closing shall not be delayed as a result of such negotiations; and (iii) none of Parents or Purchaser shall be liable for any amount in excess of the Tax Escrow.

Section 2.03.          Closing.  Upon the terms of this Agreement and subject to the satisfaction or waiver of the conditions of this Agreement, the sale and purchase of the Securities, the Roseland Property Assets and the Transferred Interests contemplated by this Agreement shall take place at a Closing to be held at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166, at 10:00 a.m. (New York City time) on the first (1st) Business Day after the satisfaction or waiver of all of the conditions to the obligations of the parties hereto set forth in Section 7.01 and Section 7.02, or at such other place or at such other time or on such other date as the Seller and the Purchaser may mutually agree upon in writing (the “Closing”).  The date upon which the Closing occurs is referred to as the “Closing Date.”

Section 2.04.                             Closing Deliveries by the Seller.  At or prior to the Closing, subject to the satisfaction or waiver of the conditions set forth in Section 7.01, the Seller shall deliver or cause to be delivered to the Purchaser:

(a)                                  a duly executed Assignment of Membership Interests to Purchaser in the form attached hereto as Exhibit D, and such other instruments or documents reasonably satisfactory to the Purchaser and executed by the Seller (on its own behalf, or on behalf of the SPVs) evidencing the transfer of the Securities and the Transferred Interests in the Transferred Entities, to the Purchaser, the withdrawal of Seller or the applicable SPV therefrom, and the admission of the Purchaser as a substituted member of the Companies (exclusive of Roseland Property) and each of the Transferred Entities;

(b)                                 a receipt to the Purchaser for the Closing Cash Payment, less the Escrow Deposit, and the Tax Escrow (if any) and the amounts required to be paid on behalf of the Companies pursuant to the Payoff Letters;

(c)                                  the resignations of (i) the managers of the Companies (exclusive of Roseland Property), and (ii) the managers of the Transferred Entities which Seller or any of the SPVs has the right to elect or appoint;

(d)                                 written releases of each of the Principals, in the form attached hereto as Exhibit E;

(e)                                  payoff letters from all holders of Indebtedness (other than Indebtedness which is listed on Schedule 2.04(e) to remain outstanding from and after the Closing) owed by any of the Companies or any of the SPVs, or any Indebtedness which is secured (in whole or in part) by any of the Assets or by any of the Transferred Interests (the “Payoff Letters”) and evidence of the filing of, or authorization to file, any UCC-3 termination statements with respect to all UCC-1 financing statements filed against Seller, any of the Companies, any of the SPVs or any of the Transferred Entities; provided, however, that any guarantees of Indebtedness or obligations of a Property Owner issued by a Transferred Entity or pledges of ownership interests related thereto shall not be released or discharged at Closing;

(f)                                    a certificate of Seller, signed by a duly authorized officer of Seller, certifying as to the matters set forth in Section 7.02(a) as of the Closing Date;

(g)                                 a true and complete copy, certified by a duly authorized officer of Seller, of the resolutions duly and validly adopted by the managers of Seller, and the managers, directors, members and/or stockholders of the Companies, as appropriate, evidencing their authorization of the execution and delivery of this Agreement and the Ancillary Agreements to which they respectively are a party, and the consummation by them of the transactions contemplated hereby and thereby;

(h)                                 a certificate of a duly authorized officer of Seller and Roseland Property (as applicable), certifying the names and signatures of the officers of Seller and Roseland Property (as applicable) authorized to sign this Agreement and any Ancillary Agreements;

(i)                                     a certificate signed by Seller, or, if applicable, an officer or member of Seller in the form prescribed by Treasury Regulation Section 1445-2(b)(2) and annexed hereto as Exhibit F, to the effect that such Seller is not a “foreign person” as that term is defined in Section 1445(f)(3) of Code, in order to avoid the imposition of the withholding tax payment pursuant to Section 1445 of the Code;

(j)                                     control over the Organizational Documents of the Companies (exclusive of Roseland Property) and, to the extent Seller is entitled to exercise control over the same, all of the Organizational Documents of the Transferred Entities and Property Owners, and the Material Contracts of the Companies;

(k)                                  counterpart signature pages to the Indemnity Escrow Agreement and the Tax Escrow Agreement (if applicable), in each case, executed by the Seller;

(l)                                     counterparts of Employment Agreements between Roseland Management Services, L.P., an Affiliate of MCRLP, on the one hand, and each of the Principals, on the other hand, duly executed by each of the Principals, in the forms attached hereto as Exhibits G-1, G-2 and G-3 (the “Employment Agreements”).

(m)                               control over all books, records, financial statements, general ledgers, employee benefits plan documents, leases, real property management agreements, construction management agreements, leasing and real estate brokerage services agreements, files, statements, Tax Returns, market studies, plans, specifications, reports, tests, governmental approvals, Permits (including building Permits), Environmental Permits, site plans, construction plans and specifications, and other materials of any kind owned by or in the possession of the Seller, any of the Companies, the Transferred Entities or any of the Property Owners which are used by any of the Companies in the conduct or operation of the Business or by any of the Transferred Entities or Property Owners in connection with the operation or ownership of the Real Properties, except that (i) with respect to the Transferred Entities and Property Owners only to the extent that Seller is entitled to exercise control over the same and (ii) Seller shall be entitled to retain any such documents relating to the Excluded Roseland Property Liabilities;

(n)                                 good standing certificates dated no earlier than twenty (20) days prior to the date of this Agreement from each jurisdiction in which the Companies, each of the SPVs, each of the Transferred Entities and each of the Property Owners are organized and such other jurisdictions in which the Companies, each of the SPVs, each of the Transferred Entities and each of the Property Owners are qualified to conduct business as a foreign corporation or foreign limited liability company (as the case may be);

(o)                                 those Third Party Consents, together with any documents required in connection therewith, which Seller has obtained as of the date of this Agreement and which are listed in Section 3.05(a) of the Disclosure Schedule (it being understood and agreed by the parties that Seller shall not seek to obtain or obtain, whether prior to or after the Closing, any Third Party Consents required pursuant to any of the Roseland Property Contracts (such Third Party Consents which shall not be obtained prior to the Closing being hereinafter referred to as the “Remaining Third Party Consents”));

(p)                                 a bill of sale, in the form attached hereto as Exhibit I, executed by Roseland Property, pursuant to which the tangible Roseland Property Assets being sold by Seller and Roseland Property pursuant to this Agreement are conveyed to Purchaser, Parents or one of their respective Affiliates (including a TRS);

(q)                                 a counterpart of an assignment and assumption agreement, in the form attached hereto as Exhibit J, executed by Roseland Property, pursuant to which Seller and Roseland Property assign and convey to Purchaser, Parents or one of their respective Affiliates (including a TRS) all of the Roseland Property Assets not conveyed pursuant to the bill of sale referred to in the immediately preceding subsection;

(r)                                    a counterpart of the assignment and assumption agreement with respect to the NJ Lease as contemplated by Section 5.17, duly executed by Seller;

(s)                                  fully executed Economic Interest Termination and Cancellation Agreements, each in the form attached hereto as Exhibit K, with respect to all of the Economic Interests held in any of the Transferred Entities, evidencing that such Economic Interests have been terminated, cancelled and extinguished as of the Closing; and

(t)                                    executed counterparts of any other Ancillary Agreements as executed by the Seller, Roseland Property or any of the Principals (as applicable).

Section 2.05.                             Closing Deliveries by the Purchaser.  At the Closing, subject to the satisfaction or waiver of the conditions set forth in Section 7.02, the Purchaser shall, and the Parents shall cause the Purchaser to, deliver or cause to be delivered to the Seller:

(a)                                  the Closing Cash Payment, less the Tax Escrow (if any), the Escrow Deposit and the amounts set forth in the Payoff Letters, by wire transfer in immediately available funds to the Purchase Price Bank Account by wire transfer in immediately available funds;

(b)                                 evidence that the Escrow Deposit has been deposited into escrow with the Escrow Agent in accordance with Section 2.02(c) and the Indemnity Escrow Agreement;

(c)                                  evidence that the Tax Escrow (if any) has been deposited into escrow with the Escrow Agent in accordance with Section 2.02(f) and the Tax Escrow Agreement, if applicable;

(d)                                 a counterpart of an assignment and assumption agreement, in the form attached hereto as Exhibit J, executed by Purchaser, Parents or one of their respective Affiliates (including a TRS), pursuant to which Purchaser, Parents or one of their respective Affiliates (including a TRS) assumes and agrees to discharge the Assumed Roseland Property Liabilities;

(e)                                  counterparts of the Employment Agreements, duly executed by Roseland Management Services, L.P., together with, as to each, a guaranty from MCRLP in the form attached hereto as Exhibit L;

(f)                                    counterparts of the Indemnity Escrow Agreement and the Tax Escrow Agreement (if applicable), each executed by Purchaser, MCRC, MCRLP and the Escrow Agent;

(g)                                 counterparts of those Third Party Consents, together with any documents required in connection therewith, which Seller has obtained as of the date of this Agreement and are listed in Section 3.05(a) of the Disclosure Schedule, executed by Purchaser and/or the Parents (as the case may be), to the extent required by the forms of such Third Party Consents;

(h)                                 a counterpart of the assignment and assumption agreement with respect to the NJ Lease as contemplated by Section 5.17, duly executed by MCRLP;

(i)                                     executed counterparts of any other Ancillary Agreements as executed by the Purchaser, either of the Parents or one of their respective Affiliates (including a TRS);

(j)                                     a true and complete copy, certified by a duly authorized officer of each of Parents and the Purchaser, of the resolutions duly and validly adopted by the board of directors (or equivalent body) of MCRC (on its own behalf and as the general partner of MCRLP) and the Purchaser evidencing their authorization of the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby;

(k)                                  all Principal Guaranty Releases (as herein defined) which have been obtained as of the Closing Date, duly executed by the holders of Indebtedness guaranteed by Seller and/or the Principals (as the case may be);

(l)                                     a certificate of a duly authorized officer of each of the Parents and the Purchaser, certifying the names and signatures of the officer of each of the Parents and the Purchaser authorized to sign this Agreement and the Ancillary Agreements and the other documents to be delivered hereunder and thereunder;  and

(m)                               a certificate of each of the Parents and the Purchaser, signed by a duly authorized officer of each of the Parents and the Purchaser, certifying as to the matters set forth in Section 7.01(a) as of the Closing Date.

Section 2.06.                             Post-Closing Adjustment of Purchase Price.  The Purchase Price shall be subject to adjustment after the Closing as specified in this Section 2.06:

(a)                                  Preliminary Statement of Working Capital. The Seller shall deliver to the Purchaser, not later than five (5) Business Days prior to Closing, a statement (the “Preliminary Statement of Working Capital”) setting forth Seller’s estimate of the Working Capital of the Companies as of the Closing Date (the “Estimated Working Capital”). The Preliminary Statement of Working Capital shall be prepared in accordance with GAAP.  The Preliminary Statement of Working Capital shall be subject to the Parents’ approval, which shall not unreasonably be withheld.

(b)                                 Closing Statement of Working Capital.  Within one hundred eighty (180) days following the Closing Date, Purchaser shall deliver to the Seller an unaudited consolidated statement of Working Capital of the Companies as of the Closing Date (the “Closing Statement of Working Capital”) prepared in accordance with GAAP.  The Closing Statement of Working

Capital shall set forth the Working Capital of the Companies as of the commencement of business on the Closing Date (the “Closing Net Working Capital”).

(c)                                  Disputes.  (i) Subject to clause (ii) of this Section 2.06(c), the Closing Statement of Working Capital delivered by the Purchaser to the Seller shall be final, binding and conclusive on the parties hereto.

(ii)                                  The Seller shall have the right to dispute any amounts reflected on the Closing Statement of Working Capital, by written notice setting forth each disputed item, specifying the estimated amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, delivered to the Parents within thirty (30) Business Days of the delivery of the Closing Statement of Working Capital to the Seller.  The Purchaser shall provide to the Seller and its designated independent public accountants access to such of the Companies’ records that were delivered to Purchaser prior to or at the Closing, as well as any other records, as may reasonably be required for the review of the Closing Statement of Working Capital.  In the event of such a dispute, the Seller and the Purchaser and their respective independent public accountants shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties hereto.  If the Seller and the Purchaser are unable to reach a resolution with such effect within thirty (30) days after the receipt of the Seller’ written notice of dispute, the Seller and the Purchaser shall submit the items remaining in dispute for resolution to EisnerAmper LLP or another independent public accounting firm of national reputation mutually acceptable to Purchaser and Seller, provided, that neither Purchaser, the Parents, Seller or any of the Principals has had a prior relationship with such firm (such accounting firm being referred to herein as the “Independent Accounting Firm”), which Independent Accounting Firm shall, within sixty (60) days after such submission, determine and report (in a written, reasoned manner) to the Seller and the Purchaser upon such remaining disputed items, and such report shall be final, binding and conclusive on the Seller and the Purchaser.  The Independent Accounting Firm may, at its discretion, conduct a conference concerning the disputes, at which conference each party shall have the right to present additional documents, materials and other information and to have present its advisors, counsel and accountants.  In connection with such process, there shall be no other hearings or any oral examinations, testimony, depositions, discovery or other similar proceedings.  The Independent Accounting Firm shall address only those issues in dispute, shall make its decision solely on the basis of the evidence and position papers presented to it, and may not assign a value to any item greater than the greatest value for such item claimed by a party or less than the smallest value for such item claimed by a party.  The Independent Accounting Firm shall determine the proportion of its fees and expenses to be paid by each of Seller and Purchaser, based primarily on the degree to which the Independent Accounting Firm has accepted the positions of the respective parties.  In acting under this Agreement, the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

(d)                                 Purchase Price Adjustment.  The Closing Statement of Working Capital shall be deemed final and binding for the purposes of this Section 2.06 upon the earliest of (i) the failure of the Seller to notify the Parents of a dispute within thirty (30) Business Days of the Purchaser’s delivery of the Closing Statement of Working Capital to the Seller, (ii) the resolution of all disputes, pursuant to Section 2.06(c)(ii), by the Seller and the Purchaser, and (iii) the resolution of all disputes, pursuant to Section 2.06(c)(ii), by the Independent Accounting Firm.  Within five (5) Business Days of the Closing Statement of Working Capital being deemed final and binding, a Purchase Price adjustment shall be made as follows:

(A)                              In the event that the Estimated Working Capital exceeds the Closing Net Working Capital reflected on the final Closing Statement of Working Capital, then the Purchase Price shall be adjusted downward in an amount equal to such excess and the Seller shall pay the amount of such excess to the Purchaser by wire transfer in immediately available funds; or

(B)                                In the event that the Closing Net Working Capital reflected on the final Closing Statement of Working Capital exceeds the Estimated Working Capital, then the Purchase Price shall be adjusted upward in an amount equal to such excess and the Purchaser shall pay, and the Parents shall cause the Purchaser to pay, the amount of such excess to the Seller by wire transfer in immediately available funds.

(e)                                  Interest on Payments.  Any payments required to be made pursuant to Section 2.06(d) shall bear interest from the date of the Closing through the date of payment at the weighted average of the prime rate of interest published by Citibank, N.A. (or any successor thereto) from time to time as its reference prime rate from the date of the Closing to the date of each payment.

Section 2.07.                             Post-Closing Purchase Price Adjustment for Certain Fees Shortfall.  If, during the period beginning on the Closing Date and ending on the day which is the thirty-three (33) month anniversary of the Closing Date (such period, the “Fee Measuring Period”), the gross fees (including management, consulting and development fees) received by the Companies or any entity in which Purchaser or its Affiliates own an equity interest of at least 50% (each, an “Applicable Entity” and collectively, the “Applicable Entities”), which fees are not required to be distributed by such Applicable Entities to any other Person that is not an Applicable Entity, from management agreements, development services agreements, consulting agreements or any similar agreements with any of the parties listed on Schedule 2.07 or any of their Affiliates (collectively, the “Applicable Agreements”) (exclusive of any expense reimbursements) shall be less than $2,000,000 in the aggregate, then the Purchase Price shall be adjusted downward in an amount equal to the shortfall (the “Fee Shortfall Amount”).  As promptly as practicable after the expiration of the Fee Measuring Period, Purchaser and the Parents shall provide to Seller a written statement (the “Fee Computation Statement”) setting forth (a) the amount of gross fees received by the Companies (or any entity in which Purchaser or its Affiliates own an interest of at least 50%) from the Applicable Agreements during the Fee Measuring Period and (b) a computation of the Fee Shortfall Amount (if any), together with reasonable backup therefor.  The Seller shall pay the Fee Shortfall Amount (if any) to the Purchaser by wire transfer in immediately available funds within fifteen (15) Business Days after the date of delivery of the Fee Computation Statement.

Article III

REPRESENTATIONS AND WARRANTIES
OF THE SELLER

The Seller hereby makes the representations and warranties set forth in this Article III (it being expressly understood and agreed that the Seller’s representations and warranties, individually and in their entirety, exclude any representations and warranties whatsoever relating to the Excluded Assets) and in no event shall any of the representations or warranties be construed to relate to Belle or any portion of the Business conducted by Belle.  All such representations and warranties and all representations and warranties which are set forth elsewhere in this Agreement shall survive the Closing (and none shall merge into any instrument of conveyance), regardless of any investigation or lack of investigation by any of the parties to this Agreement, except as otherwise provided in this Agreement.  No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. All representations and warranties of Seller and the Principals are made subject to the exceptions which are noted in the Disclosure Schedule.  Each section of the Disclosure Schedule shall be numbered to correspond to the Section of Article III to which such section relates.  Any disclosure set forth on any particular section of the Disclosure Schedule shall be deemed disclosed in reference to any other applicable section or sections of the Disclosure Schedule, but only to the extent it shall be reasonably apparent from the face of the disclosure that it should apply to such other section or sections.

Section 3.01.                             Organization, Authority and Qualification of the Seller.

(a)                                  Seller (i) is duly organized and validly existing as a limited liability company in good standing under the laws of the jurisdiction of its formation and (ii) has all necessary power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  Seller has full limited liability company power and authority to conduct its business and own its properties as presently conducted and owned.  The execution and delivery of this Agreement and the Ancillary Agreements to which it is a party by Seller, the performance of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby, have been duly authorized by all requisite action on the part of Seller and no other action by Seller is necessary to authorize the transactions contemplated hereby or thereby or to consummate such transactions.  This Agreement has been executed and delivered by a duly authorized officer or manager of Seller.

(b)                                 The membership interests of Seller are owned as set forth in Section 3.01 of the Disclosure Schedule.

(c)                                  This Agreement has been, and upon its execution and the execution of the applicable Ancillary Agreements shall be, duly executed and delivered by Seller and the Principals, and (assuming due authorization, execution and delivery by the other parties thereto) this Agreement constitutes, and upon its execution each of the applicable Ancillary Agreements shall constitute, a legal, valid and binding obligation of the Seller and each of the Principals, enforceable against the Seller and the Principals in accordance with its respective terms; provided, however, that the Principals have joined in this Agreement solely for the limited purpose of agreeing to Sections 5.08, 5.18 and 8.02(b).

Section 3.02.                             The Companies, the SPVs, the Transferred Entities and the Property Owners.

(a)                                  Each of the Companies, SPVs, Transferred Entities and, to Seller’s Knowledge, Property Owners (i) is duly organized and validly existing as a limited liability company or corporation (as the case may be) and is in good standing under the laws of its jurisdiction of organization, (ii) has all necessary power and authority to own, operate or lease the properties and assets owned, operated or leased by such Company, SPV, Transferred Entity or Property Owner (as the case may be) and to carry on its business as it has been and is currently conducted by such Company, SPV, Transferred Entity or Property Owner (as the case may be) and (iii) is duly authorized or qualified to do business and is in good standing in each jurisdiction where the properties owned or leased by it or the operation of its business make such licensing or qualification necessary, except to the extent that the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect.

(b)                                 Exhibit A sets forth a true and complete list of all of the Companies, Transferred Entities and Property Owners, the authorized capital stock or other ownership interests of each of the Companies, Transferred Entities and Property Owners and (to Seller’s Knowledge with respect to the Transferred Entities and Property Owners) the holders thereof.  Seller or one of the Companies or SPVs (as indicated on Exhibit A) is the owner of outstanding membership interests in each of the Transferred Entities, as reflected on Exhibit A.  Exhibit A also identifies the Controlled Transferred Entities and the Controlled Property Owners.

Section 3.03.                             Ownership of the Companies, SPVs and Property Owners.

(a)                                  Except for the 20% ownership interest of Hartz Mountain Industries NJ, L.L.C., (“Hartz”) in Roseland Management Company (the “Hartz Interest”), which will be purchased by Roseland Management Holding at or prior to Closing, the Seller has good title to, and is the lawful record and beneficial owner of, 100% of the outstanding Securities, free and clear of all Encumbrances, and the Securities represent all of the beneficial, voting, management, contingent, economic interest and other right, title and interest in and to the Companies (other than Roseland Property).  Seller or one of the Companies (as indicated on Exhibit A) is the lawful record and beneficial owner of 100% of the outstanding membership interests in the SPVs, except as reflected on Exhibit A and except that one or more employees or former employees of the Companies and certain employees of Belle own economic interests in one or more of the SPVs or Transferred Entities as reflected on Section 3.03(a) of the Disclosure Schedule (collectively, the “Economic Interests”); provided that Seller is in control of each of the SPVs. There are no Economic Interests in any of the Companies or any of the Assets, including the Roseland Property Assets.

(b)                                 With respect to the Companies, except as reflected on Exhibit A there are no (i) outstanding ownership interests other than the Securities owned and held by the Seller or (ii) securities, options, warrants, calls, rights (including conversion rights), commitments, agreements, arrangements or undertakings of any kind to which the Seller or any of the Companies, or any of their respective Affiliates is a party or by which any of the foregoing is bound, which obligate the Seller or any of the Companies to issue, create, sell, deliver and/or provide additional ownership interests in any of the Companies.  No Person has any voting or management rights with respect to the Companies or the SPVs other than the Seller or one of the Companies as set forth in and subject to the Companies’ and the SPVs’ respective Organizational Documents.

(c)                                  To Seller’s Knowledge, Exhibit A contains a complete and accurate chart, with respect to each Property Owner, describing, the ownership interests and capital structures of each such Property Owner.  Other than as set forth on Exhibit A, to Seller’s Knowledge there are no (i) outstanding ownership interests in any Property Owner or in the Real Property owned by such Property Owner other than the ownership interests owned and held by Seller or the applicable SPV or Transferred Entity, on the one hand, and the other Persons identified on Exhibit A, on the other hand, or (ii) securities, options, warrants, calls, rights (including conversion rights), commitments, agreements, arrangements, pledges or undertakings of any kind to which any of the Transferred Entities or Property Owners is a party or by which any such Transferred Entity or Property Owner is bound, which obligate any of the Transferred Entities or Property Owners to issue, create, deliver and/or provide additional ownership interests in any Transferred Entity or Property Owner.  To Seller’s Knowledge, no Person has any voting or management rights with respect to the Transferred Entities or Property Owners except as set forth in and subject to their respective Organizational Documents.

Section 3.04.                             Title to Assets.  The Companies (including Roseland Property) have good title to their respective Assets (in the case of Roseland Property, the Roseland Property Assets), free and clear of Encumbrances other than Permitted Encumbrances.

Section 3.05.                             No Conflict.  Subject to obtaining the Remaining Third Party Consents and obtaining (or providing the notifications included within) the Governmental Consents, the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Seller and Roseland Property do not and will not (a) violate, conflict with or result in the breach of the certificate of incorporation, bylaws, trust or certificate of organization, operating agreement, shareholder agreement, partnership agreement, or management agreement (or similar organizational documents) of the Seller or any of the Companies, SPVs, Transferred Entities or Property Owners, (b) conflict with or violate, in any material respect, any Law or Governmental Order applicable to the Seller or any of the Companies, SPVs, Transferred Entities or Property Owners, or (c) violate, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, create a right of first refusal, right of first offer, co-sale right or similar right, or give others rights of termination, modification, acceleration or cancellation of, any Material Contract, Indebtedness or Organizational Document to which any of the Seller, the Companies or any of the SPVs is a party or, to Seller’s Knowledge, to which any of the Transferred Entities or Property Owners is a party.  Section 3.05(a) of the Disclosure Schedule sets forth a complete list of all Third Party Consents, including, without limitation, Third Party Consents required under the Roseland Property Contracts. Section 3.05(b) of the Disclosure Schedule sets forth a complete list of all Third Party Consents which Seller has obtained as of the date of this Agreement, which Third Party Consents represent all of the Third Party Consents set forth on Section 3.05(a) of the Disclosure Schedule, except for the Remaining Third Party Consents.

Section 3.06.                             Governmental Consents and Approvals.  The execution, delivery and performance of this Agreement and the Ancillary Agreements by the Seller and the consummation of the transactions contemplated hereby and thereby by Seller and Roseland Property do not and will not require any consent, approval, Permit, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except as reflected on Section 3.06 of the Disclosure Schedule (the “Governmental Consents”).

Section 3.07.                             Excluded Assets.  Schedule 1.01(c) contains a true and complete list of all of the Excluded Assets. Schedule 1.01(d) contains a true and complete list of all of the Excluded Roseland Property Assets.

Section 3.08.                             Financial Information.  Schedule 3.08 of the Disclosure Schedule contains true and complete copies of the financial statements of the Companies (other than Roseland RBA and Roseland Property) as of and for the year ended December 31, 2011, (the “Annual Financial Statements”). Schedule 3.08 of the Disclosure Schedule also contains the combined balance sheet and statement of income of the Companies (other than Roseland RBA and Roseland Property) as of and for the six (6) month period ended June 30, 2012, as reviewed by Rothstein, Kass & Company, P.C. (the “Interim Financial Statements”).  December 31, 2011 is referred to herein as the “Financial Statement Date”.  The Annual Financial Statements and the Interim Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, are consistent with the books and records of the Companies (other than Roseland RBA and Roseland Property), and present fairly, in all material respects, the financial condition of the Companies (other than Roseland RBA and Roseland Property) and the Roseland Property Assets and Assumed Roseland Property Liabilities (to the extent that the Roseland Property Assets and Assumed Roseland Property Liabilities would be reflected on a financial statement prepared in accordance with GAAP) as of such dates and the results of operations for the Companies (other than Roseland RBA and Roseland Property) as of the dates thereof or the periods covered thereby, subject in the case of the Interim Financial Statements, to customary recurring year-end adjustments which are not material in amount, either individually or in the aggregate. The books and records of the Companies properly reflect in all material respects all of the transactions entered into by the Companies (other than Roseland RBA).

Section 3.09.                             Absence of Undisclosed Liabilities.  There are no Liabilities of the Companies (other than with respect to Belle, as to which Seller makes no representation or warranty) of any nature required to be reflected on a balance sheet prepared in accordance with GAAP, other than Liabilities (a) reflected in the Interim Financial Statements, (b) set forth in Section 3.09 of the Disclosure Schedule, (c) incurred since June 30, 2012 in the Ordinary Course of Business (d) accrued expenses which are not material in amount, either individually or in the aggregate or are described in Section 3.09 of the Disclosure Schedule or (e) Excluded Roseland Property Liabilities.

Section 3.10.                             Conduct in the Ordinary Course.  Since the Financial Statement Date, the Business has been conducted in the Ordinary Course of Business and, except for the potential termination of Roseland Management as property manager for certain properties owned by Hartz or Affiliates of Hartz and certain development and/or consulting services for certain properties owned by Hartz or Affiliates of Hartz in the event the transactions contemplated by this Agreement are consummated and which are identified on Section 3.10 of the Disclosure Schedule, the Business has not been threatened with, and there has not occurred, any event, change or condition which is reasonably likely to have a Material Adverse Effect and none of the Companies has taken any action (or failed to take any action) that, if taken or failed to be taken after the date hereof, would constitute a violation of Section 5.01.

Section 3.11.                             Litigation.  Except as set forth on Section 3.11 of the Disclosure Schedule, there is no Action by or against the Seller, any of the Principals, any of the Companies, any of the Roseland Property Assets, any of the SPVs or any of the Transferred Entities or, to Seller’s Knowledge, by or against any of the Property Owners, which is pending or, to Seller’s Knowledge, threatened by or before any Governmental Authority, except for workers compensation claims (other than any claims under the Seller’s OCIP program) or residential landlord/tenant claims.

Section 3.12.                             Compliance with Laws.  The Companies have conducted the Business in accordance with all applicable Laws and Governmental Orders, and none of the Companies are in violation of any such Law or Governmental Order, except for such violations as would not have a Material Adverse Effect, individually or in the aggregate.  The Companies have obtained all Permits which are required in connection with the conduct of the Business, all such Permits are in full force and effect, and the Companies are in material compliance with the terms of all such Permits.  Section 3.12 of the Disclosure Schedule contains a complete and correct list of all of the Permits held by the Companies.  To Seller’s Knowledge, none of the Transferred Entities or Property Owners have received notices from Governmental Authorities of violations of law, which remain uncured, except for such violations as would not have a Material Adverse Effect, individually or in the aggregate.

Section 3.13.                             Environmental Matters.  The Companies are in material compliance with all applicable Environmental Laws and no written notices have been received from any Governmental Authority claiming that any of the Companies is not in compliance with applicable Environmental Laws, which have not been cured.  To Seller’s Knowledge, neither the Companies nor any of the Property Owners have received any written notices from any Governmental Authority claiming any Property Owner or any Real Property is not in compliance with applicable Environmental Laws, which has not been cured.  The Companies (with respect to the Business) have obtained and are in compliance with all Environmental Permits. There are no claims pursuant to any Environmental Law pending against Seller or the Companies with respect to the Business or, to Seller’s Knowledge, against any of the Property Owners or, to Seller’s Knowledge, threatened, against Seller or any of the Companies with respect to the Business or any of the Property Owners.  Seller has provided the Purchaser and the Parents with or made available to them copies of any and all (A) no further action or response action outcome letters received from any Governmental Authority or licensed site remediation professional relating to any Environmental Laws, and (B) material environmental assessment or audit reports or other similar sampling reports, studies or analyses generated within the last three (3) years and in the possession or control of the Seller or any of the Companies, that relate to the Business or any of the Real Properties (the items referred to in clauses (A) and (B) above, together with any other environmental assessments, audit reports or other similar studies or analyses that Seller has provided or made available to Purchaser or the Parents, being collectively referred to as the “Environmental Studies”).  Except as identified in the

Environmental Studies, Seller has no Knowledge of the presence of any Hazardous Substances on or under the Real Properties that would be required to be remediated in accordance with applicable Laws.  Notwithstanding the preceding provisions of this Section 3.13, the parties acknowledge that (i) certain of the operating and development Real Properties identified on Section 3.13 of the Disclosure Schedule are known to be developed on what is commonly referred to in the New Jersey real estate development industry as “historic fill”, which consists of unclassified materials that may, in fact, contain substances that, on an isolated basis, may exceed environmental contaminant levels as defined by the New Jersey Department of Environmental Protection and (ii) the Real Properties that have not yet been developed and fully investigated for the presence of Hazardous Substances may contain Hazardous Substances that will require remediation under applicable Laws, whether resulting from “historic fill”, a previous owner’s operations or otherwise.  Notwithstanding such instances, to Seller’s Knowledge, all required Environmental Permits have been obtained with respect to the Real Properties identified in Section 3.13 of the Disclosure Schedule and there are no remedial actions and/or requirements pending or otherwise required with respect to said Real Properties that are not reflected in the Environmental Studies or Environmental Permits.

Section 3.14.                             Intellectual Property.

(a)                                  To Seller’s Knowledge, the conduct of the Business as currently conducted does not infringe upon or misappropriate the Intellectual Property rights of any third party, and no claim has been asserted to the Seller or the Companies that the conduct of the Business as currently conducted infringes upon or may infringe upon or misappropriates the Intellectual Property rights of any third party.  With respect to each item of Intellectual Property owned by any of the Companies (each, an “IP Owner”) which is material to the Business as currently conducted, such item is identified in Section 3.14(a) of the Disclosure Schedule (“Companies’ Intellectual Property”), the IP Owner is the owner of the entire right, title and interest in and to such Companies’ Intellectual Property and the IP Owner is entitled to use such Companies’ Intellectual Property in the continued operation of the Business.  With respect to each item of Intellectual Property licensed to any of the Companies (each, an “IP Licensee”) that is material to the Business as currently conducted (“Licensed Intellectual Property”), such item is identified in Section 3.14(a) of the Disclosure Schedule, and the IP Licensee has the right to use such Licensed Intellectual Property in the continued operation of the Business in accordance with the terms of the license agreement governing such Licensed Intellectual Property.  The Companies’ Intellectual Property has not been adjudged invalid or unenforceable in whole or in part.  To the Seller’s Knowledge, no Person is engaging in any activity that infringes upon the Companies’ Intellectual Property.  To the Seller’s Knowledge, each license of the Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license, and is in full force and effect.  The Companies are not in breach of, or default under, any license of the Licensed Intellectual Property in any material respect and have not received written notice of any breach or default thereof.  To Seller’s Knowledge, subject to obtaining the Remaining Third Party Consents necessary to transfer the Licensed Intellectual Property as contemplated by this Agreement, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby shall adversely affect any of the Companies’ material rights with respect to the Companies’ Intellectual Property or the Licensed Intellectual Property.

(b)                                 Section 3.14(b) of the Disclosure Schedule sets forth the material IT Assets of the Companies used in the operation of the Business (the “IT Assets”) and, with respect to the IT Assets licensed to any of the Companies (each, an “IT Licensee”) that is material to the Business as currently conducted (“Licensed IT”), such item is identified in Section 3.14(b) of the Disclosure Schedule, and the IT Licensee has the right to use such Licensed IT in the continued operation of the Business in accordance with the terms of the license agreement governing such Licensed IT.  The Companies have implemented data backup, data storage, system redundancy and disaster avoidance and recovery procedures, as well as a business continuity plan.

(c)                                  To Seller’s Knowledge, all Software used by the Companies is used pursuant to valid licenses therefor, and none of the Companies is in possession of any unlawful copies of any of such Software.

Section 3.15.                             Owned and Leased Real Property.

(a)                                  None of the Companies owns any real property.  Section 3.15(a) of the Disclosure Schedule correctly identifies each of the Real Properties and the identity of the respective Property Owners.  Seller has delivered or made available to the Parents and the Purchaser copies of all existing title insurance policies, title abstracts and surveys of the Real Properties in the possession of Seller or the Companies.

(b)                                 All Indebtedness which is owed by the Property Owners or which is secured by the Real Properties owned by them respectively is identified on Section 3.15(b) of the Disclosure Schedule.  Section 3.15(b) of the Disclosure Schedule sets forth, with respect to the Real Properties owned by the respective Property Owners, (i) the original and current principal amounts of such Indebtedness, (iii) the maturity date of such Indebtedness, (ii) the interest rate to which such Indebtedness is subject, (iv) the holders of such Indebtedness, and (v) all guarantors of such Indebtedness.  To Seller’s Knowledge, none of such Indebtedness is in default with respect to any required payment beyond any applicable grace or cure period and no written notice has been received as to any other default from the holder of any such Indebtedness which remains uncured.

(c)                                  Section 3.15(c) of the Disclosure Schedule contains a complete and accurate rent roll of each for the Real Properties in which there are tenants and which is managed by one of the Companies as of September 20, 2012.

(d)                                 To Seller’s Knowledge, Section 3.15(d) of the Disclosure Schedule contains a complete and accurate list of all obligations of the Companies or any of the Property Owners listed on such Schedule for commercial leasing commissions or commercial tenant improvements affecting any of the Real Properties.

(e)                                  To Seller’s Knowledge, except as contained in any of the Organizational Documents of the Property Owners that Seller has delivered or made available to the Parents or the Purchaser or in Section 3.15(e) of the Disclosure Schedule, there are no outstanding options, rights of first offer or rights of first refusal to purchase or acquire any of the Real Properties or any portion thereof or interest therein.

(f)                                    To Seller’s Knowledge, there are no pending or threatened condemnation proceedings, lawsuits, or administrative actions relating to the Real Properties.

(g)                                 To the Seller’s Knowledge, there are no public roads or rights of way which any of the Seller, the Companies, Transferred Entities or Property Owners have agreed to privatize.

(h)                                 Except as set forth in Section 3.15(h) of the Disclosure Schedule, to the Seller’s Knowledge, no valid mechanics’ or materialmens’ liens in an aggregate amount exceeding $100,000 with respect to any such claimant and which are currently in effect have been recorded or filed against any of the Real Properties.

(i)                                     Section 3.15(i) of the Disclosure Schedule lists the address of each parcel of Leased Real Property, the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property and the commencement and expiration dates of the related leases of the Leased Real Property.  The Seller has delivered or made available to the Purchaser true and complete copies of the leases in effect at the date hereof relating to the Leased Real Property.  The Seller has received no written notice of a breach or default of any such lease (which has not been cured).  There has not been any sublease or assignment entered into by any of the Companies in respect of the leases relating to the Leased Real Property.  To Seller’s Knowledge, there has been no breach or default by the landlord of any lease identified in Section 3.15(i) of the Disclosure Schedule, which remains uncured.

Section 3.16.                             Employee Benefit Matters.

(a)                                  Section 3.16(a) of the Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, to which any of the Companies or Seller is a party, have any liability, contingent or otherwise, have any obligation or which are maintained, contributed to or sponsored by the Companies or Seller for the benefit of any current or former employee, officer or director of any of the Companies, and (ii)  any contracts, arrangements or understandings between any of the Companies and any of their employees (collectively, the “Plans”).  To Seller’s Knowledge, none of the Transferred Entities maintains, contributes to or sponsors any Plan and, to Seller’s Knowledge, none of the Property Owners maintains, contributes to or sponsors any Plan.

(b)                                 None of the Companies has ever maintained a retiree medical program for their employees or former employees.

(c)                                  No Plan provides that any director or officer or other employee of any of the Companies will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit solely as a result of the transactions contemplated hereby or as the result of any termination of employment in connection with such transactions.

(d)                                 The Companies are each in compliance with the requirements of the Workers Adjustment and Retraining Notification Act (“WARN”) and have no liabilities pursuant to WARN.

Section 3.17.                             Taxes.  Except as set forth on Section 3.17 of the Disclosure Schedule:

(a)                                  Each of the Companies, each of the SPV’s, each of the Controlled Transferred Entities, and each of the Controlled Property Owners, has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate in all material respects.  Each of the Companies, each of the SPVs, each of the Controlled Transferred Entities, and each of the Controlled Property Owners, has paid all Taxes shown to be due on the applicable Tax Returns, or otherwise owed by such entity.  Each of the Companies, SPVs, Controlled Transferred Entities and Controlled Property Owners has withheld or collected and has paid over to the appropriate taxing authority (or is properly holding for payment to such taxing authority) all Taxes required by law to be withheld or collected.  No claim has ever been made in writing by a Governmental Authority in a jurisdiction where any of the Companies, SPVs, the Controlled Transferred Entities or the Controlled Property Owners does not file a Tax Return that it is or may be subject to taxation by that jurisdiction.

(b)                                 No Tax Return of any of the Companies, SPVs or any of the Controlled Transferred Entities or Controlled Property Owners has been examined or audited by any taxing authority within the last three years or is currently being examined or audited by any taxing authority or is the subject of a pending examination.  All assessments for Taxes due with respect to any completed or settled examinations or any concluded litigation relating to such Tax Returns have been fully paid.  None of the Companies, SPVs, Controlled Property Owners or Controlled Transferred Entities, have entered into or has been the subject of a closing agreement with any taxing authority with respect to Taxes.

(c)                                  There are no liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Companies, any of the Controlled Transferred Entities and each of the Controlled Property Owners.  None of the Companies nor any Controlled Transferred Entities and the Controlled Property Owners is bound by or subject to any tax sharing, allocation or similar agreement or any indemnification or reimbursement agreement with respect to Taxes.

(d)                                 Each of the Seller, the Companies (other than Roseland Property), each of the SPVs, each of the Property Owners and each of the Transferred Entities, have at all times been classified and treated as a partnership or disregarded entity and not as an association taxable as a corporation for federal income tax purposes in each state and local jurisdiction in which it files Tax Returns.

(e)                                  None of the Companies, SPVs, the Controlled Transferred Entities or Controlled Property Owners is subject to any private letter ruling of the IRS or comparable rulings of another taxing authority.

(f)                                    Seller is not a foreign person within the meaning of Section 1445 of the Code or any other laws requiring withholding of amounts paid to foreign persons.

(g)                                 No agreement or waiver extending any statute of limitations on or extending the period for the assessment or collection of any Tax has been executed or filed on behalf of or with respect to the Companies, the SPVs, any of the Controlled Transferred Entities, or any of the Controlled Property Owners.  No power of attorney on behalf of the Companies, SPVs, Controlled Transferred Entities or Controlled Property Owners with respect to any Tax matter is currently in place.

(h)                                 None of the Companies, SPVs, Controlled Transferred Entities or Controlled Property Owners (i) has “participated” in a “reportable transaction” or “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4 or (ii) has taken any reporting position on a Tax Return, which reporting position (1) if not sustained, would be reasonably likely, absent disclosure, to give rise to a penalty for substantial understatement of U.S. federal income Tax under Section 6662 of the Code (or any predecessor statute or any corresponding provision of any such statute or state, local or foreign Tax law), and (2) has not adequately been disclosed on such Tax Return in accordance with Section 6662(d)(2)(B) of the Code (or corresponding provision of any such predecessor statute or state, local or foreign Tax law).

(i)                                     None of the Companies, SPVs, Controlled Transferred Entities or Controlled Property Owners or, to Seller’s Knowledge, any other Person on behalf of and with respect to any of the foregoing Persons has (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by any of the foregoing Persons, and, to the Seller’s Knowledge, the IRS has not proposed any such adjustment or change in accounting method, or (ii) any application pending with any taxing authority requesting permission for any change in accounting method that relates to the business or operations of any of the foregoing Persons or (iii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to any of the foregoing Persons.

(j)                                     None of the Companies, SPVs, Controlled Transferred Entities or Controlled Property Owners is or has been a member of a consolidated, combined or unitary group for which any of the foregoing Persons is or may be liable pursuant to Treasury Regulations Section 1.1502-6(a) or any analogous or similar state, local or foreign law or regulation.

(k)                                  Consummation of the transactions contemplated hereby will not result in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code.

(l)                                     Roseland Property is not disposing of all or substantially all of its assets situated in Massachusetts in connection with the transactions contemplated by this Agreement.

Section 3.18.                             Contracts.

(a)                                  Section 3.18(a) of the Disclosure Schedule contains a true and complete list of each of the following contracts and agreements (such contracts and agreements being “Material Contracts”):

(i)                                     all property management contracts, facility management contracts and property development contracts of the Companies and, to Seller’s Knowledge, architects’ and engineers’ contracts, and construction management contracts for the Real Properties listed on Section 3.18(a) of the Disclosure Schedule that are presently in construction (the “Active Projects”);

(ii)                                  all joint venture, partnership or other contract (however named) involving a sharing of profits, losses, costs or liabilities by any of the Companies or, to Seller’s Knowledge, any of the Transferred Entities or Property Owners with any other Person other than the Organizational Documents and the Economic Interests;

(iii)                               the material contracts and agreements relating to Indebtedness of the Companies and the Transferred Entities and the Indebtedness listed on Section 3.15(b) of the Disclosure Schedule;

(iv)                              to Seller’s Knowledge, all commercial leases of any portion of the Real Properties for which the annual base rent is in excess of $100,000 (the “Real Property Leases”);

(v)                                 all contracts and agreements that limit or purport to limit the ability of any of the Companies to compete in any line of business or with any Person or in any geographic area or during any period of time;

(vi)                              all contracts for the employment for any period of time whatsoever, or in regard to the employment, or restricting the employment, of any employee of any of the Companies;

(vii)                           all agreements for the payment of severance benefits, retention bonuses or so-called “sale bonuses”  to any employees of any of the Companies, other than the Economic Interests and excluding any discretionary bonuses that Seller may elect to pay if the transactions contemplated by this Agreement are consummated;

(viii)                        all contracts between any of the Companies and any Related Parties;

(ix)                                all performance or completion bonds, or surety or indemnification agreements with respect to which the Seller and/or one or more of the Principals is liable;

(x)                                   to Seller’s Knowledge, all brokerage agreements for the leasing of commercial space in any of the Real Properties;

(xi)                                to Seller’s Knowledge, all contracts and agreements (excluding subcontracts with contractors or materialmen) and site plan approvals relating to the construction of any of the Active Projects; and

(xii)                             all other contracts and agreements which are material to the Business, the Companies, the Assets or, to Seller’s Knowledge, the Real Properties (it being understood that, in respect of the Real Properties, a contract or agreement shall only be deemed to be material for the purposes of this subparagraph (a)(xii) if it involves the receipt or expenditure of $1,000,000 or more during any twelve-month period).

(b)                                 Section 3.18(b) of the Disclosure Schedule identifies all guaranties of Indebtedness owed by any of the Property Owners made by Seller or any of the Principals which are in effect as of the date hereof (the “Principal Guaranties”), and identifies who is subject to such Principal Guaranty, the obligor of the Indebtedness guaranteed, the holder of such Indebtedness and the amount guaranteed.  None of the Companies or to Seller’s Knowledge, any Transferred Entities have guaranteed any Indebtedness of any Person, except as set forth in Section 3.18(b) of the Disclosure Schedule.

(c)                                  Each Material Contract (i) was entered into in the Ordinary Course of Business and (ii) is valid and binding on the Companies, Transferred Entities or Property Owners party thereto, as the case may be, and, to the Seller’s Knowledge, the counterparties thereto, is in full force and effect and (iii) upon consummation of the transactions contemplated by this Agreement, except to the extent that any Third Party Consents are not obtained, shall continue in full force and effect without penalty or other adverse consequence.  None of the Companies or Transferred Entities, or, to Seller’s Knowledge, the Property Owners or any other party thereto, are in breach of, or default under, any Material Contract, except for such breaches or defaults that would not have a Material Adverse Effect, individually or in the aggregate.  The Companies are not restricted by any agreement from carrying on the Business in any geographic location.  There are no negotiations pending or in progress to revise any Material Contract in any material respect, other than change orders, changes in scope, or other changes in the Ordinary Course of Business with respect to construction agreements, and changes related to the management of those properties owned by Hartz or Affiliates of Hartz which may be terminated by Hartz or Affiliates of Hartz by virtue of the transactions contemplated hereby.

(d)                                 Without limiting the generality of subsection (c), with regard to the Real Property Leases, except as set forth in Section 3.18(d) of the Disclosure Schedule:  (i) the Real Property Leases are valid and binding obligations of the landlord thereunder and, to Sellers’ Knowledge, the tenants thereunder, and are in full force and effect; (ii) neither the Companies nor to Seller’s Knowledge any of the Property Owners has received any material written notices of default by the applicable landlord which remains uncured; (iii) neither the Companies, nor to Seller’s Knowledge any of the Property Owners has given any written notices of default by the applicable tenant under any Real Property Lease which remains uncured; and (iv) except as expressly set forth in the Real Property Leases, to Seller’s Knowledge no tenant is entitled, now or in the future, to any concession, rebate, offset, allowance or free rent for any period nor has any such claim been asserted in writing by any tenant.

(e)                                  The Seller has provided or made available to the Purchaser and the Parents true, accurate and complete copies of all Material Contracts (including the Real Property Leases).

Section 3.19.                             [Intentionally omitted.]

Section 3.20.                             Brokers.  Except for Eastdil Secured, L.L.C., no agent, broker, Person, firm, finder or investment banker acting on behalf of the Seller, the Companies, the SPVs or the Property

Owners is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller.

Section 3.21.                             Labor Matters.

(a)                                  Neither Seller nor any of the Companies, other than Roseland Property, has (or has ever had) any employees.  All Persons who are employed in the conduct of the Business are employed by Roseland Property.  Any references in this Section 3.21 to employees or former employees of the Companies shall be deemed to constitute references to employees or former employees of Roseland Property, and not to any of the other Companies, to the extent necessary in order to make such references factually accurate.

(b)                                 Except as set forth in Section 3.21(a) of the Disclosure Schedule, none of the Companies are subject to or a party to any collective bargaining or other labor agreement, and to Seller’s Knowledge, there are no union organization efforts underway among the employees of such entities.  There are no strikes, slowdowns or work stoppages pending, or, to the Seller’s Knowledge, threatened between any of them and any of their respective employees, and none of such entities has experienced any such strike, slowdown or work stoppage within the past three years.  The Companies are in material compliance with all applicable Laws (including common law) respecting employment practices, labor, terms and conditions of employment and wages and hours and the payment and withholding of Taxes, and to the Knowledge of Seller, there are no suits, actions, disputes, claims (other than routine claims for benefits), investigations, charges or audits pending or threatened relating to discrimination in employment or employment practices.

(c)                                  No employee of any of the Companies is a party to, or is otherwise bound by, any agreement, including any confidentiality, noncompetition or proprietary rights agreement, between such employee and any of the Companies or, to the Knowledge of Seller, any other Person that materially adversely affects or will affect:  (A) the performance of that employee’s duties as an employee of the Companies; or (B) the ability of Purchaser and the Parents to conduct the Business following the Closing.  To the Knowledge of Seller, no officer or other key employee of any of the Companies with annual compensation in excess of $200,000 intends to terminate employment with the Companies prior to Closing or with the Companies, Purchaser and the Parents following the Closing.

(d)                                 The Companies have made all required payments to the relevant unemployment compensation reserve account with the appropriate governmental departments with respect to the employees of the Business and such accounts have positive balances.

(e)                                  The employment of each of the Companies’ employees is terminable at will without cost to the Companies except for payments required under the Plans and the payment of accrued salaries or wages and vacation pay.  No employee or former employee has any right to be rehired by the Companies prior to the Companies’ hiring a Person not previously employed by the Companies.

(f)                                    Except as would not result in material liability to the Companies, in respect of those employees of the Companies who are engaged in the Business, the Companies have complied in all material respects with the requirements of the Immigration Reform and Control Act of 1986, The Immigration Act of 1990, The Illegal Immigration Reform and Immigrant Responsibility Act of 1996, the Immigration and Nationality Act as amended and all other Laws pertaining to immigration.  To Seller’s Knowledge, no current employees of the Companies have ever worked for the Companies without proper employment authorization, including authorization from the Department of Homeland Security or the legacy Immigration and Naturalization Service.  Substantially all Form I-9’s have been properly completed by the present employees of the Companies to the extent required by applicable Laws, and the Companies have retained such forms to the extent required by applicable Laws.  To Seller’s Knowledge since January 1, 2010, there have been no letters received from the Social Security Administration (SSA) regarding the failure of any such employee’s Social Security number to match their name in the SSA database and there have been no letters or other correspondence received from the Department of Homeland Security or other agencies regarding the employment authorization of any such employees.  There are no Actions pending or, to the Knowledge of the Seller, threatened against the Companies relating to the compliance with Laws pertaining to immigration matters with respect to the Business.

(g)                                 All individuals employed or engaged by the Companies or allowed by the Companies to provide services to the Companies or for the benefit of the Companies are properly classified under the wage and hours laws applicable to them. No individual classified as an independent contractor should have been classified as a full-time employee. All individuals who provide services for or on behalf of the Companies have received all notices required by any applicable law to be provided by or on behalf of the Companies including without limitation as to amount, method, timing or calculation of pay or pay rate. All paychecks issued to any individual who provides services to or on behalf of the Companies have been accurate in all respects.  The Companies maintain, and for the last three (3) years have maintained, in full force and effect, workers compensation insurance, unemployment insurance, and disability insurance with respect to each individual to whom they are obligated by any law to provide such coverage.

(h)                                 Section 3.21(g) of the Disclosure Schedule contains a list of all employees of the Companies as of the date of this Agreement and said list correctly reflects their base salaries, bonuses, dates of employment and positions.

Section 3.22.                             Organization Documents.  Seller has heretofore provided Purchaser with full access to true, complete and correct copies of the Organizational Documents of the Companies and the Transferred Entities, and to Seller’s Knowledge, the Property Owners, and all such documents are in full force and effect (in respect of the Property Owners, to Seller’s Knowledge).  None of the Companies or the SPVs, are in violation, in any material respect, of any provision of its respective Organizational Documents and, to Seller’s Knowledge, no written claim has been received by the Seller or the SPVs asserting a violation of any provision of its respective Organizational Documents, which remains unresolved, and no written notice has been given by Seller or the SPVs asserting a violation of any provision of the Organizational Documents of any of the Transferred Entities or the Property Owners which remains unresolved.

Section 3.23.          Insurance.

(a)           Section 3.23(a) of the Disclosure Schedule sets forth all insurance policies maintained by the Companies with respect to the Business.  To Seller’s Knowledge, all material assets of the Business, and all material improvements on the Real Properties, are covered by, except for policies that have expired under their terms in the ordinary course, currently effective insurance policies or binders of insurance (including, without limitation, general liability insurance, business interruption insurance, property insurance and workers compensation insurance) issued in favor of the Companies or any of the Property Owners.

(b)           Except as would not be reasonably likely to have a Material Adverse Effect, with respect to each insurance policy of the Companies, to Seller’s Knowledge: (i) none of the Companies or the Property Owners is in breach or default (including any breach or default with respect to the payment of premiums or the giving of notice) under the policy; (ii) no party to the policy has repudiated, or given notice of an intent to repudiate, any provision thereof; and (iii) there is no claim pending under any policy as to which coverage has been denied or disputed by the insurer.

(c)           All insurance policies listed in Section 3.23(a) of the Disclosure Schedule are outstanding and in force as of the date hereof.

Section 3.24.          Disclosure.  The representations and warranties of the Seller contained in this Agreement do not contain any untrue statement of a material fact and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such statements not misleading in light of the circumstances under which they were made.

Section 3.25.          Bank Accounts.  Section 3.25 of the Disclosure Schedule attached hereto contains a true, correct and complete list of all bank accounts, lockbox accounts and safety deposit box accounts maintained in the name of, or for the benefit for any of the Companies relating to the Business, and the identities of the Persons who have signing authority with respect thereto.

Section 3.26.          Sufficiency of Assets and Transferred Interests.  The Assets constitute all of the assets and properties (whether real, personal or mixed, whether tangible or intangible and wherever situated) that are necessary for the conduct of the Business as currently conducted by the Companies. The Assets, together with the Excluded Assets, the Excluded Roseland Property Assets, and the assets listed on Section 3.26 of the Disclosure Schedule and the Transferred Interests constitute all of the assets and properties (whether real, personal or mixed, whether tangible or intangible and wherever situated) that are necessary for the conduct of the businesses as currently conducted by the Seller.  Immediately after the Closing, by virtue of the sale to Purchaser of the Securities, the Roseland Property Assets and the Transferred Interests pursuant to this Agreement, the Purchaser shall be able to continue to conduct (i) the businesses currently conducted by the Seller, except for those businesses exclusively relating to the Excluded Assets and the assets listed on Section 3.26 of the Disclosure Schedule, in the same manner as conducted by the Seller prior to the Closing Date and (ii) the Business in the same manner as conducted by the Companies prior to the Closing Date.

Section 3.27.          OFAC.

(a)           To Seller’s Knowledge, neither the Seller, nor any Affiliate of any of the Seller, the Companies, or the SPVs, is subject to sanctions of the United States government or in violation of any Laws relating to terrorism or money laundering, including, without limitation, Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) (the “Terrorism Executive Order”) or a Person similarly designated under any related enabling legislation or any other similar Executive Orders (collectively with the Terrorism Executive Order, the “Executive Orders”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the “Patriot Act”), any sanctions and regulations promulgated under authority granted by the Trading with the Enemy Act, 50 U.S.C. App. 1-44, as amended from time to time, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, as amended from time to time, the Iraqi Sanctions Act, Publ. L. No. 101-513; United Nations Participation Act, 22 U.S.C. § 287c, as amended from time to time, the International Security and Development Cooperation Act, 22 U.S.C. § 2349 aa-9, as amended from time to time, The Cuban Democracy Act, 22 U.S.C. §§ 6001-10, as amended from time to time, The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 2339b, as amended from time to time, and The Foreign Narcotics Kingpin Designation Act, Publ. L. No. 106-120, as amended from time to time.

(b)           Neither the Seller, or any Affiliate of any of the Seller, the Companies or the SPVs, is (i) listed on the Specially Designated Nationals and Blocked Persons List (the “SDN List”) maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or on any other similar list (“Other Lists” and, collectively with the SDN List, the “Lists”) maintained by the OFAC pursuant to any authorizing statute, Executive Order or regulation (collectively, “OFAC Laws and Regulations”); or (ii) a Person (a “Designated Person”) either (A) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of the Terrorism Executive Order or a Person similarly designated under any related enabling legislation or any other similar Executive Orders (collectively, the “Executive Orders”), including a “Prohibited Person”.  The OFAC Laws and Regulations and the Executive Orders are collectively referred to as the “Anti-Terrorism Laws”.  “Prohibited Person” is defined as follows:

(i)            a person or entity that is listed in the Annex to the Terrorism Executive Order, or is otherwise subject to the provisions of the Terrorism Executive Order or any other Executive Order;

(ii)           a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to the Terrorism Executive Order, or is otherwise subject to the provisions of the Terrorism Executive Order or any other Executive Order;

(iii)          a person or entity with whom any of the Companies is prohibited from dealing or otherwise engaging in any transaction by any terrorism or anti-money laundering Law, including the Terrorism Executive Order, any other Executive Order and the Patriot Act;

(iv)          a person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Terrorism Executive Order or any other Executive Order; or

(v)           a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

(c)           To Seller’s Knowledge, neither the Seller, or any Affiliate of any of the Seller, the Companies, or the SPVs, has (i) conducted any business or engaged in making or receiving any contribution of funds, goods or services to or for the benefit of any Designated Person, (ii) dealt in, or otherwise engaged in, any transaction relating to any property or interest in property blocked pursuant to any Executive Order or the Patriot Act, or (iii) engaged in or conspired to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Executive Order or the Patriot Act.

Section 3.28.          Related Person Transactions.  Except as set forth on Section 3.28 of the Disclosure Schedule and except for the transactions contemplated by this Agreement and the Ancillary Agreements and transactions in the Ordinary Course of Business, no Related Person of Seller (a) has borrowed money from or loaned money to the Business which remains unpaid or owed or, to the Knowledge of Seller, has any other claims of any kind against the Business, the Assets, the Companies, the Transferred Entities or the Property Owners, (b) except for their ownership interests in Seller, owns any interest in any of the Companies or the Transferred Entities or Property Owners, (c) except for office contents and art work, owns or has an interest in any assets which are used in the conduct of the Business by the Companies, or (d) to Seller’s Knowledge, except for Howard Milstein and Edward Milstein and their respective Affiliates, has an interest, directly or indirectly, in any business, corporate or otherwise, which is in direct competition with the Business other than publicly traded interests. Except as set forth on Section 3.28 of the Disclosure Schedule, none of the Companies or any of the Transferred Entities or Property Owners owes any amount to any Related Person of Seller, and no Related Person of Seller owes any amount to any of the Companies or any of the Transferred Entities or Property Owners.

Section 3.29.          Improper Conduct.  None of Seller or the Principals (in their capacity as directors, officers, members or managers of Seller, any of the Companies or any of the SPVs, Transferred Entities or Property Owners) has at any time in connection with the operation of the Business:  (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity in respect of the Business, or, to Seller’s Knowledge, failed to disclose fully any such contribution in violation of any applicable Law; (b) directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, or other party acting on behalf of or under the auspices of a governmental official or Governmental Authority, in the United States or any other country, which is illegal under any applicable Law of the United States or any other country having jurisdiction; or (c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977.

Section 3.30.          No Other Representations and Warranties.  THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE COMPANIES, THE BUSINESS, THE SPVs, THE TRANSFERRED ENTITIES, THE PROPERTY OWNERS, THE SECURITIES, THE ROSELAND PROPERTY ASSETS, THE TRANSFERRED INTERESTS, THE REAL

PROPERTIES OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE III OR ELSEWHERE IN THIS AGREEMENT.  THE SELLER IS NOT RELYING ON ANY REPRESENTATIONS, WARRANTIES, STATEMENTS OR DISCLOSURES BY OR ON BEHALF OF THE PURCHASER, THE PARENTS OR ANY OTHER PERSON, EXPRESS OR IMPLIED, IN AGREEING TO ENTER INTO THIS AGREEMENT AND THE ANCILLARY AGREEMENTS AND PERFORMING ITS OBLIGATIONS HEREUNDER AND THEREUNDER OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES MADE BY THE PURCHASER AND/OR THE PARENTS EXPRESSLY SET FORTH IN ARTICLE IV OR ELSEWHERE IN THIS AGREEMENT.

Article IV

REPRESENTATIONS AND WARRANTIES
OF THE PURCHASER AND THE PARENTS

Each of the Purchaser and the Parents, jointly and severally, hereby make the representations and warranties set forth in this Article IV.  All such representations and warranties and all representations and warranties which are set forth elsewhere in this Agreement shall survive the Closing (and none shall merge into any instrument of conveyance), regardless of any investigation or lack of investigation by any of the parties to this Agreement, except as otherwise provided in this Agreement.  No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.

Section 4.01.          Organization and Authority of the Parents and the Purchaser.

(a)           The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.  MCRC is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.  MCRLP is a limited partnership, duly organized, validly existing and in good standing in the laws of its jurisdiction of organization.  Each of the Purchaser and the Parents has all necessary power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The Purchaser and the Parents are each duly licensed or qualified to do business and in good standing in each jurisdiction which the properties owned or leased by it or the operation of its business make such licensing or qualification necessary, except to the extent that the failure to be so licensed, qualified or in good standing would not adversely affect the ability of the Purchaser or the Parents to carry out their obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements.

(b)           The execution and delivery by the Purchaser and each of the Parents of this Agreement and the Ancillary Agreements to which it is a party, the performance of their obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby by the Purchaser and the Parents have been duly authorized by all requisite corporate, limited partnership or limited liability company action on the part of the Purchaser and the Parents, as applicable.

(c)           This Agreement has been, and upon its execution by Purchaser and each of the Parents of the applicable Ancillary Agreements shall be, duly executed and delivered by the Purchaser and each of the Parents, and (assuming due authorization, execution and delivery by the other parties thereto) this Agreement constitutes, and upon its execution and the execution of the applicable Ancillary Agreements shall constitute, the legal, valid and binding obligations of the Purchaser and the Parents, enforceable against each of them in accordance with its terms.

Section 4.02.          Certificate of Incorporation and By-Laws.

(a)           Purchaser has heretofore furnished to the Seller a complete and correct copy of its certificate of incorporation and by-laws, as amended to date.  Such certificate of formation and limited liability company agreement are in full force and effect and Purchaser is not in violation of any material provision of its certificate of formation or limited liability company agreement.

(b)           MCRC has heretofore furnished to the Seller a complete and correct copy of its certificate of incorporation and by-laws as amended to date.  Such certificate of incorporation and by-laws are in full force and effect and MCRC is not in violation of any material provision of its Certificate of Incorporation or by-laws.

(c)           MCRLP has heretofore furnished to the Seller a complete and correct copy of its certificate of limited partnership and limited partnership agreement (the “LP Agreement”).  Such certificate of limited partnership, and the LP Agreement, are in full force and effect and MCRLP is not in violation of any material provision of its certificate of limited partnership or the LP Agreement.

Section 4.03.          No Conflict.  Subject to obtaining (or providing the notifications included within) the Governmental Consents, the execution, delivery and performance by the Purchaser and each of the Parents of this Agreement and the execution, delivery and performance by the Purchaser and each of the Parents of the Ancillary Agreements to which it is a party do not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or bylaws, certificate of limited partnership, limited partnership agreement, certificate of formation, limited liability company agreement (or similar organizational documents) of the Purchaser and the Parents, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or either of the Parents or any of their respective assets, properties or businesses, or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser or either of the Parents is a party or by which any property or asset of the Purchaser or either of the Parents is bound or affected, except, in the case of clauses (b) and (c), as would not materially and adversely affect the ability of the Purchaser or either of the Parents to carry out their obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements.

Section 4.04.          Governmental Consents and Approvals.  The execution, delivery and performance by the Purchaser and the Parents of this Agreement and the Ancillary Agreements do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except (i) for the Governmental Consents and (ii) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent or materially delay the consummation by the Purchaser or the Parents of the transactions contemplated by this Agreement.

Section 4.05.          Litigation.  No Action by or against either of the Parents or the Purchaser is pending or, to the knowledge of either of the Parents or the Purchaser, threatened, which could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

Section 4.06.          Brokers.  No agent, broker, Person, firm, finder or investment banker acting on behalf of the Purchaser or either of the Parents is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

Section 4.07.          No Other Representations and Warranties.  THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE PURCHASER, THE PARENTS OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE IV OR ELSEWHERE IN THIS AGREEMENT.  THE PURCHASER AND THE PARENTS ARE NOT RELYING ON ANY REPRESENTATIONS, WARRANTIES, STATEMENTS OR DISCLOSURES BY OR ON BEHALF OF THE SELLER, THE PRINCIPALS OR ANY OTHER PERSON, EXPRESS OR IMPLIED, IN AGREEING TO ENTER INTO THIS AGREEMENT AND THE ANCILLARY AGREEMENTS AND PERFORMING THEIR RESPECTIVE OBLIGATIONS HEREUNDER AND THEREUNDER OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER EXPRESSLY SET FORTH IN ARTICLE III OR ELSEWHERE IN THIS AGREEMENT.

Article V

ADDITIONAL AGREEMENTS

Section 5.01.          Conduct of Business Prior to the Closing.  The Seller covenants and agrees that between the date hereof and the Closing, the Seller shall cause each of the Companies and each of the SPVs and, to the extent it has the power to do so, each of the Transferred Entities and Property Owners to (A) conduct its operations and the Business in the ordinary course in all material respects (B) use its reasonable best efforts to preserve intact in all material respects their respective business organizations and (C) use its reasonable best efforts to preserve for the Purchaser and the Parents the relationships of the Companies, the Controlled Transferred Entities and the Controlled Property Owners with their respective customers, suppliers, managers, employees, tenants and others having on-going relationships with any of the Companies, the Controlled Transferred Entities and the Controlled Property Owners.  The Seller covenants and agrees that, between the date hereof and the Closing, without the prior written consent of the Purchaser, none of the Companies, the SPVs, or, to the extent Seller has the power to Control such entity, none of the Transferred Entities or Property Owners shall:

(a)           (i) issue or sell any equity interests (partnership, membership or otherwise) or any option, warrant or other right to acquire the same, (ii) redeem any of its equity interests (other than the Hartz Interest), or (iii) declare, make or pay any dividends or distributions to the holders of equity interests, other than cash dividends and distributions of the Excluded Assets, distributions and redemptions declared, made or paid directly or indirectly to the Seller by the Companies, the SPVs, the Transferred Entities or the Property Owners;

(b)           incur or assume any Indebtedness or guarantee any such Indebtedness, other than in the Ordinary Course of Business;

(c)           amend or restate the Organizational Documents of the Companies or any of the SPVs, Transferred Entities or Property Owners;

(d)           enter into any material contract, or take any action to extend the term of any material contract, that is not terminable on 30 days’ or less notice, in each case if such contract survives Closing, other than in the Ordinary Course of Business;

(e)           permit, allow or suffer any of the Securities or Transferred Interests to become subjected to any Encumbrance, or permit, allow or suffer any of the Assets to become subjected to any Encumbrance, other than Permitted Encumbrances;

(f)            cancel any Indebtedness owing to the Companies or, except in the Ordinary Course of Business, waive any claims or rights of value belonging to the Companies;

(g)           except for intercompany transactions in the Ordinary Course of Business, pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with, Seller, any of Affiliates of Seller or any Related Party (other than the Companies, the Controlled Transferred Entities or the Controlled Property Owners), in each instance which survive Closing;

(h)           grant or announce any increase in the salaries, bonuses or other benefits payable by the Companies to any of the employees of the Companies, other than as required by Law, pursuant to any Plans, programs or agreements existing on the date hereof, other ordinary increases consistent with the past practices of the Companies and/or bonuses which may be paid by Seller in consideration of the transactions contemplated by this Agreement;

(i)            change any method of accounting or accounting practice or policy used by the Companies or the Controlled Transferred Entities or Controlled Property Owners;

(j)            fail to exercise any rights of renewal with respect to any material Leased Real Property that by its terms would otherwise expire;

(k)                                  settle or compromise any material claims of the Companies or the Controlled Transferred Entities or Controlled Property Owners, other than in the Ordinary Course of Business;

(l)                                     change in any material respect any policies, practices or procedures with respect to credit, billing and/or collection of the Companies with respect to customers or payments with respect to vendors/subcontractors;

(m)                               make any election with respect to Taxes with respect to the Companies or the Controlled Transferred Entities or Controlled Property Owners;

(n)                                 accelerate the collection of accounts receivable or delay the payment of accounts payable or accrued expenses, other than in the Ordinary Course of Business; or

(o)                                 agree to take any of the actions specified in Sections 5.01(a)-(n), except as contemplated by this Agreement.

Section 5.02.                             Access to Information.

(a)                                  From the date hereof until the Closing, upon reasonable notice, the Seller shall cause the Companies, the SPV’s, the Controlled Transferred Entities, the Controlled Property Owners and, to the extent Seller is entitled to exercise control over the same, the remaining Transferred Entities and Property Owners and each of their officers, directors, employees, agents, representatives, accountants and counsel to (i) afford the Purchaser and Parents and their officers, directors, employees, agents, representatives, accountants and counsel (collectively, the “Purchaser Representatives”) with reasonable access to all of the offices, properties and books and records of the Companies, the SPVs, the Transferred Entities and the Property Owners, and (ii) furnish to the Purchaser Representatives such additional financial and operating data and other information regarding the Companies, the SPVs, the Transferred Entities, the Property Owners, the Business or the Real Properties (or copies thereof) as the Purchaser may from time to time reasonably request; provided, however, that any such access or furnishing of information shall be conducted at the Purchaser’s sole expense, during normal business hours, under the supervision of the Companies’ personnel and in such a manner as not to interfere with the normal operations of the Companies, the SPVs, the Transferred Entities or the Property Owners.

(b)                                 For a period of seven (7) years after the Closing or, if shorter, the applicable period specified in the Purchaser’s and the Parents’ document retention policy, the Purchaser shall (i) retain the books and records relating to the Companies, the SPVs, the Transferred Entities, the Property Owners, the Business and the Real Properties relating to periods prior to the Closing and (ii) upon reasonable notice, afford the officers, employees, agents and representatives of the Seller reasonable access (including the right to make, at the Seller’s expense, photocopies), during normal business hours, to such books and records; provided, however, that the Purchaser or the Parents shall notify the Seller and each of the Principals at least thirty (30) days in advance of destroying any such books and records prior to the seventh anniversary of the Closing in order to provide the Seller the opportunity to access such books and records in accordance with this Section 5.02(b). For a period of six (6) years after the Closing, Seller shall retain the books and records relating to Roseland Property which constitute Excluded Roseland Property Assets, and

(ii) upon reasonable notice, afford the officers, employees, agents and representatives of the Purchaser and the Parents reasonable access (including the right to make, at the Purchaser’s expense, photocopies), during normal business hours, to such books and records; provided, however, that the Seller shall notify the Purchaser and the Parents at least thirty (30) days in advance of destroying any such books and records prior to the sixth anniversary of the Closing in order to provide the Purchaser and the Parents the opportunity to access such books and records in accordance with this Section 5.02(b).

Section 5.03.                             Confidentiality.

(a)                                  The terms of that certain Confidentiality Agreement, dated as of May 16, 2012 between Seller and MCRC are hereby incorporated herein by reference and made a part hereof.

(b)                                 Prior to the Closing, the Seller shall not disclose to any third party any information that is not public information concerning the Purchaser and the Parents or any transaction or potential transaction the Seller may become aware of involving the Purchaser and the Parents without prior written consent of the Purchaser and the Parents; provided, however, that the foregoing shall not prevent Seller from disclosing the pendency of the transactions contemplated by this Agreement to such Persons and Governmental Authorities as Seller shall determine to be necessary or appropriate in order to obtain any consents to, provide notice of, or consummate the transactions contemplated by this Agreement.

Section 5.04.                             Other Actions of the Parties prior to the Closing.

(a)                                  Each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated hereby as soon as practicable.

(b)                                 Each party shall promptly give the other party written notice of the existence or occurrence of any condition which would make any representation or warranty herein contained of either party untrue or which might reasonably be expected to prevent the consummation of the transactions contemplated hereby.

(c)                                  No party shall intentionally perform any act which, if performed, or omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by any party hereto or which would result in any representation or warranty herein contained of said party being untrue in any material respect as if originally made on and as of the Closing Date.

Section 5.05.                             Acquisitions.  Seller shall not, and shall cause all of its Affiliates and all of their respective officers, directors, members, employees, agents and representatives (including any investment banker, attorney or accountant retained or engaged by that party) to not:  (a) initiate, solicit or encourage any Acquisition Proposal or any Competing Transaction; (b) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal or a Competing Transaction; (c) facilitate any effort or attempt to make or implement an Acquisition Proposal or a Competing Transaction; (d) adopt or approve any Acquisition Proposal or any Competing Transaction or

resolve to do the same; or (e) enter into any agreement, instrument or document with respect to, commit to consummate or consummate any Acquisition Proposal or any Competing Transaction. Seller immediately shall cease and terminate and shall cause each of its Affiliates and all of their respective officers, directors, members, employees, agents and representatives (including any investment banker, attorney or accountant retained or engaged by that party) to cease and terminate, all discussions and negotiations heretofore conducted with any Person (other than the Parents and Purchaser) regarding any Acquisition Proposal or Competing Transaction, and Seller shall promptly request the return or destruction (with written confirmation to such effect received from any such person) of all non-public information furnished to any such Person.  For all purposes of this Agreement, violations of the restrictions set forth in this Section 5.05 by any director, officer, member, partner, shareholder or employee of Seller or any of its Affiliates or by any Principal shall be deemed a direct breach of this Section 5.05 by Seller. Seller immediately shall advise the Parents orally of (and within 24 hours thereafter, it shall confirm in writing) its receipt of an Acquisition Proposal or a Competing Transaction, as the case may be, including the identity of the Person making the same and the material terms and conditions thereof, and provide unredacted copies to the Parents of any documents relating to such Acquisition Proposal or Competing Transaction, as the case may be.  Seller promptly shall inform the Parents of all changes, modifications and amendments to the terms of each such Acquisition Proposal or Competing Transaction, as the case may be, and shall not and shall cause its Affiliates not to enter into any confidentiality agreement with any Person which restricts or prohibits Seller from providing to the Parents the foregoing information regarding any Acquisition Proposal or Competing Transaction, as the case may be, or which provides for any exclusive right of negotiation or dealing.

Section 5.06.                             Deliveries of Information; Consultations.  From time to time prior to the Closing Date:

(a)                                  Seller shall furnish promptly to Purchaser and the Parents:  (a) all separate monthly financial statements of the Companies, the Transferred Entities and the Property Owners (as and if prepared by the Companies in accordance with their normal accounting procedures) promptly after such financial statements are available; and (b) all other material information concerning the operations, properties and personnel of the Companies, the Transferred Entities and the Property Owners as Purchaser may reasonably request.

(b)                                 Seller shall confer and consult with representatives of Purchaser and the Parents on a regular and frequent basis to report on operational matters of the Companies, the Transferred Entities and/or the Property Owners, provided such conferences and consultations do not materially interfere with the operation of the Companies and the Property Owners.

Section 5.07.                             Regulatory and Other Authorizations; Notices and Consents.

(a)                                  Each of the parties to this Agreement shall use all commercially reasonable efforts to promptly obtain all Permits of all Governmental Authorities that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, and will cooperate fully with one another in promptly seeking to obtain all such authorizations, consents, orders and approvals.  All fees and costs associated with obtaining such Permits shall be borne by the Seller, whether or not the terms of such Permits provide otherwise; provided, however, that Seller shall not be obligated to make any commercially unreasonable non-monetary accommodation or concession in connection with the foregoing.

(b)                                 Seller shall use its commercially reasonable efforts to obtain all Third Party Consents on terms reasonably satisfactory to Purchaser and the Parents, and all fees and costs payable to the consenting Person associated with obtaining such Third Party Consents shall be borne by the Seller, whether or not the terms of such Third Party Consents provide otherwise; provided, however, that Seller shall not be obligated to make any commercially unreasonable non-monetary accommodation or concession in connection with the foregoing.  Seller shall use its commercially reasonable efforts to obtain all Governmental Consents on terms reasonably satisfactory to Purchaser and the Parents, and all fees and costs payable to the applicable Governmental Authority associated with obtaining such Governmental Consents shall be borne by the Seller, whether or not the terms of such Governmental Consents provide otherwise; provided, however, that Seller shall not be obligated to make any commercially unreasonable non-monetary accommodation or concession in connection with the foregoing.

(c)                                  Purchaser shall cooperate fully with Seller to obtain the consents of the holders of Principal Guaranties to the release of the Seller and/or the Principals (as the case may be) from liability thereunder, and the substitution of either of the Parents as guarantor thereunder, effective upon the Closing, in form and substance reasonably satisfactory to Seller (the “Principal Guaranty Releases”), and all fees and costs payable to the applicable holder associated with obtaining such Principal Guaranty Releases shall be borne by the Seller, whether or not the terms of such Principal Guaranty Releases provide otherwise; provided, however, that Seller shall not be obligated to make any commercially unreasonable non-monetary accommodation or concession in connection with the foregoing.

(d)                                 For purposes of clarity, the parties hereby acknowledge and agree that if the terms of any Permits, Third Party Consents, Governmental Consents or Principal Guaranty Releases provide that the Purchaser, the Parents or any of their respective Affiliates shall have any Liability for any fees or costs payable to or on behalf of the consenting Person (including such consenting Person’s attorneys’ fees) associated with obtaining such Permits, Third Party Consents, Governmental Consents or Principal Guaranty Releases, all of such fees and costs payable to or on behalf of the consenting Person (including such consenting Person’s attorneys’ fees) shall nevertheless be borne by the Seller, and the Seller shall have no right of contribution against the Companies, the Transferred Entities, the Roseland Property Assets, Parents or Purchaser or any of their respective Affiliates with respect to any of the foregoing fees or costs, and the Seller hereby unconditionally, fully and finally releases the Companies, the Transferred Entities, the Roseland Property Assets, Parents, Purchaser and their respective Affiliates from any claim of any kind or nature for, and waives any and all rights of every kind or character with respect to, indemnification or contribution by the Companies, the Transferred Entities, the Roseland Property Assets, Parents or Purchaser or their respective Affiliates with respect to such fees and costs. To the extent that Purchaser, the Parents or any of their Affiliates are required by the terms of such Permits, Third Party Consents, Governmental Consents or Principal Guaranty Releases to pay or reimburse any consenting third party for costs and fees associated with obtaining such Permits, Third Party

Consents, Governmental Consents or Principal Guaranty Releases, then the Seller shall advance the funds for the payment of such costs and fees to the Purchaser, the Parents or their Affiliates, as applicable. The parties hereby further acknowledge and agree as follows with respect to indemnification or guaranty Liabilities assumed by the Purchaser, the Parents or any of their respective Affiliates in connection with obtaining any Permits, Third Party Consents, Governmental Consents or Principal Guaranty Releases: (i) one or more of the Parents shall assume (A) that certain Contribution and Indemnification Agreement, dated as of January 18, 2012, between The Prudential Insurance Company of America and the Seller (it being acknowledged and agreed that Seller shall indemnify and hold harmless the Purchaser Indemnified Parties from and against all Liabilities thereunder with respect to any and all periods prior to the Closing) and (B) that certain Contribution and Indemnification Agreement, dated as of April 25, 2011, between PRISA III REIT Operating, L.P. and the Seller (it being acknowledged and agreed that Seller shall indemnify and hold harmless the Purchaser Indemnified Parties from and against all Liabilities thereunder with respect to any and all periods prior to the Closing); (ii) one or more of the Parents, on the one hand, and Seller, on the other hand, shall be jointly and severally liable with respect to any indemnification Liability under Section 9 of that certain Consent to Assignment and Amendment to Amended and Restated Operating Agreement dated on or about the date of this Agreement, among PruRose Riverwalk G, L.L.C., West New York Parcel G Apartments Investors LLC, and MC Roseland NJ Holdings L.L.C; (iii) one or more of the Parents shall be liable with respect to any indemnification or guaranty Liability under those Third Party Consents and Principal Guaranty Releases set forth on Schedule 5.07(d), it being acknowledged and agreed that Seller shall indemnify and hold harmless the Purchaser Indemnified Parties from and against the indemnification and guaranty Liabilities thereunder that are referenced in Schedule 5.07(d), with respect to any and all periods prior to the Closing; and (iv) with respect to any other indemnification Liabilities assumed by the Purchaser, the Parents or any of their respective Affiliates from and after the date of this Agreement in connection with obtaining any Governmental Consents, it is hereby acknowledged and agreed that Seller shall indemnify and hold harmless the Purchaser Indemnified Parties from and against all indemnification and guaranty Liabilities thereunder with respect to any and all periods prior to the Closing.

(e)                                  Each party to this Agreement shall promptly notify the other party of any communication it or any of its Affiliates receives from, or sends to, any Governmental Authority relating to the matters that are the subject of this Agreement and permit, to the extent practicable, the other party to review in advance any proposed communication by such party to any Governmental Authority.

Section 5.08.                             Non-Competition; Non-Solicitation; Confidentiality.

(a)                                  During the Restricted Period, the Seller and the Principals (in the case of the Principals, other than in such Principal’s capacity as an employee of Purchaser, the Parents or any of their Affiliates) shall not (and shall cause their respective Affiliates not to), in the Territory, engage, directly or indirectly, in the Business or, without prior written consent of the Purchaser, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any Person engaged in the Business in the Territory; provided, however, that for the purposes of this Section 5.05, ownership of securities having no more than 2% of the outstanding voting power of any competitor whose securities are listed on any U.S. national securities exchange shall not be deemed to be in violation of this Section 5.05 as long as the Person owning such securities has no other connection or relationship with such competitor; provided, further, that Seller and the Principals shall be permitted to develop, manage, lease and/or sell the Excluded Assets and the assets listed on Section 3.26 of the Disclosure Schedule.  For purposes of this Section 5.08, (i) “Territory” means in the United States and Canada, and (ii) “Restricted Period” means, (x) as to Seller, the period of four (4) years from and after the Closing Date, and (y) as to each of the Principals, (I) with respect to this subsection (a) of this Section 5.08, the later of (A) three (3) years after the Closing Date and (B) one (1) year after the employment of such Principal with the Companies, MCRC or any Affiliate of MCRC shall terminate for any reason, and (II) with respect to subsections (b) and (c) of this Section 5.08, four (4) years after the employment of such Principal with the Companies, MCRC or any Affiliate of MCRC shall terminate for any reason.

(b)                                 During the Restricted Period, neither Seller nor any of the Principals shall hire or attempt to hire any Person who is, or was at any time six (6) months prior to the Closing Date, employed by or associated with the Companies as an executive, officer, employee or manager, or otherwise to terminate such Person’s relationship with the Companies.  Notwithstanding the foregoing, if, after the date hereof, a Person is terminated or ceases to be employed by the Companies, then, provided that neither Seller nor any of the Principals is in breach of the preceding sentence, the Seller and/or the Principals may freely employ such Person.

(c)                                  During the Restricted Period, Seller and the Principals shall keep confidential and not disclose to any other Person or use for their own benefit or the benefit of any other Person, any information regarding the Companies, the Transferred Entities or the Property Owners.  The obligation of Seller and the Principals under this paragraph (c) shall not apply to information which: (i) is or becomes generally available to the public without breach of the commitment provided for in this paragraph (c); (ii) is required to be disclosed by law, order or regulation of a court or tribunal or government authority; provided, however, that in any such case, Seller or the applicable Principal shall notify Purchaser and the Parents as early as reasonably practicable prior to disclosure to allow Purchaser and the Parents to take appropriate measures to preserve the confidentiality of such information; (iii) is being disclosed in connection with any legal proceeding to enforce this Agreement or any of the Ancillary Agreements; or (iv) is being disclosed to Seller’s accountants, legal counsel or other professional advisors who are actively and directly advising Seller in connection with the transactions contemplated by this Agreement and whom Seller will instruct and, to the maximum extent practicable, cause, to observe the terms of this Section 5.08(c).

(d)                                 Seller and the Principals agree that Purchaser’s and the Parents’ remedies at law for any breach or threat of breach by Seller or the Principals of the provisions of this Section 5.08 will be inadequate, and that Purchaser and/or the Parents shall be entitled to an injunction or injunctions, without the necessity for the posting of a bond or other collateral security, to prevent breaches of the provisions of this Section 5.08 and to enforce specifically the terms and provisions hereof.  If, at the time of the enforcement of this Section 5.08, a court shall hold that the duration, scope, area or other restrictions stated herein are unreasonable under the circumstances then existing, each of the Seller, the Principals, the Purchaser and the Parents agree that it is the intention of the parties hereto that such provision should be enforceable to the maximum extent permissible under applicable Law.

(e)                                  Each of the Seller and the Principals acknowledge that the covenants of the Seller and the Principals set forth in this Section 5.08 are an essential element of this Agreement and that, but for the agreement of the Seller to comply with the covenant, the Purchaser and the Parents would not have entered into this Agreement.  Each of the Seller and the Principals acknowledge that this Section 5.08 constitutes an independent covenant that shall not be affected by the performance or nonperformance of any other provision of this Agreement by the Purchaser and the Parents.  Purchaser and the Parents acknowledge and agree that if a Principal breaches a covenant or agreement contained in this Section 5.08, the Purchaser and the Parents shall not be entitled to assert a claim against, or otherwise recover damages from, the Seller or the other Principals; it being agreed that the sole recourse shall be against the breaching Principal.  Each of the Principals and the Seller and the Principals have independently consulted with their counsel and after such consultation agree that the covenants set forth in this Section 5.08 are reasonable and proper.

Section 5.09.                             Use of the Roseland Name.  After the Closing, neither Seller nor Roseland Property or any of the Principals shall use the names or marks “Roseland,” “Roseland Partners,” “Roseland Management” or any derivative thereof reasonably likely to be confused with the names of the Companies for commercial purposes, and Seller shall promptly change its name, and cause Roseland Property to change its name, so as to comply with the foregoing. The parties hereby acknowledge and agree that the names and marks referenced in the immediately preceding sentence shall constitute Assets for all purposes of this Agreement, and shall not constitute Excluded Assets.

Section 5.10.                             Excluded Assets.  Prior to the Closing, the Seller shall cause the Companies (other than Roseland Property) to distribute the Excluded Assets to Seller.

Section 5.11.                             Further Action.  The parties hereto shall use all reasonable best efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement in the most expeditious manner practicable.

Section 5.12.                             Conveyance Taxes.  The Seller shall be liable for, shall hold the Purchaser and the Parents harmless against, and agrees to pay any and all Conveyance Taxes that may be imposed upon, or payable or collectible or incurred in connection with this Agreement and the transactions contemplated hereby, other than Conveyance Taxes that by statute are payable in the first instance by the transferee or purchaser (e.g., N.J.S.A. 54:15C-1 et. seq.), as to which the Parents shall be liable for and hold the Seller harmless against.  The Purchaser and the Seller agree to cooperate in the execution and delivery of all instruments and certificates necessary to enable the Seller and the Purchaser to comply with any pre-Closing filing requirements.

Section 5.13.                             Insurance.  Seller hereby covenants and agrees to make any claim, on behalf of the Companies, at the request of the Purchaser, for any Loss which is covered by an insurance policy owned by Seller and not included in the Assets and to use reasonable best efforts in the recovery of said insurance proceeds.  Furthermore, the Seller hereby covenants and agrees to pay to the Purchaser any insurance proceeds actually recovered from said claims.  All rights to uncollected proceeds which vested in the Seller prior to the Closing Date shall be conveyed, transferred and assigned to the Purchaser in connection with this Agreement, and the Seller shall waive any and rights or claims with respect to such proceeds.

Section 5.14.                             Economic Benefits of Assignment.  If any note, bond, mortgage or indenture, contract, agreement, lease, sublease, Permit or other instrument or arrangement to be transferred or assigned to Purchaser, the Parents or any of their Affiliates under the terms of this Agreement or in connection with the transactions contemplated hereby may not be transferred or assigned without a Third Party Consent or Governmental Consent and the transfer or assignment or attempted transfer or assignment would constitute a breach thereof or a violation of any Law, nothing in this Agreement or in any Ancillary Agreement will be deemed a transfer or assignment or an attempted transfer or assignment thereof.  The Seller will use its commercially reasonable efforts after the Closing to secure all Governmental Consents, and Seller shall cooperate fully with the Purchaser and the Parents after the closing to obtain all Remaining Third Party Consents, and all costs and fees payable to or on behalf of the consenting Person (including such consenting Person’s attorneys’ fees) associated with obtaining such Remaining Third Party Consents and Governmental Consents shall be borne by the Seller, whether or not the terms of such Remaining Third Party Consents or Governmental Consents provide otherwise, as provided in Section 5.07. Without limiting any other provision of this Agreement, if any Remaining Third Party Consents or Governmental Consents are not (for any reason) obtained within a reasonable time following the Closing, then the Seller will cooperate (at its expense) in any reasonable arrangement requested by the Purchaser and the Parents to transfer to the Purchaser the economic benefit for all periods after the Closing of any such note, bond, mortgage or indenture, contract, agreement, lease, sublease, Permit or other instrument or arrangement (any of the foregoing, an “Affected Agreement”) as to which a Remaining Third Party Consent or Governmental Consent is not obtained, including by enforcement for the benefit of the Purchaser of any and all rights of the Seller against any other party thereto, and all payments received by the Seller under any Affected Agreement for all periods after the Closing will be immediately paid over to the Purchaser; provided, however, that Purchaser and the Parents shall be responsible for making any payments due from, and otherwise performing the obligations of, the Seller, the SPVs and/or the Principals accruing or to be paid or performed after the Closing in respect of such Affected Agreement.  The Parents’ and the Purchaser’s consummation of the transactions contemplated in this Agreement shall not abridge the Parents’, the Purchaser’s or the Seller’ obligations under this Section 5.14, which obligations shall survive the execution and delivery hereof and the Closing, and remain in full force and effect thereafter.

Section 5.15.                             REIT Issues.  The Seller hereby acknowledges the status of MCRC as a REIT.  The Purchaser and MCRC intend to operate and manage, or cause to be operated or managed, the Companies (other than Roseland Property), Transferred Entities and Property Owners in a manner so that: (a) MCRC’s gross income meets the tests provided in Section 856(c)(2) and (3) of the Code; (b) MCRC’s assets meet the tests provided in Section 856(c)(4) of the Code; and (c) MCRC minimizes federal, state, local and excise taxes that may be incurred by MCRC, or any of its Affiliates, including taxes under Sections 857(b), 860(c) or 4981 of the Code. Notwithstanding

anything in this Section 5.16 to the contrary, the Seller shall have no obligation to take any action that would increase the Seller’s or its direct or indirect equity holders’ liability for Taxes for a Pre-Closing Period or a Pre-Closing Straddle Period, including any Taxes payable with respect to the transactions contemplated by this Agreement.

Section 5.16.                             Tax Matters.

(a)                                  The Seller shall be liable for and timely pay any and all Taxes with respect to the ownership or operations of the Companies, Property Owners and the Transferred Entities (each to the extent of Seller’s interest therein) for all Tax periods ending on or prior to the Closing Date.  Except as otherwise provided herein with respect to Straddle Periods, Purchaser or the Parents shall be liable for and timely pay any and all Taxes with respect to the ownership or operations of the Companies and, to the extent of its interest therein, the Transferred Entities and Property Owners for all Tax periods ending after the Closing Date.  In any case where applicable law does not permit any Company or Transferred Entity or Property Owner to close its Tax year as of the Closing Date or in any case in which a Tax is assessed with respect to a Tax period which includes the Closing Date (but does not begin or end on that day), then Taxes, if any, attributable to the Tax period of any Company or any Transferred Entity or Property Owner beginning before and ending after the Closing Date shall be allocated to and be payable by (i) the Seller (to the extent of its ownership interest therein) for the period up to and including the Closing Date (the “Pre-Closing Straddle Period”) and (ii) the Purchasers or the Parents (to the extent of their ownership interest therein) for the period after the Closing Date (the “Post- Closing Straddle Period” and together with a Pre-Closing Straddle Period, a “Straddle Period”); provided, however, that the obligations of Seller and Purchaser for Taxes with respect to a Transferred Entity or Property Owner shall be to the extent of their interests therein.  The Seller shall prepare and timely file (including applicable filing extensions), or shall cause to be prepared and timely filed (including applicable filing extensions), all Tax Returns for the Companies, the Controlled Property Owners and the Controlled Transferred Entities for Tax periods ended on or prior to the Closing Date (a “Pre-Closing Tax Return”); provided, however, that the Seller shall provide the Purchaser and the Parents with a copy of any such Pre-Closing Tax Return no later than fifteen (15) calendar days prior to filing such Pre-Closing Tax Return and shall within five (5) calendar days of filing provide the Purchaser and the Parents with a copy of any such Pre-Closing Tax Return filed with any taxing authority.  All Pre-Closing Tax Returns shall be prepared in a manner consistent with the reporting of all items of income or loss on prior Tax Returns of any Company or any Controlled Transferred Entity or any Controlled Property Owner, unless otherwise required by applicable laws.  The Purchaser or the Parents shall prepare and shall timely file (including applicable filing extensions) or cause to be prepared and timely filed (including applicable filing extensions) all Tax Returns for the Companies, the Controlled Property Owners and the Controlled Transferred Entities for Tax periods which begin before the Closing Date and end after the Closing Date (“Straddle Returns”).  Straddle Returns shall be prepared in a manner consistent with the reporting of all items of income and loss on prior Tax Returns of any Company or any Controlled Transferred Entity or any Controlled Property Owner, unless otherwise required by applicable Laws, and to the extent they involve an allocation of Taxes as to a Pre-Closing Straddle Period.  Purchaser shall provide a copy of such return to Seller no later than 15 days prior to filing such return and such return shall be subject to Seller’s approval, which shall not be unreasonably withheld.  Taxes payable with Straddle Returns shall be apportioned to the Pre-Closing Straddle

Period and Post-Closing Straddle Period, as described above, based on an assumed Tax period ending on the date of Closing; provided, however, that Taxes not based on income or receipts shall be apportioned to the Pre-Closing Straddle Period and Post-Closing Straddle Period based on the number of days in each such Tax period.

(b)           If any claim, demand, assessment (including a notice of proposed assessment) or other assertion is made with respect to Taxes against the Seller or the Purchaser or the Parents the calculation of which involves a specific matter covered in this Agreement (“Tax Claim”) or if the Purchaser or the Parents receives any notice from any Governmental Authority with respect to any current or future audit, examination, investigation or other proceeding (“Proceeding”) involving the Seller, the Purchaser or the Parents or that otherwise involves a specific matter covered in this Agreement that could directly or indirectly materially affect the Seller (adversely or otherwise), then the Purchaser or the Parents, as applicable, shall promptly notify Seller of such Tax Claim or Proceeding.  Any Proceeding that could increase Seller’s or any SPVs, or any of their respective direct or indirect equity holder’s liability for Taxes for a Pre-Closing Period or a Pre-Closing Straddle Period or could give rise to a claim for indemnification under this Agreement shall be considered material to Seller.

(c)           Seller shall have the right to control the defense, settlement or compromise of any Proceeding or Tax Claim with respect to the ownership or operations of the Companies or the Controlled Transferred Entities or Controlled Property Owners for any Tax period ended on or prior to the Closing Date (“Pre-Closing Period”), unless any such action would reasonably be expected to result in a material adverse Tax effect or a liability or material increase in liability to the Purchaser or the Parents for any Tax period, in which case, such action may not be taken without Purchaser’s or the Parents’ consent.  The Purchaser or MCRC shall have the right to control the defense, settlement or compromise of any Proceeding or Tax Claim with respect to the ownership or operations of the Companies or the Controlled Property Owners or the Controlled Transferred Entities for any Tax period ending after the Closing Date (“Post-Closing Period”), unless any such action could reasonably be expected to result in a material adverse Tax effect or a liability or material increase in liability to Seller or any SPVs, or any of their respective direct or indirect equity holders for any Tax period, in which case, such action may not be taken without Seller’s consent.  Subject to the provision of this Section 5.17(c), neither Seller nor the Purchaser or the Parents shall consent to the entry of any judgment or enter into any settlement with respect to a Tax Claim or Proceeding without the prior written consent of the other party to the extent that such Proceeding or Tax Claim could directly or indirectly materially affect (adversely or otherwise) the other party; provided, that each such party shall keep the other party duly and contemporaneously informed of the progress thereof and shall afford the other party the right to review and comment on any and all submissions made to the IRS or any Governmental Authority with respect to such Tax Claim or Proceeding and shall consider any such comments in good faith.  As a condition to withholding its consent to a settlement proposal (i) a party must have a reasonable basis to believe that such settlement would have a material adverse Tax effect or material increase in liability to such party or any of its Affiliates, or any of their respective direct or indirect equity holders; provided, that if for any period ending after the Closing a proposed settlement does not increase Seller’s or any SPV’s or any of their direct or indirect respective equity holder’s liability for Taxes for a Pre-Closing Period or a Pre-Closing Straddle Period and could not give rise to a claim for indemnification pursuant to this Agreement, then such impact shall not be deemed material to Seller unless it is different than the impact to other holders of equity in the applicable entity other than Seller, and (ii) a party must believe, based on the advice of a recognized accounting or law firm, that it is more likely than not that the position asserted by the party seeking consent would prevail if it were to be asserted in a judicial proceeding.  A party withholding its consent shall offer to assume the subsequent costs of defending and asserting the positions asserted by such party, and shall indemnify the other party for any taxes and related interest and penalties resulting from a subsequent judgment in excess of the amounts that would have been imposed pursuant to the rejected settlement (but not any other costs associated with such proceeding or any other issues involved therein).

(d)                                 From and after the Closing, the parties shall provide each other with such assistance as may reasonably be requested by any of them in connection with (i) the preparation of any Tax Return, election, consent or certificate required to be prepared by any party hereto or (ii) any Tax Claim or Proceeding.  Such assistance shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and shall include providing copies of any relevant Tax Returns and supporting work schedules.

Section 5.17.                             NJ Lease.  MCRLP shall assume the NJ Lease as of the Closing Date.  Monthly base rent for the month in which the Closing Date occurs and real estate Taxes shall be prorated between Seller and Purchaser on a daily basis.  On the Closing Date, MCRLP and Seller shall execute and deliver to one another an assignment and assumption agreement pursuant to which Seller shall assign its rights as tenant under the NJ Lease and MCRLP shall assume Seller’s corresponding obligations under the NJ Lease, in each case accruing for periods from and after the Closing Date.

Section 5.18.                             Seller to Remain in Existence.  Seller shall not, and the Principals shall cause Seller to not, liquidate or dissolve (voluntarily or involuntarily) until after the sixth (6th) anniversary of the Closing Date.  During the period beginning on the third (3rd) anniversary of the Closing Date and ending on the sixth (6th) anniversary of the Closing Date, Seller shall, and the Principals shall cause Seller to, maintain a net worth (based on the fair market value of the Seller’s assets) of not less than $10,000,000; provided, however, that from and after a Change of Control of MCRC, Seller shall no longer be required to comply with this net worth requirement.  On the last day of each calendar year following the Closing Date prior to the calendar year in which the sixth (6th) anniversary of the Closing Date shall occur, and also on the sixth (6th) anniversary of the Closing Date, Seller shall, and the Principals shall cause Seller to, certify to the Parents and the Purchaser in writing that the requirements of this Section 5.18 have been met at all times following the Closing Date, together with reasonable evidence to support such certification.

Section 5.19.                             Transitional Assistance.  Subject to the limitation set forth in this Section 5.19, for so long as any of the Principals continue to be employed by Purchaser, Parents or any of their Affiliates, MCRC shall, at no cost to Seller, permit the personnel formerly employed by the Seller or its Affiliates (“Transitional Personnel”) to provide to Seller (i) certain minimal management, development and administrative services with respect to the assets listed on Section 3.26 of the Disclosure Schedule and general bookkeeping and administrative matters (and no additional assets, properties and matters shall be included from and after the date hereof), and (ii) services in connection with any matters related to the terms of this Agreement (the “Transitional Assistance”).  In no event shall the Transitional Assistance unreasonably interfere with the Transitional Personnel’s duties and responsibilities to Purchaser, Parents or any of their Affiliates.

Section 5.20.                             CDM Smith Litigation Settlement.  Notwithstanding anything to the contrary in this Agreement, the Seller shall be solely responsible for making all payments required to be made and for performing all obligations required to be performed by Overlook Ridge, LLC, a Delaware limited liability company (“Overlook”), under the terms of that certain settlement agreement, dated as of July 2012 (the “Settlement Agreement”), by and between CDM Smith Inc., a Massachusetts corporation (“CDM Smith”), and Overlook, and Seller shall timely make all such payments and shall perform all such obligations required to be made or performed by Overlook in accordance with the terms of the Settlement Agreement.  Notwithstanding anything to the contrary in this Agreement, except as set forth in the immediately following sentence, the parties hereto hereby acknowledge and agree that Seller shall have no right of contribution against Overlook, the Companies, the Transferred Entities, the Roseland Property Assets, Parents or Purchaser or any of their respective Affiliates with respect to any of the foregoing, and the Seller hereby unconditionally, fully and finally releases Overlook, the Companies, the Transferred Entities, the Roseland Property Assets, Parents, Purchaser and their respective Affiliates from any claim of any kind or nature for, and waives any and all rights of every kind or character with respect to, indemnification or contribution by Overlook, the Companies, the Transferred Entities, the Roseland Property Assets, Parents or Purchaser or their respective Affiliates with respect to (i) all payments required to be made and obligations required to be performed by Overlook under the terms of the Settlement Agreement, (ii) the pending litigation entitled CDM Smith Inc. v. Overlook Ridge, LLC, Middlesex County Superior Court Civil Action No. 2012-00874, and (iii) any default or breach of the Settlement Agreement. However, if Overlook sells sites 2C and 3B in Malden, Massachusetts to Overlook Ridge Apartments Investors, LLC, a Delaware limited liability company (the “UBS Venture”), a joint venture comprised of an Affiliate of UBS, on the one hand, and an Affiliate of Overlook, on the other hand, as contemplated in accordance with the Purchase and Sale Agreement dated as of August 22, 2012 between Overlook and the UBS Venture, then $900,000 of the proceeds of such sale shall be applied as follows: (i) if and to extent that there are Installments (as defined in the Settlement Agreement) remaining to be paid to CDM Smith, that portion of the $900,000 equal to the amount of the remaining Installments shall be paid by Overlook to CDM Smith and thereby reduce or extinguish any liability of Seller with respect thereto; (ii) if there is any portion of the $900,000 remaining after the payment to CDM Smith as provided in clause (i), such excess shall be paid to Seller by Overlook (and Purchaser and the Parents shall cause Overlook to do so, to the extent they have the ability to do so); and (iii) if any of the Installments remain unpaid after the payment to CDM Smith as provided in clause (i), Seller shall continue to be liable to pay such unpaid Installments (or the remaining portion thereof) as and when due.  Further, if the sale of sites 2C and 3B in Malden, Massachusetts to the UBS Venture referenced above is not consummated on or prior to March 31, 2013, then the immediately preceding sentence shall not apply.

Section 5.21.                             Prepaid Umbrella Premium Adjustment.  Roseland Property is the named insured under two (2) excess liability insurance policies (each, an “Excess Policy” and, together, the “Excess Policies”) issued by Lexington Insurance Company and AIG Excess Liability Insurance Company Ltd. (collectively, the “Excess Insurers”) (Policy nos. 17726691 and 1730940,

respectively), which policies are prepaid through December 31, 2017 for projects enrolled in such policies.  Based on the terms of the Excess Policies, the premiums already paid by Seller to the Excess Insurers would permit Roseland Property or its Affiliates to enroll additional development projects for coverage under the Excess Policies at no additional cost.  Premiums for enrolling a new development project for coverage under the Excess Policies is determined by the Excess Insurers based on the amount of construction costs associated with the construction of the project.  Seller’s prepaid premiums (after reflecting the reservation of a portion of the prepaid premiums to cover additional phases of a project owned by one of the assets to be retained by Seller and listed in Section 3.26 of the Disclosure Schedule) (the “Prepaid Premiums”) with respect to (i) the Lexington Insurance Company Excess Policy in the amount of $2,158,424 would allow $554,864,781 in additional construction costs (the “Excess Lexington Costs”) to be added to such Excess Policy at no additional premium cost, and (ii) the AIG Excess Policy in the amount of $804,151 would allow $204,099,239 in additional construction costs, to be added to such Excess Policy at no additional premium cost (the “Excess AIG Costs” and, together with the Excess Lexington Costs, the “Excess Costs”).  Following the Closing, Seller and the Purchaser and the Parents shall cooperate with each other to amend or otherwise supplement the Excess Policies or establish new excess liability policies with the Excess Insurers with the Prepaid Premiums transferred to such policies (and in such event such new policies shall be deemed to be “Excess Policies” for purposes of this Section 5.21), such that Purchaser, the Parents and/or their respective Affiliates will be entitled to enroll additional development projects for coverage under the Excess Policies and apply the Prepaid Premiums to the cost for such coverage.  To the extent that Purchaser, the Parents or any of their respective Affiliates are so entitled, then they will enroll additional development projects for coverage under the applicable Excess Policy, and when each such project is enrolled, Purchaser shall pay (and Parents shall cause Purchaser to pay) to the Seller an amount, in cash, equal to the amount of the Prepaid Premiums actually applied by the Excess Insurers as a credit against the premiums which would otherwise be due and payable to the Excess Insurers as a consequence of the enrollment of such additional development project for coverage under the Excess Policies.  The foregoing payment shall be made promptly (but, in any event, within thirty (30) days) after the later to occur of (i) each additional development project being bound for coverage under either of the Excess Policies and (ii) receipt by Purchaser of a statement from the Excess Insurers setting forth the amount of such credit.  Any payment to Seller pursuant to this Section 5.21 shall be deemed to be an adjustment in the Purchase Price for Tax purposes allocable to Prepaid Premiums.

Section 5.22.                             Distribution of Proceeds From Sales of Alterra Properties.  Seller owns (i) 100% of the outstanding membership interests in Roseland/Overlook Ridge Phase I, L.L.C. (“Roseland/Overlook I”), which, in turn, has a direct and indirect ownership interest in Property Owners which own or have rights with respect to the Alterra IA Property and (ii) 100% of the outstanding membership interests in Roseland/Overlook Ridge Phase IB, L.L.C. (“Roseland/Overlook IB”), which, in turn, has a direct and indirect ownership interest in Property Owners which own or have rights with respect to the Alterra IB Property. Promptly (and in any event within five (5) Business Days) following the consummation of any sale or other disposition of the Alterra IA Property to any Person (including, without limitation, to any of the Parents or the Purchaser or any of their respective Affiliates), Seller shall provide to the Purchaser a written statement setting forth in reasonable detail the amount of cash proceeds to be received by the Property Owners and Roseland/Overlook I in connection with such sale or other disposition, and the anticipated timeframe within which Roseland/Overlook I expects to receive such cash proceeds, together with reasonable backup therefor. Promptly (and in any event within five (5) Business Days) following the consummation of any sale or other disposition of the Alterra IB Property to any Person (including, without limitation, to any of the Parents or the Purchaser or any of their respective Affiliates), Seller shall provide to the Purchaser a written statement setting forth in reasonable detail the amount of cash proceeds to be received by the Property Owners and Roseland/Overlook IB in connection with such sale or other disposition, and the anticipated timeframe within which Roseland/Overlook IB expects to receive such cash proceeds, together with reasonable backup therefor.  Seller shall cause (a) Roseland/Overlook I to transfer to a TRS of MCRC, by wire transfer in immediately available funds to an account designated by MCRC in writing to the Seller prior to such transfer, all of such cash proceeds from any such sale or disposition of the Alterra IA Property to any Person (including, without limitation, to any of the Parents or the Purchaser or any of their respective Affiliates) promptly (and in any event within five (5) Business Days) following the receipt by Roseland/Overlook I of such cash proceeds, whether such cash proceeds are received in one lump sum or through periodic distributions from the applicable Property Owners from time to time, and (b) Roseland/Overlook IB to transfer to a TRS of MCRC, by wire transfer in immediately available funds to an account designated by MCRC in writing to the Seller prior to such transfer, any and all of such cash proceeds from any such sale or disposition of the Alterra IB Property to any Person (including, without limitation, to any of the Parents or the Purchaser or any of their respective Affiliates) promptly (and in any event within five (5) Business Days) following the receipt by Roseland/Overlook IB of such cash proceeds, whether such cash proceeds are received in one lump sum or through periodic distributions from the applicable Property Owners from time to time. Any transfer of such cash proceeds to a TRS of MCRC pursuant to this Section 5.22 shall be deemed to be an adjustment in the Purchase Price for Tax purposes, and the Seller shall be responsible for and pay, or cause to be paid, all Taxes resulting from the sale or other disposition of the Alterra IA Property and the Alterra IB Property.

Section 5.23.                             OCIP Policy Matters.  Notwithstanding anything in this Agreement to the contrary, from and after the Closing, the Seller shall continue to be responsible for and shall continue to pay and perform all Financial Obligations arising from or relating to the OCIP Policy. Without limiting the foregoing, it is hereby acknowledged and agreed that following the Closing, Seller shall be entitled to collect the amounts reflected on Schedule 5.23 from the Property Owners of the projects described on such schedule, which amounts represent OCIP Policy premiums and charges to be reimbursed and/or paid to Seller, to the extent such amounts are properly budgeted and actually funded (it being acknowledged and agreed that the obligations of the Seller set forth in the immediately preceding sentence shall not be conditioned on the receipt of such funds by the Seller).

Section 5.24.                             Payments Received.  Seller, on the one hand, and the Parents and Purchaser, on the other hand, agree that, after the Closing Date, they shall hold and shall promptly transfer and deliver to the other Party, from time to time as and when received by it and in the currency received, any cash, checks with appropriate endorsements (using commercially reasonable efforts not to convert such checks into cash), or other property that they may receive after the date hereof which property belongs to the other Party, including any payments of accounts receivable and insurance proceeds, and shall account to the other party for all such receipts.

Section 5.25.                             Like-Kind Exchange.  So long as the Exchange (as defined below) does not prevent or delay the Closing, Seller acknowledges and agrees that Purchaser (or any of its Affiliates) may consummate the purchase of Seller’s 100% membership interest in Roseland/Short Hills, L.L.C., which owns a 99% membership interest in 233 Canoebrook Associates, L.L.C., and Seller’s 1% membership interest in 233 Canoebrook Associates, L.L.C. (collectively, the “Canoe Brook Interest”) contemplated in this Agreement as part of a so-called like-kind exchange (the “Exchange”) pursuant to Section 1031 of the Code and the Treasury Regulations thereunder (including a so-called “reverse” exchange pursuant to Revenue Procedure 2000-37, 2000-2 C.B. 38, as modified by Revenue Procedure 2004-51, 2004-2 CB 294), and that, notwithstanding anything in this Agreement to the contrary, Seller agrees to execute such reasonable documents and otherwise cooperate in such respects as may reasonably be requested by Purchaser in order to enable Purchaser to effect the Exchange.  Without limiting the generality of the foregoing, Purchaser reserves the right, in effectuating the Exchange, to assign Purchaser’s rights, but not its obligations, under this Agreement with respect to the Canoe Brook Interest to a “qualified intermediary” (within the meaning of Treasury Regulations Section 1.1031(k)-1(g)(4)(iii)), and Seller hereby consents to such assignment.  Purchaser shall pay any additional costs that would not otherwise have been incurred by Seller had Purchaser not consummated the purchase through the Exchange.

Section 5.26.                             RCC Contracting Settlement. Notwithstanding anything to the contrary in this Agreement, the Seller shall be solely responsible for making all payments required to be made and for performing all obligations required to be performed by Roseland/Overlook, L.L.C., a New Jersey limited liability company (“R.O.”), under the terms of that certain Settlement Agreement, dated as of August 3, 2012 (the “RCC Settlement Agreement”), by and between Rowe Contracting Company, a Massachusetts corporation (“RCC”), R.O. and Seller, and Seller shall timely make all such payments and shall perform all such obligations required to be made or performed by R.O. in accordance with the terms of the Settlement Agreement.  Notwithstanding anything to the contrary in this Agreement, except as set forth in the immediately following sentences, the parties hereto hereby acknowledge and agree that Seller shall have no right of contribution against R.O., Overlook, the Companies, the Transferred Entities, the Roseland Property Assets, Parents or Purchaser or any of their respective Affiliates with respect to any of the foregoing, and the Seller hereby unconditionally, fully and finally releases R.O., Overlook, the Companies, the Transferred Entities, the Roseland Property Assets, Parents, Purchaser and their respective Affiliates from any claim of any kind or nature for, and waives any and all rights of every kind or character with respect to, indemnification or contribution by R.O., Overlook, the Companies, the Transferred Entities, the Roseland Property Assets, Parents or Purchaser or their respective Affiliates with respect to (i) all payments required to be made and obligations required to be performed by R.O. under the terms of the RCC Settlement Agreement and (ii) any default or breach of the RCC Settlement Agreement. However, if Overlook sells sites 2C and 3B in Malden, Massachusetts to the UBS Venture, as contemplated in accordance with the Purchase and Sale Agreement dated as of August 22, 2012 between Overlook and the UBS Venture, then the Applicable Amount (as defined below) of the proceeds of such sale shall be applied as follows: (i) if and to extent that there are amounts remaining to be paid to RCC, that portion of the Applicable Amount equal to the amount of such remaining amounts shall be paid by Overlook to RCC and thereby reduce or extinguish any liability of Seller with respect thereto; (ii) if there is any portion of the Applicable Amount remaining after the payment to RCC as provided in clause (i), such excess shall be paid to Seller by Overlook (and Purchaser and the Parents shall cause Overlook to do so, to the extent they have the ability to do so); and (iii) if any such amount payable to RCC remain unpaid after the payment to RCC as provided in clause (i), Seller shall continue to be liable to pay such unpaid amounts (or the remaining portion thereof) as and when due.  Further, if the sale of sites 2C and 3B in Malden, Massachusetts to the UBS Venture referenced above is not consummated on or prior to March 31, 2013, then the immediately preceding sentence shall not apply.  The term “Applicable Amount” shall mean the sum of $1,100,000 less any amounts that are distributed to RCC out of the proceeds of the sale of sites 2C and 3B in Malden, Massachusetts to the UBS Venture in order to cover the income taxes payable by RCC as a result of such sale.

Section 5.27.                             Real Property Encumbrances.  Seller covenants and agrees that Seller shall not cause, to the extent it has the power to do so, a Property Owner to subject its respective Real Property to an Encumbrance, except for Permitted Encumbrances, from and after the date of this Agreement through the Closing.

Section 5.28.                             Hilltop Membership Interests.  If, at any time prior to the seventh (7th) anniversary of the Closing Date, (i) Seller is granted consent by the other Member(s) of (A) Cenrose Hilltop Urban Renewal, L.L.C. (“Cenrose I”), the Property Owner of the Hilltop I Property, or (B) Cenrose Hilltop Urban Renewal II, L.L.C. (“Cenrose II”), the Property Owner of the Hilltop II Property, to sell or transfer to an unaffiliated third party all or any portion of its direct or indirect ownership interests in Cenrose I or Cenrose II (the “Hilltop Interests”) (i.e., Seller is permitted to transfer all or any portion of its membership interests in Roseland/Verona, L.L.C. or Roseland/Verona II, L.L.C., or Seller is permitted to cause the foregoing Roseland/Verona entities to transfer all or any portion of their respective membership interests in Cenrose I or Cenrose II), and (ii) such sale or transfer is not being made in connection with a sale of the entire Hilltop I Property or Hilltop II Property to an unaffiliated third party by way of a sale or transfer of 100% of the direct or indirect equity interests in Cenrose I or Cenrose II, respectively (in either case, a “Property Sale By Equity Transfer”), then in such event:

(x)  Seller shall first offer to sell the applicable Hilltop Interests to MCRC or one or more of its Affiliates by giving written notice of that offer to sell to MCRC (the “Offer Notice”).  The Offer Notice shall set forth the terms and conditions upon which Seller is willing to sell the applicable Hilltop Interests, including the purchase price for an all cash sale.  For a period of fifteen (15) days after the Offer Notice is given to MCRC, MCRC shall have the right to accept Seller’s offer to sell the applicable Hilltop Interests, but only upon the terms and conditions set forth in the Offer Notice, on written notice to Seller. If MCRC accepts Seller’s offer, for a period of forty-five (45) days thereafter (the “Negotiating Period”), Seller and MCRC agree to prepare and negotiate in good faith a definitive Membership Interest Purchase Agreement (the “Sale Agreement”) which shall incorporate all of the terms and conditions set forth in the Offer Notice and such other customary terms and conditions (which are not contrary to the terms in the Offer Notice) reasonably required by Seller and MCRC.  In the event that Seller and MCRC execute the Sale Agreement, the sale or transfer of applicable Hilltop Interests shall be consummated as soon as practicable thereafter. MCRC shall have the right to assign all or any portion of its rights under the Sale Agreement to one or more Affiliates of MCRC.

(y)  If (i) MCRC fails to accept Seller’s offer to sell by written notice to Seller given within fifteen (15) days after the Offer Notice is given to MCRC or (ii) the parties fail to execute the Sale Agreement prior to the expiration of the Negotiating Period, then, in each case, MCRC shall be deemed to have failed to exercise the right of first offer granted by this Section 5.28 (each, an “Exercise Failure”); provided, however, that an Exercise Failure shall not be deemed to have occurred if such Exercise Failure was caused, directly or indirectly, by a breach by Seller of its obligations hereunder. In the event of an Exercise Failure, Seller may then offer to sell and sell the applicable Hilltop Interests to any party for a purchase price which is equal to or greater than ninety-seven percent (97%) of the purchase price proposed in the Offer Notice and such other terms and conditions which are not less favorable to Seller than that contained in the Offer Notice. If Seller (x) does not execute a definitive agreement relating to such sale within 180 days after the Exercise Failure or (y) intends to consummate such sale at a purchase price that is less than ninety-seven percent (97%) of the purchase price proposed in the Offer Notice or otherwise on terms and conditions which are less favorable to Seller than that contained in the Offer Notice, then, in each case, the right of first offer provided to MCRC hereunder shall be deemed to be revived and such sale shall not be consummated unless the provisions of this Section 5.28 are again complied with respect thereto.

For the avoidance of doubt, MCRC shall have no right of first offer pursuant to this Section 5.28 in connection with any (i) sale or other transfer of the Hilltop Interests to one or more Affiliates of Seller (provided that any such Affiliate transferee(s) shall continue to be bound by this Section 5.28), (ii) sale by Cenrose I or Cenrose II of the Hilltop I Property or Hilltop II Property, respectively (i.e., a deed transfer by Cenrose I or Cenrose II), or (iii) Property Sale By Equity Transfer.

Article VI

EMPLOYEE MATTERS

Section 6.01.                             Employee Benefits.

(a)                                  As of the Closing Date, the Purchaser or one of its Affiliates shall (and the Parents shall cause the Purchaser or one of its Affiliates to) offer to employ substantially all of the employees of Roseland Property (the “Roseland Employees”), with the understanding that such employment shall be on the same terms as the Roseland Employees are currently employed; provided, however, that it is understood and agreed that neither the Purchaser nor any of its Affiliates shall offer employment to those employees who are identified on Schedule 6.01.  With respect to such Roseland Employees, the Purchaser or one of its Affiliates shall (i) for a period of one (1) year following the Closing, cause any Roseland Employee that was covered under a medical or dental plan, disability benefit plan, 401(k) plan or life insurance plan (collectively, the “Benefit Plans”) immediately prior to the Closing Date to receive coverage on the Closing Date that is substantially comparable in the aggregate to such coverage provided to the Roseland Employees by Roseland Property, and at a cost, if any, to a Roseland Employee that is substantially comparable to the cost borne by the Roseland Employee, immediately prior to the Closing Date, subject to any applicable limitations arising from the nondiscrimination requirements of the Code, (ii) recognize the service completed by the Roseland Employees to Roseland Property for purposes of determining eligibility service and vesting service under any employee benefit plan, program or arrangement maintained by Parents for their employees on or after the Closing Date substantially to the same extent such service was credited under any employee benefit plan, program or arrangement provided by Roseland Property immediately prior to the Closing Date; provided, that the foregoing shall not be construed to require crediting of service that would result in violation of the nondiscrimination requirements of the Code, duplication of benefits, service credit for benefit accruals, service credit under a newly established plan for which prior service is not taken into account, or employer contribution for any 401(k) plan, (c) cause to be waived any pre-existing condition limitations under welfare Benefit Plans of the Parents, Purchaser or their Affiliates in which Roseland Employees participate (to the extent those conditions were waived under the corresponding Plans of Roseland Property or its Affiliates), (d) cause to be credited any co-payments, deductibles and out-of-pocket requirements incurred by the Roseland Employees and their beneficiaries and dependents during the portion of the calendar year prior to participation in the Benefit Plans provided by the Parents and (e) solely to the extent of the Applicable Vacation and Sick Leave Accruals, assume responsibility for the vacation time and sick leave benefits accrued and due to the Roseland Employees as of the Closing Date.

(b)                                 Notwithstanding anything to the contrary contained in this Agreement, (i) none of the Parents, Purchaser or any of their respective Affiliates shall assume or acquire any of the Plans (including, without limitation any multi-employer plan as defined in ERISA Section 4001.2, and the union plans maintained by or on behalf of the Service Employees International Union, Local 32BJ with respect to employees engaged in management of the property known as Riverbank West (collectively the “Union Plans”)) or any Liabilities thereunder (including any withdrawal liability arising under Section 4201(a) of ERISA), all of which shall constitute Excluded Roseland Property Liabilities, (ii) Seller and its affiliates (as defined in Code section 414(b), (c), (m) or (o)) (“ERISA Affiliate”) shall remain liable with respect all Liabilities relating to any Plans of the Seller or ERISA Affiliate and (iii) Seller shall be solely responsible for the payment of all salaries, wages, and benefits under the Plans, vacation pay and other compensation which shall be due to any of the Roseland Employees for any period prior to the Closing Date and the payment of any claim or demand for withdrawal liability (as defined in ERISA Section 4201(a)) against the Companies and their ERISA Affiliates as a result of employees and former employees who are or were covered by the Union Plans or have an accrued benefit in the Union Plans, all of which shall constitute Excluded Roseland Property Liabilities. Seller shall take all necessary and appropriate action, if any, to comply on or prior to the Closing Date with any federal, state, local and foreign laws regarding termination of Roseland Employees.

(c)                                  Nothing contained herein shall confer upon any Roseland Employee any right with respect to continuance of employment by the Purchaser or any of its Affiliates, nor shall anything herein interfere with the right of the Purchaser or any of their Affiliates to terminate the employment of any of the Roseland Employees hired by the Purchaser or any of its Affiliates at any time, with or without cause, or restrict the Purchaser or any of its Affiliates in the exercise of its independent business judgment in modifying any of the terms and conditions of the employment of the Roseland Employees consistent herewith.  The foregoing shall not affect the rights of the Principals under the Employment Agreements.

(d)                                 No provision of this Agreement shall create any third party beneficiary rights in any Roseland Employee, any beneficiary or dependent thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to any Roseland Employee.

Article VII

CONDITIONS TO CLOSING

Section 7.01.                             Conditions to Obligations of the Seller.  The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver (to the extent legally permissible), at or prior to the Closing, of each of the following conditions:

(a)                                  Representations, Warranties and Covenants.  (i) The Purchaser’s Fundamental Representations shall be true and correct in all respects as of the date of this Agreement, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be so true and correct as of such other date, (ii) the representations and warranties of the Purchaser and the Parents contained in this Agreement (other than the Purchaser’s Fundamental Representations) which are qualified by materiality (or similar qualifications) shall be true and correct in all respects as of the date of this Agreement and the representations and warranties of the Purchaser and the Parents contained in this Agreement (other than the Purchaser’s Fundamental Representations) which are not so qualified shall be true and correct in all material respects as of the date of this Agreement, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be so true and correct as of such other date and (iii) the covenants and agreements contained in this Agreement to be complied with by the Parents and the Purchaser on or before the Closing shall have been complied with in all material respects.

(b)                                 No Order.  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) that has the effect of making the transactions contemplated by this Agreement or the Ancillary Agreements illegal or otherwise restraining or prohibiting the consummation of such transactions unless same shall have expired or shall have been terminated.

(c)                                  Purchaser’s Deliverables. All of the closing deliverables executed by the Parents or Purchaser set forth in Section 2.05 and deposited in escrow with counsel on the date of this Agreement shall have been released from escrow and delivered by the applicable party.

Section 7.02.                             Conditions to Obligations of the Purchaser.  The obligations of the Parents and the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver (to the extent legally permissible), at or prior to the Closing, of each of the following conditions:

(a)                                  Representations, Warranties and Covenants.  (i) The Seller’s Fundamental Representations shall be true and correct in all respects as of the date of this Agreement, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be so true and correct as of such other date, (ii) the representations and warranties of the Seller contained in this Agreement (other than the Seller’s Fundamental Representations) which are qualified by Material Adverse Effect or materiality (or similar qualifications) shall be true and correct in all respects as of the date of this Agreement and the representations and warranties of the Seller contained in this Agreement (other than the Seller’s Fundamental Representations) which are not qualified by Material Adverse Effect or materiality shall be true and correct in all material respects as of the date of this Agreement, other than such representations and warranties that are made as of another date, in which case such representations and warranties shall be so true and correct as of such other date, and (iii) the covenants and agreements contained in this Agreement to be complied with by the Seller at or before the Closing shall have been complied with in all material respects.

(b)                                 No Order.  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) that has the effect of making the transactions contemplated by this Agreement or the Ancillary Agreements illegal or otherwise restraining or prohibiting the consummation of such transactions unless same shall have expired or shall have been terminated.

(c)                                  Hartz Matters; Termination of Economic Interests.  (i) Roseland Management Holding shall have acquired the Hartz Interest (it being understood that, effective upon such acquisition, Roseland Management Holding shall own 100% of the outstanding membership interests in Roseland Management Company, and that no additional consideration shall be payable by Purchaser and the Parents in respect of the Hartz Interest), (ii) Roseland Management Holding shall have acquired 50% of the outstanding membership interests in RM-C/H Management Company, L.L.C. (it being understood that, effective upon the acquisition by Purchaser of 100% of the membership interests in Roseland Management Holding as contemplated by this Agreement, purchaser shall acquire 100% of the outstanding membership interests in Roseland Management Company and 50% of the outstanding membership interests in RM-C/H Management Company, L.L.C.), and (iii) Seller shall have terminated, cancelled and extinguished all of the Economic Interests held directly in the Transferred Entities.

(d)                                 No Material Adverse Effect. From and after the date of this Agreement, no Material Adverse Effect shall have occurred and there shall not exist any fact, circumstance, event, development, change or effect which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; provided, however, that for purposes of invoking this closing condition pursuant to clause (i) of the definition of “Material Adverse Effect”, the Losses must be expected to be in excess of $20,000,000 in the aggregate.

(e)                                  NJ Bulk Sales. The provisions of Section 2.02(f) of this Agreement shall have been complied with in all respects, including the receipt of the Tax Notification by the Director (it being understood that this closing condition shall be deemed to be satisfied on the date that the Parties receive a written instruction from the Director to establish an escrow for a NJ Tax Claim and Seller executes and delivers the Tax Escrow Agreement).

(f)                                    Seller’s Deliverables.  All of the closing deliverables executed by Seller set forth in Section 2.04 and deposited in escrow with counsel on the date of this Agreement shall have been released from escrow and delivered by the applicable party.

Article VIII

INDEMNIFICATION

Section 8.01.                             Survival of Representations and Warranties.  The representations and warranties of the parties hereto contained in this Agreement shall survive the Closing for a period of eighteen (18) full calendar months after the Closing, except that (i) the representations and warranties of Seller contained in Sections 3.01(a), 3.01(c), 3.02, 3.03, 3.04, 3.05 (clause (a) only), 3.20 and 3.22 (collectively, the “Seller’s Fundamental Representations”), and the representations and warranties of Purchaser and the Parents contained in Sections 4.01 and 4.03 (clause (a) only) (the “Purchaser’s Fundamental Representations”) shall survive until the expiration of the applicable statute of limitations, (ii) the representations and warranties of Seller contained in Section 3.17 shall survive until the expiration of the applicable statutes of limitation with respect to the underlying subject matter thereof and (iii) the representations and warranties of Seller contained in Section 3.13 shall survive until the second anniversary of the Closing Date; provided, that any claim made with reasonable specificity by the party seeking to be indemnified within the time periods set forth in this Section 8.01 shall survive until such claim is finally and fully resolved.  All covenants and agreements contained herein shall remain in full force and effect for a period of two years following the Closing, except (i) for those covenants and agreements that by their terms are to be performed in whole or in part after the Closing, which shall remain in full force and effect for a period equal to the later of (A) two (2) years after the Closing and (B) two (2) years following the expiration of the term set forth in such covenant or agreement or the date by which such covenant or agreement is required to be performed in full (as applicable), (ii) those covenants and agreements set forth in Section 5.16 shall survive until the expiration of the applicable statutes of limitation with respect to the underlying subject matter thereof and (iii) those covenants and agreements set forth in Sections 5.23 and 5.28 shall survive indefinitely; provided, however, that any claim made with reasonable specificity by the party seeking to be indemnified within the time periods set forth in this Section 8.01 shall survive until such claim is finally and fully resolved.

Section 8.02.                             Indemnification by the Seller and the Principals.

(a)                                  Subject to Section 8.04, the Parents, the Purchaser and their respective Affiliates, officers, directors, managers, members, employees, agents, successors and assigns (each, a “Purchaser Indemnified Party”) shall be indemnified and held harmless by the Seller for and against all Losses arising out of, resulting from or incident to: (i) the breach of any representation or warranty made by the Seller contained in this Agreement (including the Disclosure Schedule), (ii) the breach of any covenant or agreement by the Seller contained in this Agreement, (iii) the Seller (or any predecessor of any of the Seller) having been a member of an “affiliated group” (as defined in Section 1504(a) of the Code) for any consolidated, combined or unitary foreign, state or local Tax purposes, (iv) any Tax sharing, allocation or similar agreement to which any of the Companies, Controlled Transferred Entities or Controlled Property Owners is a party prior to or as of the Closing, (v) all Taxes attributable to the activities of any of the Companies, Controlled

Transferred Entities or Controlled Property Owners attributable to the period on or prior to the Closing, and all Taxes attributable to the NJ Tax Claim in excess of the Tax Escrow, (vi) any of the Excluded Assets, the Excluded Roseland Property Assets or Excluded Roseland Property Liabilities, (vii) the Economic Interests, (viii) any failure of Seller to pay all or any portion of the Fee Shortfall Amount in accordance with Section 2.07, (ix) any and all Financial Obligations arising from or relating to the OCIP Policy, (x) any failure of the Seller to pay all or any portion of the fees and costs payable to the consenting Person associated with obtaining any Permits, Third Party Consents, Governmental Consents or Principal Guaranty Releases in accordance with Section 5.07, or (xi) (A) all Liabilities under that certain Contribution and Indemnification Agreement, dated as of January 18, 2012, between The Prudential Insurance Company of America and the Seller, with respect to any and all periods prior to the Closing, (B) all Liabilities under that certain Contribution and Indemnification Agreement, dated as of April 25, 2011, between PRISA III REIT Operating, L.P. and the Seller, with respect to any and all periods prior to the Closing, (C) the indemnification and guaranty Liabilities that are referenced on Schedule 5.07(d) under those Third Party Consents and Principal Guaranty Releases set forth on Schedule 5.07(d), with respect to any and all periods prior to the Closing, in each case of clauses (A), (B) and (C) which Liabilities have been assumed as of the date of this Agreement by one or more of the Parents in connection with the transactions contemplated by this Agreement, (D) all indemnification Liabilities assumed by the Purchaser, the Parents or any of their respective Affiliates from and after the date of this Agreement in connection with obtaining any Governmental Consents, with respect to any and all periods prior to the Closing, and (E) all fees, costs and indemnification Liabilities assumed or incurred by Marbella RoseGarden, L.L.C. under that Third Party Consent set forth on Schedule 8.02 with respect to any and all periods, whether prior to or after the Closing.

(b)                                 Any Principal who shall breach any covenant or agreement contained in Section 5.08 of this Agreement shall, severally and not jointly, indemnify and hold harmless the Purchaser Indemnified Parties for and against all Losses arising out of, resulting from or incident to such breach. The Principals, jointly and severally, shall indemnify and hold harmless the Purchaser Indemnified Parties for and against all Losses arising out of, resulting from or incident to, a breach of any covenant or agreement contained in Section 5.18 of this Agreement.

Section 8.03.                             Indemnification by the Purchaser.  The Seller, the Principals and their respective Affiliates, officers, directors, managers, members, employees, agents, successors and assigns (each, a “Seller Indemnified Party”) shall be indemnified and held harmless by the Parents and the Purchaser, jointly and severally, for and against any and all Losses, arising out of, resulting from or incident to: (a) the breach of any representation or warranty made by the Purchaser or the Parents contained in this Agreement, (b) the breach of any covenant or agreement by the Purchaser or the Parents contained in this Agreement, (c) all Principal Guaranties for which Principal Guaranty Releases have not been obtained as of the Closing Date, except as set forth on Schedule 8.03(c), (d) the Assumed Roseland Property Liabilities, or (e) the guaranties, indemnities and similar agreements reflected on Schedule 8.03(e), it being understood that Purchaser and the Parents are assuming all liabilities of the Seller and/or the Principals under such guaranties, indemnities and agreements from and after the Closing.

Section 8.04.                             Limits on Indemnification.

(a)                                  No claim may be asserted nor may any Action be commenced against any party for breach of any representation, warranty, covenant or agreement contained herein, unless written notice of such claim or action is received by such party describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or Action on or prior to the date on which the representation, warranty, covenant or agreement on which such claim or Action is based ceases to survive as set forth in Section 8.01, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date.  Without limiting the foregoing, nothing herein shall be deemed to prevent an Indemnified Party from making a claim hereunder for potential or contingent claims or demands; provided that the written notice of such claim sets forth the specific basis for any such contingent claim to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such a claim may be made.

(b)                                 Notwithstanding anything to the contrary contained in this Agreement: (i) an Indemnifying Party shall not be liable for any claim for indemnification pursuant to (x) Section 8.02(a)(i) (other than with respect to a breach of any representation or warranty contained in Section 3.17 or Section 3.20) or (y) Section 8.03(a), unless and until the aggregate amount of indemnifiable Losses which may be recovered from the Indemnifying Party thereunder equals or exceeds $1,000,000 (the “Indemnification Threshold”), after which the Indemnifying Party shall fully indemnify the other party for the total of such Losses (including those incurred prior to exceeding the Indemnification Threshold), subject to the limitations set forth in clause (ii) of this Section 8.04(b); (ii) the maximum amount of indemnifiable Losses which may be recovered from an Indemnifying Party arising out of or resulting from the causes set forth in (x) Section 8.02(a)(i) (other than with respect to a breach of any representation or warranty contained in Section 3.17 or Section 3.20, for which an Indemnifying Party shall be liable for all Losses) or (y) Section 8.03(a) shall be $40,000,000; (iii) an Indemnified Party shall not be entitled to make any claim for indemnification pursuant to this Article VIII for any single Loss of $75,000 or less or any related series of Losses which in the aggregate do not exceed $75,000; and (iv) none of the parties hereto shall have any liability under any provision of this Agreement for any punitive damages, special damages or consequential damages (including lost profits and lost opportunities), except to the extent an Indemnified Party is required to pay such damages in connection with a Third Party Claim. For the purposes of determining whether the Indemnification Threshold has been met (but not determining whether a breach of a representation has occurred), all representations and warranties in Article III or Article IV of this Agreement which are qualified by Material Adverse Effect or materiality (or similar qualifications) shall be read as if such qualifications were not present therein.

(c)                                  For all purposes of this Article VIII, “Losses” shall be net of any insurance or other recoveries actually received by the Indemnified Party or its Affiliates in connection with the facts giving rise to the right of indemnification.  In addition, any indemnification payment made under this Agreement will take into account and be reduced by any Tax benefit to the Indemnified Party resulting from the Loss giving rise to such payment.

(d)                                 Payments by an Indemnified Party of amounts for which such Indemnified Party is indemnified hereunder shall not be a condition precedent to recovery.

(e)                                  Notwithstanding anything to the contrary in this Agreement, nothing set forth in this Agreement, including the limitations on indemnification set forth in clause (b) of this Section 8.04 and the durational limitations of the survival periods set forth in Section 8.01, shall limit the rights, remedies or claims of any party, or the liability of any party for any Losses, arising out of, based on or related to actual fraud; provided, however, that the limitations on indemnification set forth in clause (b) of this Section 8.04 and the durational limitations of the survival periods set forth in Section 8.01 shall apply to limit the rights, remedies or claims of any party, or the liability of any party for any Losses, arising out of, based on or related to actual fraud which are first asserted from and after the later of (i) March 31, 2013 and (ii) if the filing with the SEC of the Annual Report on Form 10-K of either of MCRC or MCRLP for the year ended December 31, 2012 is delayed due to any failure to complete the preparation of MCRC’s or MCRLP’s financial statements, or any failure to complete the audit of such financial statements, due to any issue relating to the Companies, the Assets, the Business, the Transferred Interests or any of the transactions contemplated by this Agreement and the Ancillary Agreements, and the date of such filing with the SEC is later than March 31, 2013, the date on which such Annual Report on Form 10-K of MCRC or MCRLP, as applicable, is filed with the SEC (such later date, the “Fraud Limitation Start Date”). Notwithstanding anything to the contrary in this Agreement, (i) nothing set forth in this Agreement, including the limitations on indemnification set forth in clause (b) of this Section 8.04 and the durational limitations of the survival periods set forth in Section 8.01, shall limit the rights, remedies or claims of any party, or the liability of any party for any Losses, arising out of, based on or related to any of the matters referred to in clauses (vi), (vii), (viii), (ix), (x) or (xi) of Section 8.02(a), and (ii) the limitations on indemnification set forth in clause (b) of this Section 8.04 shall not limit the rights, remedies or claims of any party, or the liability of any party for any Losses, arising out of, based on or related to (A) any of the matters referred to in clauses (ii), (iii), (iv) or (v) of Section 8.02(a), (B) any of the matters referred to in Section 8.02(b) or (C) any of the matters referred to in clauses (b), (c), (d) or (e) of Section 8.03.

Section 8.05.                             Notice of Loss; Third Party Claims.

(a)                                  An Indemnified Party shall give the Indemnifying Party notice of any matter (other than Third Party Claims which are addressed in subsection (b) below), which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within sixty (60) days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that failure to give such notice within such sixty (60) day period shall not affect the Indemnifying Party’s obligations under this Article VIII except to the extent the Indemnifying Party shall have been prejudiced by such failure.

(b)                                 If an Indemnified Party shall receive notice of any Action, audit, claim, demand or assessment (each, a “Third Party Claim”) against it which may give rise to a claim for Loss under this Article VIII, within thirty (30) days of the receipt of such notice, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VIII except to the extent that such failure results in a detriment to the Indemnifying Party.  Unless (i) the Third Party Claim involves the seeking of an injunction or other equitable relief, or (ii) unless the Third Party Claim is criminal in nature, the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice, reasonably satisfactory to the Indemnified Party, if it gives notice of its intention to do so, to the Indemnified Party within thirty (30) days of the receipt of such notice from the Indemnified Party.  Notwithstanding the preceding sentence, the Indemnifying Party shall lose the right to control the defense of the Third Party Claim if it shall fail to diligently defend the Third Party Claim.  If the Indemnifying Party has the right to elect, and elects, to undertake any such defense against a Third Party Claim, the Indemnified Party may participate in such defense and in any settlement negotiations at its own expense.  The Indemnified Party shall fully cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party.  If the Indemnifying Party elects to direct the defense of any such claim or proceeding or if the Indemnifying Party is not entitled to direct the defense of such Claim or proceeding, the Indemnified Party shall not pay, or permit to be paid, any part of such Third Party Claim unless the Indemnifying Party consents in writing to such payment or unless the Indemnifying Party withdraws from the defense of such Third Party Claim (if it is entitled to direct the defense thereof as above provided) or unless a final judgment from which no appeal may be taken by or on behalf of the Indemnifying Party is entered against the Indemnified Party for such Third Party Claim.  If the Indemnifying Party fails to assume the defense of the Third Party Claim, or fails to diligently defend the Third Party Claim following its assumption of the defense thereof, the Indemnified Party may defend the Third Party Claim with counsel of the Indemnified Party’s choice, and may settle the Third Party Claim in its sole discretion.  If the Indemnifying Party assumes the defense of any such claims or proceeding pursuant to this Section 8.05 and proposes to forgo any appeal of an adverse outcome with respect thereto, then the Indemnifying Party shall give the Indemnified Party prompt written notice thereof and the Indemnified Party shall have the right to assume or reassume the defense of such claims or proceeding.  The Indemnifying Party shall not enter into any settlement or compromise of any action, suit or proceeding or consent to the entry of any judgment (i) which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a written release from all liability in respect of such action, suit or proceeding, (ii) which attributes fault to the Indemnified Party, or (iii) for other than monetary damages to be borne in full by the Indemnifying Party, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed.  If an Indemnified Party is entitled to indemnification against a Third Party Claim, and the Indemnifying Party fails to accept a tender of, or assume, the defense of a Third Party Claim pursuant to this Section 8.05, or if, in accordance with the foregoing, the Indemnifying Party shall not have the right or shall lose its right to contest, defend, litigate and settle such a Third Party Claim, the Indemnified Party shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith and upon the advice of counsel, to contest, defend and litigate such Third Party Claim, and may settle such Third Party Claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of its intention to settle is given to the Indemnifying Party.  If, pursuant to this Section 8.05, the Indemnified Party so contests, defends, litigates or settles a Third Party Claim for which it is entitled to indemnification hereunder as hereinabove provided, the Indemnified Party shall be reimbursed by the Indemnifying Party for the reasonable attorneys’ fees and other expenses of contesting, defending, litigating and/or settling the Third Party Claim which are incurred from time to time, forthwith following the presentation to the Indemnifying Party of itemized bills for said attorneys’ fees and other expenses.

Section 8.06.                             Right of Offset Against Earnout. Anything in this Agreement to the contrary notwithstanding, in the event that Seller or any of the Principals is obligated to indemnify any Purchaser Indemnified Party pursuant to the provisions of this Article VIII, the Parents and the Purchaser may (but shall not be obligated to), in addition to any other right or remedy (including those set forth in Section 8.07(c)), withhold up to $10,000,000 that may become due to Seller under the terms of the Earnout (provided, however, that the first $4,000,000 that may become due to Seller under the terms of the Earnout shall not be subject to any such right of offset pursuant to this Article VIII) and set off such funds so withheld by the Parents and the Purchaser against such indemnification obligation.  Neither the exercise of nor the failure to exercise such right of offset shall be deemed to be or construed as a waiver or election of remedies by the Parents or the Purchaser or prejudice or impair the concurrent or subsequent exercise or enforcement of any other rights or remedies available to them.

Section 8.07.                             Other Matters Relating to Indemnification.

(a)                                  Any payment by an Indemnifying Party of any Losses hereunder shall be deemed to be an adjustment in the Purchase Price for Tax purposes.

(b)                                 If (i) whether as a result of Parents’ or Purchaser’s investigation or otherwise, Seller shall establish that Mitchell E. Hersh had actual knowledge prior to Closing that a representation and warranty made by the Seller in this Agreement was untrue or incorrect in any material respect when made, and (ii) Purchaser proceeds with the Closing, then the representation or warranty and the corresponding Disclosure Schedule to this Agreement shall automatically be deemed to be modified to reflect the information, event or condition of which Mitchell E. Hersh had actual knowledge prior to Closing, and the Purchaser Indemnified Parties shall be deemed to have waived any right pursuant to Article VIII to claim indemnification or Losses after the Closing by reason of such breach or misrepresentation; provided, however, that the foregoing shall not affect or be deemed to affect Parents’ and Purchaser’s rights prior to Closing under Article IX to elect to terminate this Agreement. Except as expressly provided in the immediately preceding sentence, a party’s right to indemnification or other remedies based upon the representations, warranties, covenants and agreements of the other parties set forth in this Agreement (including the Disclosure Schedule) and the Ancillary Agreements (other than the Employment Agreements) delivered by any such party pursuant hereto shall not in any way be affected by any investigation or knowledge of such party or any waiver by such party of any condition based on the accuracy of any representation or warranty, or compliance with any covenant or agreement.  Except as expressly provided in the first sentence of this subsection (b) of this Section 8.07, such representations, warranties, covenants and agreements shall not be affected or deemed waived by reason of the fact that a party knew or should have known that any representation or warranty might be inaccurate or that the other parties failed to comply with any agreement or covenant and any investigation by such party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

(c)                                  The parties acknowledge and agree that, except for the matters for which the Purchaser Indemnified Parties shall be entitled to indemnification pursuant to Section 8.02(b) of this Agreement, and prior to any Change of Control (as defined in the Employment Agreements) of MCRC, (i) the Escrow Deposit until the funds comprising the Escrow Deposit are required to be released from escrow in accordance with the Indemnity Escrow Agreement, (ii) the right of offset with respect to the Earnout provided in Section 8.06 of this Agreement and (iii) after the third (3rd) anniversary of the Closing Date, the assets of Seller after such date, but only to the extent of a cumulative amount of $10,000,000, shall be the Purchaser Indemnified Parties’ exclusive method of receiving indemnification from the Seller pursuant to this Agreement.  It is hereby acknowledged and agreed by the parties that the Purchaser Indemnified Parties shall not be entitled to proceed directly against the assets of the Seller in respect of any such indemnification obligation and that any such funds released to Seller or paid to Seller shall no longer be subject to any claim for indemnification once they were released or paid and that any such amounts paid or released by Seller or distributed by Seller to its equityholders shall not be subject to any claims of indemnification, except that (1) the assets of Seller shall be subject to claims for indemnification to the extent provided in clause (iii) above and (2) the assets of the Principals shall be subject to claims of indemnification pursuant to Section 8.02(b) of this Agreement. With respect to the matters for which the Purchaser Indemnified Parties shall be entitled to indemnification pursuant to Section 8.02(b) of this Agreement, the Purchaser Indemnified Parties may, but shall not be required to, proceed directly against the Principals, (A) severally and not jointly, with respect to any breach of any covenant or agreement contained in Section 5.08 of this Agreement, and (B) jointly and severally, with respect to any breach of any covenant or agreement contained in Section 5.18 of this Agreement, in addition to any other right or remedy (including those referred to in the immediately preceding sentence and those set forth in Sections 5.08 and 10.16 of this Agreement), notwithstanding any funds or assets referred to in the immediately preceding sentence then available to proceed against, and without first proceeding against any such funds, securities or assets.  For the sake of clarity, (i) the Purchaser Indemnified Parties may only proceed against the applicable Principal with respect to any breach of any covenant or agreement set forth in Section 5.08 of this Agreement by such Principal and may not proceed against the Seller, the other Principals or the Escrow Deposit, and may not exercise any right of offset pursuant to Section 8.06, for any such breach of Section 5.08 by such Principal and (ii) the Purchaser Indemnified Parties may proceed against the Seller or the Escrow Deposit, and/or may exercise any right of offset pursuant to Section 8.06, or any combination thereof, with respect to any breach of any covenant or agreement set forth in Section 5.08 of this Agreement by the Seller.  The parties acknowledge and agree that, except for (x) the matters for which the Purchaser Indemnified Parties shall be entitled to indemnification pursuant to Section 8.02(b) of this Agreement, or (y) any claim made in accordance with Section 8.04(a) by a Purchaser Indemnified Party prior to a Change of Control of MCRC, following any Change of Control of MCRC, Seller and the Principals shall have no further indemnification obligations pursuant to this Article VIII.

(d)                                 Except for any claim or proceeding arising out of, resulting from or incident to (i) the Employment Agreements, (ii) the matters for which the Purchaser Indemnified Parties shall be entitled to indemnification pursuant to Section 8.02(b) of this Agreement, (iii) actual fraud, subject to the immediately following sentence, and (iv) any equitable relief expressly provided for elsewhere in this Agreement (including in Sections 5.08 and 10.16 of this Agreement), from and after the Closing, the parties’ sole remedy with respect to any and all claims arising under this

Agreement shall be pursuant to this Article VIII, and, in furtherance of the foregoing, the parties hereby waive, from and after the Closing, to the fullest extent permitted by Law, all other rights, claims and causes of action they may have against one another under this Agreement and in connection with the transactions contemplated by this Agreement. The parties’ sole remedy with respect to any and all claims of actual fraud that are asserted after the Fraud Limitation Start Date shall be pursuant to this Article VIII (and shall be subject to the limitations on indemnification contained in this Article VIII, including the limitations set forth in Section 8.04(b) and the durational limitations of the survival periods set forth in Section 8.01), and, in furtherance of the foregoing, the parties hereby waive, to the fullest extent permitted by Law, all other rights, claims and causes of action they may have against one another with respect to claims for actual fraud that are asserted after the Fraud Limitation Start Date.

Article IX

TERMINATION, AMENDMENT AND WAIVER

Section 9.01.                             Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)                                  by either the Seller, on the one hand, or the Purchaser and the Parents, on the other hand, if the Closing shall not have occurred by the Termination Date (including any extension thereof); provided, however, that the right to terminate this Agreement under this Section 9.01(a) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(b)                                 by either the Purchaser and the Parents, on the one hand, or the Seller, on the other hand, in the event that any Governmental Order restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement shall have become final and nonappealable;

(c)                                  by the Seller, if the Parents or the Purchaser shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement which would give rise to the failure of a condition set forth in Article VII, which breach cannot be cured or which, if curable, has not been cured within thirty (30) days after the giving of written notice by the Seller to the Purchaser and the Parents specifying such breach;

(d)                                 by the Purchaser and the Parents, if the Seller shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement which would give rise to the failure of a condition set forth in Article VII, which breach cannot be cured or which, if curable,  has not been cured within thirty (30) days after the giving of written notice by the Purchaser to the Seller specifying such breach; or

(e)                                  by the mutual written consent of the Seller, on the one hand, and the Purchaser and the Parents, on the other hand.

Section 9.02.                             Effect of Termination.  In the event of the termination of this Agreement by either Seller or Purchaser and the Parents as provided in Section 9.01:

(a)                                  Purchaser’s and the Parents’ right of access pursuant to Section 5.02 shall terminate and each party, if so requested by the other party, will return promptly every document furnished to it by the other party (or any subsidiary, division, associate or Affiliate of such other party) in connection with the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof (except for copies of documents publicly available) which may have been made, and will use its reasonable best efforts to cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made; and

(b)                                 All information received by any party hereto with respect to the business of the other party hereto or their respective subsidiaries, divisions, Affiliates or associates (other than information which is a matter of public knowledge or which has heretofore been or is hereafter publicly published in any publication for public distribution or filed as public information with any governmental authority) shall not, unless otherwise required by law, at any time be used for the advantage of, or disclosed to third parties by, such party for any reason whatsoever.

This Section 9.02 shall survive any termination of this Agreement.

Section 9.03.                             Remedies.  Notwithstanding any termination right granted in Section 9.01, in the event of the nonfulfillment of any condition to a party’s closing obligations, such party may elect to do one of the following:

(a)                                  proceed to close despite the nonfulfillment of any closing condition, it being understood that consummation of the Closing shall not be deemed a waiver of a breach of any representation, warranty or covenant or of any party’s rights and remedies with respect thereto;

(b)                                 decline to close, terminate this Agreement as provided in Section 9.01, and thereafter seek damages to the extent permitted in Section 9.04; or

(c)                                  seek specific performance of the obligations of the other party in accordance with Section 10.16.

Section 9.04.                             Right to Damages.  If this Agreement is terminated pursuant to Section 9.01, no party hereto shall have any claim against the other parties hereto, except if the circumstances giving rise to such termination were caused either by the other party’s breach of any covenant or agreement of such other party contained in this Agreement, or by any of the representations and warranties contained in this Agreement by such other party being incorrect such that any of the conditions set forth in Sections 7.01(a) or 7.02(a) shall not be satisfied at the time set forth in such Sections, in which event termination shall not be deemed or construed as limiting or denying any legal or equitable right or remedy of said party, and said party shall also be entitled to recover, without limitation, its costs and expenses which are incurred in pursuing its rights and remedies (including reasonable attorneys’ fees).

Article X

GENERAL PROVISIONS

Section 10.01.                       Expenses.  Except as otherwise specified in this Agreement, all costs and expenses, including, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be borne by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 10.02.                       Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service,), by facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

If to the Seller:

Roseland Partners, L.L.C.

233 Canoe Brook Road

Short Hills, NJ 07078

Attention:  Bradford R. Klatt

with two (2)

separate copies

of the notice sent

to the attention of:

Telecopy:  (973) 564-6200

Telephone:  (973) 218-2309

Email:  Klatt@roselandproperty.com

Attention:  Bradford R. Klatt

Telecopy:  (973) 564-6200

Telephone:  (973-218-2307

Email:  Tycher@roselandproperty.com

Attention:  Marshall B. Tycher

with a copy (which shall not constitute notice) to:

Orloff, Lowenbach, Stifelman & Siegel, P.A.

101 Eisenhower Parkway

Suite 400

Roseland, NJ 07068-1097

Telecopy:  (973) 622-3073

Telephone:  (973) 622-6200

Email:  ss@olss.com

Attention:  Stanley Schwartz, Esq.

If to the Parents or the Purchaser:

c/o Mack-Cali Realty Corporation

343 Thornall Street

Edison, NJ 08837-2206
with two (2)
separate copies
of the notice sent
to the attention of:

Telecopy:  (732) 205-9040
Telephone:  (732) 590-1040
Email:  mhersh@mack-cali.com
Attention:  Mitchell E. Hersh
President and Chief Executive Officer

and

Telecopy:  (732) 205-9015
Telephone:  (732) 590-1010
Email:  rthomas@mack-cali.com
Attention:  Roger W. Thomas
Executive Vice President and General Counsel

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP

The MetLife Building
200 Park Avenue
New York, NY 10166
Telecopy:  (212) 801-6400
Telephone:  (212) 801-9200
E-Mail:  blockd@gtlaw.com
Attention:  Dennis J. Block, Esq.

Anthony J. Marsico, Esq.

Section 10.03.                       Public Announcements; Confidentiality.  Upon the execution of this Agreement, the Purchaser and MCRC shall have the right to make such public announcements or filings as may be required by (i) the Securities Act, (ii) the Securities Exchange Act, (iii) the rules and listing standards of the New York Stock Exchange, Inc., (iv) any other law of a jurisdiction to which the Parents are subject, or (v) any oral questions, interrogatories, requests for information, subpoena, civil investigative demand, or similar process required by applicable rules, laws or regulations by any court, law or administrative authority to which Purchaser and the Parents are subject.  Purchaser and the Parents also shall have the right to make such public announcements or filings as they may deem reasonably prudent, and shall be entitled to make such filings or announcements upon advice of counsel as may be otherwise be deemed necessary.  In this connection, it should be noted that Purchaser and the Parents have determined that the entry into this Agreement will need to be disclosed within four (4) business days of its execution on a Current Report on Form 8-K under Item 1.01 thereof and that the Agreement will be filed as an exhibit thereto or be filed as an exhibit to the Parents’ next following periodic report filed pursuant to the Securities Exchange Act.  Seller may make such public disclosures as are required by Law.  Each of Seller, Purchaser and the Parents hereby agree to provide the non-disclosing parties as much advance notice as reasonably possible with respect to the nature of such disclosure, cooperate fully as to the timing and contents of such disclosure and review in good faith the suggestions of the other party with respect to the contents of such disclosure.

Section 10.04.                       Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to either party hereto.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

Section 10.05.                       Entire Agreement.  This Agreement (including the Exhibits and the Disclosure Schedule and other Schedules) and the Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the Seller and the Purchaser with respect to the subject matter hereof and thereof.

Section 10.06.                       Assignment.  This Agreement may not be assigned by operation of Law or otherwise without the prior express written consent of the Seller, and the Purchaser or either of the Parents, which consent may be granted, conditioned, delayed or withheld in the sole discretion of the Seller or the Purchaser or the Parents, as the case may be.  Notwithstanding the foregoing, the Purchaser and/or the Parents may assign any or all of their respective interests in this transaction to one or more Affiliates, provided, that any such assignment shall not relieve the Purchaser and the Parents from their obligations hereunder.

Section 10.07.                       Amendment.  This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Seller, on the one hand, and the Purchaser or either of the Parents, on the other hand, or (b) by a waiver in accordance with Section 10.08.

Section 10.08.                       Waiver.  Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto, or (c) waive compliance with any of the agreements of the other party or conditions to such party’s obligations contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.  Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.  The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

Section 10.09.                       No Third Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied (including the provisions of Article VI relating to employee matters and Article VIII relating to Indemnified Parties), is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

Section 10.10.                       Currency.  Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.

Section 10.11.                       Governing Law.  This Agreement and all others arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.  All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York; provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of The City of New York.  Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

Section 10.12.                       Waiver of Jury Trial.  The parties hereto hereby waive to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement.  Each of the parties hereto hereby (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.12.

Section 10.13.                       Counterparts.  This Agreement shall not be effective or binding until such time as it has been executed and delivered by all parties hereto.  This Agreement may be executed and delivered (including by facsimile transmission or portable document format (PDF)) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

Section 10.14.                       Cooperation.  Prior to and after the Closing, each party hereto shall, from time to time, execute, acknowledge and deliver such further instruments, in recordable form, if necessary, and perform such additional acts, as the other party may reasonably request in writing in order to effectuate the intent of this Agreement, within thirty (30) days of the request.  Nothing contained in this Agreement shall be deemed to create any rights or obligations of partnership, joint venture or similar association between the Seller and Purchaser or the Parents.

Section 10.15.                       Construction.  This Agreement shall be given a fair and reasonable construction in accordance with the intentions of the parties hereto, and without regard to or aid of canons requiring construction against the Seller, the Principals, Purchaser and the Parents or the party whose counsel drafted this Agreement.

Section 10.16.                       Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court referenced in Section 10.11, this being in addition to any other remedy to which they are entitled at Law or in equity, and the parties hereby waive in any such proceeding the defense of adequacy of a remedy at Law and any requirement for the securing or posting of any bond or any other security related to such equitable relief.

Section 10.17.                       Execution by Facsimile or E-Mail.  This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or electronic transmission in portable document format (“pdf”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties.  No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic transmission in pdf format to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic transmission in pdf format as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Purchaser, the Parents and the Seller have executed or have caused this Membership Interest and Share Purchase and Contribution Agreement to be executed by their respective officers or Persons thereunto duly authorized as of the date first written above.

MACK-CALI REALTY CORPORATION,
a Maryland corporation

By:	/s/ Mitchell E. Hersh
Name: Mitchell E. Hersh
Title: President and Chief Executive Officer

MACK-CALI REALTY L.P.,
a Delaware limited partnership

By: Mack-Cali Realty Corporation, general partner

By:	/s/ Mitchell E. Hersh
Name: Mitchell E. Hersh
Title: President and Chief Executive Officer

MACK-CALI REALTY ACQUISITION CORP.,
a Delaware corporation

By:	/s/ Mitchell E. Hersh
Name: Mitchell E. Hersh
Title: President and Chief Executive Officer

ROSELAND PARTNERS, L.L.C., a New Jersey limited liability company

By:	/s/ Marshall B. Tycher
Name: Marshall B. Tycher
Title: Manager

Agreed and accepted with respect to Sections 5.08, 5.18 and 8.02(b)

/s/ Marshall B. Tycher
MARSHALL B. TYCHER

/s/ Bradford R. Klatt
BRADFORD R. KLATT

/s/ Carl Goldberg
CARL GOLDBERG

EXHIBIT A

ENTITY FLOW CHARTS

The attached flow charts reflect, with respect to each Real Property, the SPVs, Transferred Interests, Transferred Entities, Controlled Transferred Entities, Property Owners and Controlled Property Owners. The respective percentages for each entity shown on the flow charts represent the effective ownership after satisfaction of all applicable preferences in the underlying Organizational Documents.

Port Imperial South 15, L.L.C. Operating Multifamily Properties

RiversEdge
Weehawken, New Jersey

Port Imperial South 15, L.L.C 100% $100.00
Property Owner
PruRose Port Imperial South 15, LLC 100.00% 100.00% $100.00
Transferred Entity
Roseland/Port Imperial South 15, L.L.C. (1) 50.00% 50.00% $50.00
SPV
PRII Port Imperial South 15 LLC 50.00% 50.00% $50.00
Roseland Partners, L.L.C. 50.00% 100.00% $50.00

Notes:
(1) Romulus Development Corp has a 20% economic interest in distributions to Roseland/Port Imperial South 15, L.L.C.

Marbella Land Holding, L.L.C. **Under / Pending Construction**

Marbella II - Triangle Parcel

Jersey City, NJ

Entity	Ownership	Value
Marbella Land Holding, L.L.C.*	100.00%	$100.00
Roseland Marbella South, L.L.C. (100.00%)	100.00%	$100.00
Roseland Partners, L.L.C. (100.00%)	100.00%	$100.00

Marbella Land Holding, L.L.C.*: **Property Owner / Controlled Transferred Entity**

Roseland Marbella South, L.L.C.: **SPV**

Notes:

*Owns parcel adjacent to Marbella site that will be incorporated into Marbella II development. A copy of the deed to this parcel has been made available to the purchaser.

Marbella Tower Associates South, L.L.C. **Under / Pending Construction**

Marbella II - Water Lot

Jersey City, NJ

Marbella Tower Associates South, L.L.C.* 100% $100.00
Property Owner / Transferred Entity
MG Marbella Partners II, L.L.C. 51.4675% 51.4675% $51.4675
Roseland Marbella South, L.L.C. 48.5325% 48.5325% $48.5325
SPV
Roseland Partners, L.L.C. 48.5325% 100.00% $48.5325

Notes:

*Lessee under lease with Jersey City Redevelopment Authority for .6 acres of land under water. The development rights for this land will be used in connection with the development of Marbella II. A copy of the lease, as amended, has been made available to the purchaser.

Overlook Ridge, L.L.C. **Under / Pending Construction**

Overlook Ridge - 2C & 3B

Malden & Revere, MA

Overlook Ridge Apartments Investors LLC* 100% $100.00
Property Owner
Overlook Ridge JV 2C/3B, L.L.C. 50.0% 50% $50.00
Property Owner
Overlook Ridge Apartments Member LLC 50.0% 50% $50.00
Roseland/Overlook 2C/3B, L.L.C. 25.00% 50.00% $25.00
Controlled Transferred Entity
Rowe Contracting Company 25.00% 50.00% $25.00
Roseland/Partners, L.L.C. 25.00% 100% $25.00

Notes:

* Entity owns no real property. Entity has right to acquire property pursuant to Purchase and Sale Agreement with Overlook Ridge, L.L.C.

Hillsborough 206 Holdings, L.L.C. **Land Held for Future Development**
Hillsborough, NJ

Hillsborough 206 Holdings, L.L.C. 100% $100.00
Property Owner/Transferred Entity
BNE Investors VIII, L.L.C. 50.00% 50.00% $50.00
Roseland/Hillsborough, L.L.C. 50.00% 50.00% $50.00
SPV
Roseland Partners, L.L.C.* 90.00% 45.00% $45.00
Kain-Sel Investments, L.L.C. 5.00% 2.500% $2.50
Saje Properties, L.L.C. 5.00% 2.500% $2.50

Notes:
*Includes transfer of Roseland/EC, L.L.C. interests.

Overlook Ridge, L.L.C.

Land Held for Future Development

Overlook Ridge
Malden & Revere, MA

Overlook Ridge, L.L.C. * 100.0%
100% $100.00
Property Owner
Roseland/Overlook, L.L.C. 50.00%
50.00% $50.00
Controlled Transferred Entity
Roseland/Partners, L.L.C. 50.00%
100% $50.00
Rowe Contracting Company 50.00%
50.00% $50.00

Notes:

* Overlook Ridge, L.L.C. has entered into a Purchase and Sale Agreement and related documents with Overlook Ridge Apartments Investors, L.L.C. for the acquisition and development of a 370-unit project at Overlook Ridge referred to as Sites 2C and 3B. The Purchase and Sale Agreement and related documents for the 2C/3B project have been made available to the purchaser.

Port Imperial South, L.L.C. **Land Held for Future Development**

Roseland/Imperatore Land Partnership

Weehawken, NJ

Port Imperial South, L.L.C. 100%
$100.00
Controlled Property Owner
Romulus Development Corp. 50.00%
50.00% $50.00
Roseland/Port Imperial South, L.L.C. 50.00%
50.00% $50.00
Controlled Transferred Entity
Roseland Partners, L.L.C. 50.00%
100.00% $50.00

Notes:

Parcels owned by Port Imperial South, L.L.C. include 16,11,8/9, 1/3, 2, Hotel and Flex Condominium Unit and Park Parcel.

Roseland/Port Imperial Partners, L.P. **Land Held for Future Development**

West New York, NJ

Roseland/Port Imperial Partners, L.P.
100%
$100.00
Property Owner
Prudential Insurance Company of America
79.00%
79.00%
$79.00
Roseland/Port Imperial, L.L.C.
20.00%
20.00%
$20.00
Controlled Transferred Entity
Prudential - Port Imperial, L.L.C.
1.00%
1.00%
$1.00
Roseland Partners, L.L.C.
100.00%
20.00%
$20.00

Notes:

Parcels owned by Roseland/Port Imperial Partners, L.P. include 6, I, J, Clubhouse Condominium Unit and PF Chang's ground lease.

San Remo

Land Held for Future Development

Formation Agreement

Jersey City, NJ

MG Monaco Partners, L.L.C.
24%
58.334%
$24
RoseGarden Monaco, L.L.C. *
100%
100%
$100
Property Owner
Roseland / Monaco, L.L.C.
42%
41.666%
$42
SPV
Roseland Partners, L.L.C.
41.666%
100%
$41.67

Notes:

* Entity owns no real property. Entity has right to acquire property pursuant to Formation Agreement between Entity, Hudson Hospitality Service Urban Renewal, L.L.C. and JC Grandview Hotel, L.L.C
A copy of the Formation Agreement has been made available to the Purchaser.

Exhibit B

INDEMNITY ESCROW AGREEMENT

THIS INDEMNITY ESCROW AGREEMENT (as the same may be amended or modified from time to time and including any and all written instructions given to “Escrow Agent” (hereinafter defined) pursuant hereto, this “Escrow Agreement”) is made and entered into as of [                               ], 2012, by and among Mack-Cali Realty Acquisition Corp., a Delaware corporation, or its designee (the “Purchaser”), Mack-Cali Realty, L.P., a Delaware limited partnership (“MCRLP”), Mack-Cali Realty Corporation, a Maryland corporation (“Party A”), and Roseland Partners, L.L.C., a New Jersey limited liability company (“Party B”, and collectively with Party A, MCRLP and the Purchaser, sometimes referred to as the “Parties”), and U.S. Bank National Association, as escrow agent hereunder (the “Escrow Agent”).

WHEREAS, the Parties are parties to that certain Membership Interest and Asset Purchase Agreement, dated as of [                           ], 2012 (the “Purchase Agreement”); and

WHEREAS, in connection with the closing of the transactions contemplated by the Purchase Agreement (the “Closing”), the Purchaser has agreed to deposit into escrow with the Escrow Agent the sum of $34,079,684, in cash, at the Closing, (the “Indemnification Escrow Amount”), to be held by the Escrow Agent pursuant to the terms and conditions set forth in this Escrow Agreement;

WHEREAS, the purpose of the Indemnification Escrow Amount is to secure the obligations of Party B and the Principals (as defined in the Purchase Agreement) in connection with any claims for indemnification made by any Purchaser Indemnified Party (as defined in the Purchase Agreement) under Article VIII of the Purchase Agreement, to the extent provided in Article VIII of the Purchase Agreement (including Section 8.07(c) thereof) (“Indemnification Claims”); and

WHEREAS, Escrow Agent is willing to serve in such capacity on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.             Appointment.  The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2.             Definitions.  Unless otherwise defined herein, each capitalized term used in this Escrow Agreement shall have the meaning ascribed to such term in the Purchase Agreement.

3.             Authority of Party A.  MCRLP and the Purchaser hereby appoint Party A as their representative, agent and attorney in fact for and on their behalf for all purpose in connection with this Escrow Agreement and any escrow funds related to this Escrow Agreement.  Without in any way limiting the generality of the foregoing, each of the Parties hereto agrees that the Party A shall have authority to settle all matters and to give all instructions and notices in respect of this Escrow Agreement on behalf of itself, MCRLP and the Purchaser, including, without limitation, the authority to settle all Indemnification Claims in connection with this Escrow Agreement and Article VIII of the Purchase Agreement, all in the name of and on behalf of itself, MCRLP and Purchaser.  Unless the context otherwise clearly requires, any references to Party A contained herein, shall be deemed to be references to Party A, MCRLP and the Purchaser collectively.  Party A hereby represents and warrants, and MCRLP and the Purchaser hereby agree, that Party A has actual authority to act on their behalf in connection with this Escrow Agreement and any escrow funds related to this Escrow Agreement, settle all matters and to give all instructions and notices in respect of this Escrow Agreement on behalf of MCRLP and the Purchaser, including, without limitation, the authority to settle all Indemnification Claims in accordance with this Escrow Agreement and Article VIII of the Purchase Agreement on behalf of itself, MCRLP and the Purchaser.  Escrow Agent shall be entitled to deal exclusively with Party A with respect to any matter arising under this Escrow Agreement relating to MCRLP and/or Purchaser.

4.             [Intentionally omitted.]

5.             Deposit and Maintenance of Escrow Fund.

(a)           Pursuant to Section 2.02(c) of the Purchase Agreement, at the Closing, the Purchaser shall deposit with the Escrow Agent the Indemnification Escrow Amount via wire transfer to the account identified on Schedule C (the “Escrow Account”).  The Escrow Agent shall hold, subject to the terms and conditions hereof, the Indemnification Escrow Amount in the Escrow Account. The Escrow Agent agrees to accept delivery of the Indemnification Escrow Amount and to hold the Indemnification Escrow Amount and all interest and other amounts earned thereon, minus any and all distributions thereof from time to time (the “Escrow Fund”) pursuant to the terms of this Escrow Agreement.

(b)           The Escrow Agent is herein directed and instructed to, and shall, absent a Joint Written Direction to the contrary, invest and reinvest the Escrow Fund in the investments described in clause (i) of this Section 5(b).  Each of Party A and Party B shall promptly provide to Escrow Agent a duly executed Money Market Authorization in the form attached hereto as Schedule B.  With the execution of this document, the parties hereto acknowledge receipt of prospectuses and/or disclosure materials associated with the investment vehicles described in clause (i), if applicable, either through means of hardcopy or via access to the website associated with the investment selected by the Parties.  Party A and Party B may deliver a Joint Written Direction (as defined below) instructing the Escrow Agent to invest and reinvest the Escrow Fund in any combination of the following (in such proportions as specifically instructed, if at all, in such Joint Written Direction): (i) direct obligations of the United States of America or obligations the principal of and the interest on are unconditionally guaranteed by the United States of America; (ii) certificates of deposit issued by any bank, bank and trust company, or national banking association (including Escrow Agent and its affiliates), which certificates of deposit are insured by the Federal Deposit Insurance Corporation or a similar governmental agency; (iii) repurchase agreements with any bank, trust company or national banking association (including Escrow Agent and its affiliates); (iv) any institutional money market fund

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offered by Escrow Agent, including any institutional money market fund managed by Escrow Agent or any of its affiliates; (v) money market accounts of any bank, trust company, or national banking association (including Escrow Agent and its affiliates); and (vi) commercial paper in an aggregate amount of no more than $1,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States, rated at least “Prime-1” (or the then equivalent grade) by Moody’s Investors Services, Inc. or “A-1” (or the then equivalent grade) by Standard & Poors, Inc.  If Escrow Agent has not received a Joint Written Direction at any time that an investment decision must be made, Escrow Agent shall invest the Escrow Fund, or such portion thereof as to which no Joint Written Direction has been received, in the investments described in clause (i) of this Section 5(b).  The Escrow Agent shall have the power to sell or liquidate the foregoing investments whenever the Escrow Agent shall be required or instructed to distribute the Escrow Fund pursuant to the terms of this Escrow Agreement.  Requests or instructions received after 11:00 a.m., New York City time, by the Escrow Agent to liquidate the Escrow Account will be treated as if received before 11:00 a.m., New York City time, on the following Business Day. The Escrow Agent shall have no obligation to invest or reinvest the Escrow Fund on the same day if all or a portion of the Escrow Fund is deposited with the Escrow Agent after 11:00 a.m., New York City time, on the day of deposit.  Instructions to invest or reinvest that are received after 11:00 a.m., New York City time, will be treated as if received before 11:00 a.m., New York City time, on the following Business Day.  The Escrow Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the Escrow Fund or Escrow Account, as applicable, pursuant to this Escrow Agreement, or for any loss, cost or penalty resulting form any sale or liquidation of the Escrow Fund pursuant to this Escrow Agreement, provided that the Escrow Agent has made such investment, reinvestment or liquidation of the Escrow Fund, as applicable, in accordance with the terms, and subject to the conditions, of this Escrow Agreement.   The Escrow Agent shall not be obligated to monitor the ratings of any investments made pursuant to this Escrow Agreement. The Parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Escrow Fund or the purchase, sale, retention or other disposition of any investment described herein.   The Escrow Agent and its affiliates are authorized to act as counterparty, agent, broker or dealer while purchasing or selling investments specified herein. Non-deposit investment products: (i) are not obligations of, nor guaranteed by, US Bank National Association or any of its affiliates; (ii) are not FDIC insured; and (iii) are subject to investment risks, including the possible loss of principal amount invested.  Only deposits in the United States are subject to FDIC insurance.

(c)           Receipt of the Escrow Fund shall be confirmed by the Escrow Agent as soon as practicable by account statement delivered and a notice given as provided in Section 14, and any discrepancies in any such account statement shall be noted by a Party A Representative (as defined below) and/or Party B Representative (as defined below) to Escrow Agent within fifteen (15) calendar days after receipt thereof.  Failure to inform the Escrow Agent in writing of any discrepancies in any such account statement within said fifteen (15) day period shall conclusively be deemed confirmation of such account statement in its entirety.  Statements with respect to the Escrow Fund shall be delivered to Party A and Party B in accordance with Schedule C.

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(d)           All investment earnings shall become part of the Escrow Fund and investment losses shall be charged against the Escrow Fund.  All entities entitled to receive interest on the Escrow Fund shall provide Escrow Agent with a W-9 or W-8 IRS tax form prior to the disbursement of interest and Escrow Agent will file the appropriate 1099 or other required forms pursuant to Federal and applicable state laws.  A statement of citizenship will be provided if requested by Escrow Agent.  Each other Party shall provide to Escrow Agent a W-9 or W-8 IRS tax form upon request by Escrow Agent.

(e)           For purposes of this Escrow Agreement, “Joint Written Direction” shall mean a written direction executed by an authorized agent of Party A identified on Annex I hereto (or any other Person designated in writing by Party A and delivered to Escrow Agent and Party B Representative in accordance with the notice requirements of this Escrow Agreement authorizing such Person to act as an agent of Party A in connection with this Escrow Agreement, a “Party A Representative”) and executed by an authorized agent of Party B identified on Annex I hereto (or any other Person designated in writing by Party B and delivered to Escrow Agent and Party A Representative in accordance with the notice requirements of this Escrow Agreement authorizing such Person to act as an agent of Party B in connection with this Escrow Agreement, a “Party B Representative”) and directing the Escrow Agent to disburse all or a portion of the Escrow Fund or to take or refrain form taking an action pursuant to this Escrow Agreement.

6.             Release Dates.  For purposes of this Escrow Agreement, the “First Release Date” shall be April 1, 2013, and the “Second Release Date” shall be [                                           ], 2015.(1)

7.             Administration of Escrow Fund.  Except as otherwise provided herein, the Escrow Agent shall administer the Escrow Fund as follows:

(a)           If, as of 5:00 p.m. (New York City time) on the First Release Date, the Escrow Agent has not received any written Claim Notice (as defined herein), then at such time Party B shall deliver a written notice to Party A and the Escrow Agent (together with a certification to the Escrow Agent that delivery to Party A was done in accordance with the notice provisions of this Escrow Agreement) executed by a Party B Representative (a “Release Notice”), requesting that an amount equal to $6,675,000 be released to Party B.  If, as of 5:00 p.m. (New York City time) on the First Release Date, the Escrow Agent has received one or more written Claim Notices, but there is no pending or unresolved Claim Notice (and all Claimed Amounts (as defined herein) payable to Party A in satisfaction of such Claim Notices have theretofore been paid in full), then at such time Party B shall deliver a Release Notice to Party A and the Escrow Agent (together with a certification to the Escrow Agent that delivery to Party A was done in accordance with the notice provisions of this Escrow Agreement) executed by a Party B Representative requesting that an amount (if such amount is a positive number) equal to (x) $6,675,000 minus (y) the amount, if any, by which the aggregate amount of all Claimed Amounts (as defined below) that have been paid to Party A in satisfaction of all Claim Notices exceeds $27,404,684, be released to Party B. If, as of 5:00 p.m. (New York City time) on the First Release Date, the Escrow Agent has received one or more written Claim Notices, and any one or more of such written Claim Notices is pending or unresolved as of the First Release

(1) The 36-month anniversary of the Closing Date.

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Date (or any Claimed Amounts payable to Party A in satisfaction of any Claim Notices have not theretofore been paid in full), then at such time Party B shall deliver a Release Notice to Party A and the Escrow Agent (together with a certification to the Escrow Agent that delivery to Party A was done in accordance with the notice provisions of this Escrow Agreement) executed by a Party B Representative requesting that an amount (if such amount is a positive number) equal to (x) $6,675,000 minus (y) the amount, if any, by which the aggregate of (1) the amount of all Claimed Amounts that have been paid to Party A in satisfaction of all Claim Notices plus (2) the amount of all Claimed Amounts that have not been paid or otherwise resolved as of the First Release Date exceeds $27,404,684, be released to Party B. Prior to 5:00 p.m. (New York City time) on the 8th calendar day after receipt by Party A and the Escrow Agent of a Release Notice given pursuant to this Section 7 (including any Release Notice given pursuant to subsections (a) or (c) of this Section 7) (the “Release Response Period”), Party A may deliver to Party B and to the Escrow Agent (together with a certification to the Escrow Agent that delivery to Party B was done in accordance with the notice provisions of this Escrow Agreement) a written response executed by a Party A Representative (a “Release Response Notice”), to any Release Notice delivered by Party B to Party A and the Escrow Agent pursuant to this Section 7 (including any Release Notice given pursuant to subsections (a) or (c) of this Section 7), in which Party A may: (i) agree that the entire amount of the Escrow Fund requested for release by Party B may be released from the Escrow Fund to Party B; (ii) agree that part, but not all, of the amount of the Escrow Fund requested for release by Party B (the “Agreed Release Amount”) may be released from the Escrow Fund to Party B, and specifying such Agreed Release Amount; or (iii) indicate that no part of the Escrow Fund may be released to Party B (in which case no portion of the Escrow Fund should be released pursuant to the Release Notice).  Escrow Agent shall have no responsibility to determine whether any Release Notice or Release Response Notice has been received by Party A or Party B, as applicable, or to provide any Release Notice or Release Response Notice to Party A or Party B, as applicable and Escrow Agent shall assume that any notice required or permitted to be delivered to Escrow Agent and one or more Parties was received simultaneously by such Party or Parties with Escrow Agents receipt of such notice.

(i)            If Party A (A) does not deliver a Release Response Notice with respect to the applicable Release Notice prior to the expiration of the Release Response Period, or (B) delivers a Release Response Notice with respect to the applicable Release Notice prior to the expiration of the Release Response Period consenting in full to the contents of the Release Notice, the Escrow Agent shall promptly (and in any event within two (2) Business Days) following (x) the expiration of the Release Response Period (if clause (A) above applies) or (y) the date Escrow Agent receives the Release Response Notice (if clause (B) above applies), deliver to Party B the entire amount of the Escrow Fund requested to be released in the Release Notice, in accordance with the written delivery instructions furnished by Party B to the Escrow Agent; provided, that if no such delivery instructions are furnished by Party B to the Escrow Agent, the Escrow Agent shall retain all such amounts in the Escrow Account in accordance with this Escrow Agreement until it receives such written delivery instructions.

(ii)           If Party A delivers a Release Response Notice with respect to the applicable Release Notice prior to the expiration of the Release Response Period agreeing that some, but not all, of the portion of the Escrow Fund requested to be released by Party B may be released to Party B, and specifically setting forth the Agreed Release Amount, if any, the Escrow Agent shall promptly (and in any event within two (2) Business Days following expiration of the

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Release Response Period) deliver to Party B, such Agreed Release Amount, if any, in accordance with the written delivery instructions furnished by Party B to the Escrow Agent; provided, that if no such delivery instructions are furnished by Party B to the Escrow Agent, the Escrow Agent shall retain all such amounts in the Escrow Account in accordance with this Escrow Agreement until it receives such written delivery instructions.

(iii)          Subject to the release of any Agreed Release Amount pursuant to Section 7(a)(ii),  if Party A delivers a Release Response Notice with respect to the applicable Release Notice prior to the expiration of the Release Response Period indicating that all or any portion of the Escrow Fund requested to be released in the Release Notice should not be released to Party B, Party B and Party A shall attempt in good faith to resolve the dispute.  If Party A and Party B shall resolve such dispute, such resolution shall be binding on Party B, on the one hand, and Party A, MCRLP and the Purchaser, on the other hand, and a settlement agreement shall be signed by Party A and Party B and sent to the Escrow Agent together with a Joint Written Direction, and the Escrow Agent shall, promptly following receipt of a Joint Written Direction (and in any event within two (2) Business Days after receipt thereof), if applicable, release funds from the Escrow Fund in accordance with the specific instructions provided in the Joint Written Direction (which shall include written delivery instructions for Party B (if applicable)).

(iv)          If Party B and Party A are unable to resolve the dispute relating to any Release Notice within 45 calendar days after the delivery of the Release Notice, the dispute shall be submitted to any court of competent jurisdiction referred to in Section 16 of this Escrow Agreement (a “Competent Court”), and the Escrow Agent shall continue to hold the disputed portion of the Escrow Fund until Escrow Agent receives either: (i) a Joint Written Direction providing specific written instructions regarding the delivery of the disputed portion of the Escrow Fund; or (ii) a final, non appealable order or judgment of a Competent Court (a “Final Order”) providing specific written instructions regarding the delivery of the disputed portion of the Escrow Fund. Any Final Order shall be furnished to Party A, Party B and the Escrow Agent in writing, shall constitute the conclusive determination of the issue in question, and shall be binding upon Party A, Party B, MCRLP, the Purchaser, and the Escrow Agent.  The prevailing party in any dispute between Party B and Party A submitted to any Competent Court shall be entitled to an award of attorneys’ fees and costs to be paid by the losing Party.

(b)           At any time and from time to time prior to 5:00 p.m. (New York City time) on the Second Release Date, Party A may, in its sole and absolute discretion, deliver one or more written notices to Party B and the Escrow Agent (together with a certification to the Escrow Agent that delivery to Party B was done in accordance with the notice provisions of this Escrow Agreement) executed by a Party A Representative (each, a “Party A Discretionary Release Notice”), requesting that a specified amount of the Escrow Fund, to be determined in the sole and absolute discretion of Party A, be released to Party B; provided, however, that the aggregate amount of the Escrow Fund that may be released to Party B pursuant to all Party A Discretionary Release Notices shall not exceed $5,000,000; and provided, further, that nothing in this Escrow Agreement shall be deemed to require Party A to deliver any Party A Discretionary Release Notice to the Escrow Agent or Party B or to specify that any particular amount of the Escrow Fund be released to Party B pursuant thereto, it being hereby acknowledged and agreed that the delivery of any Party A Discretionary Release Notice pursuant to this Section 7(b), and the specified amount of the Escrow Fund requested to be released to Party B pursuant thereto,

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shall be in the sole and absolute discretion of Party A (subject to the first proviso of this Section 7(b)), and that the failure of Party A to deliver any Party A Discretionary Release Notice pursuant to this Section 7(b), or the failure of Party A to specify that any particular amount of the Escrow Fund be released to Party B pursuant thereto, shall not be (or be deemed to be) a breach of this Escrow Agreement or the Purchase Agreement. The Escrow Agent shall promptly (and in any event within two (2) Business Days) following the date the Escrow Agent receives a Party A Discretionary Release Notice deliver to Party B the specified amount of the Escrow Fund requested to be released to Party B in such Party A Discretionary Release Notice, in accordance with the written delivery instructions furnished by Party B to the Escrow Agent; provided, that if no such delivery instructions are furnished by Party B to the Escrow Agent, the Escrow Agent shall retain all such amounts in the Escrow Account in accordance with this Escrow Agreement until it receives such written delivery instructions.

(c)           If, as of 5:00 p.m. (New York City time) on the Second Release Date, (i) the Escrow Agent has not received any written Claim Notice or (ii) the Escrow Agent has received one or more written Claim Notices, but there is no pending or unresolved Claim Notice (and all Claimed Amounts payable to Party A in satisfaction of such Claim Notices have theretofore been paid in full), then at such time Party B shall deliver a Release Notice to Party A and the Escrow Agent (together with a certification to the Escrow Agent that delivery to Party A was done in accordance with the notice provisions of this Escrow Agreement) executed by a Party B Representative requesting that the remaining Escrow Fund, if any, be released to Party B.  If, as of 5:00 p.m. (New York City time) on the Second Release Date, the Escrow Agent has received one or more written Claim Notices, and any one or more of such written Claim Notices are pending or unresolved as of the Second Release Date (or any Claimed Amounts payable to Party A in satisfaction of any Claim Notices have not theretofore been paid in full), then at such time Party B shall deliver a Release Notice to Party A and the Escrow Agent (together with a certification to the Escrow Agent that delivery to Party A was done in accordance with the notice provisions of this Escrow Agreement) executed by a Party B Representative requesting that an amount (if such amount is a positive number) equal to (x) the remaining Escrow Fund minus (y) the amount of all Claimed Amounts that have not been paid or otherwise resolved as of the Second Release Date (including, without limitation, those relating to Claim Notices received on or prior to the First Release Date) (the “Retained Amount”), be released to Party B.  If Party A delivers a Release Response Notice with respect to the applicable Release Notice prior to the expiration of the Release Response Period agreeing that part, but not all, of the amount of the Escrow Fund requested for release by Party B may be released from the Escrow Fund to Party B in respect of the Second Release Date, or indicating that no part of the Escrow Fund may be released to Party B in respect of the Second Release Date, the procedures set forth in Section 7(a)(ii)-(iv) shall apply mutatis mutandis. If Party A does not deliver to Escrow Agent a Release Response Notice with respect to the applicable Release Notice, or if Party A delivers a Release Response Notice with respect to the applicable Release Notice agreeing that the entire amount of the Escrow Fund requested for release by Party B may be released from the Escrow Fund to Party B in respect of the Second Release Date, in either case prior to the expiration of the Release Response Period, the procedures set forth in Section 7(a)(i) shall apply mutatis mutandis.

(d)           If at any time prior to 5:00 p.m. (New York City time) on the Second Release Date, Party A desires to make a claim against the Escrow Fund with respect to any

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Indemnification Claim, then Party A shall, on or prior to 5:00 p.m. (New York City time) on the Second Release Date, deliver a written claim notice executed by a Party A Representative (a “Claim Notice”) to Party B and to the Escrow Agent (together with a certification to the Escrow Agent that delivery to Party B was done in accordance with the notice provisions of this Escrow Agreement).  Such Claim Notice shall contain (i) a description and a good faith estimate of the amount of any Losses incurred or reasonably expected to be incurred by any Purchaser Indemnified Party (the “Claimed Amount”); (ii) a statement that any Purchaser Indemnified Party is entitled to indemnification under Article VIII of the Purchase Agreement for such Losses; and (iii) a demand for payment.

(e)           Prior to 5:00 p.m. (New York City time) on the 30th calendar day after receipt by Escrow Agent of a Claim Notice (the “Claim Response Period”), Party B may deliver to Party A and to the Escrow Agent (together with a certification to the Escrow Agent that delivery to Party A was done in accordance with the notice provisions of this Escrow Agreement) a written response executed by a Party B Representative (the “Claim Response Notice”) in which Party B may:  (i) agree that the full Claimed Amount may be released from the Escrow Fund to Party A; (ii) agree that part, but not all, of the Claimed Amount (the “Agreed Claim Amount”) may be released from the Escrow Fund to Party A, provided, that such Claim Response Notice shall specify in detail the amount that may be released from the Escrow Fund; or (iii) indicate that no part of the Claimed Amount may be released from the Escrow Fund to Party A (in which case no portion of the Escrow Fund shall be released pursuant to the Claim Notice).  Any part of the Claimed Amount that is not to be released to Party A shall be the “Contested Amount.”

(A)          If Party B does not deliver a Claim Response Notice with respect to the applicable Claim Notice prior to the expiration of the Claim Response Period, then Party B shall be deemed to have agreed that the entire Claimed Amount may be released from the Escrow Fund to Party A and consented to the release by the Escrow Agent, and the Escrow Agent shall deliver to Party A the entire Claimed Amount promptly (and in any event within two (2) Business Days) after the expiration of the Claim Response Period in accordance with the written delivery instructions furnished by Party A to the Escrow Agent; provided, that if no such delivery instructions are furnished by Party A to the Escrow Agent, the Escrow Agent shall retain all such amounts in the Escrow Account until it receives such written delivery instructions.

(B)           If Party B delivers a Claim Response Notice with respect to the applicable Claim Notice prior to the expiration of the Claim Response Period agreeing that the entire Claimed Amount may be released from the Escrow Fund to Party A, the Escrow Agent shall promptly (and in any event within two (2) Business Days) following the Escrow Agent’s receipt of the Claim Response Notice, deliver to Party A the entire Claimed Amount in accordance with the written delivery instructions furnished by Party A to the Escrow Agent; provided, that if no such delivery instructions are furnished by Party A to the Escrow Agent, the Escrow Agent shall retain all such amounts in the Escrow Account until it receives such written delivery instructions.

(C)           If Party B delivers a Claim Response Notice with respect to the applicable Claim Notice prior to the expiration of the Claim Response Period agreeing that part, but not all, of the Claimed Amount may be released from the Escrow Fund to Party A, the

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Escrow Agent shall retain the Contested Amount in the Escrow Account in accordance with this Escrow Agreement and shall promptly (and in any event within two (2) Business Days) following the expiration of the Claim Response Period deliver to Party A the Agreed Claim Amount in accordance with the written delivery instructions furnished by Party A to the Escrow Agent; provided, that if no such delivery instructions are furnished by Party A to the Escrow Agent, the Escrow Agent shall retain all such amounts in the Escrow Account until it receives such written delivery instructions.

(D)          If Party B delivers a Claim Response Notice with respect to the applicable Claim Notice prior to the expiration of the Claim Response Period indicating that there is a Contested Amount, Party B and Party A shall attempt in good faith to resolve the dispute related to the Contested Amount. If Party A and Party B shall resolve such dispute, such resolution shall be binding on Party B, on the one hand, and Party A and any other Purchaser Indemnified Party (as applicable), on the other hand, and a settlement agreement shall be signed by Party A and Party B and sent to the Escrow Agent together with a Joint Written Direction, and the Escrow Agent shall, promptly (and in any event within two (2) Business Days) after receipt thereof, if applicable, release funds from the Escrow Fund in accordance with the specific instructions provided in such Joint Written Direction (which shall include written delivery instructions as applicable).

(E)           If Party B and Party A are unable to resolve the dispute relating to any Contested Amount within 45 calendar days after the delivery of the Claim Notice, the dispute relating to such Contested Amount shall be submitted to any Competent Court, and the Escrow Agent shall continue to hold the Contested Amount until Escrow Agent receives either: (i) a Joint Written Direction providing specific written instructions regarding the delivery of the Contested Amount, if any, to be released from the Escrow Fund; or (ii) a Final Order providing specific written instructions regarding the delivery of the Contested Amount, if any, to be released from the Escrow Fund. Any Final Order shall be furnished to Party A, Party B and the Escrow Agent in writing, shall constitute the conclusive determination of the issue in question, and shall be binding upon Party A, Party B, MCRLP, the Purchaser, and the Escrow Agent. The prevailing party in any dispute between Party B and Party A submitted to any Competent Court shall be entitled to an award of attorneys’ fees and costs to be paid by the losing Party.

(f)            If a Change of Control (as defined in the Employment Agreements of even date herewith between the Purchaser or an Affiliate of the Purchaser, on the one hand, and each of the Principals, on the other hand) of Party A shall be consummated prior to the Second Release Date, then Party B shall deliver a written notice of such Change of Control executed by a Party B Representative (a “Change of Control Notice”) to Party A (or its successor in interest, as applicable) and the Escrow Agent (together with a certification to the Escrow Agent that delivery to Party A or its successor in interest, as applicable, was done in accordance with the notice provisions of this Escrow Agreement) requesting that the remaining Escrow Fund, if any, less the amount of all Claimed Amounts that have not been paid or otherwise resolved as of the date of such Change of Control Notice (the “Retained Change of Control Amount”), be released to Party B. Upon resolution of all Claim Notices made prior to the date of such Change of Control Notice, that portion of the Retained Change of Control Amount that is not paid to Party A, or to any successor in interest of Party A, in satisfaction of such Claim Notices shall be released in manner prescribed in or with respect to the resolution of the applicable Claim Notice.  Prior to

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5:00 p.m. (New York City time) on the 10th calendar day after receipt by Escrow Agent of a Change of Control Notice (the “Change of Control Response Period”), Party A (or its successor in interest, as applicable) may deliver to Party B and to the Escrow Agent (together with a certification to the Escrow Agent that delivery to Party B was done in accordance with the notice provisions of this Escrow Agreement) a Release Response Notice (which may be executed by an authorized agent of Party A’s successor in interest) to any Change of Control Notice delivered by Party B to the Escrow Agent pursuant to this Section 7(f), in which Party A or such successor in interest may: (i) agree that the entire amount of the Escrow Fund requested for release by Party B may be released from the Escrow Fund to Party B; (ii) agree that part, but not all, of the amount of the Escrow Fund requested for release by Party B may be released from the Escrow Fund to Party B, and specifying the Agreed Release Amount; or (iii) indicate that no part of the Escrow Fund may be released to Party B (in which case no portion of the Escrow Fund shall be released pursuant to the Change of Control Notice). If Party A (or its successor in interest) delivers a Change of Control Response Notice with respect to a Change of Control Notice prior to the expiration of the Change of Control Response Period agreeing that part, but not all, of the amount of the Escrow Fund requested for release by Party B may be released from the Escrow Fund to Party B, or indicating that no part of the Escrow Fund may be released to Party B, the procedures set forth in Section 7(a)(ii)-(iv) shall apply mutatis mutandis, except that references to a Release Notice shall be changed to Change of Control Notice for purposes of this Section 7(f) and References to Release Response Period shall be changed to Change of Control Response Period for purposes of this Section 7(f). If Party A (or its successor in interest) does not deliver to Escrow Agent a Change of Control Response Notice with respect to a Change of Control Notice, or if Party A (or its successor in interest) delivers a Change of Control Response Notice with respect to a Change of Control Notice agreeing that the entire amount of the Escrow Fund requested for release by Party B may be released from the Escrow Fund to Party B, in either case prior to the expiration of the Change of Control Response Period, the procedures set forth in Section 7(a)(i) shall apply mutatis mutandis, except that references to a Release Notice shall be changed to Change of Control Notice for purposes of this Section 7(f) and references to Release Response Period shall be changed to Change of Control Response Period for purposes of this Section 7(f).

8.             Escrow Agent.

The Escrow Agent undertakes to perform only such duties as are specifically and expressly set forth herein and no duties shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Parties, in connection herewith, if any, including without limitation, the Purchase Agreement (the “Underlying Agreement”), nor shall the Escrow Agent be required to determine if any Person has complied with any such agreement, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreement, even though reference thereto may be made in this Escrow Agreement.  In the event of any conflict between the terms and provisions of this Escrow Agreement, those of the Underlying Agreement, any schedule or exhibit attached to the Escrow Agreement, or any other agreement among the Parties, the terms and conditions of this Escrow Agreement shall control.  The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction, request or other instrument furnished to it hereunder, not only as to its due execution, validity and effectiveness,

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but also as to the truth and accuracy of any information contained therein, which the Escrow Agent reasonably believes to be genuine and to have been signed or presented by the proper party or parties, without inquiry and without requiring substantiating evidence of any kind.  The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request.  Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent authorized signers’ forms in the form of Annex I to this Escrow Agreement. The Escrow Agent shall not be liable to any Party, any beneficiary or other Person for refraining from acting upon any instruction setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Escrow Fund, or any portion thereof, unless such instruction shall have been delivered to the Escrow Agent in accordance with Section 14 below and the Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder and as set forth in Section 15.  The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request.  Escrow Agent shall not be responsible or liable in any manner for the performance by any party of their respective obligations under the Underlying Agreement nor shall Escrow Agent be responsible or liable in any manner for the failure of any party to honor any of the provisions of this Escrow Agreement.  The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Fund, including, without limitation, the Escrow Amount nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

The Escrow Agent shall not be liable for any action taken, suffered or omitted by it except to the extent that a Final Order of a Competent Court determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to either of the Parties.  The Escrow Agent’s sole responsibility shall be for the safekeeping and disbursement of the Escrow Fund in accordance with the terms of this Escrow Agreement. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates, agents or attorneys and may consult with counsel, accountants and other skilled Persons to be selected and retained by it, including without limitation in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto.  The Escrow Agent shall incur no liability and shall be fully indemnified from any liability whatsoever for anything done, suffered or omitted by it in accordance with, or in reasonable reliance upon, the advice or opinion of any such counsel, accountants or other skilled Persons.  Party A shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.  Escrow Agent shall have no liability or responsibility to question or determine the accuracy or reasonableness of any Claimed Amount.  Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Fund, any account in which Escrow Fund is deposited, this Escrow Agreement or the Underlying Agreement, or to appear in, prosecute or defend any such legal action or proceeding.

If, at any time, (i) there shall exist any dispute involving any of the Parties, Party A Representative and/or Party B Representative with respect to the holding or disposition of any portion of the Escrow Fund or any other obligations of Escrow Agent hereunder or Escrow Agent shall receive instructions, claims or demands from any Party which the Escrow Agent determines, in its sole discretion, conflict with any provision of this Escrow Agreement, (ii)

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Escrow Agent is unable to determine, to Escrow Agent’s sole satisfaction, the proper disposition of any portion of the Escrow Fund or Escrow Agent’s proper actions with respect to its obligations hereunder, or (iii) Party A Representative and Party B Representative have not within 30 days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 9 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions: (1) suspend the performance of any of its obligations (including without limitation any disbursement obligation) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be); or (2) petition (by means of an interpleader action or any other appropriate method) any Competent Court, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court, for holding and disposition in accordance with the instructions of such Competent Court, the entire Escrow Fund.  Escrow Agent shall have no liability to any Party or any other individual or entity with respect to any suspension of performance or disbursement into a Competent Court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Escrow Fund or any delay in or with respect to any other action required or requested of Escrow Agent. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.  Escrow Agent may rely on the validity, accuracy and content of the statements contained any written notice, document, instruction, or request furnished to it hereunder by Party A and Party B without further investigation, inquiry or examination.

9.             Succession.  The Escrow Agent may resign and be discharged from its duties or obligations hereunder at any time by giving its written resignation to the Parties.  Such resignation shall take effect on the earlier of (a) a successor escrow agent being in place and (b) 30 days after such resignation is given to the Parties.  In such event, Party A and Party B may appoint a successor escrow agent by mutual consent.  If Party A and Party B fail to appoint a successor escrow agent prior to the expiration of 30 days following receipt of the notice of resignation, the Escrow Agent may petition any Competent Court for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all parties hereto.  The successor escrow agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment and the successor escrow agent shall, without further acts, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein.  The retiring Escrow Agent shall transmit all records pertaining to the Escrow Fund and shall pay the entire Escrow Fund to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after payment by Party A to the retiring Escrow Agent of all fees and expenses (including court costs and reasonable attorneys’ fees) payable to or incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder. After any retiring Escrow Agent’s resignation, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement.  Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or

12

substantially all the escrow business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

10.           Removal of Escrow Agent.  The Escrow Agent may be removed at any time by mutual agreement of Party A and Party B by giving not less than 30 days’ prior written notice to the Escrow Agent.  Prior to the expiration of such 30-day period, Party A and Party B shall designate, by mutual consent, a successor escrow agent.  If no successor escrow agent is appointed within such 30-day period, the Escrow Agent may deposit all amounts remaining in the Escrow Fund with a Competent Court, whereupon the Escrow Agent shall be discharged of all duties and obligations hereunder.

11.           Compensation and Reimbursement.

Party A agrees to (a) pay the Escrow Agent upon execution of this Escrow Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule A attached hereto, and (b) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorney’s fees and expenses, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Escrow Agreement.  The additional provisions and information set forth on Schedule A are hereby incorporated by this reference and form a part of this Escrow Agreement.  All such compensation and amounts payable to the Escrow Agent shall be paid by Party A. The obligations of Party A under this Section 11 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

For the avoidance of doubt, the Escrow Agent is expressly not authorized to, and may not, disburse to itself from the Escrow Fund any amounts, whether for compensation and reimbursement of out-of-pocket expenses due and payable hereunder or for any amount to which Escrow Agent is entitled to seek indemnification pursuant to Section 12 hereof.  Escrow Agent hereby waives and shall not claim any lien on, right of setoff against or security interest in the Escrow Fund for the payment of any claim for indemnification, compensation, expenses or other amounts due hereunder.

12.           Indemnity.  From and at all times after the date of this Escrow Agreement,  Party A, MCRLP and the Purchaser, on the one hand, and Party B, on the other hand, shall jointly and severally, to the fullest extent permitted by law, indemnify, defend and save harmless the Escrow Agent and its affiliates and each of their respective directors, officers, agents, representatives and employees (the “Indemnitees”) from and against any and all actions, claims (whether or not valid), losses, liabilities, damages, costs and expenses (including the reasonable fees and expenses of in house or outside counsel and experts and their staffs and all expense of document location, duplication and shipment) of any kind or nature whatsoever incurred by or asserted against any Indemnitee, whether direct, indirect or consequential, as a result of, arising out of or in connection with any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any Person, including without limitation any Party to this Escrow Agreement, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any

13

Person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnitee is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided,  that no Indemnitee shall have the right to be indemnified hereunder for any liability determined by a Competent Court pursuant to a Final Order to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee.  The Parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement.

13.           Account Opening Information/TINs.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

Patriot Act Disclosure.  Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any Person that opens a new account with it.  Accordingly, the Parties acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the a Party’s identity, including, without limitation, name, address and organizational documents (“Identifying Information”).  The Parties agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such Identifying Information required as a condition of opening an account with or using any service provided by the Escrow Agent.

TINs. Tax Matters.  All interest or other income earned under the Escrow Agreement shall be reported by the recipient to the Internal Revenue Service or any other taxing authority.  All income attributable to the cash held pursuant to the terms of this Escrow Agreement shall be allocated to Roseland Partners, L.L.C.  Party A and Party B shall provide Escrow Agent with a W-9 or W-8 IRS tax form promptly upon request and Escrow Agent will file the appropriate 1099 or other required forms pursuant to Federal and applicable state laws.  A statement of citizenship will be provided if requested by Escrow Agent.

14.           Notices.  All notices, approvals, consents, requests and other communications hereunder shall be in writing and shall be deemed to be duly given and received:

(a)           upon delivery if delivered personally or upon confirmed transmittal if by facsimile; or

(b)           on the next Business Day (as hereinafter defined) if sent by overnight courier.

If to Party A:

c/o Mack-Cali Realty Corporation

343 Thornall Street

Edison, NJ 08837-2206

14

with two (2)
separate copies
of the notice sent
to the attention of:

Telecopy:  (732) 205-9040
Telephone:  (732) 590-1040
Email:  mhersh@mack-cali.com
Attention:  Mitchell E. Hersh
President and Chief Executive Officer

and

Telecopy:  (732) 205-9015
Telephone:  (732) 590-1010
Email:  rthomas@mack-cali.com
Attention:  Roger W. Thomas
Executive Vice President and General Counsel

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP

The MetLife Building
200 Park Avenue
New York, NY 10166
Telecopy:  (212) 801-6400
Telephone:  (212) 801-9200
E-Mail:  blockd@gtlaw.com
Attention:  Dennis J. Block, Esq.

Anthony J. Marsico, Esq.

If to Party B:

Roseland Partners, L.L.C.

233 Canoe Brook Road

Short Hills, N.J. 07078

Attention: Bradford R. Klatt

with two (2)
separate copies
of the notice sent
to the attention of:

Telecopy:  (973) 564-6200

Telephone:  (973) 218-2300

Email: tycher@roselandproperty.com

Attention: Marshall B. Tycher

Telecopy:  (973) 564-6200

15

Telephone:  (973) 218-2300

Email: klatt@roselandproperty.com

Attention: Bradford R. Klatt

with a copy (which shall not constitute notice) to:

Orloff, Lowenbach, Stifelman & Siegel, P.A.

101 Eisenhower Parkway

Suite 400

Roseland, N.J. 07068-1097

Telecopy:  (973) 622-3073

Telephone:  (973) 622-6200

Email:  ss@olss.com

Attention:  Stanley Schwartz, Esq.

If to the Escrow Agent:

U.S. Bank National Association
21 South Street, 3rd Floor
Morristown, NJ 07960
Telecopy:  (973) 682-4540
Telephone:  (973) 898-7169

Email: Christopher.Golabek@USBank.com
Attn:  Christopher Golabek, Vice President

Notwithstanding the above, in the case of notices, approvals, consents, requests and other communications delivered to the Escrow Agent pursuant to (b) of this Section 14, such notices, approvals, consents, requests and other communications shall be deemed to have been given on the date received by the Escrow Agent.  In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate.  “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

15.           Security Procedures.  In the event transfer instructions are given, whether in writing, by telecopier or otherwise, the Escrow Agent is authorized, but under no circumstance is required, to seek confirmation of such instructions by telephone call-back to the Person or Persons designated on Annex I hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the Person or Persons so designated.  The Persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Annex I for Party A, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of its executive officers, (“Executive Officers”), which shall include the titles of President or Chief Financial Officer as the Escrow Agent may select.  Such Executive Officer shall deliver to the Escrow Agent a fully executed Incumbency Certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary’s bank in any transfer

16

may rely solely upon any account numbers or similar identifying numbers provided by Party A or Party B to identify (a) the beneficiary, (b) the beneficiary’s bank, or (c) an intermediary bank.  The Escrow Agent may apply any of the escrowed property for any disbursement order it executes using any such identifying number, even when its use may result in a Person other than the beneficiary being delivered property, or the transfer to a bank other than the beneficiary’s bank or an intermediary bank designated. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.  Party A and Party B agree that repetitive or standing settlement instructions will be effective as the transfer instructions of Party A and Party B, whether or not authorized, if such settlement instructions are verified pursuant to the security procedure provided herein or such other security procedure that the Escrow Agent, Party A and Party B may agree to.

16.           Miscellaneous.  The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto.  Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by any party, except as provided in Sections 9 and 10, without the prior consent of the other parties.  This Escrow Agreement shall be binding upon each of the parties hereto and each of their respective successors and permitted assigns, if any.  Nothing in this Escrow Agreement is intended to confer, or shall be deemed to confer, any rights or remedies upon any Person other than the parties hereto and their successors and assigns.  This Escrow Agreement shall inure to the benefit of: Party A, Party B, MCRLP, the Purchaser, the Escrow Agent and their respective successors and assigns, if any, of the foregoing.  This Escrow Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.  All Actions arising out of or relating to this Escrow Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York; provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of The City of New York.  Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Escrow Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Escrow Agreement or the transactions contemplated by this Escrow Agreement may not be enforced in or by any of the above-named courts. The parties hereto hereby waive to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Escrow Agreement or the transactions contemplated by this Escrow Agreement. This Escrow Agreement sets forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.  Nothing in this Escrow Agreement shall derogate from, or modify in any respect any of the obligations of the Parties under the terms and provisions of the Purchase Agreement, including Article VIII thereof with respect to indemnification.  In the event any provision of this Escrow Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any

17

other provision of this Escrow Agreement and each and every other provision of this Escrow Agreement shall continue in full force and effect.  The waiver by any party hereto of a breach of any provision of this Escrow Agreement shall not operate or be construed as a waiver of any other or subsequent breach by any party.  This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Escrow Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

17.           Termination.  This Escrow Agreement shall terminate upon the earliest occurrence of any of the following events: (a) the written agreement of Party A and Party B; or (b) upon the release by Escrow Agent of all of the Escrow Fund in accordance with the terms of this Escrow Agreement; provided, however, that Sections 8, 11, 12, 14, 16 and 17 shall survive any termination of this Escrow Agreement.

18.           Compliance with Court Orders.  In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Escrow Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other Person, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

19.           Representations and Warranties.  Each Party, respectively and on its own behalf, makes the following representations and warranties to Escrow Agent: (a) it is duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder; (b) this Escrow Agreement has been duly approved by all necessary action, including any necessary shareholder or membership approval, has been executed by its duly authorized officers, and constitutes its valid and binding agreement, enforceable in accordance with its terms; (c) the execution, delivery, and performance of this Escrow Agreement is in accordance with the Purchase Agreement and will not violate, conflict with, or cause a default under its articles of incorporation, articles of organization, bylaws, management agreement or other organizational document, as applicable, any applicable law or regulation, or any court order or administrative ruling or decree to which it is a party or any of its property is subject; (d) the applicable persons designated on Annex I hereto have been duly appointed to act as its representatives hereunder and have full power and authority to execute and deliver any notice or instruction hereunder, to amend, modify or waive any provision of this Escrow Agreement and to take any and all other actions under this Escrow Agreement, all without further consent or direction from, or notice to, it or any other Party; (e) no party other than the Parties hereto has, or shall have, any lien, claim or security interest in the Escrow Fund or any part thereof; and (f) all of its representations and warranties contained herein are true and

18

complete as of the date hereof and will be true and complete at the time of any disbursement of the Escrow Fund.

[Signature Page Follows.]

19

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.

PARTY A

MACK-CALI REALTY CORPORATION,
a Maryland corporation

By:
Name: Mitchell E. Hersh
Title: President and Chief Executive Officer

MACK-CALI REALTY, L.P.,
a Delaware limited partnership

By: Mack-Cali Realty Corporation, general partner

By:
Name: Mitchell E. Hersh
Title: President and Chief Executive Officer

MACK-CALI REALTY ACQUISITION CORP.,
a Delaware corporation

By:
Name: Mitchell E. Hersh
Title: President and Chief Executive Officer

PARTY B

ROSELAND PARTNERS, L.L.C., a New Jersey limited liability company

By:
Name:
Title: Manager

20

U.S. Bank National Association, as Escrow Agent

By:
Name: Christopher E. Golabek
Title: Vice President

21

Annex I

Telephone Number(s) for Call-Backs and

Person(s) Designated to Give and Confirm Funds Transfer Instructions

If to Party A:

Name	Telephone Number	Signature

1. Mitchell E. Hersh	732-590-1040

If to Party B:

Name	Telephone Number	Signature

1. Bradford R. Klatt	973-218-2309

2. Marshall B. Tycher	973-218-2307

Telephone call-backs shall be made to each Party A and Party B if joint instructions are required pursuant to this Escrow Agreement.  All funds transfer instructions must include the signature of the person(s) authorizing said funds transfer.

The following information should be provided to Escrow Agent separately by each Representative and any future Representative:

1.  Date of Birth

2.  Address

3.  Mailing Address, if different

4.  Social Security Number

22

SCHEDULE A

1.                                       Escrow Agent Fees.

A.                         Escrow Agent Acceptance Fee : $1,500.00

The acceptance fee includes the administrative review of documents, initial set-up of the accounts, and other reasonably required services up to and including the closing.  This is a flat one-time fee, payable at closing.

B.                         Escrow Agent Annual Fee: $2,500.00

The acceptance fee includes the administrative review of documents on the new financing, initial set-up of the accounts, and other reasonably required services up to and including the closing.  This is a flat one-time fee, payable at closing.

C.                         Legal Expense: At Cost

D.                         Annual Transaction Costs: Included in Annual Fee

E.                           Investments:

No fees are invoiced for standard money market investments or bank deposits linked to the Trustee’s trust accounting system for automatic investment of cash and automatic monthly posting and reinvestment of earnings.  We do not charge fund level sweep fees.

Account approval is subject to review and qualification.  Fees paid in advance will not be prorated.  The fees set forth above and any subsequent modifications thereof are part of your agreement.  In the event your transaction is not finalized, incurred costs and out-of-pocket expenses will be billed to you directly.  Absent your written instructions to sweep or otherwise invest, all sums will remain uninvested and no accrued interest or other compensation will be credited to the account.  Your direction to us to engage in work on the financing constitutes acceptance of the terms and conditions set forth.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT:  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  For a non-individual person such as a business entity, a charity, a Trust or other legal entity we will ask for documentation to verify its formation and existence as a legal entity. We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

2.                                       Investment Instructions

List specific investment instructions below:

See Schedule C

23

SCHEDULE B

FIRST AMERICAN FUNDS

AUTOMATIC MONEY MARKET INVESTMENTS

INVESTMENT AUTHORIZATION LETTER

Based upon client’s prior review of investment alternatives, in the absence of further specific written direction to the contrary, U.S. Bank National Association (or U.S. Bank Trust National Association) is hereby directed to invest and reinvest proceeds and other available moneys in the following funds as permitted by the operative documents.

              First American Funds Government Obligations (Class Z)

              First American Funds Prime Obligations (Class Z)

              First American Funds Treasury Obligations (Class Z)

              First American Tax Free Obligations (Class Z)

              First American U.S. Treasury Money Market Fund (Class Z)

PLEASE REFER TO THE PROSPECTUS OF FIRST AMERICAN FUNDS, INC. WHICH YOU HEREBY ACKNOWLEDGE HAS PREVIOUSLY BEEN PROVIDED.  NOTE THAT THE ABOVE FUNDS’ INVESTMENT ADVISOR, CUSTODIAN, DISTRIBUTOR AND OTHER SERVICE PROVIDERS AS DISCLOSED IN THE FUNDS PROSPECTUS ARE U.S. BANK NATIONAL ASSOCIATION AND AFFILIATES THEREOF.  SHARES OF THE ABOVE FUNDS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED BY, ANY BANK INCLUDING U.S. BANK NATIONAL ASSOCIATION OR ANY OF ITS AFFILIATES, NOR ARE THEY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.  AN INVESTMENT IN THE FUNDS INVOLVES INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL. U.S. BANK DOES NOT HAVE A DUTY NOR WILL IT UNDERTAKE ANY DUTY TO PROVIDE INVESTMENT ADVICE TO YOU.  FOR INFORMATION ABOUT OTHER AVAILABLE SWEEP OPTIONS, CONTACT YOUR ACCOUNT MANAGER. INVESTMENT ADVICE, IF NEEDED, SHOULD BE OBTAINED FROM YOUR FINANCIAL ADVISOR.

U.S. Bank National Association (or U.S. Bank Trust National Association) will not vote proxies for the First American Funds.  Proxies will be mailed to you for voting.

SHAREHOLDER COMMUNICATIONS ACT AUTHORIZATION

The Shareholder Communications Act of 1985 and its regulation require that banks and trust companies make an effort to facilitate communication between registrants of U.S. securities and the parties who have the authority to vote or direct the voting of those securities regarding proxy dissemination and other corporate communications.  Unless you indicate your objection below, we will provide the obligatory information to the registrant upon request.  Your objection will apply to all securities held for you in the account now and in the future unless you notify us in writing.

No                                U.S. Bank National Association is NOT authorized to provide my name, address, and securities positions to requesting issuers

24

Fee Basis:  Approval of investment in any of these First American mutual funds includes approval of the fund’s fees and expenses as detailed in the enclosed prospectus, including advisory, custodial, distribution, shareholder service expenses and other fees, which fees and expenses are paid to U.S. Bank National Association or other affiliates of U.S. Bank National Association.

Roseland Partners, L.L.C.
Company Name	Signature of Authorized Directing Party

Name and Title:
#2000257000, #2000258000

Trust Account Number — includes existing and future sub-accounts unless otherwise designated.	Date

Mack-Cali Realty Acquisition Corp.
Company Name	Signature of Authorized Directing Party

Name and Title:
#2000257000, #2000258000

Trust Account Number — includes existing and future sub-accounts unless otherwise designated.	Date

25

SCHEDULE C
ACCOUNT INFORMATION

Wire Instructions:

Bank:	U.S. Bank, N.A.

ABA:	091000022

Account Number:	173103781816

BNF:	USBANK PA & NJ CT WIRE CLRG

BNF Address:	777 E. Wisconsin Avenue
Milwaukee, WI 53202-5300

Title of Account:	Mack Cali Realty Indemnity Esc

Reference Number:	2000257000

Addresses for Statements, etc.

Party A:

c/o Mack-Cali Realty Corporation
343 Thornall Street
Edison, NJ 08837-2206
with two (2)
separate copies
of the statements sent
to the attention of:

Telecopy:  (732) 205-8237
Telephone:  (732) 590-1020
Email:  blefkowitz@mack-cali.com
Attention:  Barry Lefkowitz
Executive Vice President and Chief Financial Officer

and

Telecopy:  (732) 205-
Telephone:  (732) 590-
Email:  wfitzpatrick@mack-cali.com

26

Attention: William Fitzpatrick Vice President, Treasury

Party B:

Roseland Partners, L.L.C.

233 Canoe Brook Road

Short Hills, NJ 07078

with two (2)

separate copies

of the statements sent

to the attention of:

Telecopy:  (973) 564-6200

Telephone:  (973) 218-2309

Email:  Klatt@roselandproperty.com

Attention:  Bradford R. Klatt

Telecopy:  (973) 564-6200

Telephone:  (973-218-2307

Email:  Tycher@roselandproperty.com

Attention:  Marshall B. Tycher

with an additional copy  to:

Orloff, Lowenbach, Stifelman & Siegel, P.A.

101 Eisenhower Parkway

Suite 400

Roseland, NJ 07068-1097

Telecopy:  (973) 622-3073

Telephone:  (973) 622-6200

Email:  ss@olss.com

Attention:  Stanley Schwartz, Esq.

27

Exhibit C

MEMORANDUM

RE:                              Terms of Earnout Provisions

Introduction

This Memorandum describes the terms of the Earnout referred to in the Membership Interest and Share Purchase and Contribution Agreement (the “Agreement”) by and among Roseland Partners, L.L.C. and Mack-Cali Acquisition LLC, Mack-Cali Realty, L.P. and Mack-Cali Realty Corporation (“MCRC”).  Unless otherwise defined, capitalized terms used in this Memorandum shall have the same meanings as provided in the Agreement.

Earnout Terms

The $15,600,000 Earnout will have two components as follows:

(A)      $8,600,000 to be earned based upon the completion of projects on Real Properties currently under construction, the finalization of project financing and commencement of construction on specific projects currently in the pipeline and certain specific tax credit achievements (“Roseland Operating Component”).

(B)        $7,000,000 to be earned based upon the creation of shareholder value with respect to MCRC over the three years commencing on the Closing Date in excess of absolute and/or relative hurdles (“Mack-Cali TRS Component”).

Each component is to be earned separately and will be settled in cash. Following is a summary of each component:

I.                               Roseland Operating Component

A.           Upon each of the following achievements, Purchaser will pay, and the Parents will cause Purchaser to pay, to Seller $1.4 million of cash (not to exceed a total of $5,600,000):

1.               Completion of each of the following projects (on a stabilized basis) within the third party capitalized budget committed at construction start unless the overage is created by Owner directed change orders and they are also funded by the investor or banks at their direction (Formula One directed and paid for change orders also ok):

a.               RiverTrace (West New York, NJ)

b.              4/5 Garage (Weehawken, NJ)

Each of the $1.4 million payments to be made in accordance with this Paragraph 1 will be made no later than 30 days after completion of the applicable project.

2.               Project Starts (must start two of the following four projects one of which must be the East Boston-Building 7 project):

a.               Building 13 (Weehawken, NJ)

b.              Marbella II (Jersey City, NJ)

c.               East Boston-Building 7 (must be included)

d.              Overlook Ridge/UBS — Parcels 2C and 3B (Revere, Mass.)

The $2.8 million payment to be made in accordance with this Paragraph 2 will be made no later than 30 days after the commencement of construction of the second applicable project, provided that the East Boston-Building 7 project is one of the projects on which construction has commenced.

B.             Further, upon completion of each of the following project milestones, Purchaser will pay, and the Parents will cause Purchaser to pay, to Seller $1 million of cash (not to exceed a total of $3 million):

a.               Obtaining an Urban Transit Hub Tax Credit for the Marbella II Project

b.              Obtaining a New Jersey ERGG Grant for the Hotel Development atop the 4/5 Garage

c.               Subject to the discretion of the Chief Executive Officer of MCRC, regarding working efficiently to achieve tax credits

The payments required to be made pursuant to this Section B will be paid on the Third Anniversary Date.

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II.           Mack-Cali TRS Component

To the extent that MCRC generates shareholder value in excess of the specified absolute and/or relative thresholds described below, Seller will receive a maximum of $7 million of additional cash. There are three ways in which all or a portion of the $7 million can be earned.

1.               Absolute Threshold. To the extent that MCRC generates an aggregate total return to shareholders (“TRS”) between 18% and 27% over the three-year period commencing on the Closing Date (6-9% annually) Seller will earn between $1.4 million and $7 million in cash, respectively. TRS includes share price appreciation and dividends.

a.               At performance levels between 18-27%, the award will be prorated accordingly.

b.              Therefore, if MCRC has an aggregate TRS during the three-year period of 27%, the full $7 million will be earned.

c.               If MCRC has an aggregate TRS of 18% during the three-year period, $1.4 million will be earned.

d.              By way of example, if the dividend remains constant and the stock price at the date of Closing is $30 per share, if the stock reaches approximately $32.50 by the end of Year 3, the full $7 million will be earned.

2.               Relative Threshold. To the extent that MCRC’s TRS for the three-year period is at or above the 50th percentile of the peer group (consisting of the SNL Equity REIT Index), Seller will earn at least a portion of the $10 million even though the absolute hurdles may not have been met. Specifically, the relative component would work as follows:

a.               If MCRC’s TRS performance is at or above the 80th percentile of the peer group, 100% of the otherwise unearned amount would be earned.

b.              If MCRC’s TRS performance is at or above the 70th percentile of the peer group, 75% of the otherwise unearned amount would be earned.

c.               If MCRC’s TRS performance is at or above the 60th percentile of the peer group, 50% of the otherwise unearned amount would be earned.

d.              If MCRC’s TRS performance is at or above the 50th percentile of the peer group, 25% of the otherwise unearned amount would be earned.

e.               For performance levels between the identified percentiles, the award will be prorated accordingly.

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3.               Annual Earnout Opportunity. To the extent that in any single year (i.e. each of the twelve-month periods commencing on the Closing Date and the first and the second anniversaries of the Closing Date (each such twelve-month period, a cash “Year”)), MCRC generates a TRS of between 6% and 9%, Seller will receive a payment equal to 50% of the annualized value of the award that would have been earned had MCRC generated that level of return over the full three year period. To the extent that an award is earned under this provision, subsequent negative shareholder value creation will have no impact on the amounts earned.

a.               By way of example, if MCRC’s TRS in Year 1 reaches 9%, Seller will earn $1.167 million computed as follows: $7 million total value divided by three years multiplied by 50%. In the event MCRC’s stock price decreases in subsequent years, the $1.167 million earned will not be forfeited.

b.              If MCRC’s stock price decreased from $30 to $20 in Year One, Seller would still have the opportunity to earn a portion of the Earn-out based upon the Company’s performance in Year 2 relative to the $20 baseline stock price.

4.               Purchaser will pay, and the Parents will cause Purchaser to pay, to Seller any amounts payable pursuant to Paragraphs 1 and 2 above no later than thirty (30) days after the Third Anniversary and any amounts payable pursuant to Paragraph 3 above no later than thirty (30) days after the end of each Year.

The attached schedules illustrate the calculations described above both in the aggregate over the preceding six historical three-year periods and prospectively on a hypothetical annual basis.  References on the attached schedules to Mack-Cali mean MCRC.

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Exhibit D

ASSIGNMENT OF MEMBERSHIP INTEREST

(insert name of entity in which interest is being transferred)

THIS ASSIGNMENT OF MEMBERSHIP INTEREST (this “Assignment”) is entered into as of                         , 2012, but effective for all purposes as of the Closing Date, between [ROSELAND ENTITY], a New Jersey limited liability company (“Assignor”), and [MACK-CALI ENTITY], a Delaware limited liability company (“Assignee”).

In consideration of the covenants contained in this Assignment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.               BACKGROUND.

1.1.      Roseland Partners, L.L.C. (“Seller”), Mack-Cali Realty Acquisition Corp., Mack-Cali Realty, L.P. (“Mack-Cali LP”) and Mack-Cali Realty Corporation are parties to a Membership Interest and Asset Purchase Agreement dated as of                            , 2012 (the “Purchase Agreement”).  Assignee is an Affiliate of Mack-Cali LP.

1.2.      Assignor, an Affiliate of Seller, owns a membership interest (the “Membership Interest”) in [                             ], a [                      ] limited liability company (the “Company”).

1.3.      This is one of the Assignments of Membership Interests referred to in Section 2.04(a) of the Purchase Agreement.  Capitalized terms used but not otherwise defined in this Assignment shall have the meanings given to them in the Purchase Agreement.

2.             ASSIGNMENT; ACCEPTANCE.  Effective as of the Closing Date:  (a) Assignor hereby unconditionally and irrevocably (i) sells, assigns, transfers and conveys to Assignee, free and clear of all Encumbrances other than restrictions and other Encumbrances specifically set forth in the Organizational Documents provided or made available to the Parents prior to the Closing, Assignor’s entire right, title and interest in and to the Membership Interest, inclusive of Assignor’s          % percentage interest in the Company and all right, title and interest to all distributions and allocations made or to be made in respect of the Membership Interest, and (ii) withdraws as a member of the Company; and (b) Assignee hereby (i) accepts the transfer and assignment of the Membership Interest and (ii) accepts and adopts the terms and provisions of the limited liability company agreement of the Company, subject to the admission of Assignee as a member of the Company in accordance with the terms and provisions thereof.

3.             PURCHASE AGREEMENT.  Nothing contained in this Assignment will in any way supersede, modify, amend, waive or otherwise affect any of the provisions set forth in the Purchase Agreement, including without limitation any of the representations, warranties, covenants and agreements set forth therein, this Assignment being intended only to effect the transfer and conveyance by Assignor to Assignee of the Membership Interest pursuant to the Purchase Agreement.

4.             FURTHER ASSURANCES.  The parties shall promptly upon request execute and deliver any and all additional writings, instruments and other documents, and take such further action, consistent with the terms of the Purchase Agreement, as shall reasonably be necessary or appropriate to effectuate the provisions of this Assignment and cause Assignee to become admitted as and become a substitute member of the Company in accordance with the limited liability company agreement of the Company.

5.             GOVERNING LAW.  This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

6.             COUNTERPARTS.  This Assignment may be executed and delivered (including by facsimile transmission or portable document format (PDF)) by the parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

7.             BINDING EFFECT.  This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed and delivered this Assignment of Membership Interest (insert name of entity in which interest is being transferred) as of the date first written above.

Assignor:

[ROSELAND ENTITY]

By:
Name:
Title: Manager

Assignee:

[MACK-CALI ENTITY]

By:
Name:
Title:

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Exhibit E

RELEASE AND COVENANT NOT TO SUE

This Release and Covenant Not to Sue (“Release”) is made  as of                      , 2012, by Roseland Partners, L.L.C., a New Jersey limited liability company (“Seller”), Marshall Tycher (“Tycher”), Bradford R. Klatt (“Klatt”), Carl Goldberg (“Goldberg”, and, together with Tycher and Klatt, the “Principals”), Tycher Family Holdings, L.L.C., a New Jersey limited liability company (“Tycher Holdings”) and Klatt Family Holdings, L.L.C., a New Jersey limited liability company (“Klatt Holdings”, and, together with Tycher Holdings, the “Family Holding Companies”) for the benefit of the Companies (as herein defined) and the Property Owners (as herein defined).

R E C I T A L S

A.                                   Goldberg and the Family Holding Companies are the principal members of Seller.  Tycher and Klatt are the managers of Seller; the Principals are principally responsible for the management and operation of Seller, and are the principal executive officers of the Companies. The Marshall B. Tycher Grantor Trust (of which Tycher is the trustee) is the manager of Tycher Holdings, and the Bradford R. Klatt Grantor Trust (of which Klatt is the trustee) is the manager of Klatt Holdings.  The Principals and the Family Holding Companies are referred to herein collectively as the “Principal Parties” and individually as a “Principal Party”.

B.                                     As of the date hereof, Seller is (i) the sole member of Roseland Asset Services, Roseland Advisors, Roseland Designs, Roseland RBA and Roseland Management Holdings, L.L.C. (which, itself, is the sole member of Roseland Management); and (ii) the sole stockholder of Roseland Property.

C.                                     Pursuant to a Membership Interest and Asset Purchase Agreement, dated as of              , 2012 (the “Purchase Agreement”), among Seller, Mack-Cali Realty Acquisition Corp., a Delaware corporation (“Purchaser”), Mack-Cali Realty, L.P., a Delaware limited partnership (“MCRLP”) and Mack-Cali Realty Corporation, a Maryland corporation (“MCRC” and, together with MCRLP, the “Parents”), Seller has agreed to dispose of (i) the Securities and the Transferred Interests, and (ii) all of the Roseland Property Assets, by purchase in consideration for cash, and Purchaser has agreed to acquire, all of the Securities, such Transferred Interests and the Roseland Property Assets.  The Principals have joined in the Purchase Agreement for certain limited purposes, as therein provided. Capitalized terms which are not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

C.                                     Section 2.04(d) of the Purchase Agreement requires that Seller and the Principal Parties execute and deliver this Release and Covenant Not to Sue at the Closing.

A G R E E M E N T S

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in further consideration of the Closing under the Purchase Agreement, the Seller and the Principal Parties agree as follows:

1.                                       Release.  For good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, Seller and each of the Principal Parties, on such Persons’ own behalf, on behalf of the Principals’ respective heirs, and on behalf of the respective successors and assigns of all of the foregoing Persons (collectively, the “Releasing Parties”) hereby release and forever discharge each of the Companies (other than Roseland Property) and each of the Property Owners, and each of their respective officers, directors, shareholders, members and managers (but solely with respect to activities that such individuals have conducted on behalf of a Company as an officer, director, shareholder, member or manager of such Company), and their respective, heirs, successors and assigns (collectively, the “Released Parties”) from any and all claims, demands, obligations, causes of action, controversies, actions, debts, liens, contracts, agreements, promises, representations, torts, damages, costs, attorneys’ fees, moneys due on accounts, obligations, judgments or liabilities of any kind or nature whatsoever, whether at law or in equity, pursuant to statute, regulation or common law, for negligence, strict liability, fiduciary or contract breach, intentional wrongdoing or otherwise, and regardless of whether known or unknown, accrued or contingent, arising out of or relating in any manner to any matters, causes or things whatsoever from the beginning of time through the date hereof.  Notwithstanding the preceding sentence, this Section 1 shall not release any of the Released Parties of any of their obligations with respect to (i) indemnification of agents, officers, directors, members and/or managers (or an agent, officer, director, member and/or manager of a manager or a member) under the Companies’ and Property Owners’ respective Organizational Documents as in existence as of the date hereof, and (ii) accrued salary for the current payroll period, reimbursement for reimbursable business expenses in accordance with the Companies’ policies, and accrued benefits under the Plans.

2.                                       Covenant Not to Sue.  Each of the Releasing Parties further covenants and agrees as to such Releasing Party (but not as to any of the other Releasing Parties) that such Releasing Party will not sue, institute, or cause to institute any proceeding in any court or other forum against any of the Released Parties to charge any of the Released Parties with any matter which is released pursuant to the provisions of this Release.

3.                                       No Additional Facts.  Each of the Releasing Parties hereby expressly waives any rights such Releasing Party may have under the statutes of any jurisdiction or common law principles of similar effect, to preserve claims and the like which are released pursuant to Section 1 (“Released Claims”) which such Releasing Party does not know or suspect to exist in such Releasing Party’s favor at the time of executing this Release.  Each of the Releasing Parties understands and acknowledges that it may discover facts different from, or in addition to, those which it knows or believes to be true with respect to the claims released herein, and agrees that this Release shall be and

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remain effective in all respects notwithstanding any subsequent discovery of different and/or additional facts.  Should any Releasing Party discover that any fact relied upon in entering into this Release was untrue, or that any fact was concealed, or that an understanding of the facts or law was incorrect, no Releasing Party shall be entitled to any relief as a result thereof, and each of the Releasing Parties surrenders any rights it might have to rescind this Release on any ground.  This Release is intended to be and is final and binding regardless of any claim of misrepresentation, promise made with the intention of performing, concealment of fact, mistake of law, or any other circumstances whatsoever.

4.                                       No Assignment of Released Claims.  Each Releasing Party represents and warrants to the Released Parties that there has been no assignment or other transfer of any interest in any Released Claim.

5.                                       Miscellaneous.

(a)                                  Entire Agreement.  This Release constitutes the entire agreement among the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

(b)                                 Non-Waiver.  The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Release, to exercise any right or privilege in this Release conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Release, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, right or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.  No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

(c)                                  Applicable Law. This Release shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the state of New York applicable to contracts made in that state.

(d)                                 Binding Effect.  This Release shall be binding upon the parties hereto and shall inure to the benefit of the Released Parties, Purchaser, the Parents, and the successors and permitted assigns of all of the foregoing Persons.  Nothing in this Release, express or implied, is intended to confer on any Person other than the Released Parties, Purchaser and the Parents any rights, remedies, obligations or liabilities under or by reason of this Release.

(e)                                  Assignment.  This Release shall not be assignable by any of the Releasing Parties without the prior written consent of the Parents.

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(f)                                    Amendments.  This Release shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

(g)                                 Headings.  The headings contained in this Release are for convenience of reference only and shall not affect the meaning or interpretation of this Release.

(h)                                 Severability.  Whenever possible, each provision of this Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and this Release shall be reformed, construed and enforced in such jurisdiction so as to best give effect to the intent of the parties under this Release.

(i)                                     Counterparts.  Counterpart copies of this Release may be signed by all parties and signature pages exchanged by telecopier or email.  The parties intend and agree that counterpart copies signed and exchanged as provided in the preceding sentence shall be fully binding.  All such counterparts, taken together, shall constitute the one and same instrument.

(j)                                     No Strict Construction.  The parties hereto jointly participated in the negotiation and drafting of this Release.  The language used in this Release shall be deemed to be the language chosen by the parties hereto to express their collective mutual intent, this Release shall be construed as if drafted jointly by the parties hereto, and no rule of strict construction shall be applied against any Person.

(k)                                  Gender.  As used in this Release, the masculine, feminine or neuter gender shall be deemed to include the others whenever the context so indicates or requires.

(l)                                     Interpretation.  Whenever the term “include” or “including” is used in this Release, it shall mean “including, without limitation,” (whether or not such language is specifically set forth) and shall not be deemed to limit the range of possibilities to those items specifically enumerated.  The words “hereof”, “herein” and “hereunder” and words of similar import refer to this Release as a whole and not to any particular provision. Terms defined in the singular have a comparable meaning when used in the plural and vice versa.

(m)                               Consent to Jurisdiction.  Any action, suit or proceeding initiated in connection with this Release shall be brought solely in any Court in the Borough of Manhattan of the City of New York, N.Y. having jurisdiction over the subject matter hereof.  Each of the parties hereto hereby submit themselves to the jurisdiction of any such Court for the purpose of any such action and agree that

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the service of process on them in any such action may be effected by the means by which notices are to be given under the Purchase Agreement.

(n)                                 Facsimile Signatures.  This Release, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or electronic transmission in portable document format (“pdf”), shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such amendment, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties.  No party hereto or to any such amendment shall raise the use of a facsimile machine or electronic transmission in pdf to deliver a signature or the fact that any signature or amendment was transmitted or communicated through the use of a facsimile machine or electronic transmission in pdf as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties have executed this Release as of the date first above written.

ROSELAND PARTNERS, L.L.C.

By:
Marshall B. Tycher, Manager

MARSHALL B. TYCHER

BRADFORD R. KLATT

CARL GOLDBERG

TYCHER FAMILY HOLDINGS, L.L.C.

By:	The Marshall B. Tycher Grantor Trust,
Manager

By:
Marshall B. Tycher, Trustee

KLATT FAMILY HOLDINGS, L.L.C.

By:	Bradford R. Klatt Grantor Trust,
Manager

By:
Bradford R. Klatt, Trustee

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EXHIBIT F

CERTIFICATE OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person or entity.  In connection with the sale and disposition by Roseland Partners, L.L.C., a New Jersey limited liability company (“Seller”), to one or more subsidiaries or affiliates of Mack-Cali Realty, L.P., a Delaware limited partnership (“MCRLP”), of the Transferred Interests and Securities (as such terms are defined in that certain Membership Interest and Asset Purchase Agreement dated as of                 , 2012 (the “Purchase Agreement”), by and among Seller, Mack-Cali Realty Acquisition Corp., a Delaware corporation, or its designee, MCRLP, and Mack-Cali Realty Corporation, a Maryland corporation) in connection with the transactions contemplated by the Purchase Agreement, and to inform MCRLP that withholding of tax is not required upon the sale and disposition of such Transferred Interests and Securities by Seller, Seller hereby certifies the following:

1.               Seller is not a foreign person or entity (as those terms are defined in the Code and Treasury Regulations).

2.               Seller is not a disregarded entity as defined in Treasury Regulation Section 1.1445-2(b)(2)(iii).

3.               The office address of Seller is:

233 Canoe Brook Road

Short Hills, NJ 07078

4.               Seller’s U.S. employer identification number is 22-3490269.

5.               Seller understands that this certification may be disclosed to the Internal Revenue Service by MCRLP and that any false statement contained herein could be punished by fine, imprisonment or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

Dated:  As of                                        , 2012

ROSELAND PARTNERS, L.L.C.

By:
Marshall B. Tycher, Manager

Exhibit G-1

CARL J. GOLDBERG

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of                                   , 2012, by and between Carl J. Goldberg, an individual residing at                                                 (“Employee”), and Roseland Management Services, L.P., a Delaware limited partnership with offices at 343 Thornall Street, Edison, New Jersey 08837-2206 (the “Company”).

RECITALS

WHEREAS, the Company desires to employ Employee as Co-President of the Company and Employee desires to be employed by the Company as Co-President of the Company, pursuant to the terms set forth herein.

WHEREAS, the Company is a subsidiary of Mack-Cali Realty, L.P., a Delaware limited partnership (“MCRLP”).

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

1.                                       Employment.

The Company hereby agrees to employ Employee, and Employee hereby agrees to accept such employment during the period and upon the terms and conditions set forth in this Agreement.

2.                                       Employment Period.

(a)                                  Except as otherwise provided in this Agreement to the contrary, the terms and conditions of this Agreement shall be and remain in effect during the period of employment (the “Employment Period”) established under this Paragraph 2.  The Initial Employment Period shall be for a term commencing on the date of this Agreement and ending on the third (3rd) anniversary of the date of this Agreement provided, however, that this Agreement shall automatically renew for a term of one (1) year on the third (3rd) anniversary of the date of this Agreement and on each anniversary of the date of this Agreement thereafter so that a constant one (1) year Employment Period shall be in effect, unless (i) the Company or Employee elects not to extend the term of this Agreement by giving written notice to the other party in accordance with Paragraph 19, in which case the term of this Agreement shall become fixed, or (ii) Employee’s employment terminates hereunder.  Any extension of this Agreement shall not create an obligation of the Company to issue awards to Employee hereunder.

(b)                                 Notwithstanding anything contained herein to the contrary:  (i) Employee’s employment with the Company may be terminated by the Company or Employee during the Employment Period, subject to the terms and conditions of this Agreement; and (ii) nothing in this Agreement shall mandate or prohibit a continuation of Employee’s employment following the expiration of the Employment Period upon such terms and conditions as the Company and Employee may mutually agree.

(c)                                  If Employee’s employment with the Company is terminated, for purposes of this Agreement the term “Unexpired Employment Period” shall mean the period commencing on the date of such termination and ending on the last day of the Employment Period.

3.                                       Services.

(a)                                  Services.  During the Employment Period, Employee shall hold the position of Co-President of the Company reporting to the Chief Executive Officer of the Company and devote his best efforts and substantially all of his business time, skill and attention to the business of the Company (other than absences due to vacation, illness, disability or approved leave of absence), and shall perform such duties as are customarily performed by a similar executive holding such position and as may be more specifically enumerated from time to time by the Chief Executive Officer of the Company; provided, however, that the foregoing is not intended to preclude Employee from (i) owning and managing personal investments, including real estate investments, subject to the restrictions set forth in Paragraph 13 hereof and managing, developing or otherwise dealing with any of the assets owned directly or indirectly by Roseland Partners, L.L.C. or Employee or his family which are listed in Section 3.26 of the Disclosure Schedules to the Membership Interest and Asset Purchase Agreement dated as of                  , 2012 (the “Membership Interest Agreement”) by and among Roseland Partners L.L.C., Mack-Cali Realty Acquisition LLC, MCRLP and Mack-Cali Realty Corporation or (ii) engaging in charitable activities and community affairs, provided that the performance of the activities referred to in clauses (i) and (ii) does not prevent Employee from devoting substantially all of his business time to the Company.

(b)                                  Place of Employment.  During the Employment Period, Employee’s place of employment shall be at the principal office of the Company which shall be located either in Short Hills, New Jersey or at Port Imperial located in West New York and Weehawken, New Jersey.

4.                                       Compensation and Benefits.

(a)                                  Salary.  During the Employment Period, the Company shall pay Employee a minimum annual base salary in the amount of $400,000 (the “Annual Base Salary”) payable in accordance with the Company’s regular payroll practices.  Employee’s Annual Base Salary shall be reviewed annually in accordance with the policy of the Company from time to time and may be subject to upward adjustment based upon, among other things, Employee’s performance, as determined in the sole discretion of the Chief Executive Officer of the Company.  In no event shall Employee’s Annual Base Salary in effect at a particular time be reduced without his prior written consent.

(b)                                 Incentive Compensation/Bonuses.  In addition, during the Employment Period, Employee shall be eligible for incentive compensation payable in such amounts as may be determined by the Company, in the exercise of its discretion.  Notwithstanding the foregoing, Employee shall have a threshold bonus opportunity of up to $1 million with respect to the first twelve months of the Employment Period, up to $1.5 million with respect to the second twelve

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months of the Employment Period, and up to $2 million with respect to the third twelve months of the Employment Period (the “Target Bonuses”).  Each such twelve-month period is referred to in this Agreement as a Year.  For purposes of these Target Bonuses, fifty percent (50%) of the Target Bonuses shall be based on the achievement of specified operating objectives as described on Exhibit A hereto, and the remaining fifty percent (50%) of the Target Bonuses shall be determined by the Chief Executive Officer of the Company, in his sole discretion.  The amount of the Target Bonus for each Year will be awarded and determined no later than 30 days after the end of each such Year and will be communicated to the Employee within such 30 day period in a notice from the Chief Executive Officer of the Company.  The Target Bonuses awarded (“Awarded Target Bonuses”) to Employee for each Year shall be payable to the Employee within 30 days after the third anniversary (the “Third Anniversary”) of the date of this Agreement; provided, however, that if Employee’s employment with the Company is terminated prior to the Third Anniversary by the Company for Cause or by reason of the resignation of the Employee for other than Good Reason, then none of the Awarded Target Bonuses shall be payable to Employee.  If Employee’s employment is terminated for any other reason prior to the Third Anniversary, then any Awarded Target Bonuses for any of the applicable Years preceding the Year in which such termination occurs shall be deemed earned and shall be paid as provided below in this Agreement.

(c)                                  Taxes and Withholding.  The Company shall have the right to deduct and withhold from all compensation all social security and other federal, state and local taxes and charges which currently are or which hereafter may be required by law to be so deducted and withheld.

(d)                                 Additional Benefits.  In addition to the compensation specified above and other benefits provided pursuant to this Paragraph 4, Employee shall be entitled to the following benefits:

(i)                                     participation in the Mack-Cali Realty Corporation 401(k) Savings and Retirement Plan (subject to statutory rules and maximum contributions and non-discrimination requirements applicable to 401(k) plans) and such other benefit plans and programs, including but not limited to restricted stock, phantom stock and/or unit awards, loan programs and any other incentive compensation plans or programs (whether or not employee benefit plans or programs), as maintained by the Company or Mack-Cali Realty Corporation (“MCRC”) from time to time and made generally available to employees of the Company or MCRC with such participation to be consistent with reasonable Company or MCRC guidelines as the case may be;

(ii)                                  participation in any health insurance, disability insurance, paid vacation, group life insurance or other welfare benefit program made generally available to employees of the Company (which shall be comparable to the plans and benefits provided to employees of MCRC); and

(iii)                               reimbursement for reasonable business expenses incurred by Employee in furtherance of the interests of the Company.

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5.                                       Termination of Employment and Change In Control.

(a)                                  Employee’s employment hereunder may be terminated during the Employment Period under the following circumstances:

(i)                                     Cause.  The Company shall have the right to terminate Employee’s employment for Cause upon Employee’s:  (A) willful and continued failure to use best efforts to substantially perform his duties hereunder (other than any such failure resulting from Employee’s incapacity due to physical or mental illness) for a period of thirty (30) days after written demand for substantial performance is delivered by the Company specifically identifying the manner in which the Company believes Employee has not substantially performed his duties; (B) willful misconduct and/or willful violation of Paragraph 11 hereof, which is materially economically injurious to the Company and MCRC taken as a whole; (C) the willful violation of the provisions of Paragraph 13 hereof; or (D) conviction of, or plea of guilty to a felony.  For purposes of this sub-paragraph 5(a), no act, or failure to act, on Employee’s part shall be considered “willful” unless done, or omitted to be done, by him (I) not in good faith and (II) without reasonable belief that his action or omission was in furtherance of the interests of the Company.

(ii)                                  Death.  Employee’s employment hereunder shall terminate upon his death.

(iii)                               Disability.  The Company shall have the right to terminate Employee’s employment due to “Disability” in the event that there is a determination by the Company, upon the advice of an independent qualified physician, reasonably acceptable to Employee, that Employee has become physically or mentally incapable of performing his duties under this Agreement and such disability has disabled Employee for a cumulative period of one hundred eighty (180) days within a twelve (12) month period.

(iv)                              Good Reason.  Employee shall have the right to terminate his employment for “Good Reason”:  (A) upon the occurrence of any material breach of this Agreement by the Company which shall include but not be limited to; an assignment to Employee of duties materially and adversely inconsistent with Employee’s status as Co-President or a material or adverse alteration in the nature of or diminution in Employee’s duties and/or responsibilities, reporting obligations, titles or authority; (B) upon a reduction in Employee’s Annual Base Salary or a material reduction in other benefits (except for bonuses or similar discretionary payments) as in effect at the time in question, a failure to pay such amounts when due or any other failure by the Company to comply with Paragraph 4 hereof; (C) on or within six (6) months following the date a Notice of Non-Renewal is issued by the Company pursuant to Paragraph 2 hereof; (D) on or within six (6) months following a Change in Control (as hereinafter defined) in accordance with the provisions set forth in sub-paragraph 5(a)(vii) hereof; (E) upon any purported termination of Employee’s employment for Cause which is not effected pursuant to the procedures of sub-paragraph 5(a)(i) (and for purposes of this Agreement, in the event of such failure to comply, no such purported termination shall be effective); (F) upon the relocation of the Company’s principal executive offices or Employee’s own office location to a location other than Short Hills, New Jersey or Port Imperial located in West New York and Weehawken, New Jersey.

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(v)                                 Without Cause.  The Company shall have the right to terminate the Employee’s employment hereunder without Cause subject to the terms and conditions of this Agreement.

(vi)                              Without Good Reason.  The Employee shall have the right to terminate his employment hereunder without Good Reason subject to the terms and conditions of this Agreement.

(vii)                           Change in Control.  Employee shall have the right to terminate his employment hereunder on or within six (6) months following a Change in Control.  Such termination shall be deemed a termination for Good Reason hereunder.  For purposes of this Agreement “Change in Control” shall mean that any of the following events has occurred:  (A) any “person” or “group” of persons, as such terms are used in Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any employee benefit plan sponsored by the Company or MCRC, becomes the “beneficial owner”, as such term is used in Section 13 of the Exchange Act, (irrespective of any vesting or waiting periods) of (I) Common Stock of MCRC (“Common Stock”) or any class of stock convertible into Common Stock and/or (II) Common OP Units of MCRLP (“Common OP Units”) or preferred units or any other class of units convertible into Common OP Units, in an amount equal to twenty (20%) percent or more of the sum total of the Common Stock and the Common OP Units (treating all classes of outstanding stock, units or other securities convertible into stock units as if they were converted into Common Stock or Common OP Units as the case may be and then treating Common Stock and Common OP Units as if they were a single class) issued and outstanding immediately prior to such acquisition as if they were a single class and disregarding any equity raise in connection with the financing of such transaction; (B) any Common Stock is purchased pursuant to a tender or exchange offer other than an offer by MCRC; (C) the dissolution or liquidation of MCRC, MCRLP or the Company or the consummation of any merger or consolidation of MCRC, MCRLP or the Company or any sale or other disposition of all or substantially all of the assets of MCRC, MCRLP or the Company, if the shareholders of MCRC and unitholders of MCRLP taken as a whole and considered as one class immediately before such transaction own, immediately after consummation of such transaction, equity securities and partnership units possessing less than fifty (50%) percent of the surviving or acquiring company or MCRC and MCRLP taken as a whole; or (D) a turnover, during any two (2) year period, of the majority of the members of the Board of Directors of MCRC (the “Board”), without the consent of the remaining members of the Board as to the appointment of the new Board members.

(b)                                 Notice of Termination.  Any termination of Employee’s employment by the Company or any such termination by Employee (other than on account of death) shall be communicated by written Notice of Termination to the other party hereto.  For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee’s employment under the provision so indicated.  In the event of the termination of Employee’s employment on account of death, written Notice of Termination shall be deemed to have been provided on the date of death.

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6.                                       Compensation Upon Termination of Employment By the Company for Cause or By Employee without Good Reason.

In the event the Company terminates Employee’s employment for Cause or Employee terminates his employment without Good Reason, the Company shall pay Employee any unpaid Annual Base Salary at the rate then in effect accrued through and including the date of termination.  In addition, in such event, Employee shall be entitled (i) to receive any earned but unpaid incentive compensation or Awarded Target Bonuses (provided that Employee shall not be entitled to any Awarded Target Bonuses if his employment is terminated prior to the Third Anniversery by the Company for Cause or by reason of his resignation for other than Good Reason) and (ii) in the event any options have been granted Employee, to exercise any options which have vested and are exercisable in accordance with the terms of the applicable option grant agreement or plan.

Except for any rights which Employee may have to unpaid salary amounts through and including the date of termination, earned but unpaid incentive compensation or Awarded Target Bonuses (except to the extent he shall not be entitled to Awarded Target Bonuses as herein provided), the Company shall have no further obligations hereunder following such termination.  The aforesaid amounts shall be payable in full immediately upon such termination.

7.                                       Compensation Upon Termination of Employment Upon Death or Disability.

In the event of termination of Employee’s employment as a result of either Employee’s death or Disability, the Company shall pay to Employee, his estate or his personal representative the aggregate of (i) a cash payment of one million dollars ($1,000,000) in full immediately upon such termination (the “Fixed Amount”) and (ii) reimbursement of expenses incurred prior to date of termination (“Expense Reimbursement”).  Employee (and Employee’s dependents) shall also receive continuation of health coverage through the end of the Unexpired Employment Period on the same basis as health coverage is provided by the Company or MCRC for active employees and as may be amended from time to time (“Medical Continuation”), and any reimbursements under such plan will be made no later than the last day of the year after the year in which the expense was incurred.

In addition, if granted to Employee, all (A) incentive compensation payments or programs of any nature whether stock based or otherwise that are subject to a vesting schedule including, without limitation, Warrants, Restricted Share Awards or any other restricted stock, phantom stock, units and any loan forgiveness arrangements granted to Employee (“Incentive Compensation”) shall immediately vest as of the date of such termination (“Vested Incentive Compensation”) and, (B) options granted to Employee, if any, shall immediately vest as of the date of such termination (the “Vested Options”) and Employee shall be entitled at the option of Employee, his estate or his personal representative, within one (1) year of the date of such termination, to exercise the Vested Options and/or other options which have vested (including, without limitation, all other options which have previously vested in accordance with any applicable option grant agreement or plan) (the “Total Vested Options”) and are exercisable in accordance with the terms of the applicable option grant agreement or plan and/or any other methods or procedures for exercise applicable to optionees or to require the Company (upon written notice delivered within one hundred eighty (180) days following the date of Employee’s

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termination) to repurchase all or any portion of Employee’s vested options to purchase shares of Common Stock at a price equal to the difference between the Repurchase Fair Market Value (as hereinafter defined) of the shares of Common Stock for which the options to be repurchased are exercisable and the exercise price of such options as of the date of Employee’s termination of employment (the “Vested Option Exercise Election”).  In the event of a conflict between any Incentive Compensation grant agreement or program or any option grant agreement or plan and this Agreement, the terms of this Agreement shall control.  In addition, upon Employee’s death or disability, the Company shall pay to Employee’s estate or to Employee, as the case may be, within 30 days after such death or disability all Awarded Target Bonuses.

Except for any rights which Employee or Employee’s estate in the event of Employee’s death may have to all of the above including the Fixed Amount, Vested Incentive Compensation, Total Vested Options and the Vested Option Exercise Election, Awarded Target Bonuses, Expense Reimbursement and Medical Continuation (which, in the event of Employee’s death, shall be provided to Employee’s dependents), the Company shall have no further obligations hereunder following such termination.

For purposes of this Agreement, “Repurchase Fair Market Value” shall mean the average of the closing price on the New York Stock Exchange (or such other exchange on which the Common Stock is primarily traded) of the Common Stock on each of the trading days within the thirty (30) days immediately preceding the date of termination of Employee’s employment.

8.                                       Compensation Upon Termination of Employment By the Company Without Cause or By Employee for Good Reason.

In the event the Company terminates Employee’s employment for any reason other than Cause or Employee terminates his employment for Good Reason, the Company shall pay to Employee and Employee shall be entitled to receive the aggregate of (i) the Fixed Amount plus an amount (the “Remaining Salary”) equal to the Annual Base Salary for the balance of the Employment Term, which shall be payable in a lump sum within 10 days after any such termination of employment and (ii) Vested Incentive Compensation, Total Vested Options and the Vested Option Exercise Election, Expense Reimbursement and Medical Continuation at such time as provided in subparagraph 4(d) and Paragraph 7 above and any Awarded Target Bonuses within 10 days after any such termination of employment.  In the event of a conflict between any Incentive Compensation grant agreement or program or any option grant agreement or plan and this Agreement, the terms of this Agreement shall control.  Employee understands that any options exercised more than ninety (90) days following the date of his termination of employment which were granted as incentive stock options shall automatically be converted into non-qualified options.

Except for any rights which Employee may have to the Fixed Amount, Remaining Salary Vested Incentive Compensation, Total Vested Options and the Vested Option Exercise Election, Awarded Target Bonuses,  Expense Reimbursement and Medical Continuation, the Company shall have no further obligations hereunder following such termination.  The parties both agree that the agreement to make these payments was consideration and an inducement to obtain Employee’s consent to enter into this Agreement.  The payments are not a penalty and neither

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party will claim them to be a penalty.  Rather, the payments represent a fair approximation of reasonable amounts due to Employee for the Employment Period.

9.                                       Change in Control.

(a)                                  Options.  Any Incentive Compensation and options granted to Employee that have not vested as of the date of a Change in Control shall immediately vest upon the date of the Change in Control.  Neither the occurrence of a Change in Control, nor the vesting in any warrants or options as a result thereof shall require Employee to exercise any warrants or options.  In the event of a conflict between any Incentive Compensation grant agreement or program or any option grant agreement or plan and this Agreement, the terms of this Agreement shall control.

(b)                                 Upon Termination.  In the event Employee terminates his employment on or following a Change in Control as set forth in sub-paragraph 5(a)(vii), the Company shall pay to Employee and Employee shall be entitled to all the payments and rights Employee would have had if Employee had terminated his employment for Good Reason as set forth in Paragraph 8.

Except for any rights which Employee may have to the Fixed Amount, Remaining Salary Vested Incentive Compensation, Total Vested Options (including, without limitation, by acceleration in accordance with sub-paragraph 9(a)) and the Vested Option Exercise Election, Awarded Target  Bonuses, Expense Reimbursement and Medical Continuation, the Company shall have no further obligations hereunder following such termination.

10.                                 Mitigation / Effect on Employee Benefit Plans and Programs.

(a)                                  Mitigation.  Employee shall not be required to mitigate amounts payable under this Agreement by seeking other employment or otherwise, and there shall be no offset against amounts due Employee under this Agreement on account of subsequent employment.  Amounts owed to Employee under this Agreement shall not be offset by any claims the Company may have against Employee and such payment shall not be affected by any other circumstances, including, without limitation, any counterclaim, recoupment, defense, or other right which the Company may have against Employee or others.

(b)                                 Effect on Employee Benefit Programs.  The termination of Employee’s employment hereunder, whether by the Company or Employee, shall have no effect on the rights and obligations of the parties hereto under the Company’s or MCRC’s (i) welfare benefit plans including, without limitation, Medical Continuation as provided for herein and, health coverage thereafter but only to the extent required by law, and on the same basis applicable to other employees and (ii) 401(k) Plan but only to the extent required by law and pursuant to the terms of the 401(k) Plan.

11.                                 Confidential Information.

(a)                                  Employee understands and acknowledges that during his employment with the Company, he will be exposed to Confidential Information (as defined below), all of which is proprietary and which will rightfully belong to the Company.  Employee shall hold in a fiduciary capacity for the benefit of the Company such Confidential Information obtained by Employee

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during his employment with the Company and shall not, directly or indirectly, at any time, either during or after his employment with the Company, without the Company’s prior written consent, use any of such Confidential Information or disclose any of such Confidential information to any individual or entity other than the Company or its employees, attorneys, accountants, financial advisors, consultants, or investment bankers except as required in the performance of his duties for the Company or as otherwise required by law.  Employee such take all reasonable steps to safeguard such Confidential Information and to protect such Confidential Information against disclosure, misuse, loss or theft.

(b)                                 The term “Confidential Information” shall mean any information not generally known in the relevant trade or industry or otherwise not generally available to the public, which was obtained from the Company or its predecessors or which was learned, discovered, developed, conceived, originated or prepared during or as a result of the performance of any services by Employee on behalf of the Company or its predecessors.  For purposes of this Paragraph 11, the Company shall be deemed to include any entity which is controlled, directly or indirectly, by the Company or MCRC and any entity of which a majority of the economic interest is owned, directly or indirectly, by the Company or MCRC.

12.                                 Return of Documents.

Except for such items which are of a personal nature to Employee (e.g., daily business planner), all writings, records, and other documents and things containing any Confidential Information shall be the exclusive property of the Company, shall not be copied, summarized, extracted from, or removed from the premises of the Company, except in pursuit of the business of the Company and at the direction of the Company, and shall be delivered to the Company, without retaining any copies, upon the termination of Employee’s employment or at any time as requested by the Company.

13.                                 Noncompete.

Employee agrees that:

(a)                                  During the Employment Period and, in the event (i) the Company terminates Employee’s employment, for Cause, or (ii) Employee terminates his employment without Good Reason, for a one (1) year period thereafter, Employee shall not, directly or indirectly, within the continental United States, engage in, or own, invest in, manage or control any venture or enterprise primarily engaged in any office-service, flex, or office property development, acquisition or management activities without regard to whether or not such activities compete with the Company.  Nothing herein shall prohibit Employee from being a passive owner of not more than five percent (5%) of the outstanding stock of any class of securities of a corporation or other entity engaged in such business which is publicly traded, so long as he has no active participation in the business of such corporation or other entity.  Moreover, the foregoing limitations shall not be deemed to restrict or otherwise limit Employee from conducting real estate development, acquisition or management activities, provided that during the Employment Period the performance of such activities does not prevent Employee from devoting substantially all of his business time to the Company.

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(b)                                 If, at the time of enforcement of this Paragraph 13, a court shall hold that the duration, scope, area or other restrictions stated herein are unreasonable, the parties agree that reasonable maximum duration, scope, area or other restrictions may be substituted by such court for the stated duration, scope, area or other restrictions and upon substitution by such court, this Agreement shall be automatically modified without further action by the parties hereto.

(c)                                  For purposes of this Paragraph 13, the Company shall be deemed to include any entity which is controlled, directly or indirectly, by the Company or MCRC and any entity of which a majority of the economic interest is owned, directly or indirectly, by the Company or MCRC.

(d)                                 It is understood and agreed that Employee has joined in the Membership Interest Agreement for certain limited purposes which contains different provisions relating to non-competition and related matters, than those in this Paragraph 13.  It is further understood and agreed that the provisions of that Membership Interest Agreement are cumulative to those contained herein such that they shall apply if, as, and when those contained herein do not, and the provisions of this Paragraph 13 shall apply if, as, and when the provisions of the Membership Interest Agreement do not.  In the event of any inconsistencies between this Agreement and the Membership Interest Agreement, the provisions of the Membership Interest Agreement shall control.

14.                                 Remedies

The parties hereto agree that the Company would suffer irreparable harm from a breach by Employee of any of the covenants or agreements contained in Paragraphs 11, 12 or 13 of this Agreement.  Therefore, in the event of the actual or threatened breach by Employee of any of the provisions of Paragraphs 11, 12 or 13 of this Agreement, the Company may, in addition and supplementary to other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violation of the provisions thereof.

15.                                 Indemnification/Legal Fees.

(a)                                  Indemnification.  In the event the Employee is made party or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of Employee’s employment with or serving as an officer or director of the Company, whether or not the basis of such Proceeding is alleged action in an official capacity, the Company shall indemnify, hold harmless and defend Employee to the fullest extent authorized by Delaware law, as the same exists and may hereafter be amended, against any and all claims, demands, suits, judgments, assessments and settlements including all expenses incurred or suffered by Employee in connection therewith (including, without limitation, all legal fees incurred using counsel reasonably acceptable to Employee) and such indemnification shall continue as to Employee even after Employee is no longer employed by the Company and shall inure to the benefit of his heirs, executors, and administrators.  Expenses incurred by Employee in connection with any Proceeding shall be paid by the Company in advance upon request of Employee that the Company pay such expenses; but, only in the event that Employee shall have delivered in writing to the Company an undertaking to reimburse the

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Company for expenses with respect to which Employee is not entitled to indemnification.  The provisions of this Paragraph shall remain in effect after this Agreement is terminated irrespective of the reasons for termination.  The indemnification provisions of this Paragraph shall not supersede or reduce any indemnification provided to Employee under any separate agreement, or the by-laws of the Company since it is intended that this Agreement shall expand and extend the Employee’s rights to receive indemnity.

(b)                                 Legal Fees.  If any contest or dispute shall arise between the Company and Employee regarding or as a result of any provision of this Agreement, the Company shall reimburse Employee for all legal fees and expenses reasonably incurred by Employee in connection with such contest or dispute, but only if Employee is successful in respect of substantially all of Employee’s claims pursued or defended in connection with such contest or dispute.  Such reimbursement shall be made as soon as practicable following the resolution of such contest or dispute (whether or not appealed).

16.                                 Successors and Assigns.

(a)                                  The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  Failure of the Company to obtain such agreement prior to the effectiveness of an such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if Employee terminated his employment hereunder within six (6) months of a Change in Control as set forth in Paragraph 9, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination.  In the event of such a breach of this Agreement, the Notice of Termination shall specify such date as the date of termination.  As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to all or substantially all of its business and/or its assets as aforesaid which executes and delivers the agreement provided for in this Paragraph 16 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.  Any cash payments owed to Employee pursuant to this Paragraph 16 shall be paid to Employee in a single sum without discount for early payment immediately prior to the consummation of the transaction with such successor.

(b)                                 This Agreement and all rights of Employee hereunder may be transferred only by will or the laws of descent and distribution.  Upon Employee’s death, this Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee’s beneficiary or beneficiaries, personal or legal representatives, or estate, to the extent any such person succeeds to Employee’s interests under this Agreement.  Employee shall be entitled to select and change a beneficiary or beneficiaries to receive any benefit or compensation payable hereunder following Employee’s death by giving Company written notice thereof.  If Employee should die following the date of termination while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons so appointed in

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writing by Employee, including, without limitation, under any applicable plan, or otherwise to his legal representatives or estate.

17.                                 Timing of and No Duplication of Payments.

All payments payable to Employee pursuant to this Agreement shall be paid at such times as provided in this Agreement, and if specific times are not provided for any such payments, then such payments will be paid as soon as practicable after such amounts have become fully vested and determinable.  In addition, Employee shall not be entitled to receive duplicate payments under any of the provisions of this Agreement.

18.                                 Modification or Waiver.

No amendment, modification, waiver, termination or cancellation of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the party against whom enforcement of such amendment, modification, waiver, termination or cancellation is sought.  No course of dealing between or among the parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement.  No delay on the part of the Company or Employee in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or Employee of any such right or remedy shall preclude other or further exercise thereof.  A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

The respective rights and obligations of the parties hereunder shall survive the Employee’s termination of employment and termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations.

19.                                 Notices.

All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand or delivered by a recognized delivery service or mailed, postage prepaid, by express, certified or registered mail, return receipt requested, and addressed to the Chief Executive Officer of the Company or Employee, as applicable, at the address set forth above (or to such other address as shall have been previously provided in accordance with this Paragraph 19).

20.                                 Governing Law.

This agreement will be governed by and construed in accordance with the laws of the State of New Jersey except as to Paragraph 15(a), without regard to principles of conflicts of laws thereunder.

21.                                 Severability.

Whenever possible, each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then, subject to

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the provisions of sub-paragraph 13(b) above, such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provisions or term or the remaining provisions or terms of this Agreement.

22.                                 Legal Representation.

Each of the Company and Employee have been represented by counsel with respect to this Agreement.

23.                                 Counterparts.

This Agreement may be executed in separate counterparts, each of which is deemed to be an original and both of which taken together shall constitute one and the same agreement.

24.                                 Headings.

The headings of the Paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof and shall not affect the construction or interpretation of this Agreement.

25.                                 Entire Agreement.

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreements, negotiations, and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

26.                                 Survival of Agreements.

The covenants made in Paragraphs 5 through 15 and 21 each shall survive the termination of this Agreement.

27.                                 Section 409A Requirements.

Notwithstanding anything to the contrary in this Agreement, the following provisions shall apply to any payments and benefits otherwise payable to or provided to Employee under this Agreement:

(a)                                  For purposes of Section 409A, (i) each “payment” (as defined by Section 409A) made under this Agreement shall be considered a “separate payment,” and (ii) payments shall be deemed exempt from the definition of deferred compensation under Section 409A to the fullest extent possible under the “short-term deferral” exemption of Treasury Regulation § 1.409A-1(b)(4), which exemption is hereby incorporated by reference.

(b)                                If Employee is a “specified employee” as determined by the Company consistent with Section 409A as of his separation from service, to the extent any payment under this Agreement constitutes deferred compensation subject to Section 409A, and to the extent required by Section 409A, no payments due under this Agreement may be made until the earlier

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of: (i) the first day of the seventh month following Employee’s separation from service, or (ii) Employee’s date of death; provided, however, that any payments delayed during this six- month period shall be paid in a lump sum on the first day of the seventh month following Employee’s separation from service. Such lump sum payments shall include interest from the scheduled payment date to the date of actual payment at an annual rate equal to the prime rate as set forth in the Eastern edition of The Wall Street Journal on the business day immediately preceding Employee’s date of separation from service. Any payment due under this Agreement upon termination of employment that is subject to Section 409A shall only be made upon a “separation from service” as that term is defined under Section 409A.

(c)                                  In the event there is a 6-month delay in payments under subparagraph 27(b) above, the Company shall establish and fund an irrevocable “rabbi” trust, in form and substance reasonable satisfactory to Employee, effective as of the beginning of the 6-month period and ending upon the close of such period, to secure the payment of all such delayed amounts to Employee.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.written.

ROSELAND MANAGEMENT SERVICES, L.P.

By:	Roseland Services, L.L.C., as general partner

By:	MC Roseland TRS Operating L.L.C., its sole member

By:	Mack-Cali Services, Inc., its sole member

By:
Name:	Mitchell E. Hersh
Title:	President and Chief Executive Officer

CARL J. GOLDBERG

By:

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EXHIBIT G-2

BRADFORD R. KLATT

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of                                  , 2012, by and between Bradford R. Klatt, an individual residing at                                                    (“Employee”), and Roseland Management Services, L.P., a Delaware limited partnership with offices at 343 Thornall Street, Edison, New Jersey 08837-2206 (the “Company”).

RECITALS

WHEREAS, the Company desires to employ Employee as Co-President of the Company and Employee desires to be employed by the Company as Co-President of the Company, pursuant to the terms set forth herein.

WHEREAS, the Company is a subsidiary of Mack-Cali Realty, L.P., a Delaware limited partnership (“MCRLP”).

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

1.                                       Employment.

The Company hereby agrees to employ Employee, and Employee hereby agrees to accept such employment during the period and upon the terms and conditions set forth in this Agreement.

2.                                       Employment Period.

(a)                                  Except as otherwise provided in this Agreement to the contrary, the terms and conditions of this Agreement shall be and remain in effect during the period of employment (the “Employment Period”) established under this Paragraph 2.  The Initial Employment Period shall be for a term commencing on the date of this Agreement and ending on the third (3rd) anniversary of the date of this Agreement provided, however, that this Agreement shall automatically renew for a term of one (1) year on the third (3rd) anniversary of the date of this Agreement and on each anniversary of the date of this Agreement thereafter so that a constant one (1) year Employment Period shall be in effect, unless (i) the Company or Employee elects not to extend the term of this Agreement by giving written notice to the other party in accordance with Paragraph 19, in which case the term of this Agreement shall become fixed, or (ii) Employee’s employment terminates hereunder.  Any extension of this Agreement shall not create an obligation of the Company to issue awards to Employee hereunder.

(b)                                 Notwithstanding anything contained herein to the contrary:  (i) Employee’s employment with the Company may be terminated by the Company or Employee during the Employment Period, subject to the terms and conditions of this Agreement; and (ii) nothing in this Agreement shall mandate or prohibit a continuation of Employee’s employment following the expiration of the Employment Period upon such terms and conditions as the Company and Employee may mutually agree.

(c)                                  If Employee’s employment with the Company is terminated, for purposes of this Agreement the term “Unexpired Employment Period” shall mean the period commencing on the date of such termination and ending on the last day of the Employment Period.

3.                                       Services.

(a)                                  Services.  During the Employment Period, Employee shall hold the position of Co-President of the Company reporting to the Chief Executive Officer of the Company and devote his best efforts and substantially all of his business time, skill and attention to the business of the Company (other than absences due to vacation, illness, disability or approved leave of absence), and shall perform such duties as are customarily performed by a similar executive holding such position and as may be more specifically enumerated from time to time by the Chief Executive Officer of the Company; provided, however, that the foregoing is not intended to preclude Employee from (i) owning and managing personal investments, including real estate investments, subject to the restrictions set forth in Paragraph 13 hereof and managing, developing or otherwise dealing with any of the assets owned directly or indirectly by Roseland Partners, L.L.C. or Employee or his family which are listed in Section 3.26 of the Disclosure Schedules to the Membership Interest and Asset Purchase Agreement dated as of                   , 2012 (the “Membership Interest Agreement”) by and among Roseland Partners L.L.C., Mack-Cali Realty Acquisition LLC, MCRLP and Mack-Cali Realty Corporation or (ii) engaging in charitable activities and community affairs, provided that the performance of the activities referred to in clauses (i) and (ii) does not prevent Employee from devoting substantially all of his business time to the Company.

(b)                                  Place of Employment.  During the Employment Period, Employee’s place of employment shall be at the principal office of the Company which shall be located either in Short Hills, New Jersey or at Port Imperial located in West New York and Weehawken, New Jersey.

4.                                       Compensation and Benefits.

(a)                                  Salary.  During the Employment Period, the Company shall pay Employee a minimum annual base salary in the amount of $400,000 (the “Annual Base Salary”) payable in accordance with the Company’s regular payroll practices.  Employee’s Annual Base Salary shall be reviewed annually in accordance with the policy of the Company from time to time and may be subject to upward adjustment based upon, among other things, Employee’s performance, as determined in the sole discretion of the Chief Executive Officer of the Company.  In no event shall Employee’s Annual Base Salary in effect at a particular time be reduced without his prior written consent.

(b)                                 Incentive Compensation/Bonuses.  In addition, during the Employment Period, Employee shall be eligible for incentive compensation payable in such amounts as may be determined by the Company, in the exercise of its discretion.  Notwithstanding the foregoing, Employee shall have a threshold bonus opportunity of up to $1 million with respect to the first twelve months of the Employment Period, up to $1.5 million with respect to the second twelve

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months of the Employment Period, and up to $2 million with respect to the third twelve months of the Employment Period (the “Target Bonuses”).  Each such twelve-month period is referred to in this Agreement as a Year.  For purposes of these Target Bonuses, fifty percent (50%) of the Target Bonuses shall be based on the achievement of specified operating objectives as described on Exhibit A hereto, and the remaining fifty percent (50%) of the Target Bonuses shall be determined by the Chief Executive Officer of the Company, in his sole discretion.  The amount of the Target Bonus for each Year will be awarded and determined no later than 30 days after the end of each such Year and will be communicated to the Employee within such 30 day period in a notice from the Chief Executive Officer of the Company.  The Target Bonuses awarded (“Awarded Target Bonuses”) to Employee for each Year shall be payable to the Employee within 30 days after the third anniversary (the “Third Anniversary”) of the date of this Agreement; provided, however, that if Employee’s employment with the Company is terminated prior to the Third Anniversary by the Company for Cause or by reason of the resignation of the Employee for other than Good Reason, then none of the Awarded Target Bonuses shall be payable to Employee.  If Employee’s employment is terminated for any other reason prior to the Third Anniversary, then any Awarded Target Bonuses for any of the applicable Years preceding the Year in which such termination occurs shall be deemed earned and shall be paid as provided below in this Agreement.

(c)                                  Taxes and Withholding.  The Company shall have the right to deduct and withhold from all compensation all social security and other federal, state and local taxes and charges which currently are or which hereafter may be required by law to be so deducted and withheld.

(d)                                 Additional Benefits.  In addition to the compensation specified above and other benefits provided pursuant to this Paragraph 4, Employee shall be entitled to the following benefits:

(i)                                     participation in the Mack-Cali Realty Corporation 401(k) Savings and Retirement Plan (subject to statutory rules and maximum contributions and non-discrimination requirements applicable to 401(k) plans) and such other benefit plans and programs, including but not limited to restricted stock, phantom stock and/or unit awards, loan programs and any other incentive compensation plans or programs (whether or not employee benefit plans or programs), as maintained by the Company or Mack-Cali Realty Corporation (“MCRC”) from time to time and made generally available to employees of the Company or MCRC with such participation to be consistent with reasonable Company or MCRC guidelines as the case may be;

(ii)                                  participation in any health insurance, disability insurance, paid vacation, group life insurance or other welfare benefit program made generally available to employees of the Company (which shall be comparable to the plans and benefits provided to employees of MCRC); and

(iii)                               reimbursement for reasonable business expenses incurred by Employee in furtherance of the interests of the Company.

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5.                                       Termination of Employment and Change In Control.

(a)                                  Employee’s employment hereunder may be terminated during the Employment Period under the following circumstances:

(i)                                     Cause.  The Company shall have the right to terminate Employee’s employment for Cause upon Employee’s:  (A) willful and continued failure to use best efforts to substantially perform his duties hereunder (other than any such failure resulting from Employee’s incapacity due to physical or mental illness) for a period of thirty (30) days after written demand for substantial performance is delivered by the Company specifically identifying the manner in which the Company believes Employee has not substantially performed his duties; (B) willful misconduct and/or willful violation of Paragraph 11 hereof, which is materially economically injurious to the Company and MCRC taken as a whole; (C) the willful violation of the provisions of Paragraph 13 hereof; or (D) conviction of, or plea of guilty to a felony.  For purposes of this sub-paragraph 5(a), no act, or failure to act, on Employee’s part shall be considered “willful” unless done, or omitted to be done, by him (I) not in good faith and (II) without reasonable belief that his action or omission was in furtherance of the interests of the Company.

(ii)                                  Death.  Employee’s employment hereunder shall terminate upon his death.

(iii)                               Disability.  The Company shall have the right to terminate Employee’s employment due to “Disability” in the event that there is a determination by the Company, upon the advice of an independent qualified physician, reasonably acceptable to Employee, that Employee has become physically or mentally incapable of performing his duties under this Agreement and such disability has disabled Employee for a cumulative period of one hundred eighty (180) days within a twelve (12) month period.

(iv)                              Good Reason.  Employee shall have the right to terminate his employment for “Good Reason”:  (A) upon the occurrence of any material breach of this Agreement by the Company which shall include but not be limited to; an assignment to Employee of duties materially and adversely inconsistent with Employee’s status as Co-President or a material or adverse alteration in the nature of or diminution in Employee’s duties and/or responsibilities, reporting obligations, titles or authority; (B) upon a reduction in Employee’s Annual Base Salary or a material reduction in other benefits (except for bonuses or similar discretionary payments) as in effect at the time in question, a failure to pay such amounts when due or any other failure by the Company to comply with Paragraph 4 hereof; (C) on or within six (6) months following the date a Notice of Non-Renewal is issued by the Company pursuant to Paragraph 2 hereof; (D) on or within six (6) months following a Change in Control (as hereinafter defined) in accordance with the provisions set forth in sub-paragraph 5(a)(vii) hereof; (E) upon any purported termination of Employee’s employment for Cause which is not effected pursuant to the procedures of sub-paragraph 5(a)(i) (and for purposes of this Agreement, in the event of such failure to comply, no such purported termination shall be effective); (F) upon the relocation of the Company’s principal executive offices or Employee’s own office location to a location other than Short Hills, New Jersey or Port Imperial located in West New York and Weehawken, New Jersey.

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(v)                                 Without Cause.  The Company shall have the right to terminate the Employee’s employment hereunder without Cause subject to the terms and conditions of this Agreement.

(vi)                              Without Good Reason.  The Employee shall have the right to terminate his employment hereunder without Good Reason subject to the terms and conditions of this Agreement.

(vii)                           Change in Control.  Employee shall have the right to terminate his employment hereunder on or within six (6) months following a Change in Control.  Such termination shall be deemed a termination for Good Reason hereunder.  For purposes of this Agreement “Change in Control” shall mean that any of the following events has occurred:  (A) any “person” or “group” of persons, as such terms are used in Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any employee benefit plan sponsored by the Company or MCRC, becomes the “beneficial owner”, as such term is used in Section 13 of the Exchange Act, (irrespective of any vesting or waiting periods) of (I) Common Stock of MCRC (“Common Stock”) or any class of stock convertible into Common Stock and/or (II) Common OP Units of MCRLP (“Common OP Units”) or preferred units or any other class of units convertible into Common OP Units, in an amount equal to twenty (20%) percent or more of the sum total of the Common Stock and the Common OP Units (treating all classes of outstanding stock, units or other securities convertible into stock units as if they were converted into Common Stock or Common OP Units as the case may be and then treating Common Stock and Common OP Units as if they were a single class) issued and outstanding immediately prior to such acquisition as if they were a single class and disregarding any equity raise in connection with the financing of such transaction; (B) any Common Stock is purchased pursuant to a tender or exchange offer other than an offer by MCRC; (C) the dissolution or liquidation of MCRC, MCRLP or the Company or the consummation of any merger or consolidation of MCRC, MCRLP or the Company or any sale or other disposition of all or substantially all of the assets of MCRC, MCRLP or the Company, if the shareholders of MCRC and unitholders of MCRLP taken as a whole and considered as one class immediately before such transaction own, immediately after consummation of such transaction, equity securities and partnership units possessing less than fifty (50%) percent of the surviving or acquiring company or MCRC and MCRLP taken as a whole; or (D) a turnover, during any two (2) year period, of the majority of the members of the Board of Directors of MCRC (the “Board”), without the consent of the remaining members of the Board as to the appointment of the new Board members.

(b)                                 Notice of Termination.  Any termination of Employee’s employment by the Company or any such termination by Employee (other than on account of death) shall be communicated by written Notice of Termination to the other party hereto.  For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee’s employment under the provision so indicated.  In the event of the termination of Employee’s employment on account of death, written Notice of Termination shall be deemed to have been provided on the date of death.

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6.                                       Compensation Upon Termination of Employment By the Company for Cause or By Employee without Good Reason.

In the event the Company terminates Employee’s employment for Cause or Employee terminates his employment without Good Reason, the Company shall pay Employee any unpaid Annual Base Salary at the rate then in effect accrued through and including the date of termination.  In addition, in such event, Employee shall be entitled (i) to receive any earned but unpaid incentive compensation or Awarded Target Bonuses (provided that Employee shall not be entitled to any Awarded Target Bonuses if his employment is terminated prior to the Third Anniversery by the Company for Cause or by reason of his resignation for other than Good Reason) and (ii) in the event any options have been granted Employee, to exercise any options which have vested and are exercisable in accordance with the terms of the applicable option grant agreement or plan.

Except for any rights which Employee may have to unpaid salary amounts through and including the date of termination, earned but unpaid incentive compensation or Awarded Target Bonuses (except to the extent he shall not be entitled to Awarded Target Bonuses as herein provided), the Company shall have no further obligations hereunder following such termination.  The aforesaid amounts shall be payable in full immediately upon such termination.

7.                                       Compensation Upon Termination of Employment Upon Death or Disability.

In the event of termination of Employee’s employment as a result of either Employee’s death or Disability, the Company shall pay to Employee, his estate or his personal representative the aggregate of (i) a cash payment of one million dollars ($1,000,000) in full immediately upon such termination (the “Fixed Amount”) and (ii) reimbursement of expenses incurred prior to date of termination (“Expense Reimbursement”).  Employee (and Employee’s dependents) shall also receive continuation of health coverage through the end of the Unexpired Employment Period on the same basis as health coverage is provided by the Company or MCRC for active employees and as may be amended from time to time (“Medical Continuation”), and any reimbursements under such plan will be made no later than the last day of the year after the year in which the expense was incurred.

In addition, if granted to Employee, all (A) incentive compensation payments or programs of any nature whether stock based or otherwise that are subject to a vesting schedule including, without limitation, Warrants, Restricted Share Awards or any other restricted stock, phantom stock, units and any loan forgiveness arrangements granted to Employee (“Incentive Compensation”) shall immediately vest as of the date of such termination (“Vested Incentive Compensation”) and, (B) options granted to Employee, if any, shall immediately vest as of the date of such termination (the “Vested Options”) and Employee shall be entitled at the option of Employee, his estate or his personal representative, within one (1) year of the date of such termination, to exercise the Vested Options and/or other options which have vested (including, without limitation, all other options which have previously vested in accordance with any applicable option grant agreement or plan) (the “Total Vested Options”) and are exercisable in accordance with the terms of the applicable option grant agreement or plan and/or any other methods or procedures for exercise applicable to optionees or to require the Company (upon written notice delivered within one hundred eighty (180) days following the date of Employee’s

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termination) to repurchase all or any portion of Employee’s vested options to purchase shares of Common Stock at a price equal to the difference between the Repurchase Fair Market Value (as hereinafter defined) of the shares of Common Stock for which the options to be repurchased are exercisable and the exercise price of such options as of the date of Employee’s termination of employment (the “Vested Option Exercise Election”).  In the event of a conflict between any Incentive Compensation grant agreement or program or any option grant agreement or plan and this Agreement, the terms of this Agreement shall control.  In addition, upon Employee’s death or disability, the Company shall pay to Employee’s estate or to Employee, as the case may be, within 30 days after such death or disability all Awarded Target Bonuses.

Except for any rights which Employee or Employee’s estate in the event of Employee’s death may have to all of the above including the Fixed Amount, Vested Incentive Compensation, Total Vested Options and the Vested Option Exercise Election, Awarded Target Bonuses, Expense Reimbursement and Medical Continuation (which, in the event of Employee’s death, shall be provided to Employee’s dependents), the Company shall have no further obligations hereunder following such termination.

For purposes of this Agreement, “Repurchase Fair Market Value” shall mean the average of the closing price on the New York Stock Exchange (or such other exchange on which the Common Stock is primarily traded) of the Common Stock on each of the trading days within the thirty (30) days immediately preceding the date of termination of Employee’s employment.

8.                                       Compensation Upon Termination of Employment By the Company Without Cause or By Employee for Good Reason.

In the event the Company terminates Employee’s employment for any reason other than Cause or Employee terminates his employment for Good Reason, the Company shall pay to Employee and Employee shall be entitled to receive the aggregate of (i) the Fixed Amount plus an amount (the “Remaining Salary”) equal to the Annual Base Salary for the balance of the Employment Term, which shall be payable in a lump sum within 10 days after any such termination of employment and (ii) Vested Incentive Compensation, Total Vested Options and the Vested Option Exercise Election, Expense Reimbursement and Medical Continuation at such time as provided in subparagraph 4(d) and Paragraph 7 above and any Awarded Target Bonuses within 10 days after any such termination of employment.  In the event of a conflict between any Incentive Compensation grant agreement or program or any option grant agreement or plan and this Agreement, the terms of this Agreement shall control.  Employee understands that any options exercised more than ninety (90) days following the date of his termination of employment which were granted as incentive stock options shall automatically be converted into non-qualified options.

Except for any rights which Employee may have to the Fixed Amount, Remaining Salary Vested Incentive Compensation, Total Vested Options and the Vested Option Exercise Election, Awarded Target Bonuses,  Expense Reimbursement and Medical Continuation, the Company shall have no further obligations hereunder following such termination.  The parties both agree that the agreement to make these payments was consideration and an inducement to obtain Employee’s consent to enter into this Agreement.  The payments are not a penalty and neither

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party will claim them to be a penalty.  Rather, the payments represent a fair approximation of reasonable amounts due to Employee for the Employment Period.

9.                                       Change in Control.

(a)                                  Options.  Any Incentive Compensation and options granted to Employee that have not vested as of the date of a Change in Control shall immediately vest upon the date of the Change in Control.  Neither the occurrence of a Change in Control, nor the vesting in any warrants or options as a result thereof shall require Employee to exercise any warrants or options.  In the event of a conflict between any Incentive Compensation grant agreement or program or any option grant agreement or plan and this Agreement, the terms of this Agreement shall control.

(b)                                 Upon Termination.  In the event Employee terminates his employment on or following a Change in Control as set forth in sub-paragraph 5(a)(vii), the Company shall pay to Employee and Employee shall be entitled to all the payments and rights Employee would have had if Employee had terminated his employment for Good Reason as set forth in Paragraph 8.

Except for any rights which Employee may have to the Fixed Amount, Remaining Salary, Vested Incentive Compensation, Total Vested Options (including, without limitation, by acceleration in accordance with sub-paragraph 9(a)) and the Vested Option Exercise Election, Awarded Target  Bonuses, Expense Reimbursement and Medical Continuation, the Company shall have no further obligations hereunder following such termination.

10.                                 Mitigation / Effect on Employee Benefit Plans and Programs.

(a)                                  Mitigation.  Employee shall not be required to mitigate amounts payable under this Agreement by seeking other employment or otherwise, and there shall be no offset against amounts due Employee under this Agreement on account of subsequent employment.  Amounts owed to Employee under this Agreement shall not be offset by any claims the Company may have against Employee and such payment shall not be affected by any other circumstances, including, without limitation, any counterclaim, recoupment, defense, or other right which the Company may have against Employee or others.

(b)                                 Effect on Employee Benefit Programs.  The termination of Employee’s employment hereunder, whether by the Company or Employee, shall have no effect on the rights and obligations of the parties hereto under the Company’s or MCRC’s (i) welfare benefit plans including, without limitation, Medical Continuation as provided for herein and, health coverage thereafter but only to the extent required by law, and on the same basis applicable to other employees and (ii) 401(k) Plan but only to the extent required by law and pursuant to the terms of the 401(k) Plan.

11.                                 Confidential Information.

(a)                                  Employee understands and acknowledges that during his employment with the Company, he will be exposed to Confidential Information (as defined below), all of which is proprietary and which will rightfully belong to the Company.  Employee shall hold in a fiduciary capacity for the benefit of the Company such Confidential Information obtained by Employee

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during his employment with the Company and shall not, directly or indirectly, at any time, either during or after his employment with the Company, without the Company’s prior written consent, use any of such Confidential Information or disclose any of such Confidential information to any individual or entity other than the Company or its employees, attorneys, accountants, financial advisors, consultants, or investment bankers except as required in the performance of his duties for the Company or as otherwise required by law.  Employee such take all reasonable steps to safeguard such Confidential Information and to protect such Confidential Information against disclosure, misuse, loss or theft.

(b)                                 The term “Confidential Information” shall mean any information not generally known in the relevant trade or industry or otherwise not generally available to the public, which was obtained from the Company or its predecessors or which was learned, discovered, developed, conceived, originated or prepared during or as a result of the performance of any services by Employee on behalf of the Company or its predecessors.  For purposes of this Paragraph 11, the Company shall be deemed to include any entity which is controlled, directly or indirectly, by the Company or MCRC and any entity of which a majority of the economic interest is owned, directly or indirectly, by the Company or MCRC.

12.                                 Return of Documents.

Except for such items which are of a personal nature to Employee (e.g., daily business planner), all writings, records, and other documents and things containing any Confidential Information shall be the exclusive property of the Company, shall not be copied, summarized, extracted from, or removed from the premises of the Company, except in pursuit of the business of the Company and at the direction of the Company, and shall be delivered to the Company, without retaining any copies, upon the termination of Employee’s employment or at any time as requested by the Company.

13.                                 Noncompete.

Employee agrees that:

(a)                                  During the Employment Period and, in the event (i) the Company terminates Employee’s employment, for Cause, or (ii) Employee terminates his employment without Good Reason, for a one (1) year period thereafter, Employee shall not, directly or indirectly, within the continental United States, engage in, or own, invest in, manage or control any venture or enterprise primarily engaged in any office-service, flex, or office property development, acquisition or management activities without regard to whether or not such activities compete with the Company.  Nothing herein shall prohibit Employee from being a passive owner of not more than five percent (5%) of the outstanding stock of any class of securities of a corporation or other entity engaged in such business which is publicly traded, so long as he has no active participation in the business of such corporation or other entity.  Moreover, the foregoing limitations shall not be deemed to restrict or otherwise limit Employee from conducting real estate development, acquisition or management activities, provided that during the Employment Period the performance of such activities does not prevent Employee from devoting substantially all of his business time to the Company.

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(b)                                 If, at the time of enforcement of this Paragraph 13, a court shall hold that the duration, scope, area or other restrictions stated herein are unreasonable, the parties agree that reasonable maximum duration, scope, area or other restrictions may be substituted by such court for the stated duration, scope, area or other restrictions and upon substitution by such court, this Agreement shall be automatically modified without further action by the parties hereto.

(c)                                  For purposes of this Paragraph 13, the Company shall be deemed to include any entity which is controlled, directly or indirectly, by the Company or MCRC and any entity of which a majority of the economic interest is owned, directly or indirectly, by the Company or MCRC.

(d)                                 It is understood and agreed that Employee has joined in the Membership Interest Agreement for certain limited purposes which contains different provisions relating to non-competition and related matters, than those in this Paragraph 13.  It is further understood and agreed that the provisions of that Membership Interest Agreement are cumulative to those contained herein such that they shall apply if, as, and when those contained herein do not, and the provisions of this Paragraph 13 shall apply if, as, and when the provisions of the Membership Interest Agreement do not.  In the event of any inconsistencies between this Agreement and the Membership Interest Agreement, the provisions of the Membership Interest Agreement shall control.

14.                                 Remedies

The parties hereto agree that the Company would suffer irreparable harm from a breach by Employee of any of the covenants or agreements contained in Paragraphs 11, 12 or 13 of this Agreement.  Therefore, in the event of the actual or threatened breach by Employee of any of the provisions of Paragraphs 11, 12 or 13 of this Agreement, the Company may, in addition and supplementary to other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violation of the provisions thereof.

15.                                 Indemnification/Legal Fees.

(a)                                  Indemnification.  In the event the Employee is made party or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of Employee’s employment with or serving as an officer or director of the Company, whether or not the basis of such Proceeding is alleged action in an official capacity, the Company shall indemnify, hold harmless and defend Employee to the fullest extent authorized by Delaware law, as the same exists and may hereafter be amended, against any and all claims, demands, suits, judgments, assessments and settlements including all expenses incurred or suffered by Employee in connection therewith (including, without limitation, all legal fees incurred using counsel reasonably acceptable to Employee) and such indemnification shall continue as to Employee even after Employee is no longer employed by the Company and shall inure to the benefit of his heirs, executors, and administrators.  Expenses incurred by Employee in connection with any Proceeding shall be paid by the Company in advance upon request of Employee that the Company pay such expenses; but, only in the event that Employee shall have delivered in writing to the Company an undertaking to reimburse the

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Company for expenses with respect to which Employee is not entitled to indemnification.  The provisions of this Paragraph shall remain in effect after this Agreement is terminated irrespective of the reasons for termination.  The indemnification provisions of this Paragraph shall not supersede or reduce any indemnification provided to Employee under any separate agreement, or the by-laws of the Company since it is intended that this Agreement shall expand and extend the Employee’s rights to receive indemnity.

(b)                                 Legal Fees.  If any contest or dispute shall arise between the Company and Employee regarding or as a result of any provision of this Agreement, the Company shall reimburse Employee for all legal fees and expenses reasonably incurred by Employee in connection with such contest or dispute, but only if Employee is successful in respect of substantially all of Employee’s claims pursued or defended in connection with such contest or dispute.  Such reimbursement shall be made as soon as practicable following the resolution of such contest or dispute (whether or not appealed).

16.                                 Successors and Assigns.

(a)                                  The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  Failure of the Company to obtain such agreement prior to the effectiveness of an such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if Employee terminated his employment hereunder within six (6) months of a Change in Control as set forth in Paragraph 9, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination.  In the event of such a breach of this Agreement, the Notice of Termination shall specify such date as the date of termination.  As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to all or substantially all of its business and/or its assets as aforesaid which executes and delivers the agreement provided for in this Paragraph 16 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.  Any cash payments owed to Employee pursuant to this Paragraph 16 shall be paid to Employee in a single sum without discount for early payment immediately prior to the consummation of the transaction with such successor.

(b)                                 This Agreement and all rights of Employee hereunder may be transferred only by will or the laws of descent and distribution.  Upon Employee’s death, this Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee’s beneficiary or beneficiaries, personal or legal representatives, or estate, to the extent any such person succeeds to Employee’s interests under this Agreement.  Employee shall be entitled to select and change a beneficiary or beneficiaries to receive any benefit or compensation payable hereunder following Employee’s death by giving Company written notice thereof.  If Employee should die following the date of termination while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons so appointed in

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writing by Employee, including, without limitation, under any applicable plan, or otherwise to his legal representatives or estate.

17.                                 Timing of and No Duplication of Payments.

All payments payable to Employee pursuant to this Agreement shall be paid at such times as provided in this Agreement, and if specific times are not provided for any such payments, then such payments will be paid as soon as practicable after such amounts have become fully vested and determinable.  In addition, Employee shall not be entitled to receive duplicate payments under any of the provisions of this Agreement.

18.                                 Modification or Waiver.

No amendment, modification, waiver, termination or cancellation of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the party against whom enforcement of such amendment, modification, waiver, termination or cancellation is sought.  No course of dealing between or among the parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement.  No delay on the part of the Company or Employee in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or Employee of any such right or remedy shall preclude other or further exercise thereof.  A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

The respective rights and obligations of the parties hereunder shall survive the Employee’s termination of employment and termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations.

19.                                 Notices.

All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand or delivered by a recognized delivery service or mailed, postage prepaid, by express, certified or registered mail, return receipt requested, and addressed to the Chief Executive Officer of the Company or Employee, as applicable, at the address set forth above (or to such other address as shall have been previously provided in accordance with this Paragraph 19).

20.                                 Governing Law.

This agreement will be governed by and construed in accordance with the laws of the State of New Jersey except as to Paragraph 15(a), without regard to principles of conflicts of laws thereunder.

21.                                 Severability.

Whenever possible, each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then, subject to

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the provisions of sub-paragraph 13(b) above, such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provisions or term or the remaining provisions or terms of this Agreement.

22.                                 Legal Representation.

Each of the Company and Employee have been represented by counsel with respect to this Agreement.

23.                                 Counterparts.

This Agreement may be executed in separate counterparts, each of which is deemed to be an original and both of which taken together shall constitute one and the same agreement.

24.                                 Headings.

The headings of the Paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof and shall not affect the construction or interpretation of this Agreement.

25.                                 Entire Agreement.

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreements, negotiations, and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

26.                                 Survival of Agreements.

The covenants made in Paragraphs 5 through 15 and 21 each shall survive the termination of this Agreement.

27.                                 Section 409A Requirements.

Notwithstanding anything to the contrary in this Agreement, the following provisions shall apply to any payments and benefits otherwise payable to or provided to Employee under this Agreement:

(a)                                  For purposes of Section 409A, (i) each “payment” (as defined by Section 409A) made under this Agreement shall be considered a “separate payment,” and (ii) payments shall be deemed exempt from the definition of deferred compensation under Section 409A to the fullest extent possible under the “short-term deferral” exemption of Treasury Regulation § 1.409A-1(b)(4), which exemption is hereby incorporated by reference.

(b)                                If Employee is a “specified employee” as determined by the Company consistent with Section 409A as of his separation from service, to the extent any payment under this Agreement constitutes deferred compensation subject to Section 409A, and to the extent required by Section 409A, no payments due under this Agreement may be made until the earlier

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of: (i) the first day of the seventh month following Employee’s separation from service, or (ii) Employee’s date of death; provided, however, that any payments delayed during this six- month period shall be paid in a lump sum on the first day of the seventh month following Employee’s separation from service. Such lump sum payments shall include interest from the scheduled payment date to the date of actual payment at an annual rate equal to the prime rate as set forth in the Eastern edition of The Wall Street Journal on the business day immediately preceding Employee’s date of separation from service. Any payment due under this Agreement upon termination of employment that is subject to Section 409A shall only be made upon a “separation from service” as that term is defined under Section 409A.

(c)                                  In the event there is a 6-month delay in payments under subparagraph 27(b) above, the Company shall establish and fund an irrevocable “rabbi” trust, in form and substance reasonable satisfactory to Employee, effective as of the beginning of the 6-month period and ending upon the close of such period, to secure the payment of all such delayed amounts to Employee.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

ROSELAND MANAGEMENT SERVICES, L.P.

By:	Roseland Services, L.L.C., as general partner

By:	MC Roseland TRS Operating L.L.C., its sole member

By:	Mack-Cali Services, Inc., its sole member

By:
Name:	Mitchell E. Hersh
Title:	President and Chief Executive Officer

BRADFORD R. KLATT

By:

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EXHIBIT G-3

MARSHALL B. TYCHER

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of                           , 2012, by and between Marshall B. Tycher, an individual residing at                                     (“Employee”), and Roseland Management Services, L.P., a Delaware limited partnership with offices at 343 Thornall Street, Edison, New Jersey 08837-2206 (the “Company”).

RECITALS

WHEREAS, the Company desires to employ Employee as Co-President of the Company and Employee desires to be employed by the Company as Co-President of the Company, pursuant to the terms set forth herein.

WHEREAS, the Company is a subsidiary of Mack-Cali Realty, L.P., a Delaware limited partnership (“MCRLP”).

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

1.                                       Employment.

The Company hereby agrees to employ Employee, and Employee hereby agrees to accept such employment during the period and upon the terms and conditions set forth in this Agreement.

2.                                       Employment Period.

(a)                                  Except as otherwise provided in this Agreement to the contrary, the terms and conditions of this Agreement shall be and remain in effect during the period of employment (the “Employment Period”) established under this Paragraph 2.  The Initial Employment Period shall be for a term commencing on the date of this Agreement and ending on the third (3rd) anniversary of the date of this Agreement provided, however, that this Agreement shall automatically renew for a term of one (1) year on the third (3rd) anniversary of the date of this Agreement and on each anniversary of the date of this Agreement thereafter so that a constant one (1) year Employment Period shall be in effect, unless (i) the Company or Employee elects not to extend the term of this Agreement by giving written notice to the other party in accordance with Paragraph 19, in which case the term of this Agreement shall become fixed, or (ii) Employee’s employment terminates hereunder.  Any extension of this Agreement shall not create an obligation of the Company to issue awards to Employee hereunder.

(b)                                 Notwithstanding anything contained herein to the contrary:  (i) Employee’s employment with the Company may be terminated by the Company or Employee during the Employment Period, subject to the terms and conditions of this Agreement; and (ii) nothing in this Agreement shall mandate or prohibit a continuation of Employee’s employment following the expiration of the Employment Period upon such terms and conditions as the Company and Employee may mutually agree.

(c)                                  If Employee’s employment with the Company is terminated, for purposes of this Agreement the term “Unexpired Employment Period” shall mean the period commencing on the date of such termination and ending on the last day of the Employment Period.

3.                                       Services.

(a)                                  Services.  During the Employment Period, Employee shall hold the position of Co-President of the Company reporting to the Chief Executive Officer of the Company and devote his best efforts and substantially all of his business time, skill and attention to the business of the Company (other than absences due to vacation, illness, disability or approved leave of absence), and shall perform such duties as are customarily performed by a similar executive holding such position and as may be more specifically enumerated from time to time by the Chief Executive Officer of the Company; provided, however, that the foregoing is not intended to preclude Employee from (i) owning and managing personal investments, including real estate investments, subject to the restrictions set forth in Paragraph 13 hereof and managing, developing or otherwise dealing with any of the assets owned directly or indirectly by Roseland Partners, L.L.C. or Employee or his family which are listed in Section 3.26 of the Disclosure Schedules to the Membership Interest and Asset Purchase Agreement dated as of                      , 2012 (the “Membership Interest Agreement”) by and among Roseland Partners L.L.C., Mack-Cali Realty Acquisition LLC, MCRLP and Mack-Cali Realty Corporation or (ii) engaging in charitable activities and community affairs, provided that the performance of the activities referred to in clauses (i) and (ii) does not prevent Employee from devoting substantially all of his business time to the Company.

(b)                                  Place of Employment.  During the Employment Period, Employee’s place of employment shall be at the principal office of the Company which shall be located either in Short Hills, New Jersey or at Port Imperial located in West New York and Weehawken, New Jersey.

4.                                       Compensation and Benefits.

(a)                                  Salary.  During the Employment Period, the Company shall pay Employee a minimum annual base salary in the amount of $400,000 (the “Annual Base Salary”) payable in accordance with the Company’s regular payroll practices.  Employee’s Annual Base Salary shall be reviewed annually in accordance with the policy of the Company from time to time and may be subject to upward adjustment based upon, among other things, Employee’s performance, as determined in the sole discretion of the Chief Executive Officer of the Company.  In no event shall Employee’s Annual Base Salary in effect at a particular time be reduced without his prior written consent.

(b)                                 Incentive Compensation/Bonuses.  In addition, during the Employment Period, Employee shall be eligible for incentive compensation payable in such amounts as may be determined by the Company, in the exercise of its discretion.  Notwithstanding the foregoing, Employee shall have a threshold bonus opportunity of up to $1 million with respect to the first twelve months of the Employment Period, up to $1.5 million with respect to the second twelve

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months of the Employment Period, and up to $2 million with respect to the third twelve months of the Employment Period (the “Target Bonuses”).  Each such twelve-month period is referred to in this Agreement as a Year.  For purposes of these Target Bonuses, fifty percent (50%) of the Target Bonuses shall be based on the achievement of specified operating objectives as described on Exhibit A hereto, and the remaining fifty percent (50%) of the Target Bonuses shall be determined by the Chief Executive Officer of the Company, in his sole discretion.  The amount of the Target Bonus for each Year will be awarded and determined no later than 30 days after the end of each such Year and will be communicated to the Employee within such 30 day period in a notice from the Chief Executive Officer of the Company.  The Target Bonuses awarded (“Awarded Target Bonuses”) to Employee for each Year shall be payable to the Employee within 30 days after the third anniversary (the “Third Anniversary”) of the date of this Agreement; provided, however, that if Employee’s employment with the Company is terminated prior to the Third Anniversary by the Company for Cause or by reason of the resignation of the Employee for other than Good Reason, then none of the Awarded Target Bonuses shall be payable to Employee.  If Employee’s employment is terminated for any other reason prior to the Third Anniversary, then any Awarded Target Bonuses for any of the applicable Years preceding the Year in which such termination occurs shall be deemed earned and shall be paid as provided below in this Agreement.

(c)                                  Taxes and Withholding.  The Company shall have the right to deduct and withhold from all compensation all social security and other federal, state and local taxes and charges which currently are or which hereafter may be required by law to be so deducted and withheld.

(d)                                 Additional Benefits.  In addition to the compensation specified above and other benefits provided pursuant to this Paragraph 4, Employee shall be entitled to the following benefits:

(i)                                     participation in the Mack-Cali Realty Corporation 401(k) Savings and Retirement Plan (subject to statutory rules and maximum contributions and non-discrimination requirements applicable to 401(k) plans) and such other benefit plans and programs, including but not limited to restricted stock, phantom stock and/or unit awards, loan programs and any other incentive compensation plans or programs (whether or not employee benefit plans or programs), as maintained by the Company or Mack-Cali Realty Corporation (“MCRC”) from time to time and made generally available to employees of the Company or MCRC with such participation to be consistent with reasonable Company or MCRC guidelines as the case may be;

(ii)                                  participation in any health insurance, disability insurance, paid vacation, group life insurance or other welfare benefit program made generally available to employees of the Company (which shall be comparable to the plans and benefits provided to employees of MCRC); and

(iii)                               reimbursement for reasonable business expenses incurred by Employee in furtherance of the interests of the Company.

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5.                                       Termination of Employment and Change In Control.

(a)                                  Employee’s employment hereunder may be terminated during the Employment Period under the following circumstances:

(i)                                     Cause.  The Company shall have the right to terminate Employee’s employment for Cause upon Employee’s:  (A) willful and continued failure to use best efforts to substantially perform his duties hereunder (other than any such failure resulting from Employee’s incapacity due to physical or mental illness) for a period of thirty (30) days after written demand for substantial performance is delivered by the Company specifically identifying the manner in which the Company believes Employee has not substantially performed his duties; (B) willful misconduct and/or willful violation of Paragraph 11 hereof, which is materially economically injurious to the Company and MCRC taken as a whole; (C) the willful violation of the provisions of Paragraph 13 hereof; or (D) conviction of, or plea of guilty to a felony.  For purposes of this sub-paragraph 5(a), no act, or failure to act, on Employee’s part shall be considered “willful” unless done, or omitted to be done, by him (I) not in good faith and (II) without reasonable belief that his action or omission was in furtherance of the interests of the Company.

(ii)                                  Death.  Employee’s employment hereunder shall terminate upon his death.

(iii)                               Disability.  The Company shall have the right to terminate Employee’s employment due to “Disability” in the event that there is a determination by the Company, upon the advice of an independent qualified physician, reasonably acceptable to Employee, that Employee has become physically or mentally incapable of performing his duties under this Agreement and such disability has disabled Employee for a cumulative period of one hundred eighty (180) days within a twelve (12) month period.

(iv)                              Good Reason.  Employee shall have the right to terminate his employment for “Good Reason”:  (A) upon the occurrence of any material breach of this Agreement by the Company which shall include but not be limited to; an assignment to Employee of duties materially and adversely inconsistent with Employee’s status as Co-President or a material or adverse alteration in the nature of or diminution in Employee’s duties and/or responsibilities, reporting obligations, titles or authority; (B) upon a reduction in Employee’s Annual Base Salary or a material reduction in other benefits (except for bonuses or similar discretionary payments) as in effect at the time in question, a failure to pay such amounts when due or any other failure by the Company to comply with Paragraph 4 hereof; (C) on or within six (6) months following the date a Notice of Non-Renewal is issued by the Company pursuant to Paragraph 2 hereof; (D) on or within six (6) months following a Change in Control (as hereinafter defined) in accordance with the provisions set forth in sub-paragraph 5(a)(vii) hereof; (E) upon any purported termination of Employee’s employment for Cause which is not effected pursuant to the procedures of sub-paragraph 5(a)(i) (and for purposes of this Agreement, in the event of such failure to comply, no such purported termination shall be effective); (F) upon the relocation of the Company’s principal executive offices or Employee’s own office location to a location other than Short Hills, New Jersey or Port Imperial located in West New York and Weehawken, New Jersey.

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(v)                                 Without Cause.  The Company shall have the right to terminate the Employee’s employment hereunder without Cause subject to the terms and conditions of this Agreement.

(vi)                              Without Good Reason.  The Employee shall have the right to terminate his employment hereunder without Good Reason subject to the terms and conditions of this Agreement.

(vii)                           Change in Control.  Employee shall have the right to terminate his employment hereunder on or within six (6) months following a Change in Control.  Such termination shall be deemed a termination for Good Reason hereunder.  For purposes of this Agreement “Change in Control” shall mean that any of the following events has occurred:  (A) any “person” or “group” of persons, as such terms are used in Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any employee benefit plan sponsored by the Company or MCRC, becomes the “beneficial owner”, as such term is used in Section 13 of the Exchange Act, (irrespective of any vesting or waiting periods) of (I) Common Stock of MCRC (“Common Stock”) or any class of stock convertible into Common Stock and/or (II) Common OP Units of MCRLP (“Common OP Units”) or preferred units or any other class of units convertible into Common OP Units, in an amount equal to twenty (20%) percent or more of the sum total of the Common Stock and the Common OP Units (treating all classes of outstanding stock, units or other securities convertible into stock units as if they were converted into Common Stock or Common OP Units as the case may be and then treating Common Stock and Common OP Units as if they were a single class) issued and outstanding immediately prior to such acquisition as if they were a single class and disregarding any equity raise in connection with the financing of such transaction; (B) any Common Stock is purchased pursuant to a tender or exchange offer other than an offer by MCRC; (C) the dissolution or liquidation of MCRC, MCRLP or the Company or the consummation of any merger or consolidation of MCRC, MCRLP or the Company or any sale or other disposition of all or substantially all of the assets of MCRC, MCRLP or the Company, if the shareholders of MCRC and unitholders of MCRLP taken as a whole and considered as one class immediately before such transaction own, immediately after consummation of such transaction, equity securities and partnership units possessing less than fifty (50%) percent of the surviving or acquiring company or MCRC and MCRLP taken as a whole; or (D) a turnover, during any two (2) year period, of the majority of the members of the Board of Directors of MCRC (the “Board”), without the consent of the remaining members of the Board as to the appointment of the new Board members.

(b)                                 Notice of Termination.  Any termination of Employee’s employment by the Company or any such termination by Employee (other than on account of death) shall be communicated by written Notice of Termination to the other party hereto.  For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee’s employment under the provision so indicated.  In the event of the termination of Employee’s employment on account of death, written Notice of Termination shall be deemed to have been provided on the date of death.

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6.                                       Compensation Upon Termination of Employment By the Company for Cause or By Employee without Good Reason.

In the event the Company terminates Employee’s employment for Cause or Employee terminates his employment without Good Reason, the Company shall pay Employee any unpaid Annual Base Salary at the rate then in effect accrued through and including the date of termination.  In addition, in such event, Employee shall be entitled (i) to receive any earned but unpaid incentive compensation or Awarded Target Bonuses (provided that Employee shall not be entitled to any Awarded Target Bonuses if his employment is terminated prior to the Third Anniversery by the Company for Cause or by reason of his resignation for other than Good Reason) and (ii) in the event any options have been granted Employee, to exercise any options which have vested and are exercisable in accordance with the terms of the applicable option grant agreement or plan.

Except for any rights which Employee may have to unpaid salary amounts through and including the date of termination, earned but unpaid incentive compensation or Awarded Target Bonuses (except to the extent he shall not be entitled to Awarded Target Bonuses as herein provided), the Company shall have no further obligations hereunder following such termination.  The aforesaid amounts shall be payable in full immediately upon such termination.

7.                                       Compensation Upon Termination of Employment Upon Death or Disability.

In the event of termination of Employee’s employment as a result of either Employee’s death or Disability, the Company shall pay to Employee, his estate or his personal representative the aggregate of (i) a cash payment of one million dollars ($1,000,000) in full immediately upon such termination (the “Fixed Amount”) and (ii) reimbursement of expenses incurred prior to date of termination (“Expense Reimbursement”).  Employee (and Employee’s dependents) shall also receive continuation of health coverage through the end of the Unexpired Employment Period on the same basis as health coverage is provided by the Company or MCRC for active employees and as may be amended from time to time (“Medical Continuation”), and any reimbursements under such plan will be made no later than the last day of the year after the year in which the expense was incurred.

In addition, if granted to Employee, all (A) incentive compensation payments or programs of any nature whether stock based or otherwise that are subject to a vesting schedule including, without limitation, Warrants, Restricted Share Awards or any other restricted stock, phantom stock, units and any loan forgiveness arrangements granted to Employee (“Incentive Compensation”) shall immediately vest as of the date of such termination (“Vested Incentive Compensation”) and, (B) options granted to Employee, if any, shall immediately vest as of the date of such termination (the “Vested Options”) and Employee shall be entitled at the option of Employee, his estate or his personal representative, within one (1) year of the date of such termination, to exercise the Vested Options and/or other options which have vested (including, without limitation, all other options which have previously vested in accordance with any applicable option grant agreement or plan) (the “Total Vested Options”) and are exercisable in accordance with the terms of the applicable option grant agreement or plan and/or any other methods or procedures for exercise applicable to optionees or to require the Company (upon written notice delivered within one hundred eighty (180) days following the date of Employee’s

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termination) to repurchase all or any portion of Employee’s vested options to purchase shares of Common Stock at a price equal to the difference between the Repurchase Fair Market Value (as hereinafter defined) of the shares of Common Stock for which the options to be repurchased are exercisable and the exercise price of such options as of the date of Employee’s termination of employment (the “Vested Option Exercise Election”).  In the event of a conflict between any Incentive Compensation grant agreement or program or any option grant agreement or plan and this Agreement, the terms of this Agreement shall control.  In addition, upon Employee’s death or disability, the Company shall pay to Employee’s estate or to Employee, as the case may be, within 30 days after such death or disability all Awarded Target Bonuses.

Except for any rights which Employee or Employee’s estate in the event of Employee’s death may have to all of the above including the Fixed Amount, Vested Incentive Compensation, Total Vested Options and the Vested Option Exercise Election, Awarded Target Bonuses, Expense Reimbursement and Medical Continuation (which, in the event of Employee’s death, shall be provided to Employee’s dependents), the Company shall have no further obligations hereunder following such termination.

For purposes of this Agreement, “Repurchase Fair Market Value” shall mean the average of the closing price on the New York Stock Exchange (or such other exchange on which the Common Stock is primarily traded) of the Common Stock on each of the trading days within the thirty (30) days immediately preceding the date of termination of Employee’s employment.

8.                                       Compensation Upon Termination of Employment By the Company Without Cause or By Employee for Good Reason.

In the event the Company terminates Employee’s employment for any reason other than Cause or Employee terminates his employment for Good Reason, the Company shall pay to Employee and Employee shall be entitled to receive the aggregate of (i) the Fixed Amount plus an amount (the “Remaining Salary”) equal to the Annual Base Salary for the balance of the Employment Term, which shall be payable in a lump sum within 10 days after any such termination of employment and (ii) Vested Incentive Compensation, Total Vested Options and the Vested Option Exercise Election, Expense Reimbursement and Medical Continuation at such time as provided in subparagraph 4(d) and Paragraph 7 above and any Awarded Target Bonuses within 10 days after any such termination of employment.  In the event of a conflict between any Incentive Compensation grant agreement or program or any option grant agreement or plan and this Agreement, the terms of this Agreement shall control.  Employee understands that any options exercised more than ninety (90) days following the date of his termination of employment which were granted as incentive stock options shall automatically be converted into non-qualified options.

Except for any rights which Employee may have to the Fixed Amount, Remaining Salary Vested Incentive Compensation, Total Vested Options and the Vested Option Exercise Election, Awarded Target Bonuses,  Expense Reimbursement and Medical Continuation, the Company shall have no further obligations hereunder following such termination.  The parties both agree that the agreement to make these payments was consideration and an inducement to obtain Employee’s consent to enter into this Agreement.  The payments are not a penalty and neither

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party will claim them to be a penalty.  Rather, the payments represent a fair approximation of reasonable amounts due to Employee for the Employment Period.

9.                                       Change in Control.

(a)                                  Options.  Any Incentive Compensation and options granted to Employee that have not vested as of the date of a Change in Control shall immediately vest upon the date of the Change in Control.  Neither the occurrence of a Change in Control, nor the vesting in any warrants or options as a result thereof shall require Employee to exercise any warrants or options.  In the event of a conflict between any Incentive Compensation grant agreement or program or any option grant agreement or plan and this Agreement, the terms of this Agreement shall control.

(b)                                 Upon Termination.  In the event Employee terminates his employment on or following a Change in Control as set forth in sub-paragraph 5(a)(vii), the Company shall pay to Employee and Employee shall be entitled to all the payments and rights Employee would have had if Employee had terminated his employment for Good Reason as set forth in Paragraph 8.

Except for any rights which Employee may have to the Fixed Amount, Remaining Salary Vested Incentive Compensation, Total Vested Options (including, without limitation, by acceleration in accordance with sub-paragraph 9(a)) and the Vested Option Exercise Election, Awarded Target  Bonuses, Expense Reimbursement and Medical Continuation, the Company shall have no further obligations hereunder following such termination.

10.                                 Mitigation / Effect on Employee Benefit Plans and Programs.

(a)                                  Mitigation.  Employee shall not be required to mitigate amounts payable under this Agreement by seeking other employment or otherwise, and there shall be no offset against amounts due Employee under this Agreement on account of subsequent employment.  Amounts owed to Employee under this Agreement shall not be offset by any claims the Company may have against Employee and such payment shall not be affected by any other circumstances, including, without limitation, any counterclaim, recoupment, defense, or other right which the Company may have against Employee or others.

(b)                                 Effect on Employee Benefit Programs.  The termination of Employee’s employment hereunder, whether by the Company or Employee, shall have no effect on the rights and obligations of the parties hereto under the Company’s or MCRC’s (i) welfare benefit plans including, without limitation, Medical Continuation as provided for herein and, health coverage thereafter but only to the extent required by law, and on the same basis applicable to other employees and (ii) 401(k) Plan but only to the extent required by law and pursuant to the terms of the 401(k) Plan.

11.                                 Confidential Information.

(a)                                  Employee understands and acknowledges that during his employment with the Company, he will be exposed to Confidential Information (as defined below), all of which is proprietary and which will rightfully belong to the Company.  Employee shall hold in a fiduciary capacity for the benefit of the Company such Confidential Information obtained by Employee

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during his employment with the Company and shall not, directly or indirectly, at any time, either during or after his employment with the Company, without the Company’s prior written consent, use any of such Confidential Information or disclose any of such Confidential information to any individual or entity other than the Company or its employees, attorneys, accountants, financial advisors, consultants, or investment bankers except as required in the performance of his duties for the Company or as otherwise required by law.  Employee such take all reasonable steps to safeguard such Confidential Information and to protect such Confidential Information against disclosure, misuse, loss or theft.

(b)                                 The term “Confidential Information” shall mean any information not generally known in the relevant trade or industry or otherwise not generally available to the public, which was obtained from the Company or its predecessors or which was learned, discovered, developed, conceived, originated or prepared during or as a result of the performance of any services by Employee on behalf of the Company or its predecessors.  For purposes of this Paragraph 11, the Company shall be deemed to include any entity which is controlled, directly or indirectly, by the Company or MCRC and any entity of which a majority of the economic interest is owned, directly or indirectly, by the Company or MCRC.

12.                                 Return of Documents.

Except for such items which are of a personal nature to Employee (e.g., daily business planner), all writings, records, and other documents and things containing any Confidential Information shall be the exclusive property of the Company, shall not be copied, summarized, extracted from, or removed from the premises of the Company, except in pursuit of the business of the Company and at the direction of the Company, and shall be delivered to the Company, without retaining any copies, upon the termination of Employee’s employment or at any time as requested by the Company.

13.                                 Noncompete.

Employee agrees that:

(a)                                  During the Employment Period and, in the event (i) the Company terminates Employee’s employment, for Cause, or (ii) Employee terminates his employment without Good Reason, for a one (1) year period thereafter, Employee shall not, directly or indirectly, within the continental United States, engage in, or own, invest in, manage or control any venture or enterprise primarily engaged in any office-service, flex, or office property development, acquisition or management activities without regard to whether or not such activities compete with the Company.  Nothing herein shall prohibit Employee from being a passive owner of not more than five percent (5%) of the outstanding stock of any class of securities of a corporation or other entity engaged in such business which is publicly traded, so long as he has no active participation in the business of such corporation or other entity.  Moreover, the foregoing limitations shall not be deemed to restrict or otherwise limit Employee from conducting real estate development, acquisition or management activities, provided that during the Employment Period the performance of such activities does not prevent Employee from devoting substantially all of his business time to the Company.

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(b)                                 If, at the time of enforcement of this Paragraph 13, a court shall hold that the duration, scope, area or other restrictions stated herein are unreasonable, the parties agree that reasonable maximum duration, scope, area or other restrictions may be substituted by such court for the stated duration, scope, area or other restrictions and upon substitution by such court, this Agreement shall be automatically modified without further action by the parties hereto.

(c)                                  For purposes of this Paragraph 13, the Company shall be deemed to include any entity which is controlled, directly or indirectly, by the Company or MCRC and any entity of which a majority of the economic interest is owned, directly or indirectly, by the Company or MCRC.

(d)                                 It is understood and agreed that Employee has joined in the Membership Interest Agreement for certain limited purposes which contains different provisions relating to non-competition and related matters, than those in this Paragraph 13.  It is further understood and agreed that the provisions of that Membership Interest Agreement are cumulative to those contained herein such that they shall apply if, as, and when those contained herein do not, and the provisions of this Paragraph 13 shall apply if, as, and when the provisions of the Membership Interest Agreement do not.  In the event of any inconsistencies between this Agreement and the Membership Interest Agreement, the provisions of the Membership Interest Agreement shall control.

14.                                 Remedies

The parties hereto agree that the Company would suffer irreparable harm from a breach by Employee of any of the covenants or agreements contained in Paragraphs 11, 12 or 13 of this Agreement.  Therefore, in the event of the actual or threatened breach by Employee of any of the provisions of Paragraphs 11, 12 or 13 of this Agreement, the Company may, in addition and supplementary to other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violation of the provisions thereof.

15.                                 Indemnification/Legal Fees.

(a)                                  Indemnification.  In the event the Employee is made party or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of Employee’s employment with or serving as an officer or director of the Company, whether or not the basis of such Proceeding is alleged action in an official capacity, the Company shall indemnify, hold harmless and defend Employee to the fullest extent authorized by Delaware law, as the same exists and may hereafter be amended, against any and all claims, demands, suits, judgments, assessments and settlements including all expenses incurred or suffered by Employee in connection therewith (including, without limitation, all legal fees incurred using counsel reasonably acceptable to Employee) and such indemnification shall continue as to Employee even after Employee is no longer employed by the Company and shall inure to the benefit of his heirs, executors, and administrators.  Expenses incurred by Employee in connection with any Proceeding shall be paid by the Company in advance upon request of Employee that the Company pay such expenses; but, only in the event that Employee shall have delivered in writing to the Company an undertaking to reimburse the

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Company for expenses with respect to which Employee is not entitled to indemnification.  The provisions of this Paragraph shall remain in effect after this Agreement is terminated irrespective of the reasons for termination.  The indemnification provisions of this Paragraph shall not supersede or reduce any indemnification provided to Employee under any separate agreement, or the by-laws of the Company since it is intended that this Agreement shall expand and extend the Employee’s rights to receive indemnity.

(b)                                 Legal Fees.  If any contest or dispute shall arise between the Company and Employee regarding or as a result of any provision of this Agreement, the Company shall reimburse Employee for all legal fees and expenses reasonably incurred by Employee in connection with such contest or dispute, but only if Employee is successful in respect of substantially all of Employee’s claims pursued or defended in connection with such contest or dispute.  Such reimbursement shall be made as soon as practicable following the resolution of such contest or dispute (whether or not appealed).

16.                                 Successors and Assigns.

(a)                                  The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  Failure of the Company to obtain such agreement prior to the effectiveness of an such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if Employee terminated his employment hereunder within six (6) months of a Change in Control as set forth in Paragraph 9, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination.  In the event of such a breach of this Agreement, the Notice of Termination shall specify such date as the date of termination.  As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to all or substantially all of its business and/or its assets as aforesaid which executes and delivers the agreement provided for in this Paragraph 16 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.  Any cash payments owed to Employee pursuant to this Paragraph 16 shall be paid to Employee in a single sum without discount for early payment immediately prior to the consummation of the transaction with such successor.

(b)                                 This Agreement and all rights of Employee hereunder may be transferred only by will or the laws of descent and distribution.  Upon Employee’s death, this Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee’s beneficiary or beneficiaries, personal or legal representatives, or estate, to the extent any such person succeeds to Employee’s interests under this Agreement.  Employee shall be entitled to select and change a beneficiary or beneficiaries to receive any benefit or compensation payable hereunder following Employee’s death by giving Company written notice thereof.  If Employee should die following the date of termination while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons so appointed in

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writing by Employee, including, without limitation, under any applicable plan, or otherwise to his legal representatives or estate.

17.                                 Timing of and No Duplication of Payments.

All payments payable to Employee pursuant to this Agreement shall be paid at such times as provided in this Agreement, and if specific times are not provided for any such payments, then such payments will be paid as soon as practicable after such amounts have become fully vested and determinable.  In addition, Employee shall not be entitled to receive duplicate payments under any of the provisions of this Agreement.

18.                                 Modification or Waiver.

No amendment, modification, waiver, termination or cancellation of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the party against whom enforcement of such amendment, modification, waiver, termination or cancellation is sought.  No course of dealing between or among the parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement.  No delay on the part of the Company or Employee in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or Employee of any such right or remedy shall preclude other or further exercise thereof.  A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

The respective rights and obligations of the parties hereunder shall survive the Employee’s termination of employment and termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations.

19.                                 Notices.

All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand or delivered by a recognized delivery service or mailed, postage prepaid, by express, certified or registered mail, return receipt requested, and addressed to the Chief Executive Officer of the Company or Employee, as applicable, at the address set forth above (or to such other address as shall have been previously provided in accordance with this Paragraph 19).

20.                                 Governing Law.

This agreement will be governed by and construed in accordance with the laws of the State of New Jersey except as to Paragraph 15(a), without regard to principles of conflicts of laws thereunder.

21.                                 Severability.

Whenever possible, each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then, subject to

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the provisions of sub-paragraph 13(b) above, such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provisions or term or the remaining provisions or terms of this Agreement.

22.                                 Legal Representation.

Each of the Company and Employee have been represented by counsel with respect to this Agreement.

23.                                 Counterparts.

This Agreement may be executed in separate counterparts, each of which is deemed to be an original and both of which taken together shall constitute one and the same agreement.

24.                                 Headings.

The headings of the Paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof and shall not affect the construction or interpretation of this Agreement.

25.                                 Entire Agreement.

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreements, negotiations, and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

26.                                 Survival of Agreements.

The covenants made in Paragraphs 5 through 15 and 21 each shall survive the termination of this Agreement.

27.                                 Section 409A Requirements.

Notwithstanding anything to the contrary in this Agreement, the following provisions shall apply to any payments and benefits otherwise payable to or provided to Employee under this Agreement:

(a)                                  For purposes of Section 409A, (i) each “payment” (as defined by Section 409A) made under this Agreement shall be considered a “separate payment,” and (ii) payments shall be deemed exempt from the definition of deferred compensation under Section 409A to the fullest extent possible under the “short-term deferral” exemption of Treasury Regulation § 1.409A-1(b)(4), which exemption is hereby incorporated by reference.

(b)                                If Employee is a “specified employee” as determined by the Company consistent with Section 409A as of his separation from service, to the extent any payment under this Agreement constitutes deferred compensation subject to Section 409A, and to the extent required by Section 409A, no payments due under this Agreement may be made until the earlier

13

of: (i) the first day of the seventh month following Employee’s separation from service, or (ii) Employee’s date of death; provided, however, that any payments delayed during this six- month period shall be paid in a lump sum on the first day of the seventh month following Employee’s separation from service. Such lump sum payments shall include interest from the scheduled payment date to the date of actual payment at an annual rate equal to the prime rate as set forth in the Eastern edition of The Wall Street Journal on the business day immediately preceding Employee’s date of separation from service. Any payment due under this Agreement upon termination of employment that is subject to Section 409A shall only be made upon a “separation from service” as that term is defined under Section 409A.

(c)                                  In the event there is a 6-month delay in payments under subparagraph 27(b) above, the Company shall establish and fund an irrevocable “rabbi” trust, in form and substance reasonable satisfactory to Employee, effective as of the beginning of the 6-month period and ending upon the close of such period, to secure the payment of all such delayed amounts to Employee.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

ROSELAND MANAGEMENT SERVICES, L.P.

By:	Roseland Services, L.L.C., as general partner

By:	MC Roseland TRS Operating L.L.C., its sole member

By:	Mack-Cali Services, Inc., its sole member

By:
Name:	Mitchell E. Hersh
Title:	President and Chief Executive Officer

MARSHALL B. TYCHER

By:

14

Exhibit H

BULK SALES TAX ESCROW AGREEMENT

THIS BULK SALES TAX ESCROW AGREEMENT (as the same may be amended or modified from time to time and including any and all written instructions given to Escrow Agent (hereinafter defined) pursuant hereto, this “Escrow Agreement”) is made and entered into as of [                            ], 2012, by and among Mack-Cali Realty Acquisition Corp., a Delaware corporation, or its designee (the “Purchaser”), and Roseland Partners, L.L.C., a New Jersey limited liability company (“Roseland”, and together with Purchaser, sometimes referred to as the “Parties”), and U.S. Bank National Association, as escrow agent (the “Escrow Agent”).

WHEREAS, the Parties, Mack-Cali Realty, L.P., a Delaware limited partnership (“MCRLP”), and Mack-Cali Realty Corporation, a Maryland corporation (“MCRC” and, together with MCRLP, the “Parents”), are parties to that certain Membership Interest and Asset Purchase Agreement, dated as of [                        ], 2012 (the “Purchase Agreement”); and

WHEREAS, Section 2.02(f) of the Purchase Agreement provides that Purchaser shall deposit into escrow with Escrow Agent the Tax Escrow (as that term is defined in the Purchase Agreement);

WHEREAS, this Escrow Agreement shall govern the terms of the Tax Escrow and the disbursement of amounts from the Tax Escrow; and

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Tax Escrow.  Pursuant to Section 2.02(f) of the Purchase Agreement, at Closing, Purchaser shall withheld from the Closing Cash Payment, and deposit with Escrow Agent, the sum of $              , representing the Tax Escrow, via wire transfer to the account identified on Schedule 1.  Escrow Agent shall hold, subject to the terms and conditions hereof, the Tax Escrow in escrow in the account identified on Schedule 1 and shall disburse the Tax Escrow in accordance with the terms of this Escrow Agreement.  Escrow Agent is herein directed and instructed to invest and reinvest the Tax Escrow in direct obligations of the United States of America or in obligations the principal of and the interest on are unconditionally guaranteed by the United States of America.  Each of the Parties shall promptly provide to Escrow Agent a duly executed Money Market Authorization in the form attached hereto as Schedule B.  With the execution of this document, the Parties acknowledge receipt of prospectuses and/or disclosure materials associated with the investment vehicles described above, either through means of hardcopy or via access to the website associated with the investment selected by the

Parties.  Roseland shall be entitled to the benefit of any interest which accrues on the Tax Escrow, and shall pay any income tax payable with respect thereto.

2.                                       Payment to Division of Taxation.  Within five (5) days after receipt from the New Jersey Department of the Treasury, Division of Taxation (the “Division”), Seller or Purchaser, as the case may be, shall forward to Escrow Agent and the other party hereunder, a copy of any written instructions of the Division regarding the disbursement of the Tax Escrow together with an executed transmittal letter in the form attached hereto as Exhibit A (the “Disbursement Transmittal Letter”).  Within five (5) days after receipt, Escrow Agent shall disburse to the Division the amount specified by the Disbursement Transmittal Letter in accordance with the Disbursement Transmittal Letter.

3.                                       Payment to Seller.  Within five (5) days after receipt from the Division, Seller or Purchaser, as the case may be, shall forward to Escrow Agent and the other party hereunder a copy of any written confirmation from the Division that the NJ Tax Claim has been paid in full or that Parents and Purchaser have no further liability for the NJ Tax Claim together with an executed transmittal letter in the form attached hereto as Exhibit B (the “Release Transmittal Letter”).  Upon receipt of such Release Transmittal Letter, Escrow Agent shall release to Seller the Tax Escrow or the balance thereof, as applicable in accordance with the Release Transmittal Letter.

4.                                       Escrow Agent.  The Escrow Agent undertakes to perform only such duties as are specifically and expressly set forth herein and no duties shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Parties, in connection herewith, if any, including without limitation, the Purchase Agreement (the “Underlying Agreement”), nor shall the Escrow Agent be required to determine if any Person has complied with any such agreement, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreement, even though reference thereto may be made in this Escrow Agreement.  In the event of any conflict between the terms and provisions of this Escrow Agreement, those of the Underlying Agreement, any schedule or exhibit attached to the Escrow Agreement, or any other agreement among the Parties, the terms and conditions of this Escrow Agreement shall control.  The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction, request or other instrument furnished to it hereunder, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent reasonably believes to be genuine and to have been signed or presented by the proper party or parties, without inquiry and without requiring substantiating evidence of any kind.  The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request.  Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent authorized signers’ forms in the form of Annex I to this Escrow Agreement. The Escrow Agent shall not be liable to any Party, any beneficiary or other Person for refraining from acting upon any instruction setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Tax Escrow, or any portion thereof, unless such instruction shall have been delivered to the Escrow Agent in accordance with Section 10 below and the Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder and as set forth in Section 11.  The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request.  Escrow Agent shall not be responsible or liable in any manner for the performance by any party of their respective obligations under the Underlying Agreement nor shall Escrow Agent be responsible or liable in any manner for the failure of any party to honor any of the provisions of this Escrow Agreement.  The Escrow Agent shall have no duty to solicit any payments which may be due it or the Tax Escrow, including, without limitation, the Escrow Amount nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

The Escrow Agent shall not be liable for any action taken, suffered or omitted by it except to the extent that a final, non appealable order or judgment (a “Final Order”) of a court of competent jurisdiction referred to in Section 12 of this Escrow Agreement (a “Competent Court”) determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to either of the Parties.  The Escrow Agent’s sole responsibility shall be for the safekeeping and disbursement of the Tax Escrow in accordance with the terms of this Escrow Agreement. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates, agents or attorneys and may consult with counsel, accountants and other skilled Persons to be selected and retained by it, including without limitation in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto.  The Escrow Agent shall incur no liability and shall be fully indemnified from any liability whatsoever for anything done, suffered or omitted by it in accordance with, or in reasonable reliance upon, the advice or opinion of any such counsel, accountants or other skilled Persons.  Purchaser shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.  Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Tax Escrow, any account in which the Tax Escrow is deposited, this Escrow Agreement or the Underlying Agreement, or to appear in, prosecute or defend any such legal action or proceeding.

If, at any time, (i) there shall exist any dispute involving any of the Parties with respect to the holding or disposition of any portion of the Tax Escrow or any other obligations of Escrow Agent hereunder or shall receive instructions, claims or demands from any Party which the Escrow Agent determines, in its sole discretion, conflict with any provision of this Escrow Agreement, (ii) Escrow Agent is unable to determine, to Escrow Agent’s sole satisfaction, the proper disposition of any portion of the Tax Escrow or Escrow Agent’s proper actions with respect to its obligations hereunder, or (iii) the Parties have not within 30 days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 5 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions: (1) suspend the performance of any of its obligations (including without limitation any disbursement obligation) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be); or (2) petition (by means of an interpleader action or any other appropriate method) any Competent Court, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court, for holding and disposition in accordance with the instructions of such Competent Court, the entire Tax Escrow.  Escrow Agent shall have no liability to any Party or any other individual or entity with respect to any suspension of performance or disbursement into a Competent Court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Tax Escrow or any delay in or with respect to any other action required or requested of Escrow Agent. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.  Escrow Agent may rely on the validity, accuracy and content of the statements contained any written notice, document, instruction, or request furnished to it hereunder by Purchaser and Roseland without further investigation, inquiry or examination.

5.                                       Succession.  The Escrow Agent may resign and be discharged from its duties or obligations hereunder at any time by giving its written resignation to the Parties.  Such resignation shall take effect on the earlier of (a) a successor escrow agent being in place and (b) 30 days after such resignation is given to the Parties.  In such event, the Parties may appoint a successor escrow agent by mutual consent.  If the Parties fail to appoint a successor escrow agent prior to the expiration of 30 days following receipt of the notice of resignation, the Escrow Agent may petition any Competent Court for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all parties hereto.  The successor escrow agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment and the successor escrow agent shall, without further acts, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein.  The retiring Escrow Agent shall transmit all records pertaining to the Tax Escrow and shall pay the entire Tax Escrow to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after payment by Purchaser to the retiring Escrow Agent of all fees and expenses (including court costs and reasonable attorneys’ fees) payable to or incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.  After any retiring Escrow Agent’s resignation, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement.  Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

6.                                       Removal of Escrow Agent.  The Escrow Agent may be removed at any time by mutual agreement of the Parties by giving not less than 30 days’ prior written notice to the Escrow Agent.  Prior to the expiration of such 30-day period, the Parties shall designate, by mutual consent, a successor escrow agent.  If no successor escrow agent is appointed within such 30-day period, the Escrow Agent may deposit all amounts remaining in the Tax Escrow with a Competent Court, whereupon the Escrow Agent shall be discharged of all duties and obligations hereunder.

7.                                       Compensation and Reimbursement.  Purchaser agrees to (a) pay the Escrow Agent upon execution of this Escrow Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule A attached hereto, and (b) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorney’s fees and expenses, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Escrow Agreement.  The additional provisions and information set forth on Schedule A are hereby incorporated by this reference and form a part of this Escrow Agreement.  All such compensation and amounts payable to the Escrow Agent shall be paid by Purchaser. The obligations of Purchaser under this Section 7 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

For the avoidance of doubt, the Escrow Agent is expressly not authorized to, and may not, disburse to itself from the Tax Escrow any amounts, whether for compensation and reimbursement of out-of-pocket expenses due and payable hereunder or for any amount to which Escrow Agent is entitled to seek indemnification pursuant to Section 8 hereof.  Escrow Agent hereby waives and shall not claim any lien on, right of setoff against or security interest in the Tax Escrow for the payment of any claim for indemnification, compensation, expenses or other amounts due hereunder.

8.                                       Indemnity.  From and at all times after the date of this Escrow Agreement,  Purchaser and Roseland shall, jointly and severally, to the fullest extent permitted by law, indemnify, defend and save harmless the Escrow Agent and its affiliates and each of their respective directors, officers, agents, representatives and employees (the “Indemnitees”) from and against any and all actions, claims (whether or not valid), losses, liabilities, damages, costs and expenses (including the reasonable fees and expenses of in house or outside counsel and experts and their staffs and all expense of document location, duplication and shipment) of any kind or nature whatsoever incurred by or asserted against any Indemnitee, whether direct, indirect or consequential, as a result of, arising out of or in connection with any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any Person, including without limitation any Party to this Escrow Agreement, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnitee is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided,  that no Indemnitee shall have the right to be indemnified hereunder for any liability determined by a Competent Court pursuant to a Final Order to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee.  The Parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement.

9.                                       Account Opening Information/TINs.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

Patriot Act Disclosure.  Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any Person that opens a new account with it.  Accordingly, the Parties acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the a Party’s identity, including, without limitation, name, address and organizational documents (“Identifying Information”).  The Parties agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such Identifying Information required as a condition of opening an account with or using any service provided by the Escrow Agent.

TINs. Tax Matters.  All interest or other income earned under the Escrow Agreement shall be reported by the recipient to the Internal Revenue Service or any other taxing authority.  All income attributable to the cash held pursuant to the terms of this Escrow Agreement shall be allocated to Roseland Partners, L.L.C. Roseland shall provide Escrow Agent with a W-9 or W-8 IRS tax form promptly upon request and Escrow Agent will file the appropriate 1099 or other required forms pursuant to Federal and applicable state laws.  A statement of citizenship will be provided if requested by Escrow Agent.

10.                                 Notices.  All notices, approvals, consents, request and other communications hereunder shall be in writing and shall be deemed to be duly given and received:

(a)                                  upon delivery if delivered personally or upon confirmed transmittal if by facsimile; or

(b)                                 on the next Business Day (as hereinafter defined) if sent by overnight courier.

If to Purchaser:

c/o Mack-Cali Realty Corporation

343 Thornall Street

Edison, NJ 08837-2206

with two (2)
separate copies
of the notice sent
to the attention of:

Telecopy:  (732) 205-9040
Telephone:  (732) 590-1040
Email:  mhersh@mack-cali.com
Attention:  Mitchell E. Hersh
President and Chief Executive Officer

and

Telecopy:  (732) 205-9015
Telephone:  (732) 590-1010
Email:  rthomas@mack-cali.com
Attention:  Roger W. Thomas
Executive Vice President and General Counsel

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP

The MetLife Building
200 Park Avenue
New York, NY 10166
Telecopy:  (212) 801-6400
Telephone:  (212) 801-9200
E-Mail:  blockd@gtlaw.com
Attention:  Dennis J. Block, Esq.

                  Anthony J. Marsico, Esq.

If to Roseland:

Roseland Partners, L.L.C.

233 Canoe Brook Road

Short Hills, N.J. 07078

Attention: Bradford R. Klatt

with two (2)
separate copies
of the notice sent
to the attention of:

Telecopy:  (973) 564-6200

Telephone:  (973) 218-2300

Email: tycher@roselandproperty.com

Attention: Marshall B. Tycher

Telecopy:  (973) 564-6200

Telephone:  (973) 218-2300

Email: klatt@roselandproperty.com

Attention: Bradford R. Klatt

with a copy (which shall not constitute notice) to:

Orloff, Lowenbach, Stifelman & Siegel, P.A.

101 Eisenhower Parkway

Suite 400

Roseland, N.J. 07068-1097

Telecopy:  (973) 622-3073

Telephone:  (973) 622-6200

Email:  ss@olss.com

Attention:  Stanley Schwartz, Esq.

If to the Escrow Agent:

U.S. Bank National Association
21 South Street, 3rd Floor
Morristown, NJ 07960
Telecopy:  (973) 682-4540
Telephone:  (973) 898-7169

Email: Christopher.Golabek@USBank.com
Attn:  Christopher Golabeck, Vice President

Notwithstanding the above, in the case of notices, approvals, consents, requests and other communications delivered to the Escrow Agent pursuant to (b) of this Section 10, such notices, approvals, consents, requests and other communications shall be deemed to have been given on the date received by the Escrow Agent.  In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate.  “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

11.                                 Security Procedures.  In the event transfer instructions are given, whether in writing, by telecopier or otherwise, the Escrow Agent is authorized, but under no circumstance is required, to seek confirmation of such instructions by telephone call-back to the Person or Persons designated on Annex I hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the Person or Persons so designated.  The Persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Annex I for Purchaser, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of its executive officers, (“Executive Officers”), which shall include the titles of President or Chief Financial Officer as the Escrow Agent may select.  Such Executive Officer shall deliver to the Escrow Agent a fully executed Incumbency Certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary’s bank in any transfer may rely solely upon any account numbers or similar identifying numbers provided by Purchaser or Roseland to identify (a) the beneficiary, (b) the beneficiary’s bank, or (c) an intermediary bank.  The Escrow Agent may apply any of the escrowed property for any disbursement order it executes using any such identifying number, even when its use may result in a Person other than the beneficiary being delivered property, or the transfer to a bank other than the beneficiary’s bank or an intermediary bank designated. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.  Purchaser and Roseland agree that repetitive or standing settlement instructions will be effective as the transfer instructions of Purchaser and Roseland, whether or not authorized, if such settlement instructions are verified pursuant to the security procedure provided herein or such other security procedure that the Escrow Agent, Purchaser and Roseland may agree to.

12.                                 Miscellaneous.  The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto.  Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by any party, except as provided in Sections 5 and 6, without the prior consent of the other parties.  This Escrow Agreement shall be binding upon each of the parties hereto and each of their respective successors and permitted assigns, if any.  Nothing in this Escrow Agreement is intended to confer, or shall be deemed to confer, any rights or remedies upon any Person other than the parties hereto and their successors and assigns.  This Escrow Agreement shall inure to the benefit of: Purchaser, Roseland, the Escrow Agent and their respective successors and assigns, if any, of the foregoing.  This Escrow Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.  All Actions arising out of or relating to this Escrow Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York; provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of The City of New York.  Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Escrow Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Escrow Agreement or the transactions contemplated by this Escrow Agreement may not be enforced in or by any of the above-named courts. The parties hereto hereby waive to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Escrow Agreement or the transactions contemplated by this Escrow Agreement. This Escrow Agreement sets forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.  Nothing in this Escrow Agreement shall derogate from, or modify in any respect any of the obligations of the Parties under the terms and provisions of the Purchase Agreement.  In the event any provision of this Escrow Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision of this Escrow Agreement and each and every other provision of this Escrow Agreement shall continue in full force and effect.  The waiver by any party hereto of a breach of any provision of this Escrow Agreement shall not operate or be construed as a waiver of any other or subsequent breach by any party.  This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Escrow Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

13.                                 Termination.  This Escrow Agreement shall terminate upon the earliest occurrence of any of the following events: (a) the written agreement of Purchaser and Roseland; or (b) upon the release by Escrow Agent of all of the Tax Escrow in accordance with the terms of this Escrow Agreement; provided, however, that Sections 4, 7, 8, 10, 12 and 13 shall survive any termination of this Escrow Agreement.

14.                                 Compliance with Court Orders.  In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Escrow Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other Person, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

15.                                 Representations and Warranties.  Each Party, respectively and on its own behalf, makes the following representations and warranties to Escrow Agent: (a) it is duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder; (b) this Escrow Agreement has been duly approved by all necessary action, including any necessary shareholder or membership approval, has been executed by its duly authorized officers, and constitutes its valid and binding agreement, enforceable in accordance with its terms; (c) the execution, delivery, and performance of this Escrow Agreement is in accordance with the Purchase Agreement and will not violate, conflict with, or cause a default under its articles of incorporation, articles of organization, bylaws, management agreement or other organizational document, as applicable, any applicable law or regulation, or any court order or administrative ruling or decree to which it is a party or any of its property is subject; (d) the applicable persons designated on Annex I hereto have been duly appointed to act as its representatives hereunder and have full power and authority to execute and deliver any notice or instruction hereunder, to amend, modify or waive any provision of this Escrow Agreement and to take any and all other actions under this Escrow Agreement, all without further consent or direction from, or notice to, it or any other Party; (e) no party other than the Parties hereto has, or shall have, any lien, claim or security interest in the Tax Escrow or any part thereof; and (f) all of its representations and warranties contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement of the Tax Escrow.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.

MACK-CALI REALTY ACQUISITION CORP.,
a Delaware corporation

By:
Name:	Mitchell E. Hersh
Title:	President and Chief Executive Officer

ROSELAND PARTNERS, L.L.C., a New Jersey limited liability company

By:
Name:
Title:	Manager

U.S. Bank National Association, as Escrow Agent

By:
Name: Christopher E. Golabek
Title: Vice President

Annex I

Telephone Number(s) for Call-Backs and

Person(s) Designated to Give and Confirm Funds Transfer Instructions

If to Purchaser:

Name	Telephone Number	Signature
1. Mitchell E. Hersh	732-590-1040

If to Roseland:

Name	Telephone Number	Signature
1. Bradford R. Klatt	973-218-2309

2. Marshall B. Tycher	973-218-2307

Telephone call-backs shall be made to each of Purchaser and Roseland if joint instructions are required pursuant to this Escrow Agreement.  All funds transfer instructions must include the signature of the person(s) authorizing said funds transfer.

The following information should be provided to Escrow Agent separately by each Representative and any future Representative:

1.  Date of Birth

2.  Address

3.  Mailing Address, if different

4.  Social Security Number

SCHEDULE A

1.             Escrow Agent Fees.

A.	Escrow Agent One-Time Fee : $2,500.00

The acceptance fee includes the administrative review of documents, initial set-up of the accounts, and other reasonably required services up to and including the closing.  This is a flat one-time fee, payable at closing.

[B.	Legal Expense: At Cost]

Account approval is subject to review and qualification.  Fees paid in advance will not be prorated.  The fees set forth above and any subsequent modifications thereof are part of your agreement.  In the event your transaction is not finalized, incurred costs and out-of-pocket expenses will be billed to you directly.  Absent your written instructions to sweep or otherwise invest, all sums will remain uninvested and no accrued interest or other compensation will be credited to the account.  Your direction to us to engage in work on the financing constitutes acceptance of the terms and conditions set forth.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT:  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  For a non-individual person such as a business entity, a charity, a Trust or other legal entity we will ask for documentation to verify its formation and existence as a legal entity. We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

SCHEDULE B

FIRST AMERICAN FUNDS

AUTOMATIC MONEY MARKET INVESTMENTS

INVESTMENT AUTHORIZATION LETTER

Based upon client’s prior review of investment alternatives, in the absence of further specific written direction to the contrary, U.S. Bank National Association (or U.S. Bank Trust National Association) is hereby directed to invest and reinvest proceeds and other available moneys in the following funds as permitted by the operative documents.

First American Funds Government Obligations (Class Z)

First American Funds Prime Obligations (Class Z)

First American Funds Treasury Obligations (Class Z)

First American Tax Free Obligations (Class Z)

First American U.S. Treasury Money Market Fund (Class Z)

PLEASE REFER TO THE PROSPECTUS OF FIRST AMERICAN FUNDS, INC. WHICH YOU HEREBY ACKNOWLEDGE HAS PREVIOUSLY BEEN PROVIDED.  NOTE THAT THE ABOVE FUNDS’ INVESTMENT ADVISOR, CUSTODIAN, DISTRIBUTOR AND OTHER SERVICE PROVIDERS AS DISCLOSED IN THE FUNDS PROSPECTUS ARE U.S. BANK NATIONAL ASSOCIATION AND AFFILIATES THEREOF.  SHARES OF THE ABOVE FUNDS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED BY, ANY BANK INCLUDING U.S. BANK NATIONAL ASSOCIATION OR ANY OF ITS AFFILIATES, NOR ARE THEY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.  AN INVESTMENT IN THE FUNDS INVOLVES INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL. U.S. BANK DOES NOT HAVE A DUTY NOR WILL IT UNDERTAKE ANY DUTY TO PROVIDE INVESTMENT ADVICE TO YOU.  FOR INFORMATION ABOUT OTHER AVAILABLE SWEEP OPTIONS, CONTACT YOUR ACCOUNT MANAGER. INVESTMENT ADVICE, IF NEEDED, SHOULD BE OBTAINED FROM YOUR FINANCIAL ADVISOR.

U.S. Bank National Association (or U.S. Bank Trust National Association) will not vote proxies for the First American Funds.  Proxies will be mailed to you for voting.

SHAREHOLDER COMMUNICATIONS ACT AUTHORIZATION

The Shareholder Communications Act of 1985 and its regulation require that banks and trust companies make an effort to facilitate communication between registrants of U.S. securities and the parties who have the authority to vote or direct the voting of those securities regarding proxy dissemination and other corporate communications.  Unless you indicate your objection below, we will provide the obligatory information to the registrant upon request.  Your objection will apply to all securities held for you in the account now and in the future unless you notify us in writing.

No                                U.S. Bank National Association is NOT authorized to provide my name, address, and securities positions to requesting issuers

Fee Basis:  Approval of investment in any of these First American mutual funds includes approval of the fund’s fees and expenses as detailed in the enclosed prospectus, including advisory, custodial, distribution, shareholder service expenses and other fees, which fees and expenses are paid to U.S. Bank National Association or other affiliates of U.S. Bank National Association.

Roseland Partners, L.L.C.
Company Name	Signature of Authorized Directing Party

Name and Title:

#2000257000, #2000258000

Trust Account Number — includes existing and future sub-accounts unless otherwise designated.	Date

Mack-Cali Realty Acquisition Corp.
Company Name	Signature of Authorized Directing Party

Name and Title:

#2000257000, #2000258000

Trust Account Number — includes existing and future sub-accounts unless otherwise designated.	Date

EXHIBIT A
Transmittal Letter — Disbursement Instructions

[Letterhead of Sender]

US Bank National Association

Re:  Bulk Sales Tax Escrow Agreement

Dear Sir or Madam:

Pursuant Section 2 of that certain Bulk Sales Tax Escrow Agreement (the “Escrow Agreement”) dated as of                     , 2012, by and Among Mack-Cali Realty Acquisition Corp., a Delaware corporation, or its designee, and Roseland Partners, L.L.C., a New Jersey limited liability company and US Bank National Association, as escrow agent, attached hereto you will find a copy of written instructions from the New Jersey Division of Taxation regarding the disbursement of the Tax Escrow (the “Instructions”).

Pursuant to Section 2 of the Escrow Agreement, you are hereby directed to disburse via check to the New Jersey Department of the Treasury, Division of Taxation the amount of $                                 to the address set forth below with the following notation(s) in the “memo” section of such check                                             .

Address:

The undersigned hereby certifies that this Transmittal Letter is being sent in conformity with the Escrow Agreement, that the amount set forth above is the amount required to be paid pursuant to the Instructions and the Escrow Agreement, and that a copy of this Transmittal Letter is being sent to the other party to the Escrow Agreement in accordance with the provisions of the Escrow Agreement.

Sincerely,

[Name and Title]

Enclosure

cc:  [other party] w/enc.

EXHIBIT B
Transmittal Letter — Release Authorization

[Letterhead of Sender]

US Bank National Association

Re:  Bulk Sales Tax Escrow Agreement

Dear Sir or Madam:

Pursuant Section 3 of that certain Bulk Sales Tax Escrow Agreement (the “Escrow Agreement”) dated as of                     , 2012, by and Among Mack-Cali Realty Acquisition Corp., a Delaware corporation, or its designee, and Roseland Partners, L.L.C., a New Jersey limited liability company and US Bank National Association, as escrow agent, attached hereto you will find a copy of any written confirmation from the New Jersey Division of Taxation that the NJ Tax Claim has been paid in full or that Parents and Purchaser have no further liability for the NJ Tax Claim.  Capitalized terms used herein that are not defined have the meanings provided in the Escrow Agreement.

Pursuant to Section 3 of the Escrow Agreement, you are hereby directed to disburse to Roseland Partners, L.L.C.  the balance of the Tax Escrow via wire transfer in accordance with the following wire instructions:

Name, Address and Phone Number of Bank

Phone No.

Bank Account Number:

ABA Number:

Account Title:

The undersigned hereby certifies that this Transmittal Letter is being sent in conformity with the Escrow Agreement, that Roseland Partners, L.L.C.  is entitled to receive the balance of the Tax Escrow pursuant to the Escrow Agreement, and that a copy of this Transmittal Letter is being sent to the other party to the Escrow Agreement in accordance with the provisions of the Escrow Agreement.

Sincerely,

[Name and Title]

SCHEDULE 1
Account Information

Wire Instructions:

Bank:	U.S. Bank, N.A.

ABA:	091000022

Account Number:	173103781816

BNF:	USBANK PA & NJ CT WIRE CLRG

BNF Address:	777 E. Wisconsin Avenue
Milwaukee, WI 53202-5300

Title of Account:	Mack Cali Realty Bulk Sales Tax

Reference Number:	2000258000

Addresses for Statements, etc.

Purchaser:

c/o Mack-Cali Realty Corporation
343 Thornall Street
Edison, NJ 08837-2206
with two (2)
separate copies
of the statements sent
to the attention of:

Telecopy: (732) 205-8237
Telephone: (732) 590-1020
Email: blefkowitz@mack-cali.com
Attention: Barry Lefkowitz
Executive Vice President and Chief Financial Officer

and

Telecopy: (732) 205-
Telephone: (732) 590-
Email: wfitzpatrick@mack-cali.com
Attention: William Fitzpatrick
Vice President, Treasury

Roseland:

Roseland Partners, L.L.C.
233 Canoe Brook Road
Short Hills, NJ 07078
with two (2)
separate copies
of the statements sent
to the attention of:

Telecopy: (973) 564-6200
Telephone: (973) 218-2309
Email: Klatt@roselandproperty.com
Attention: Bradford R. Klatt

Telecopy: (973) 564-6200
Telephone: (973-218-2307
Email: Tycher@roselandproperty.com
Attention: Marshall B. Tycher

with an additional copy to:

Orloff, Lowenbach, Stifelman & Siegel, P.A.
101 Eisenhower Parkway
Suite 400
Roseland, NJ 07068-1097
Telecopy: (973) 622-3073
Telephone: (973) 622-6200
Email: ss@olss.com
Attention: Stanley Schwartz, Esq.

Exhibit I

BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”) is made and entered into as of                                         , 2012, between Roseland Property Company, Inc., a New Jersey corporation (“Roseland Property”), and [Mack-Cali Realty Acquisition Corp., a Delaware corporation] (“Purchaser”).

RECITALS:

A.  Roseland Partners, L.L.C., a New Jersey limited liability company (“Seller”), and Purchaser, Mack-Cali Realty L.P., a Delaware limited partnership, and Mack-Cali Realty Corporation, a Maryland Corporation, are parties to a Membership Interest and Asset Purchase Agreement, dated as of                   , 2012 (the “Purchase Agreement”).

B.  Roseland Property is a wholly owned subsidiary of Seller.

C.  This Bill of Sale is made and delivered pursuant to the terms and subject to the conditions set forth in the Purchase Agreement; and

D.  Capitalized terms used herein and not otherwise defined herein shall have the meaning given such terms in the Purchase Agreement.

AGREEMENT:

NOW, THEREFORE, subject to the terms and conditions of the Purchase Agreement, and in consideration of the promises and mutual agreements set forth therein, the parties hereby agree as follows:

1.                                       Transferred Assets.  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Roseland Property hereby grants, bargains, sells, transfers, assigns, conveys and delivers to the Purchaser, and the Purchaser hereby purchases, accepts and acquires from Roseland Property, good title, free and clear from all Encumbrances (other than Permitted Encumbrances), to all tangible Roseland Property Assets, other than the Excluded Roseland Property Assets (together, the “Transferred Assets”).  In the event of a conflict between the terms and conditions of this Bill of Sale and the terms and conditions of the Purchase Agreement, the terms and conditions of the Purchase Agreement shall govern, supersede and prevail. Notwithstanding anything to the contrary in this Bill of Sale, nothing herein is intended to, nor shall it, extend, amplify or otherwise alter the representations, warranties, covenants and obligations of the parties contained in the Purchase Agreement or the survival thereof.  Nothing in this Bill of Sale shall be construed as an attempt or agreement to assign any agreement, contract or other asset which assignment is not permitted by law or is not permitted without the consent of any other party or parties thereto unless such consent shall have been given.

2.                                       Payover.  Roseland Property shall from time to time pay to the Purchaser, when received, any amounts that shall be received directly or indirectly by Roseland Property (including amounts received as interest) in respect of any of the Transferred Assets sold, assigned or transferred to the Purchaser pursuant hereto and the Purchase Agreement.

3.                                       Further Assurances.  At any time and from time to time upon the Purchaser’s written request, Roseland Property hereby covenants and agrees that from and after the Closing Date, Roseland Property shall, at its expense, execute and deliver to the Purchaser all such deeds, conveyances, bills of sale, assurances, transfers, assignments and consents, approvals, agreements and contracts and any other documents, and shall cooperate fully with the Purchaser and do all such other things, as may be reasonably necessary to effectively transfer the Transferred Assets to, and to perfect and confirm the ownership of the Transferred Assets by, the Purchaser, as reasonably requested by the Purchaser.

4.                                       Amendments.  This Bill of Sale may not be amended or modified except by an instrument in writing signed by, or on behalf of, each of the parties hereto.

5.                                       Binding Effect; Benefit.  This Bill of Sale shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns.

6.                                       Notices.  Any notice, request or other document to be given hereunder to any party hereto shall be given in the manner set forth in the Purchase Agreement.  Any party hereto may change its address for receiving notices, requests and other documents by giving written notice of such change to the other parties hereto in accordance with the Purchase Agreement.

7.                                       Severability.  If any provision of this Bill of Sale is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Bill of Sale shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.  Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Bill of Sale a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

8.                                       Governing Law; Jurisdiction; Venue.  This Bill of Sale will be governed by, and construed in accordance with, the substantive laws of the State of New York without reference or regard to the conflicts of law rules thereof.  ANY LEGAL ACTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY UNDER THIS BILL OF SALE SHALL BE SUBMITTED FOR TRIAL, WITHOUT A JURY, EXCLUSIVELY BEFORE ANY COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK.  THE PARTIES CONSENT AND SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT AND AGREE TO ACCEPT SERVICE OF PROCESS OUTSIDE THE STATE OF NEW YORK IN ANY MATTER TO BE SUBMITTED TO ANY SUCH COURT

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PURSUANT HERETO, AND EXPRESSLY WAIVE ALL RIGHTS TO TRIAL BY JURY FOR ANY MATTERS ARISING UNDER THIS BILL OF SALE.

9.                                       Captions.  The captions in this Bill of Sale are for convenience of reference only and do not limit or otherwise affect any of the terms or provisions hereof.

10.                                 Counterparts.  This Bill of Sale may be executed in counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument.

11.                                 Rule of Construction.  The parties hereto acknowledge and agree that each has negotiated and reviewed the terms of this Bill of Sale, assisted by such legal and tax counsel as they desired, and has contributed to its revisions.  The parties hereto further agree that the rule of construction that any ambiguities are resolved against the drafting party will be subordinated to the principle that the terms and provisions of this Bill of Sale will be construed fairly as to all parties and not in favor of or against any party.  As used herein, the word “including”, means “including, without limitation”.

12.                                 Third Party Rights.  Nothing in this Bill of Sale, express or implied, is intended to confer on any Person not a party to this Bill of Sale (other than a permitted assignee) any right or remedy by reason of this Bill of Sale, including without limitation any third party beneficiary rights.

13.                                 Execution by Facsimile or E-Mail.  This Bill of Sale, the instruments and the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or electronic transmission in portable document format (“pdf”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties.  No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic transmission in pdf to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic transmission in pdf as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

TO HAVE AND TO HOLD the Transferred Assets unto the Purchaser, its successors and assigns forever.

*  *  *  *  *

3

IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale as of the date first written above.

ROSELAND PROPERTY:

ROSELAND PROPERTY COMPANY, INC.
a New Jersey corporation

By:
Marshall B. Tycher
Authorized Signatory

THE PURCHASER:

MACK-CALI REALTY ACQUISITION CORP.
a Delaware corporation

By:
[name and title]

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Exhibit J

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment and Assumption Agreement”) is made and entered into as of                                         , 2012, among Roseland Property Company, Inc., a New Jersey corporation (“Roseland Property”), and Roseland Partners, L.L.C., a New Jersey limited liability company (“Seller”, and together with Roseland Property, the “Assignors”), and [Mack-Cali Realty Acquisition Corp., a Delaware corporation] (the “Assignee”).

RECITALS:

A.  Seller and the Assignee, Mack-Cali Realty L.P., a Delaware limited partnership, and Mack-Cali Realty Corporation, a Maryland Corporation, are parties to a Membership Interest and Asset Purchase Agreement, dated as of                   , 2012 (the “Purchase Agreement”).

B.  Roseland Property is a wholly owned subsidiary of Seller.

C.  This Assignment and Assumption Agreement is made and delivered pursuant to the terms and subject to the conditions set forth in the Purchase Agreement; and

D.  Capitalized terms used herein and not otherwise defined herein shall have the meaning given such terms in the Purchase Agreement.

AGREEMENT:

NOW, THEREFORE, subject to the terms and conditions of the Purchase Agreement, and in consideration of the promises and mutual agreements set forth therein, the parties hereby agree as follows:

1.                                       Assignment of Intangible Rights.  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Roseland Property hereby grants, sells, transfers, assigns, conveys and delivers to Assignee, and Assignee hereby purchases, accepts and acquires from Roseland Property, good title, free and clear from all Encumbrances (other than Permitted Encumbrances), to all of the Roseland Property Assets (other than tangible Roseland Property Assets) of Roseland Property other than the Excluded Roseland Property Assets (the “Intangible Rights”).

2.                                       Assumption of Liabilities.  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignors hereby grant, sell, transfer, assign and convey to the Assignee all of the Assignors’ respective right, title, benefit, privileges and interest in and to, and all of the Assignors’ respective burdens, obligations and liabilities in connection with, each of the Assumed Roseland Property Liabilities.  The Assignee hereby accepts such assignment and assumes and agrees to observe and perform in accordance with their terms all of the duties, obligations, terms, provisions and covenants, and to pay and discharge all of the debts and liabilities, of the Assignors to be observed, performed, paid or discharged from and after the Closing Date in connection with the Assumed Roseland Property

Liabilities.  In no event will the Assignee assume or incur any liability or obligation or otherwise in respect of any liabilities other than the Assumed Roseland Property Liabilities, including the Excluded Roseland Property Liabilities, all of which remain the sole obligation of the applicable Assignors.  The assumption by the Assignee of the Assumed Roseland Property Liabilities shall not be construed to defeat, impair or limit in any way the rights, claims or remedies of Assignee under the Purchase Agreement.

3.                                       Miscellaneous.  In the event of a conflict between the terms and conditions of this Assignment and Assumption Agreement and the terms and conditions of the Purchase Agreement, the terms and conditions of the Purchase Agreement shall govern, supersede and prevail.  Notwithstanding anything to the contrary in this Assignment and Assumption Agreement, nothing herein is intended to, nor shall it, extend, amplify or otherwise alter the representations, warranties, covenants and obligations of the parties contained in the Purchase Agreement or the survival thereof.  Nothing in this Assignment and Assumption Agreement shall be construed as an attempt or agreement to assign any agreement, contract or other asset which assignment is not permitted by law or is not permitted without the consent of any other party or parties thereto unless such consent shall have been given.  This Assignment and Assumption Agreement does not create or establish liabilities or obligations not otherwise created or existing under or pursuant to the Purchase Agreement.

4.                                       Payover.  Roseland Property shall from time to time pay to Assignee, when received, any amounts that shall be received directly or indirectly by Roseland Property (including amounts received as interest) in respect of any of the Intangible Rights sold, assigned or transferred to Assignee pursuant hereto and the Purchase Agreement.

5.                                       Further Assurances.

(a)                                  Roseland Property hereby covenants and agrees that from and after the Closing Date, Roseland Property shall, at its expense, execute and deliver to Assignee all such deeds, conveyances, bills of sale, assurances, transfers, assignments and consents, approvals, agreements and contracts and any other documents, and shall cooperate fully with Assignee and do all such other things, as may be reasonably necessary to effectively transfer the Intangible Rights to, and to perfect and confirm the ownership of the Intangible Rights by, Assignee, as reasonably requested by Assignee.

(b)                                 Assignee hereby covenants and agrees that from and after the Closing Date, Assignee shall, at its expense, execute and deliver to Assignors all such agreements, documents and other instruments, and shall cooperate fully with Assignors and do all such other things, as may be reasonably necessary to effectively confirm the assumption of the Assumed Roseland Property Liabilities by Assignee, as reasonably requested by Assignors.

6.                                       Amendments.  This Assignment and Assumption Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, each of the parties hereto.

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7.                                       Binding Effect; Benefit.  This Assignment and Assumption Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns.

8.                                       Notices.  Any notice, request or other document to be given hereunder to any party hereto shall be given in the manner set forth in the Purchase Agreement.  Any party hereto may change its address for receiving notices, requests and other documents by giving written notice of such change to the other parties hereto in accordance with the Purchase Agreement.

9.                                       Severability.  If any provision of this Assignment and Assumption Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Assignment and Assumption Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.  Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Assignment and Assumption Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

10.                                 Governing Law; Jurisdiction; Venue.  This Assignment and Assumption Agreement will be governed by, and construed in accordance with, the substantive laws of the State of New York without reference or regard to the conflicts of law rules thereof.  ANY LEGAL ACTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY UNDER THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE SUBMITTED FOR TRIAL, WITHOUT A JURY, EXCLUSIVELY BEFORE ANY COURT SITTING IN BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK.  THE PARTIES CONSENT AND SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT AND AGREE TO ACCEPT SERVICE OF PROCESS OUTSIDE THE STATE OF NEW YORK IN ANY MATTER TO BE SUBMITTED TO ANY SUCH COURT PURSUANT HERETO, AND EXPRESSLY WAIVE ALL RIGHTS TO TRIAL BY JURY FOR ANY MATTERS ARISING UNDER THIS ASSIGNMENT AND ASSUMPTION AGREEMENT.

11.                                 Captions.  The captions in this Assignment and Assumption Agreement are for convenience of reference only and do not limit or otherwise affect any of the terms or provisions hereof.

12.                                 Counterparts.  This Assignment and Assumption Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument.

13.                                 Rule of Construction.  The parties hereto acknowledge and agree that each has negotiated and reviewed the terms of this Assignment and Assumption Agreement, assisted by such legal and tax counsel as they desired, and has contributed to its revisions.  The parties hereto further agree that the rule of construction that any ambiguities are resolved against the drafting party will be subordinated to the principle that the terms and provisions of this

3

Assignment and Assumption Agreement will be construed fairly as to all parties and not in favor of or against any party.  As used herein, the word “including”, means “including, without limitation.”

14.                                 Third Party Rights.  Nothing in this Assignment and Assumption Agreement, express or implied, is intended to confer on any Person not a party to this Assignment and Assumption Agreement (other than a permitted assignee) any right or remedy by reason of this Assignment and Assumption Agreement, including without limitation any third party beneficiary rights.

15.                                 Execution by Facsimile or E-Mail.  This Assignment and Assumption Agreement, the instruments and the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or electronic transmission in portable document format (“pdf”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties.  No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic transmission in pdf to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic transmission in pdf as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

TO HAVE AND TO HOLD the Intangible Rights and Assumed Liabilities unto Assignee, its successors and assigns forever.

*  *  *  *  *

4

IN WITNESS WHEREOF, the undersigned have executed this Assignment and Assumption Agreement as of the date first written above.

ASSIGNORS:

ROSELAND PROPERTY COMPANY, INC.
a New Jersey corporation

By:
Marshall B. Tycher
Authorized Signatory

ROSELAND PARTNERS, L.L.C.
a New Jersey limited liability company

By:
Marshall B. Tycher, Manager

ASSIGNEE:

MACK-CALI REALTY ACQUISITION CORP.
a Delaware corporation

By:
[name and title]

Exhibit K

CANCELLATION AGREEMENT

This CANCELLATION AGREEMENT (this “Agreement”) is entered into as of                 , 2012, by and between Roseland Partners, L.L.C., a New Jersey limited liability company (“Roseland”), and the undersigned holder (the “Holder”) of the Interests (as defined below) in the entity or entities (each, a “Company” and collectively, the “Companies”) as set forth on Schedule I attached hereto and incorporated by reference herein (the “Interest Summary Schedule”).

WHEREAS, Roseland is the sole member of each Company and intends to transfer (the “Mack-Cali Transfers”) a number of real estate-related assets to one or more affiliates of Mack-Cali Realty Corporation (“Mack-Cali”), including a 100% ownership interest in each Company (inclusive of the Holder’s Interests); and

WHEREAS, this Agreement shall be effective only upon the consummation of the Mack-Cali Transfers.

NOW THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Holder agrees as follows:

1.                                       “Interest” means, with respect to each Company, (i) the right to receive distributions made by the Company under the applicable section of such Company’s Operating Agreement, whether representing distributions of distributable cash or distributions of liquidation proceeds, (ii) an allocable share of profits, losses and items thereof as determined under the Company’s Operating Agreement and (iii) an allocable share of the Company’s items of income, gain, loss, deduction and credit for federal income tax purposes.

2.                                       The Holder hereby represents and warrants that the Holder is the holder of each of the Interests as set forth on the Interest Summary Schedule.  The Holder further represents and warrants that other than as set forth on the Interest Summary Schedule attached hereto, the undersigned does not own or have any right to any option, warrant, call, commitment, subscription, interest appreciation right, right to purchase or agreement of any kind to acquire any capital stock, membership interests or economic interests of any of the Companies, whether or not such right is vested or exercisable.

3.                                       The Holder acknowledges and agrees that, from and after the consummation of the Mack-Cali Transfers, (i) the Holder’s Interests will be cancelled, and (ii) all of the Holder’s rights and claims in respect of the Interests and/or the Companies shall terminate and be null and void in all respects.

4.                                       The Holder hereby represents and warrants that the Holder has not sold, transferred, conveyed, pledged or hypothecated any interest in the Interests, and the Holder agrees not to take any action that would cause the foregoing representations and warranties not to be true as of the date of the consummation of the Acquisition.

5.                                       Effective upon the consummation of the Mack-Cali Transfers, the Holder, on behalf of himself or herself and each of the Holder’s successors, executors, representatives, agents, estate, heirs, legatees, devisees, beneficiaries and assigns (“Related Persons”), hereby releases and forever discharges each of the Companies, Roseland, Mack-Cali Realty Acquisition Corp., Mack-Cali and Mack-Cali Realty, L.P. and each of their respective subsidiaries and affiliates (individually, a “Releasee” and, collectively, “Releasees”), from any and all claims, demands, proceedings, causes of action, obligations, contracts, agreements (express or implied), debts and liabilities whatsoever, whether known or unknown, both at law and in equity, which the Holder or any of the Holder’s Related Persons now has, has ever had or may hereafter have against the respective Releasees relating, directly or indirectly, to the Interests and/or the Companies.

6.                                       This Agreement may not be amended, waived or otherwise changed except in a writing signed by the parties hereto and consented to in writing by Mack-Cali.

7.                                       This Agreement and all others arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

8.                                       This Agreement may be executed and delivered (including by facsimile transmission or portable document format (PDF)) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

9.                                       The Holder acknowledges and agrees that all representations, warranties and agreements of the Holder will be for the benefit of, and enforceable by, Seller and its successors and assigns; provided, that Mack-Cali and its affiliates shall be third party beneficiaries hereof.

[Remainder of Page Intentionally Left Blank]

2

IN WITNESS WHEREOF, the undersigned has executed and delivered this Agreement as of the date set forth below.

By:

Print Name:

Acknowledges and agreed
as of , 2012 by:

SELLER:

ROSELAND PARTNERS, L.L.C.

By:
Name:
Title:

INTEREST SUMMARY SCHEDULE

of

HOLDER:

Company	Amount (or Percentage) of Membership Interests held by Holder	Amount (or Percentage) of Economic Interests (if different from Membership Interests) held by Holder

Exhibit L

FORM OF LIMITED GUARANTY

This Limited Guaranty is made as of                               , 2012 by MACK-CALI REALTY, L.P., a Delaware limited partnership (the “Guarantor”), in favor of                                  (“Employee”).

WHEREAS, ROSELAND MANAGEMENT SERVICES, L.P., a Delaware limited partnership (the “Employer”), is desirous of entering into an Employment Agreement dated of even date herewith (the “Employment Agreement”) with Employee.

WHEREAS, the Employer is a subsidiary of the Guarantor.

WHEREAS, the Guarantor will be benefitted if the Employee is employed by the Employer.

WHEREAS, the Employee would not have entered into the Employment Agreement but for the Guarantor entering into this Limited Guaranty.

NOW, THEREFORE, as an inducement for the Employee to enter into the Employment Agreement, the Guarantor hereby agrees as follows:

1.             The Guarantor unconditionally guarantees to the Employee, such Employee’s beneficiary or beneficiaries, personal or legal representatives or estate, to the extent any such person succeeds to Employee’s interests under the Employment Agreement (the “Successors”), the prompt payment when due of all base salary, incentive compensation and any other amounts owed under the Employment Agreement.

2.             The Guarantor unconditionally guarantees the prompt performance of all of the Employer’s obligations under the Employment Agreement, whether now existing or arising in the future, of any nature and description whatsoever, at such time or times as required by the terms of the Employment Agreement.

3.             The obligations of the Guarantor under this Limited Guaranty are direct, unconditional and completely independent of the obligations of the Employer.  The Employee may exercise any of his rights under this Limited Guaranty, including, without limitation, bringing and prosecuting any action against the Guarantor without the necessity of joining the Employer to the action, or previously proceeding against or exhausting any remedy against the Employer or any other person who might have become liable for the Employer’s obligations under the Employment Agreement.

4.             The liability of the Guarantor hereunder shall in no way be affected by: (a) the release or discharge of the Employer in any creditors’, receivership, bankruptcy or other proceedings, (b) the impairment, limitation or modification of the liability of the Employer or the estate of the Employer in bankruptcy, or of any remedy for the enforcement of Employer’s said liability under the Employment Agreement, resulting from the operation of any applicable bankruptcy law or other statute or from the decision in any court; (c) the rejection or disaffirmance of the Employment Agreement in any such proceedings; (d) any disability or other defense of the Employer, or (e) the cessation from any cause whatsoever of the liability of

Employer.  The Guarantor further agrees that the Employer may, without notice to or the consent of the Guarantor, at any time agree with the Employee to amend any of the terms of the Employment Agreement, or make any agreement with the Employee for the release of any other guarantor as a guarantor of any of the obligations under the Employment Agreement, and this Limited Guaranty will not be impaired or affected by any of those actions.  Notwithstanding the foregoing, it shall be a complete defense to any claim to enforce this Limited Guaranty that any amount claimed to be owed, or any obligation claimed to have not been performed, under the Employment Agreement is not owed or has been fully paid, or that such claimed obligation has been fully discharged or is not owed (as the case may be) by the Employer.

5.             No delay on the Employee’s part in exercising any right, power or privilege under this Limited Guaranty, or any other rights or remedies it may have against the Employer, will operate as a waiver of any such privilege, power, right or remedy.

6.             In the event of any litigation between the parties under this Limited Guaranty, the prevailing party shall be entitled to reasonable attorney’s fees and court costs at all trial and appellate levels.

7.             In order to induce the Employee to enter into the Employment Agreement with the Employer, and knowing that the Employee shall rely on the within warranty and representation, the Guarantor warrants and represents to Employee that the Guarantor shall be benefitted if the Employee enters into the Employment Agreement with the Employer.

8.             The rights and authority granted to the Employee in this Limited Guaranty shall inure to the benefit of his Successors, and the agreements by the Guarantor contained in this Limited Guaranty shall bind the Guarantor and the Guarantor’s successors and assigns.

9.             Any determination by a court of competent jurisdiction that any provision of this Limited Guaranty is not valid or enforceable as specifically set forth shall not result in such provision being declared invalid, but the same shall be modified, if possible, in such a manner so as to result in it being valid and enforceable to the maximum extent permitted by law; if such modification is not possible, then such provision shall be deemed stricken and severed from this Limited Guaranty, and the remaining provisions shall remain in full force and effect.

10.           This Limited Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey, without regard to principles of conflicts of laws thereunder.

11.           This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by the Guarantor and the Employee.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Guarantor has hereunto signed this document as of the        day of                   , 2012.

GUARANTOR

MACK-CALI REALTY L.P.,
a Delaware limited partnership

By: Mack-Cali Realty Corporation, general partner

By:

Name: Mitchell E. Hersh
Title: President and Chief Executive Officer